   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2004
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            GENERAL CABLE CORPORATION
--------------------------------------------------------------------------------
     (and certain subsidiaries identified as co-registrants in the Table of
                                 Co-Registrants)

            DELAWARE                                     3357                                   06-1398235
-------------------------------      -------------------------------------------     -------------------------------
(State or Other Jurisdiction of      (Primary Standard Industrial Classification     (I.R.S. Employer Identification
 Incorporation or Organization)                      Code Number)                                Number)

                                4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                                 (859) 572-8000

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             ROBERT J. SIVERD, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            GENERAL CABLE CORPORATION
                                4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                                 (859) 572-8000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy to:
                             ALAN H. LIEBLICH, ESQ.
                             KARIM K. SHEHADEH, ESQ.
                                 BLANK ROME LLP
                                ONE LOGAN SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 569-5500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum      Proposed Maximum
Title of Each Class Of Securities    Amount To Be      Offering Price      Aggregate Offering        Amount Of
         To Be Registered             Registered          Per Unit               Price           Registration Fee (2)
---------------------------------    ------------     ----------------     ------------------    --------------------
9.5% Senior Notes due 2010,
     Series B                         $285,000,000           100%              $285,000,000            $36,110
Senior Note Guarantees (1)

(1) The 9.5% Senior Notes due 2010, Series B, are unconditionally (as well as jointly and severally) guaranteed by the Co-Registrants on an unsecured, senior basis. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee will be paid in respect to these guarantees.

(2) Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933.

     THE REGISTRANT AND CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT AND CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             TABLE OF CO-REGISTRANTS

     The subsidiaries of the Company shown in the table below are Co-Registrants, and are organized in the state or other jurisdiction indicated in the column next to their names. Where applicable, the Employer Identification Numbers issued to the Co-Registrants by the Internal Revenue Service are set forth in the third column of the table.

          EXACT NAME OF CO-REGISTRANT                STATE/JURISDICTION                      I.R.S. EMPLOYER
          AS SPECIFIED IN ITS CHARTER                 OF ORGANIZATION       SIC CODE      IDENTIFICATION NUMBER
-----------------------------------------------      ------------------     --------      ---------------------
Diversified Contractors, Inc.                            Delaware             1799             76-0081448
Genca Corporation                                        Delaware             3542             22-2885883
General Cable Canada, Ltd.                               Canada               3357             N/A
General Cable Company                                    Canada               3357             98-020868
General Cable Industries, Inc.                           Delaware             3351             06-1009714
General Cable Industries, LLC                            Delaware             3357             61-1337429
General Cable de Latinoamerica, S.A. de C.V.             Mexico               3661             N/A
General Cable Management LLC                             Delaware             3357             61-1400257
General Cable de Mexico del Norte, S.A. de C.V.          Mexico               3661             N/A
General Cable Overseas Holdings, Inc.                    Delaware             6719             61-1345453
General Cable Technologies Corporation                   Delaware             3357             51-0370763
General Cable Texas Operations, L.P.                     Delaware             3357             61-1400258
GK Technologies, Incorporated                            New Jersey           3357             13-3064555
Marathon Manufacturing Holdings, Inc.                    Delaware             6719             75-2198246
Marathon Steel Company                                   Arizona              none             86-0117273
MLTC Company                                             Delaware             none             75-0866441

     THE ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH OF THE CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES IS 4 TESSENEER DRIVE, HIGHLAND HEIGHTS, KENTUCKY 41076, (859) 572-8000.

     THE NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE AGENT FOR SERVICE OF PROCESS OF EACH OF THE CO-REGISTRANTS IS ROBERT J. SIVERD, ESQ., C/O GENERAL CABLE CORPORATION, 4 TESSENEER DRIVE, HIGHLAND HEIGHTS, KENTUCKY 41076.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED       , 2004

                                  $285,000,000

                              [GENERAL CABLE LOGO]

                            GENERAL CABLE CORPORATION

                        OFFER TO EXCHANGE ALL OUTSTANDING
                         OLD 9.5% SENIOR NOTES DUE 2010
                                       FOR
                    NEW 9.5% SENIOR NOTES DUE 2010, SERIES B

         We are offering to exchange up to $285,000,000 of our 9.5% Senior Notes due 2010, which are not registered under the Securities Act of 1933, as amended (the Securities Act), for up to $285,000,000 of our 9.5% Senior Notes due 2010, Series B, which will be registered under the Securities Act. We are offering to issue the new notes to satisfy our obligations contained in the Registration Rights Agreement we entered into when we sold the old notes in an exempt transaction under the Securities Act.

         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2004, UNLESS EXTENDED.

       - If you decide to participate in this exchange offer, the new notes you receive will be substantially the same as your old notes, except that, unlike your old notes, you will be able to offer and sell the new notes freely to any potential buyer in the United States.

       - No public market currently exists for the notes. We do not intend to list the new notes on any securities exchange, and, therefore, no active public market is anticipated.

       - If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

       - We will not receive any proceeds from the exchange offer.

       - Each broker-dealer that receives new notes for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

         AN INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROSPECTUS AND ANY OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE THE NOTES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THIS PROSPECTUS IS DATED           , 2004

                                TABLE OF CONTENTS

                                                                                                       Page
Incorporation Of Certain Documents By Reference............................................              1
Where You Can Find More Information........................................................              2
Principal Executive Office.................................................................              2
Forward-Looking Statements.................................................................              2
Prospectus Summary.........................................................................              3
Risk Factors...............................................................................             16
Use Of Proceeds............................................................................             26
Capitalization.............................................................................             27
Selected Historical Financial Information..................................................             28
Management's Discussion And Analysis Of Financial Condition And Results Of Operations......             31
Business...................................................................................             49
Management.................................................................................             65
Ownership Of Capital Stock.................................................................             67
The Exchange Offer.........................................................................             70
Description Of Senior Credit Facility And Preferred Stock..................................             77
Description Of The New Notes...............................................................             80
Book-Entry; Delivery And Form..............................................................            116
Plan Of Distribution.......................................................................            118
Material U.S. Federal Income Tax Consequences..............................................            119
Legal Matters..............................................................................            119
Experts....................................................................................            119
Index To Financial Statements..............................................................            F-1

         This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important business and financial information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, as well as any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities is terminated, will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

         We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the exchange offer is completed:

     - The portion of our definitive Proxy Statement for the 2003 Annual Meeting of Shareholders, filed March 28, 2003, specifically incorporated by reference into Items 10 (Directors and Officers), 11 (Executive Compensation) and 13 (Certain Relationships and Related Transactions) of our Annual Report on Form 10-K for the year ended December 30, 2002, as amended by Amendment No. 1, filed on August 29, 2003.

     - All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding all information and related exhibits furnished in a Current Report on Form 8-K pursuant to
         Item 9 or Item 12) after the date of this prospectus and before the termination of this offering.

         We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of the filed documents referred to above, excluding exhibits, unless they are specifically incorporated by reference into those documents. You can request those documents from our Director of Investor Relations, 4 Tesseneer Drive, Highland Heights, Kentucky 41076, telephone (859) 572-8000. YOUR REQUEST MUST BE MADE NOT LATER THAN 5 BUSINESS DAYS BEFORE THE DATE ON WHICH YOU ARE REQUIRED TO RETURN THE LETTER OF TRANSMITTAL PROVIDED HEREIN.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements, any amendments to those reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Reports, proxy statements and information statements, any amendments to those reports and other information filed electronically by us with the SEC are available to the public at the SEC's website at http://www.sec.gov.

         We have filed a registration statement on Form S-4 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of General Cable, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

                           PRINCIPAL EXECUTIVE OFFICE

         Our principal executive offices are located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, and our telephone number at that address is
(859) 572-8000.

                           FORWARD-LOOKING STATEMENTS

         Certain of the matters we discuss in this prospectus, any prospectus supplement and other documents we file with the SEC may constitute forward-looking statements. You can identify a forward-looking statement because it contains words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These statements are necessarily estimates reflecting our judgment based upon current information and involve a number of risks and uncertainties. We cannot assure you that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results we anticipate in the forward-looking statements. While it is impossible for us to identify all the factors which could cause our actual results to differ materially from those we estimated, we describe some of these factors under the heading "Risk Factors." We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us.

                               PROSPECTUS SUMMARY

         This prospectus summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in "Risk Factors," "Forward-looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR COMPANY

         We are a FORTUNE 1000 company that is a leading global developer and manufacturer in the wire and cable industry, an industry which is estimated to have had $58 billion in sales in 2002. We have leading market positions in the segments in which we compete due to our product, geographic and customer diversity and our ability to operate as a low cost provider. We sell over 11,500 copper, aluminum and fiber optic wire and cable products, which we believe represent the most diversified product line of any U.S. manufacturer. As a result, we are able to offer our customers a single source for most of their wire and cable requirements. We manufacture our product lines in 28 facilities and sell our products worldwide through our operations in North America, Europe and Oceania. Major customers for our products include leading utility companies such as Consolidated Edison and Arizona Public Service; leading distributors such as Graybar and Anixter; leading retailers such as The Home Depot and AutoZone; leading original equipment manufacturers, or OEMs, such as GE Medical Systems; and leading telecommunications companies such as Qwest Communications, Verizon Communications and SBC/Ameritech. Technical expertise and implementation of Lean Six Sigma strategies have allowed us to maintain our position as a low cost provider.

         Our operations are divided into three main segments: energy, industrial & specialty and communications. Our energy cable products include low-, medium- and high-voltage power distribution and power transmission products for overhead and buried applications. Our industrial & specialty wire and cable products conduct electrical current for industrial, OEM, commercial and residential power and control applications. Our communications wire and cable products transmit low-voltage signals for voice, data, video and control applications. We believe we are the number one supplier of energy and industrial & specialty cable products and the number three supplier of communications products in North America and a top three supplier in the majority of the segments in which we compete in Oceania. We believe we are the largest supplier in the Iberian region and a strong regional wire and cable manufacturer in the rest of Europe. For the year ended December 31, 2002, we had net sales of $1.5 billion and a net loss of $(24.0) million.

PRODUCTS AND MARKETS

         The net sales generated by each of our three main segments (as a percentage of our total company results) over the twelve-month period ended December 31, 2002 are summarized below:

[Pie Chart Omitted]

Products and Markets              Percentage
--------------------              ----------
Energy                                36%
Industrial & Specialty                34%
Communications                        30%

         The principal products, markets, distribution channels and end-users of each of our product categories are summarized below:

PRODUCT CATEGORY                    PRINCIPAL PRODUCTS             PRINCIPAL MARKETS             PRINCIPAL END-USERS
----------------                    ------------------             -----------------             -------------------
ENERGY
Utility                             Low-Voltage,                   Power Utility                 Investor-Owned Utility
                                    Medium-Voltage                                               Companies; State and
                                    Distribution; Bare                                           Local Public Power
                                    Overhead Conductor;                                          Companies; Rural
                                    High-Voltage                                                 Electric Associations;
                                    Transmission Cable                                           Contractors

INDUSTRIAL & SPECIALTY
Instrumentation, Power,             Rubber and Plastic-            Industrial Power and          Industrial Consumers;
Control and Specialty               Jacketed Wire and Cable;       Control; Utility/Marine/      Contractors; OEMs;
                                    Power and Industrial Cable;    Transit; Military;            Military Customers;
                                    Instrumentation and            Mining; Oil and Gas           Telecommunications
                                    Control Cable                  Industrial; Power             System Operators
                                                                   Generation;
                                                                   Infrastructure;
                                                                   Residential Construction

Automotive                          Ignition Wire Sets;            Automotive Aftermarket        Consumers; OEMs
                                    Booster Cables

COMMUNICATIONS
Outside Voice and Data              Outside Plant                  Telecom Local Loop            Telecommunications
(Telecommunications)                Telecommunications                                           Systems Operators
                                    Exchange Cable; Outside
                                    Service Wire

Data Communications                 Multi-Conductor/Multi-Pair;    Computer Networking           Contractors; OEMs;
                                    Fiber Optic; Shipboard;        and Multimedia                Systems Integrators;
                                    Military Fiber Cable           Applications                  Systems Operators;
                                                                                                 Military Customers

Electronics                         Multi-Conductor;               Building Management;          Contractors; Consumers;
                                    Coaxial; Sound,                Entertainment; Equipment      Industrial
                                    Security/Fire Alarm Cable      Control

Assemblies                          Cable Harnesses;               Telecommunications;           Communications and
                                    Connector Cable                Industrial Equipment;         Industrial Equipment
                                                                   Medical Equipment             Manufacturers

         We operate our business globally, with 74% of net sales in 2002 generated from North America, 22% from Europe and 4% from Oceania. We estimate that we sold our products and services to customers in more than 70 countries in 2002.

STRATEGIC INITIATIVES

         Due to a decrease in net sales resulting from the global economic downturn in 2001 and 2002 and its impact particularly in the telecommunications markets globally and the industrial & specialty market in North America, we have implemented various management initiatives to improve productivity and maximize cash flow. These initiatives include the following:

         - Consolidating our North American manufacturing and distribution facilities, including closing three of seven plants that manufacture communications products and four of six distribution centers.

         - Reducing head count by 1,700 persons, or 22% of our work force employed in our continuing operations since September 30, 2000.

         - Reducing outstanding aggregate indebtedness, and borrowings under an off-balance sheet facility, by approximately 42%, or $347.8 million, from June 30, 2000 (our historical peak borrowing level) to September 30, 2003. As a result of the refinancing transactions, we further reduced our outstanding aggregate indebtedness.

         - Reducing inventory levels related to continuing operations from $296.4 million at September 30, 2000 to $247.0 million at September 30, 2003, a 17% decrease; this decrease is net of a $17.3 million impact from foreign exchange rate fluctuations on our reported inventory international levels. On a consistent foreign exchange basis, the decrease in inventory levels was $66.7 million, or 23%.

         - Reducing capital expenditures from continuing operations from $35.8 million in 2000 to $31.4 million in 2002 and further to $20.4 million in the twelve months ended September 30, 2003.

         - Exiting less profitable, non-core businesses, such as building wire and consumer cordsets.

         - Focusing on non-capital based productivity, such as Lean Six Sigma and reduction of manufacturing cycle time.

         In addition, in connection with reinforcing our position as a low-cost provider, we have announced the closure of one of and the reduced operation at another of our North American manufacturing facilities for our industrial & specialty segment. We also have initiated a study at another one of our other North American industrial & specialty manufacturing facilities to determine the feasibility of continuing manufacturing operations at that location.

         We believe that many of our markets have begun to stabilize as end users begin to increase their spending on infrastructure maintenance and new construction. Furthermore, the 2003 power outages in the U.S., Canada and Europe emphasize the need to upgrade the power transmission infrastructure used by electric utilities, which may over time cause an increase in demand for our products. As a result of our strategic initiatives and adequate manufacturing capacity in all our businesses, we believe that we are well positioned to capitalize on any upturn in our markets without significant additional capital expenditures.

COMPETITIVE STRENGTHS

         We have adopted a "One Company" approach for our dealings with customers and vendors. This approach is becoming increasingly important as the electrical, industrial, data communications and electronic distribution industries continue to consolidate into a smaller number of larger regional and national participants with broader product lines. As part of our One Company approach, we have established cross-functional business teams, which seek opportunities to increase sales to existing customers and to new customers inside and outside of traditional market channels. Our One Company approach better integrates us with our major customers, thereby allowing us to become their leading source for wire and cable products. We believe this approach also provides us with purchasing leverage as we coordinate our North American sourcing requirements. Our competitive strengths include:

         Leading Market Positions. We have achieved leading market positions in many of our business segments. For example, we believe that in 2002:

         - In the energy segment, we were the number one producer in North America, the number three producer in Oceania and a strong regional producer in Europe;

         - In the industrial & specialty segment, we were the number one producer in North America and the number three producer in Oceania; and

         - In the communications segment, we were the number three producer in North America and Oceania.

         Product, Geographic and Customer Diversity. We sell over 11,500 products under well-established brand names, including General Cable(R), Anaconda(R), BICC(R) and Carol(R), which we believe represent the most diversified product line of any U.S. wire and cable manufacturer. The breadth of our product line has enhanced our market share and operating performance by enabling us to offer a diversified product line to customers who previously purchased wire and cable from multiple vendors but prefer to deal with a smaller number of broader-based suppliers. We believe that the breadth of our products gives us the opportunity to expand our product offerings to existing customers. We distribute our products to over 3,000 customers through our operations in North America, Europe and Oceania. Our customers include utility companies, telecommunications systems operators, contractors, OEMs, system integrators, military customers, consumers and municipalities. The following summarizes sales as a percentage of our 2002 domestic net sales by each category of customers:

[Pie Chart Omitted]

2002 Domestic Net Sales by
Each Category of Customers                           Percentage
--------------------------                           ----------
Electric Utility                                        32%
OEMs & Electrical/Industrial Distributors               21%
Telco Utility                                           17%
Communication Distributors                              15%
Automotive Retail                                        8%
Electrical Retail                                        6%
Other                                                    1%

         We strive to develop supply relationships with leading customers who have a favorable combination of volume, product mix, business strategy and industry position. Our customers are some of the largest consumers of wire and cable products in their respective markets and include the following companies:
Consolidated Edison, an electric utility company serving the New York City metropolitan area; Arizona Public Service, Arizona's largest electricity utility; Graybar, one of the largest electrical and communications distributors in the United States; Anixter, one of the largest domestic distributors of wire, cable and communications connectivity products; The Home Depot, a leading home center retail chain; AutoZone, the largest retailer of automotive aftermarket parts in the United States; GE Medical Systems, a global leader in medical imaging, interventional procedures, healthcare services and information technology; Verizon Communications, a leading provider of communications services in the Northeastern United States; and Qwest Communications and SBC/Ameritech, former regional bell operating companies.

         Our top 20 customers in 2002 accounted for 44% of our net sales, and no one customer accounted for more than 5% of our net sales. We believe that our diversity mitigates the risks associated with an excess concentration of sales in any one market or geographic region or to any one customer.

         Low Cost Provider. We are a low cost provider primarily because of our focus on lean manufacturing, centralized sourcing and distribution and logistics. We continuously focus on maintaining and optimizing our manufacturing infrastructure by promoting an organization-wide "lean" mentality in order to improve efficiencies. This enables us to maintain a low manufacturing cost structure, reduce waste, inventory levels and cycle time, as well as retain a high level of customer service. We have made a significant investment in Lean Six Sigma training and have established a formal training program for employees supporting this. We also facilitate the sharing of manufacturing techniques through the exchange of best practices among design and manufacturing engineers across our global business units. We believe that these initiatives have enabled us to achieve a high degree of non-capital based productivity which will allow us to achieve further productivity improvements.

         Experienced and Proven Management Team. Our senior management team has, on average, over 15 years of experience in the wire and cable industry and 11 years with our company, and has successfully created a corporate-wide culture that focuses on our One Company approach and continuous improvement in all aspects of our operations. In addition, our senior management team has successfully reduced overhead and operating costs, improved productivity and increased working capital efficiency. For example, our SG&A expenses excluding corporate items have declined from $226.6 million, or 10.5% of net sales, in 2000 to $123.1 million, or 8.5% of net sales, in 2002. We believe that the level of our SG&A expenses as a percentage of our net sales is one of the lowest in the wire and cable industry. Additionally, our senior management team has restructured our business portfolio to eliminate less profitable, non-core businesses and capitalize on market opportunities by anticipating market trends and risks.

BUSINESS STRATEGY

         We seek to distinguish ourselves from other wire and cable manufacturers through the following business strategies:

         Improving Operating Efficiency and Productivity. Our operations benefit from management's ongoing evaluations of operating efficiency. These evaluations have resulted in cost-saving initiatives designed to improve our profitability and productivity across all areas of our operations. Recent initiatives include rationalization of manufacturing facilities and product lines, consolidation of distribution locations, product redesign, improvement in materials procurement and usage, product quality and waste elimination and other non-capital based productivity initiatives. We also expect that continued successful execution of our One Company approach will provide more efficient purchasing, manufacturing, marketing and distribution for our products.

         Focus on Establishing and Expanding Long-Term Customer
Relationships. Each of our top 20 customers has been our customer for at least five years. Our customer relationship strategy is focused on being the "wire provider of choice" for the most demanding customers by providing a diverse product line coupled with a high level of service. We place great emphasis on customer service and provide technical resources to solve customer problems and maintain inventory levels of critical products that are sufficient to meet fluctuating demands for such products.

         We have implemented a number of service and support programs, including Electronic Data Interchange ("EDI") transactions, web-based product catalogues, ordering and order tracking capabilities and Vendor Managed Inventory ("VMI") systems. VMI is an inventory management system integrated into certain of our customers' internal systems which tracks inventory turnover and places orders with us for wire and cable on an automated basis. These technologies create high supplier integration with these customers and position us to be their leading source for wire and cable products.

         Actively Pursue Strategic Initiatives. We believe that our management has the ability to identify key trends in the industry, which allows us to migrate our business to capitalize on expanding markets and new niche markets and exit declining or non-strategic markets in order to achieve better returns. For example, we exited the North American building wire business in late 2001. This business had historically been highly cyclical, very price competitive and had low barriers to entry. We also set aggressive performance targets for our businesses and intend to refocus, turn around or divest those activities that fail to meet our targets or do not fit our long-term strategies.

         We regularly consider selective acquisitions and joint ventures to strengthen our existing business lines. We believe there are strategic opportunities in many international markets, including South America and Asia, as countries in these markets continue to look to upgrade their power transmission and generation infrastructure and invest in new communications networks in order to participate in high speed, global communications. We are seeing increased opportunities in the European Union for our European manufacturing operations. For more details, see "Risk Factors--Other Risks Relating to Our Business--We may not be able to successfully identify, finance or integrate acquisitions."

         Reduce Leverage. We intend to reduce our leverage in the near to intermediate term. As a result of our well-diversified business portfolio and recent operating initiatives, we believe we can improve our existing operating margin, which will allow us to generate increased cash flows. In order to achieve this goal of debt reduction, we currently expect to use a substantial portion of cash flow from operations and the net proceeds from any sale of non-strategic assets to strengthen our balance sheet. In pursuit of this strategy, we have reduced outstanding aggregate indebtedness, and borrowings under an off-balance sheet facility, by $347.8 million, or 42%, from June 30, 2000 to September 30, 2003 through a combination of cash flow from operations and strategic divestitures. We have adequate manufacturing capacity in all of our businesses and are well positioned to capitalize on any upturns in our markets without significant additional capital expenditures.

THE REFINANCING

         On November 24, 2003, we issued $285 million aggregate principal amount of the old notes. The old notes bear interest at a rate 9.5% per annum, payable semi-annually on May 15 and November 15 of each year, beginning May 15, 2004, and will mature on November 15, 2010. The offering of the old notes was part of our comprehensive plan to improve our capital structure and provide us with increased financial and operating flexibility to execute our business plan by reducing leverage and extending debt maturities. This plan consisted of the following transactions which we refer to as the "refinancing transactions," which were consummated concurrently: (i) a $240 million senior secured revolving credit facility, (ii) the private offering of the old notes, (iii) a private offering of $103.5 million of Series A redeemable convertible preferred stock and (iv) a public offering of approximately $47.6 million of common stock (including the exercise of an over-allotment option on December 2, 2003). We applied the net proceeds from these refinancing transactions to repay all borrowings outstanding under our then existing senior secured revolving credit facility, then existing senior secured term loans and outstanding amounts under our then existing accounts receivable asset-backed securitization facility and to pay related fees and expenses.

                               THE EXCHANGE OFFER

Securities to be Exchanged.......................    On November 24, 2003, we issued $285,000,000 aggregate principal amount of our 9.5% Senior Notes due 2010 to the initial purchasers in the offering of the old notes in a transaction exempt from the registration requirements of the Securities Act. The terms of the old notes and the new notes will be substantially the same, except that, unlike the old notes, you will be able to offer and sell the new notes freely to any potential buyer in the United States. For more details, see "Description of the New Notes."

The Exchange Offer...............................    We are offering to issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes. The terms of the new notes and the old notes are substantially identical.

Registration Rights Agreement....................    We sold the old notes to the initial purchasers in a transaction exempt from the registration requirements under the Securities Act.
                                                     The old notes were immediately resold by the initial purchasers in reliance on exemptions under the Securities Act. In connection with the sale, we, and those of our subsidiaries that are guarantors of the old and new notes, entered into a registration rights agreement with the initial purchasers requiring us to make an exchange offer.
                                                     For more details, see "The Exchange Offer--Purpose and Effect."

Ability to Resell New Notes......................    Based on interpretations by the staff of the SEC set forth in published no-action letters, we believe that you may offer for resale, resell or otherwise freely transfer the new notes you receive in exchange for old notes without further registration under the Securities Act and without delivery of a prospectus to prospective purchasers if:

                                                     -    you acquire the new notes in the ordinary course of your
                                                          business;

                                                     -    you are not participating, do not intend to participate in and have no arrangement or understanding with any person to
                                                          participate in the distribution of the new notes; and

                                                     -    you are not related to us.

                                                     However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make the same determination with respect to the exchange offer as in other circumstances. Furthermore, you must, unless you are a broker-dealer, acknowledge that you are not engaged in, and do not intend to engage in, a distribution of your new notes and have no arrangement or understanding to participate in a distribution of new notes. If you are a broker-dealer that receives new notes for your own account pursuant to the exchange offer you must acknowledge that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of your new notes. If you are a broker-dealer who acquired old notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the new notes.

                                                     The exchange offer is not being made to:

                                                     -    holders of old notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction; and

                                                     -    holders of old notes who we control.

Expiration Date.................................     The exchange offer will expire at 5:00 p.m., New York City time, on, 2004, unless it is extended.

Withdrawal .....................................     Unless we extend the date, you may withdraw your tendered old notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Interest on the New Notes ......................     Interest on the new notes will accrue from the date of the original issuance of the old notes or from the date of the last semi-annual payment of interest on the old notes, whichever is later.

Conditions to the Exchange Offer ...............     The exchange offer is subject to conditions, some of which we may waive. For more information, see "The Exchange Offer--Conditions to the Exchange Offer."

Procedures for Exchanging
Your Old Notes .................................     If you wish to exchange your old notes for new notes you must transmit to U.S. Bank National Association, our exchange agent, on or before the expiration date either:

                                                     -    a properly completed and executed letter of transmittal, which we have provided to you with this prospectus, or a facsimile of the letter of transmittal, together with your old notes and any other documentation requested by the letter of
                                                          transmittal;

                                                     -    a computer generated message, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, transmitted by means of the Depository Trust Company's
                                                          Automated Tender Offer Program system; or

                                                     -    a notice of guaranteed delivery, in accordance with the
                                                          procedures described under the heading "The Exchange
                                                          Offer--Guaranteed Delivery Procedures."

                                                     By agreeing to be bound by the terms of the letter of transmittal, you will be deemed to have made the representations described on page 70 under the heading "The Exchange Offer--Purpose and Effect."

Shelf Registration Requirement..................     Pursuant to the registration rights agreement for the old notes, we are required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old notes if:

                                                     -    because of any change in law or applicable interpretations of the staff of the SEC, we are not permitted to effect the
                                                          exchange offer;

                                                     -    for any other reason the registration statement for the
                                                          exchange

                                                          offer is not declared effective by May 21, 2004 or the exchange offer is not consummated by June 21, 2004;

                                                     -    upon the request of any of the initial purchasers;

                                                     -    any holder notifies us within 20 business days after the
                                                          commencement of the exchange offer that (i) due to a change in applicable law or Commission policy it is not entitled to
                                                          participate in the exchange offer, or it may not resell the new notes to the public without delivering a prospectus and the prospectus that forms part of the registration statement is not appropriate or available for such resales or (ii) it is a broker-dealer and owns old notes acquired directly from us or an affiliate of ours; or

                                                     -    any holder of old notes participates in the exchange offer and does not receive freely transferable new notes in exchange for old notes.

United States Federal Income
Tax Consequences................................     The exchange of the old notes for the new notes in the exchange offer should not constitute a sale or exchange for federal income tax purposes. See "Material U.S. Federal Income Tax Consequences."

Effect of Not ..................................     Tendering If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

         Please review the information under the heading "The Exchange Offer" for more detailed information concerning the exchange offer.

                             TERMS OF THE NEW NOTES

Issuer..........................................     General Cable Corporation.

Securities Offered..............................     $285,000,000 in aggregate principal amount of our new 9.5% Senior
                                                     Notes due 2010, Series B.

Maturity .......................................     The new notes will mature on November 15, 2010.

Interest Payment Dates..........................     Interest on the new notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2004.

Optional Redemption.............................     We may redeem the new notes, in whole or in part, at any time on or after November 15, 2007 at the redemption prices set forth in this prospectus.

                                                     In addition, before November 15, 2006, we may redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of certain equity offerings at 109.5% of the principal amount thereof, plus accrued interest to the redemption date. For more details, see "Description of the New Notes--Optional
                                                     Redemption."

Change of Control ..............................     Upon certain change of control events, each holder of new notes may require us to purchase all or a portion of such holder's new notes at a purchase price equal to 101% of the principal amount thereof, plus

                                                     accrued interest to the purchase date. For more details, see
                                                     "Description of the New Notes--Repurchase at the Option of the
                                                     Holders--Change of Control."

Guarantees......................................     Each of our existing and future restricted subsidiaries that is a guarantor or borrower under any U.S. senior secured revolving credit facility will fully and unconditionally guarantee the new notes on a senior basis. Future subsidiaries also may be required to guarantee the new notes on a senior basis. See "Description of the New Notes--The Guarantees."

Ranking.........................................     The new notes will be unsecured senior obligations and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness and senior to any future indebtedness that is expressly subordinated to the new notes. The new notes will be effectively subordinated to our secured indebtedness, including obligations under our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness and effectively subordinated to the indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. The guarantees will be unsecured senior obligations of the guarantors and will rank equal in right of payment with the guarantors' existing and future unsubordinated indebtedness and senior to any future indebtedness that is expressly subordinated to the guarantees. The guarantees will be effectively subordinated to the guarantors' secured indebtedness, including their guarantees of our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness.

Certain Covenants...............................     The indenture governing the new notes contains covenants that, among other things, limits our ability and the ability of certain of our subsidiaries to:

                                                     -    pay dividends on, redeem or repurchase our capital stock;

                                                     -    incur additional indebtedness;

                                                     -    make investments;

                                                     -    create liens;

                                                     -    sell assets;

                                                     -    engage in transactions with affiliates;

                                                     -    create or designate unrestricted subsidiaries; and

                                                     -    consolidate, merge or transfer all or substantially all
                                                          assets.

                                                     These covenants are subject to important exceptions and
                                                     qualifications, which are described under the heading "Description of the New Notes" in this prospectus.

Use of Proceeds.................................     We will not receive any cash proceeds from the issuance of the new notes in connection with the exchange offer.

                         SUMMARY FINANCIAL INFORMATION

         The summary historical financial data for the years ended and as of December 31, 2000, 2001 and 2002 were derived from our audited consolidated financial statements. The summary financial data set forth for the nine months ended September 30, 2002 and 2003 and as of September 30, 2003 were derived from unaudited consolidated financial statements as filed with the SEC which, in the opinion of our management, include all adjustments necessary for a fair presentation of the results for the unaudited interim periods. The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto. Certain reclassifications have been made to conform to the current year's presentation.

         The "as adjusted" data gives effect to (i) initial borrowings of $50.1 million under our senior secured revolving credit facility, (ii) a private offering of $285 million of the old notes, which will be exchanged for the new notes pursuant to the exchange offer that is the subject of this prospectus,
(iii) a private offering of $103.5 million of Series A redeemable convertible preferred stock, (iv) a public offering of $47.6 million of common stock and (v) the use of proceeds to repay $391.3 million of indebtedness under our former senior secured credit facilities and $72.8 million of borrowings under our former off-balance sheet accounts receivable asset-backed securitization facility. The as adjusted data also gives effect to (i) pre-tax charges of approximately $5.3 million relating to the write-off of unamortized bank fees related to the former credit facility, (ii) pre-tax charges of approximately $0.8 million related to the payoff of our former accounts receivable asset-backed securitization facility; (iii) a charge of approximately $4.4 million resulting from a deemed dividend of the accumulated earnings of certain of our guarantor subsidiaries under our senior secured revolving credit facility and old notes and (iv) payment of $22.1 million for transaction fees and expenses that we anticipated incurring related to the refinancing transactions.

         In August 2000, we sold certain businesses acquired from BICC plc consisting primarily of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia to Pirelli Cavie Sistemi S.p.A. The financial data presented below contain those operations sold to Pirelli during 2000 up through the date of sale.

         In September 2000, we acquired Telmag S.A. de C.V., a Mexico-based manufacturer of telecommunications cables. The financial data presented below include the results of operations of this business after the closing date.

         In March 2001, we sold our Pyrotenax business unit to Raychem HTS Canada, Inc. The results of operations of this business are included in the financial data presented below for the periods prior to the closing date.

         In September 2001, we announced our decision to exit the consumer cord sets business. In October 2001, we sold substantially all of the manufacturing assets and inventory of our building wire business to Southwire Company. The results of operations of these businesses are included in the financial data presented below for the periods prior to the closing date. Beginning in the third quarter of 2001, we have reported the building wire and cordsets segment as discontinued operations for financial reporting purposes. Administrative expenses formerly allocated to this segment are now reported in the continuing operations segments. Prior periods have been restated to reflect this change.

                                                                                                       NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                                          ------------------------------------     ------------------------
                                                          2000(1)       2001(1)         2002          2002          2003
                                                          -------       -------       --------     ----------    ----------
                                                                                   (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales:
   Energy...........................................     $   733.6     $   521.8     $   516.0     $   389.0     $   413.5
   Industrial & specialty...........................         796.7         537.6         499.4         383.1         395.1
   Communications...................................         631.8         592.0         438.5         330.4         324.5
                                                         ---------     ---------     ---------     ---------     ---------
Total net sales.....................................       2,162.1       1,651.4       1,453.9       1,102.5       1,133.1
Cost of sales.......................................       1,870.4       1,410.7       1,287.3         972.1         998.7
                                                         ---------     ---------     ---------     ---------     ---------
Gross profit........................................         291.7         240.7         166.6         130.4         134.4
Selling, general and administrative expenses........         257.6         136.4         150.9         116.2          93.6
                                                         ---------     ---------     ---------     ---------     ---------
Operating income....................................          34.1         104.3          15.7          14.2          40.8
Other income........................................            --           8.1            --            --            --
Interest expense, net...............................         (59.8)        (43.9)        (42.6)        (31.1)        (32.8)
Other financial costs...............................          (3.3)        (10.4)         (1.1)           --            --
                                                         ---------     ---------     ---------     ---------     ---------
Income (loss) before taxes..........................         (29.0)         58.1         (28.0)        (16.9)          8.0
   Income tax benefit (provision)...................          10.3         (20.6)          9.9           6.0          (2.8)
                                                         ---------     ---------     ---------     ---------     ---------
   Income (loss) from continuing operations.........         (18.7)         37.5         (18.1)        (10.9)          5.2
   Loss from discontinued operations................          (7.7)         (6.8)           --            --            --
   Loss on disposal of discontinued operations......            --         (32.7)         (5.9)         (3.9)           --
                                                         ---------     ---------     ---------     ---------     ---------
Net income (loss)...................................     $   (26.4)    $    (2.0)    $   (24.0)    $   (14.8)    $     5.2
                                                         =========     =========     =========     =========     =========

                                                     DECEMBER 31,            SEPTEMBER 30, 2003
                                           -------------------------------   -------------------
                                                                                           AS
                                              2000        2001       2002    ACTUAL     ADJUSTED
                                           ---------   ---------   -------   -------   ---------
BALANCE SHEET DATA:
Cash and cash equivalents ............     $    21.2   $    16.6   $  29.1   $  24.2   $    24.2
Working capital(2) ...................         375.3       169.9     150.8     133.4       207.4
Property, plant and equipment, net ...         379.4       320.9     323.3     326.8       326.8
Total assets .........................       1,319.2     1,005.3     973.3     977.9     1,056.0
Total debt(3) ........................         642.6       460.4     451.9     404.0       347.8
Net debt(3)(4) .......................         621.4       443.8     422.8     379.8       323.6
Shareholders' equity .................         128.5       104.9      60.9      83.6       219.3

                                                                                                  NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                                 -----------------------            -------------
                                                              2000(1)     2001(1)      2002         2002      2003
                                                              -------     -------      ----         ----      ----
                                                                 (IN MILLIONS, EXCEPT RATIO AND METAL PRICE DATA)
OTHER DATA:
Cash flows of operating activities.....................       $  16.1    $  83.2      $ 57.3      $ 75.9    $ 58.2
Cash flows of investing activities.....................          82.9       91.9       (28.6)      (21.4)    (10.2)
Cash flows of financing activities.....................        (115.8)    (179.7)      (16.2)      (47.8)    (52.9)
Ratio of earnings to fixed charges(5)..................            --        2.1x         --          --       1.2x
Average daily COMEX price per
   pound of copper cathode.............................       $  0.84    $  0.73      $ 0.72      $ 0.72    $ 0.77
Average daily selling price per pound
   of aluminum rod.....................................       $  0.75    $  0.69      $ 0.65      $ 0.65    $ 0.67

--------------
(1) As of January 1, 2001, we changed our accounting method for non-North American metal inventories from the first-in first-out ("FIFO") method to the last-in first-out ("LIFO") method. The impact of the change was an increase in operating income of $4.1 million, or $0.08 of earnings per share, on both a basic and a diluted basis during 2001. As of January 1, 2000, we changed our accounting method for our North American non-metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $6.4 million, or $0.12 of earnings per share, on both a basic and diluted basis, during 2000.

(2) Working capital means current assets less current liabilities. The as adjusted amount for September 30, 2003 includes $72.8 million of accounts receivable previously part of our accounts receivable asset-backed securitization facility added back to the balance sheet as a result of the refinancing.

(3) Excludes off-balance sheet borrowings of $67.8 million, $48.5 million and $72.8 million as of December 31, 2001 and 2002 and September 30, 2003 under our accounts receivable asset-backed securitization facility. We had no off-balance sheet borrowings as of December 31, 2000.

(4)  Net debt means our total debt less cash and cash equivalents.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges include: (i) interest expense, whether expensed or capitalized; (ii) amortization of debt issuance cost; (iii) the portion of rental expense representative of the interest factor; and (iv) the amount of pretax earnings required to cover preferred stock dividends and any accretion in the carrying value of the preferred stock. For the years ended December 31, 2000 and 2002, the nine months ended September 30, 2002 and the twelve months ended September 30, 2003, earnings were insufficient to cover fixed charges by $28.9 million, $27.6 million, $16.5 million and $11.9 million, respectively. Our historical ratio of earnings to fixed charges and preferred stock dividends is the same as our historical ratio of earnings to fixed charges because we did not pay or accrue any preferred stock dividends during the periods presented.

                                  RISK FACTORS

         You should carefully consider the following risk factors and other information contained herein before exchanging your old notes for the new notes.

RISKS RELATED TO OUR BUSINESS

         RISKS RELATING TO OUR MARKETS

OUR NET SALES, NET INCOME AND GROWTH DEPEND LARGELY ON THE ECONOMIES IN THE GEOGRAPHIC MARKETS THAT WE SERVE AND IF THESE MARKETS DO NOT IMPROVE OR BECOME WEAKER WE COULD SUFFER DECREASED SALES AND NET INCOME.

         Many of our customers use our products as components in their own products or in projects undertaken for their customers. Our ability to sell our products is largely dependent on general economic conditions, including how much our customers and end-users spend on information technology, new construction and building, maintaining or reconfiguring their communications network, industrial manufacturing assets and power transmission and distribution infrastructures. Over the past few years many companies have significantly reduced their capital equipment and information technology budgets, and construction activity that necessitates the building or modification of communication networks and power transmission and distribution infrastructures has slowed considerably as a result of a weakening of the U.S. and foreign economies. As a result, our net sales and financial results have declined significantly. In the event that these markets do not improve, or if they were to become weaker, we could suffer further decreased sales and net income and we could be required to enact further restructurings.

THE MARKET FOR OUR PRODUCTS IS HIGHLY COMPETITIVE AND IF WE FAIL TO INVEST IN PRODUCT DEVELOPMENT, PRODUCTIVITY IMPROVEMENTS AND CUSTOMER SERVICE AND SUPPORT THE SALE OF OUR PRODUCTS COULD BE ADVERSELY AFFECTED.

         The markets for copper, aluminum and fiber optic wire and cable products are highly competitive, and some of our competitors may have greater financial resources than we do. We compete with at least one major competitor with respect to each of our business segments, although no single competitor competes with us across the entire spectrum of our product lines. Many of our products are made to common specifications and therefore may be fungible with competitors' products. Accordingly, we are subject to competition in many markets on the basis of price, delivery time, customer service and our ability to meet specific customer needs.

         We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Furthermore, an increase in imports of products competitive with our products could adversely affect our sales.

OUR BUSINESS IS SUBJECT TO THE ECONOMIC AND POLITICAL RISKS OF MAINTAINING FACILITIES AND SELLING PRODUCTS IN FOREIGN COUNTRIES.

         During 2002, approximately 26% of our sales and approximately 33% of our assets were in markets outside North America. Our financial results may be adversely affected by significant fluctuations in the value of the U.S. dollar against foreign currencies or by the enactment of exchange controls or foreign governmental or regulatory restrictions on the transfer of funds. In addition, negative tax consequences relating to repatriating certain foreign currencies, particularly cash generated by our operations in Spain, may adversely affect our cash flows. During 2002, our operations outside North America generated approximately 24% of our cash flows from operations. Furthermore, our foreign operations are subject to risks inherent in maintaining operations abroad, such as economic and political destabilization, international conflicts, restrictive actions by foreign governments, nationalizations, changes in regulatory requirements, the difficulty of effectively managing diverse global operations and adverse foreign tax laws.

CHANGES IN INDUSTRY STANDARDS AND REGULATORY REQUIREMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

         As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as Underwriters Laboratories, the Telecommunications Industry Association, the Electronics Industries Association and the Canadian Standards Association. In addition, many of our products are subject to the requirements of federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. While certain legislative bills and regulatory rulings are pending in the energy and telecommunications sectors which could improve our markets, any delay or failure to pass such legislation and regulatory rulings could adversely affect our opportunities and anticipated prospects may not arise. It is not possible at this time to predict the impact that any such legislation or regulation or failure to enact any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

ADVANCING TECHNOLOGIES, SUCH AS FIBER OPTIC AND WIRELESS TECHNOLOGIES, MAY MAKE SOME OF OUR PRODUCTS LESS COMPETITIVE.

         Technological developments could have a material adverse effect on our business. For example, a significant decrease in the cost and complexity of installation of fiber optic systems or increase in the cost of copper-based systems could make fiber optic systems superior on a price performance basis to copper systems and may have a material adverse effect on our business. Also, advancing wireless technologies, as they relate to network and communication systems, may represent some threat to both copper and fiber optic cable based systems by reducing the need for premise wiring. While we sell some fiber optic cable and components and cable that is used in certain wireless applications, if fiber optic systems or wireless technology were to significantly erode the markets for copper-based systems, our sales of fiber optic cable and products for wireless applications may not be sufficient to offset any decrease in sales or profitability of our other products that may occur.

         RISKS RELATING TO OUR OPERATIONS

VOLATILITY IN THE PRICE OF COPPER AND OTHER RAW MATERIALS, AS WELL AS FUEL AND ENERGY, COULD ADVERSELY AFFECT OUR BUSINESSES.

         The costs of copper and aluminum, the most significant raw materials we use, have been subject to considerable volatility over the years. Volatility in the price of copper, aluminum, polyethylene and other raw materials, as well as fuel, natural gas and energy, will in turn lead to significant fluctuations in our cost of sales. Additionally, sharp increases in the price of copper can also reduce demand if customers decide to defer their purchases of copper wire and cable products or seek to purchase substitute products. Moreover, we do not engage in activities to hedge the underlying value of our copper and aluminum inventory. Although we attempt to reflect copper and other raw material price changes in the sale price of our products, there is no assurance that we can do so.

INTERRUPTIONS OF SUPPLIES FROM OUR COPPER ROD MILL PLANT OR OUR KEY SUPPLIERS MAY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

         Interruptions of supplies from our copper rod mill plant or our key suppliers could disrupt production or impact our ability to increase production and sales. During 2002, our copper rod mill plant produced approximately 50% of the copper rod used in our North American operations and two suppliers provided an aggregate of approximately 36% of our North American copper purchases. Any unanticipated problems or work stoppages at our copper rod mill facility could have a material adverse effect on our business. Additionally, we use a limited number of sources for most of the other raw materials that we do not produce. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

FAILURE TO NEGOTIATE EXTENSIONS OF OUR LABOR AGREEMENTS AS THEY EXPIRE MAY RESULT IN A DISRUPTION OF OUR OPERATIONS.

         Approximately 65% of our employees are represented by various labor unions. During the last five years, we have experienced only one strike, which was settled on satisfactory terms. Labor agreements covering approximately 18% of our employees expire prior to December 31, 2004. We cannot predict what issues may be raised by the collective bargaining units representing our employees and, if raised, whether negotiations concerning such issues will be successfully concluded. A protracted work stoppage could result in a disruption of our operations which could adversely affect our ability to deliver certain products and our financial results.

OUR INABILITY TO CONTINUE TO ACHIEVE PRODUCTIVITY IMPROVEMENTS MAY RESULT IN INCREASED COSTS.

         Part of our business strategy is to increase our profitability by lowering costs through improving our processes and productivity. In the event we are unable to continue to implement measures improving our manufacturing techniques and processes, we may not achieve desired efficiency or productivity levels and our manufacturing costs may increase. In addition, productivity increases are related in part to factory utilization rates. Our decreased utilization rates over the past few years have adversely impacted productivity.

WE ARE SUBSTANTIALLY DEPENDENT UPON DISTRIBUTORS AND RETAILERS FOR NON-EXCLUSIVE SALES OF OUR PRODUCTS AND THEY COULD CEASE PURCHASING OUR PRODUCTS AT ANY TIME.

         During 2002, approximately 36% of our domestic net sales were to independent distributors and four of our ten largest customers were distributors. Distributors accounted for a substantial portion of sales of our communications products and industrial & specialty products. During 2002, approximately 14% of our domestic net sales were to retailers and the two largest retailers, AutoZone and The Home Depot, accounted for approximately 3.3% and 3.1%, respectively, of our net sales.

         These distributors and retailers are not contractually obligated to carry our product lines exclusively or for any period of time. Therefore, these distributors and retailers may purchase products that compete with our products or cease purchasing our products at any time. The loss of one or more large distributors or retailers could have a material adverse effect on our ability to bring our products to end users and on our results of operations. Moreover, a downturn in the business of one or more large distributors or retailers could adversely affect our sales and could create significant credit exposure.

WE FACE PRICING PRESSURES IN EACH OF OUR MARKETS THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

         We face pricing pressures in each of our markets as a result of significant competition or over-capacity, and price levels for most of our products have declined over the past few years. While we will work toward reducing our costs to respond to the pricing pressures that may continue, we may not be able to achieve proportionate reductions in costs. As a result of over-capacity and the current economic and industry downturn in the communications and industrial markets in particular, pricing pressures increased in 2002 and 2003. Pricing pressures are expected to continue into 2004 and for the foreseeable future. Further declines in prices, without offsetting cost-reductions, would adversely affect our financial results.

         OTHER RISKS RELATING TO OUR BUSINESS

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR BUSINESS.

         We have a significant amount of debt. As of September 30, 2003, assuming that our refinancing transactions had occurred on that date, we would have had $347.8 million of debt outstanding, $62.8 million of which would have been secured indebtedness and none of which would have been subordinated to the notes, and had approximately $135 million of additional borrowing capacity available (which is calculated after giving effect to $38.4 million of letters of credit outstanding) under our senior secured revolving credit facility. In addition, subject to the terms of the indenture governing the notes, we may also incur additional indebtedness, including secured debt, in the future.

         The degree to which we are leveraged could have important adverse consequences to us. For example, it could:

         - make it difficult for us to make payments on or otherwise satisfy our obligations with respect to our indebtedness;

         - limit our ability to borrow additional amounts for working capital, capital expenditures, potential acquisition opportunities and other purposes;

         - limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business, regulatory and economic conditions in our industry;

         - place us at a competitive disadvantage against our less leveraged competitors;

         - subject us to increased costs, to the extent of the portion of our indebtedness that is subject to floating interest rates; and

         - cause us to fail to comply with applicable debt covenants and could result in an event of default that could result in all of our indebtedness being immediately due and payable.

         In addition, our ability to generate cash flow from operations sufficient to make scheduled payments on our debts as they become due will depend on our future performance, our ability to successfully implement our business strategy and our ability to obtain other financing.

IF EITHER OF OUR UNCOMMITTED ACCOUNTS PAYABLE OR ACCOUNTS RECEIVABLE FINANCING ARRANGEMENTS FOR OUR EUROPEAN OPERATIONS IS CANCELLED BY OUR LENDERS, OUR LIQUIDITY WILL BE NEGATIVELY IMPACTED.

         Our European operation participates in arrangements with several European financial institutions which provide extended accounts payable terms to us. In general, the arrangements provide for accounts payable terms of up to 180 days. At September 30, 2003, the arrangements had a maximum availability limit of the equivalent of approximately $94 million of which approximately $77 million was drawn. We do not have firm commitments from these European financial institutions requiring them to continue to extend credit and they may decline to advance additional funding. We also have an approximate $25 million uncommitted facility in Europe, which allows us to sell at a discount, with limited recourse, a portion of our accounts receivable to a financial institution. At September 30, 2003, this facility was not drawn upon. We do not have a firm commitment from this institution to purchase our accounts receivable. Should the availability under these arrangements be reduced or terminated, we would be required to negotiate longer payment terms with our suppliers or repay the outstanding obligations with our suppliers under these arrangements over 180 days and/or seek alternative financing arrangements which could increase our interest expense. We cannot assure you that such longer payment terms or alternate financing will be available on favorable terms or at all. Failure to obtain alternative financing arrangements in such case would negatively impact our liquidity.

         In addition, in order to avoid an event of default under our senior secured credit facility, we must maintain foreign credit lines of at least the equivalent of $80.0 million during those periods when our average excess available funds under our senior secured credit facility is less than $100.0 million for a period of three consecutive months.

WE WILL BE REQUIRED TO TAKE A CHARGE IN CONNECTION WITH A PLANT CLOSURE AND THE RATIONALIZATION OF ANOTHER PLANT AND WE MAY BE REQUIRED TO TAKE CERTAIN CHARGES TO OUR EARNINGS IN FUTURE PERIODS IN CONNECTION WITH A POTENTIAL PLANT CLOSURE AND OUR INVENTORY ACCOUNTING PRACTICES.

         We are in the process of closing one of our manufacturing facilities which we expect will result in approximately $7 million of costs, of which approximately $4 million will be cash costs. We are also in the process of significantly reducing operations at another facility which will result in approximately $16.0 million of costs, of which approximately $6.6 million will be cash costs. In addition, we are currently evaluating the closure of one additional facility. We plan to announce the result of our evaluation early in 2004. The cost to rationalize this facility could approximate $4 million, with cash costs of approximately $1.5 million. The costs to be incurred as a result of the above actions will be reported over the period the operations are wound down.

         As a result of declining copper prices, the historic LIFO cost of our copper inventory exceeded its replacement cost by approximately $16 million at December 31, 2002 and $5 million at September 30, 2003. If we were not able to recover the LIFO value of our inventory at a profit in some future period when replacement costs were lower than the LIFO value of the inventory, we would be required to take a charge to recognize in our income statement all or a portion of the higher LIFO value of the inventory. During 2002 and in the nine months ended September 30, 2003, we recorded a $2.5 million and a $0.8 million charge, respectively, for the liquidation of LIFO inventory in North America as we significantly reduced our inventory levels. If LIFO inventory quantities are reduced in a future period when replacement costs are lower than the LIFO value of the inventory, we would experience a decline in reported earnings.

WE ARE SUBJECT TO CERTAIN ASBESTOS LITIGATION AND UNEXPECTED JUDGMENTS OR SETTLEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

         There are approximately 15,300 pending non-maritime asbestos cases involving our subsidiaries. The majority of these cases involve plaintiffs alleging exposure to asbestos-containing cable manufactured by our predecessors. In addition to our subsidiaries, numerous other wire and cable manufacturers have been named as defendants in these cases. Our subsidiaries have also been named, along with numerous other product manufacturers, as defendants in approximately 33,000 suits in which plaintiffs alleged that they suffered an asbestos-related injury while working in the maritime industry. These cases are referred to as MARDOC cases and are currently managed under the supervision of the U.S. District Court for the Eastern District of Pennsylvania. On May 1, 1996, the District Court ordered that all pending MARDOC cases be administratively dismissed without prejudice and the cases cannot be reinstated, except in certain circumstances involving specific proof of injury. We cannot assure you that any judgments or settlements of the pending non-maritime and/or MARDOC asbestos cases or any cases which may be filed in the future will not have a material adverse effect on our financial results, cash flows or financial position. Moreover, certain of our insurers may be financially unstable and in the event one or more of these insurers enter into insurance liquidation proceedings, we will be required to pay a larger portion of the costs incurred in connection with these cases.

ENVIRONMENTAL LIABILITIES COULD POTENTIALLY ADVERSELY IMPACT US AND OUR AFFILIATES.

         We are subject to federal, state, local and foreign environmental protection laws and regulations governing our operations and use, handling, disposal and remediation of hazardous substances currently or formerly used by us and our affiliates. A risk of environmental liability is inherent in our and our affiliates' current and former manufacturing activities in the event of a release or discharge of a hazardous substance generated by us or our affiliates. Under certain environmental laws, we could be held jointly and severally responsible for the remediation of any hazardous substance contamination at our facilities and at third party waste disposal sites and could also be held liable for any consequences arising out of human exposure to such substances or other environmental damage. We and our affiliates have been named as potentially responsible parties in proceedings that involve environmental remediation. There can be no assurance that the costs of complying with environmental, health and safety laws and requirements in our current operations or the liabilities arising from past releases of, or exposure to, hazardous substances, will not result in future expenditures by us that could materially and adversely affect our financial results, cash flows or financial condition.

GROWTH THROUGH ACQUISITION HAS BEEN A SIGNIFICANT PART OF OUR STRATEGY AND WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, FINANCE OR INTEGRATE ACQUISITIONS.

         Growth through acquisition has been, and is expected to continue to be, a significant part of our strategy. We regularly evaluate possible acquisition candidates. We cannot assure you that we will be successful in identifying, financing and closing acquisitions at favorable prices and terms. Potential acquisitions may require us to issue additional shares of stock or obtain additional or new financing, and such financing may not be available on terms acceptable to us, or at all. The issuance of our common or preferred shares may dilute the value of shares held by our equityholders. Further, we cannot assure you that we will be successful in integrating any such acquisitions that are completed. Integration of any such acquisitions may require substantial management, financial and other resources and may pose risks with respect to production, customer service and market share of existing operations.

In addition, we may acquire businesses that are subject to technological or competitive risks, and we may not be able to realize the benefits expected from such acquisitions.

TERRORIST ATTACKS AND OTHER ATTACKS OR ACTS OF WAR MAY ADVERSELY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.

         The attacks of September 11, 2001 and subsequent events, including the military action in Iraq, has caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact any or all of our facilities and operations, or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

         We carry insurance coverage on our facilities of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. We continue to monitor the state of the insurance market in general and the scope and cost of coverage for acts of terrorism in particular, but we cannot anticipate what coverage will be available on commercially reasonable terms in future policy years. Currently, we do not carry terrorism insurance coverage. If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged facilities, as well as the anticipated future net sales from those facilities. Depending on the specific circumstances of each affected facility, it is possible that we could be liable for indebtedness or other obligations related to the facility. Any such loss could materially and adversely affect our business, financial results, cash flows and financial position.

IF WE FAIL TO RETAIN OUR KEY EMPLOYEES, OUR BUSINESS MAY BE HARMED.

         Our success has been largely dependent on the skills, experience and efforts of our key employees, and the loss of the services of any of our executive officers or other key employees could have an adverse effect on us. The loss of our key employees who have intimate knowledge of our manufacturing process could lead to increased competition to the extent that those employees are able to recreate our manufacturing process. Our future success will also depend in part upon our continuing ability to attract and retain highly qualified personnel, who are in great demand.

DECLINING RETURNS IN THE INVESTMENT PORTFOLIO OF OUR DEFINED BENEFIT PLANS WILL INCREASE OUR PENSION EXPENSE AND REQUIRE US TO INCREASE CASH CONTRIBUTIONS TO THE PLANS.

         Pension expense for the defined benefit pension plans sponsored by us is determined based upon a number of actuarial assumptions, including an expected long-term rate of return on assets and discount rate. During the fourth quarter of 2002, as a result of declining returns in the investment portfolio of our defined benefit pension plans, we were required to record a minimum pension liability equal to the underfunded status of our plans. As of December 31, 2002, the defined benefit plans were underfunded by approximately $52 million based on the actuarial methods and assumptions utilized for purposes of FAS 87. We will experience an increase in our future pension expense and in our cash contributions to our defined benefit pension plan. Pension expense for our defined benefit plans is expected to increase from $2.0 million in 2002 to approximately $8.4 million in 2003 and our required cash contributions are expected to increase to $5.9 million in 2003 from $3.0 million in 2002. In 2004, cash contributions are expected to increase to $12.6 million. In the event that actual results differ from the actuarial assumptions, the funded status of our defined benefit plans may change and any such deficiency could result in additional charges to equity and an increase in future pension expense and cash contributions.

AN OWNERSHIP CHANGE COULD RESULT IN A LIMITATION OF THE USE OF OUR NET OPERATING LOSSES.

         As of December 31, 2002, we had net operating loss, or NOL, carryforwards of approximately $177 million available to reduce taxable income in future years. Specifically, we generated NOL carryforwards of $55.2 million in 2000 and $68.4 million in 2002, which expire in 2020 and 2022, respectively. The 2001 NOL, which was reflected as a carryforward in the 2001 financial statements, was instead carried back to obtain a $37.0 million tax refund in 2002. We also have other NOL carryforwards that are subject to an annual limitation under section 382 of the Internal Revenue Code of 1986, as amended, or the Code. These section 382 limited NOL carryforwards expire in varying amounts from 2006 to 2009. The total section 382 limited NOL carryforwards that may be utilized prior to expiration is estimated at $53.9 million.

         Our ability to utilize our NOL carryforwards may be further limited by section 382 if we undergo an ownership change as a result of the sale of our stock and/or as a result of subsequent changes in the ownership of our outstanding stock. We would undergo an ownership change if, among other things, the stockholders, or group of stockholders, who own or have owned, directly or indirectly, 5% or more of the value of our stock or are otherwise treated as 5% stockholders under section 382 and the regulations promulgated thereunder increase their aggregate percentage ownership of our stock by more than 50% over the lowest percentage of our stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of an ownership change, section 382 imposes an annual limitation on the amount of post-ownership change taxable income a corporation may offset with pre-ownership change NOL carryforwards and certain recognized built-in losses. The limitation imposed by section 382 for any post-change year would be determined by multiplying the value of our stock immediately before the ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate, which is 4.74% for December 2003. Any unused annual limitation may be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains which may be present in assets held by us at the time of the ownership change that are recognized in the five-year period after the ownership change.

         Based upon our review of the aggregate change in percentage ownership during the current testing period and subject to any unanticipated increases in ownership by our "five percent shareholders" (as described above) with respect to our stock, we do not believe that we will experience a change in ownership as a result of the sale of our stock. However, such a determination is complex and there can be no assurance that the Internal Revenue Service could not successfully challenge our conclusion. In addition, there are circumstances beyond our control, such as the purchase of our stock by investors who are existing 5% shareholders or become 5% shareholders as a result of such purchase, which could result in an ownership change with respect to our stock. Nevertheless, we expect to use a large portion of our available 50% ownership shift limitation in connection with the sale of our stock, and we may not be able to engage in significant transactions that would create a further shift in ownership within the meaning of section 382 within the subsequent three-year period without triggering an ownership change. Thus, while it is our general intention to maximize utilization of our NOL carryforwards by avoiding the triggering of an ownership change, there can be no assurance that our future actions or future actions by our stockholders will not result in the occurrence of an ownership change, which will result in utilization of the NOL and negatively affect our cash flows.

IF WE ARE REQUIRED TO CLASSIFY THE PREFERRED STOCK AS DEBT IN THE FUTURE, OUR BALANCE SHEET WILL BE ADVERSELY AFFECTED.

     Upon issuance, the preferred stock will be classified as equity on our balance sheet in accordance with Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," or SFAS 150, since the preferred stock contains a substantive conversion feature. Under SFAS 150, the preferred stock will remain classified as equity until and unless it becomes certain that the conversion feature will not be exercised by the holders. If it were to become certain that the holders of the preferred stock will not exercise their conversion rights, we would be required to reclassify the preferred stock as a liability in our balance sheet. Additionally, in adopting SFAS 150, the Financial Accounting Standards Board indicated that it is considering changes to the accounting treatment for certain instruments with both liability and equity characteristics. As a result, we cannot assume that the preferred stock will continue to be classified as equity in future periods. However, any such reclassification of the preferred stock would not, in any material respect, affect our compliance with the indenture governing the new notes or our senior secured credit facility.

RISKS RELATED TO THE NEW NOTES AND THIS OFFERING

THE NEW NOTES ARE UNSECURED AND EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS.

         Our senior credit facilities will be secured by substantially all of our and our guarantors' assets. Secured indebtedness effectively ranks senior to the new notes to the extent of the value of the assets securing such indebtedness. If we default on the new notes, become bankrupt, liquidate, restructure or reorganize, it would result in a default under our senior credit facilities and our secured creditors could use the collateral to satisfy the secured debt before you will receive any payment on the new notes. If the value of the collateral is insufficient to pay all of the secured indebtedness, our secured creditors would share equally in the value of our other assets, if any, with you and any other creditors.

OUR ABILITY TO PAY PRINCIPAL AND INTEREST ON THE NEW NOTES DEPENDS ON OUR RECEIPT OF DIVIDENDS OR OTHER INTERCOMPANY TRANSFERS FROM OUR SUBSIDIARIES. CLAIMS OF CREDITORS OF OUR SUBSIDIARIES THAT DO NOT GUARANTEE THE NEW NOTES WILL HAVE PRIORITY OVER YOUR CLAIMS WITH RESPECT TO THE ASSETS AND EARNINGS OF THOSE SUBSIDIARIES.

         We are a holding company and substantially all of our properties and assets are owned by, and all our operations are conducted through, our subsidiaries. As a result, we are dependent upon cash dividends and distributions or other transfers from our subsidiaries to meet our debt service obligations, including payment of the interest on and principal of the new notes when due, and other obligations. The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate, tax and other laws and regulations in the U.S. and abroad and agreements of our subsidiaries. Although the indenture will limit the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations will have a number of significant qualifications and exceptions. For more details, see "Description of the New Notes--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries."

         In addition, claims of creditors, including trade creditors, of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, except to the extent the claims of our creditors are guaranteed by these subsidiaries. Only certain of our subsidiaries will be guarantors of the new notes. In the event of our dissolution, bankruptcy, liquidation or reorganization, the holders of the new notes will not receive any amounts from our non-guarantor subsidiaries with respect to the new notes until after the payment in full of the claims of the creditors of these subsidiaries. Our non-guarantor subsidiaries generated 30% of our consolidated net sales, 80% of our consolidated operating income and 6% of our consolidated cash flow from operating activities for the nine months ended September 30, 2003. As of September 30, 2003, assuming that the refinancing transactions had occurred on that date, those subsidiaries had outstanding $3.7 million of indebtedness and $77 million outstanding under our European accounts payable arrangements. In addition, we are currently seeking to obtain a new
(euro)30 million to (euro)50 million-credit facility for certain of our European subsidiaries, none of which will be guarantors of the new notes.

THE INDENTURE GOVERNING THE NEW NOTES AND OUR SENIOR CREDIT FACILITIES CONTAIN COVENANTS THAT SIGNIFICANTLY RESTRICT OUR OPERATIONS.

         The indenture governing the new notes, our senior credit facilities and any other future debt agreement will contain numerous covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. These covenants will place restrictions on our ability to, among other things:

         -        pay dividends on, redeem or repurchase our capital stock;

         -        incur additional indebtedness;

         -        make investments;

         -        create liens;

         -        sell assets;

         -        engage in transactions with affiliates;

         -        create or designate unrestricted subsidiaries; and

         - consolidate, merge or transfer all or substantially all assets.

In addition, our senior credit facilities require us to maintain financial ratios. Our ability to meet these ratios and tests and to comply with other provisions governing our indebtedness may be affected by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations could result in an event of default which, if not cured or waived, could result in an acceleration of our indebtedness.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER CERTAIN CIRCUMSTANCES, TO VOID CERTAIN OBLIGATIONS; AS A RESULT, A COURT COULD VOID OUR SUBSIDIARIES' GUARANTEES OF THE NEW NOTES UNDER FRAUDULENT TRANSFER LAWS.

         Fraudulent conveyance laws permit a court to avoid or nullify the guarantees of the new notes by our subsidiaries if the court determines that such guarantees were made by a fraudulent conveyance.

         Generally, if a court were to find that

         - the debtor incurred the challenged obligation with the actual intent of hindering, delaying or defrauding present or future creditors; or

         - the debtor (1) received less than reasonably equivalent value or fair consideration for incurring the challenged obligation and (2) (A) was insolvent or was rendered insolvent by reason of incurring the challenged obligation, (B) was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured;

the court could, subject to applicable statutes of limitations, avoid the challenged obligation in whole or in part. The court could also subordinate claims with respect to the challenged obligation to all other debts of the debtor. The court's determination as to whether the above is true at any relevant time will vary depending upon the factual findings and law applied in any such proceeding.

         Generally, a debtor will be considered insolvent if:

         - the sum of its debts was greater than the fair saleable value of all of its assets at a fair valuation; or

         - if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become fixed in amount and nature.

         Also, a debtor generally will be considered to have been left with unreasonably small capital if its remaining capital, including its reasonably projected cash flow, was reasonably likely to be insufficient for its foreseeable needs, taking into account its foreseeable business operations and reasonably foreseeable economic conditions.

         A court could void our subsidiaries' guarantees of the new notes under state fraudulent transfer laws. Although the guarantees provide you with a direct claim against the assets of our subsidiaries under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a court could void any payments by that guarantor pursuant to its guarantee and require that such payments be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor. If a court voided the guarantee of the new notes by a subsidiary as a result of a fraudulent conveyance, or held the guarantee unenforceable for any other reason, as a holder of new notes, you would no longer have a claim as a creditor against the assets of that subsidiary.

         Any fraudulent transfer challenges, even if ultimately unsuccessful, could lead to a disruption of our business and an alteration in the manner in which that business is managed. As a result, our ability to meet our obligations under the notes or in connection with our other debt may be adversely affected.

WE MAY NOT BE ABLE TO PAY THE PURCHASE PRICE OF THE NEW NOTES UPON A CHANGE OF CONTROL IF THE HOLDERS EXERCISE THEIR RIGHT TO REQUIRE US TO PURCHASE SUCH NOTES.

         If we undergo a change of control, under certain circumstances, we will be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount of the new notes plus accrued and unpaid interest.

         The occurrence of certain of the events that would constitute a change of control would, however, constitute a default under our senior credit facilities. In addition, future credit agreements and other indebtedness we may incur could also prohibit certain events that would constitute a change of control or require such indebtedness to be repaid or repurchased upon such a change of control. Moreover, the exercise by the holders of the new notes of their right to require us to purchase their new notes could cause a default under such indebtedness, even if the change of control itself does not, including a default due to the financial effect of such purchase on us. Finally, our ability to pay cash to such holders upon a purchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required purchases. Our failure to make or consummate a change of control offer as required by the indenture governing the new notes or pay the related change of control purchase price when due would result in an event of default under the indenture.

IF YOU DO NOT EXCHANGE YOUR OLD NOTES FOR NEW NOTES, YOUR ABILITY TO SELL OR OTHERWISE TRANSFER THE OLD NOTES WILL REMAIN RESTRICTED, WHICH COULD REDUCE THEIR VALUE.

     The old notes were not registered under the Securities Act or under the securities laws of any state. Therefore, they may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be required under the registration rights agreement to register the old notes under the Securities Act except under limited circumstances.

ILLIQUIDITY AND AN ABSENCE OF A PUBLIC MARKET FOR THE NEW NOTES COULD CAUSE RECIPIENTS OF THE NEW NOTES TO BE UNABLE TO RESELL THE NEW NOTES FOR AN EXTENDED PERIOD OF TIME.

         The new notes constitute a new issue of securities for which there is no established trading market. An active trading market for the new notes may not develop or, if such market develops, it could be very illiquid.

         Holders of the new notes may experience difficulty in reselling, or an inability to sell, the new notes. If a market for the new notes develops, any such market may be discontinued at anytime. If a trading market develops for the new notes, future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry.

         To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes which are not tendered and for tendered-but-unaccepted old notes could be adversely affected due to the limited aggregate principal amount of old notes that we expect to remain outstanding following the completion of the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for that security. Conversely, if many old notes are not tendered, or are tendered but unaccepted, the trading market for the few new notes issued could be adversely affected.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement, dated as of November 24, 2003. We will not receive any proceeds from the issuance of the new notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the new notes as contemplated in the registration statement of which this prospectus is a part, we will receive, in exchange, old notes in like principal amount. The form and terms of the new notes are substantially the same as the form and terms of the old notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our outstanding debt. The net proceeds from the issuance of the old notes were used to repay a portion of our then existing senior secured revolving credit facility, senior secured term loans, accounts receivable asset-backed securitization facility and for other general corporate purposes.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2003:

         - on an actual basis; and

         - as adjusted to reflect the refinancing transactions that occurred on November 24, 2003 described under the caption, "Prospectus Summary--The Refinancing", and the application of the proceeds therefrom, as if these transactions had occurred on September 30, 2003.

         This table should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus.

                                                                                            AS OF
                                                                                      SEPTEMBER 30, 2003
                                                                                   -----------------------
                                                                                                     AS
                                                                                    ACTUAL        ADJUSTED
                                                                                   -------        --------
                                                                                        (IN MILLIONS)
Cash and cash equivalents                                                          $  24.2        $  24.2
                                                                                   =======        =======
Debt(1):
    Existing senior secured revolving credit facility(2)....................       $  64.9        $    --
    Existing senior secured term loan A.....................................          56.4             --
    Existing senior secured term loan B.....................................         270.0             --
    New senior secured revolving credit facility(3).........................            --           50.1
    9.5% Senior Notes due 2010..............................................            --          285.0
    Other debt..............................................................          12.7           12.7
                                                                                   -------        -------
      Total debt............................................................       $ 404.0        $ 347.8
                                                                                   =======        =======
Shareholders' equity:
Series A redeemable convertible preferred stock.............................       $    --        $ 103.5
Common stock................................................................           0.4            0.4
    Additional paid-in capital..............................................         100.2          140.7
    Treasury stock..........................................................         (50.4)         (50.4)
    Retained earnings.......................................................          65.1           54.5
    Accumulated other comprehensive loss....................................         (28.4)         (26.1)
    Other shareholders' equity..............................................          (3.3)          (3.3)
                                                                                   -------        -------
      Total shareholders' equity............................................          83.6          219.3
                                                                                   -------        -------
        Total capitalization................................................       $ 487.6        $ 567.1
                                                                                   =======        =======

--------------------

(1) Debt does not include $72.8 million of borrowings under our off-balance sheet accounts receivable asset-backed securitization facility, which was terminated in connection with the refinancing transactions.

(2) Borrowings outstanding as of October 24, 2003 were $21.9 million higher as a result of working capital changes since September 30, 2003.

(3) Excludes $38.4 million of letters of credit outstanding under our senior secured revolving credit facility. Our senior secured revolving credit facility provides for aggregate borrowings of up to $240.0 million, subject to borrowing base limitations.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

         The selected financial data for the years ended and as of December 31, 1998, 1999, 2000, 2001 and 2002 were derived from our audited consolidated financial statements. The selected financial data set forth in the following table for the nine months ended September 30, 2002 and 2003 and as of September 30, 2003 were derived from unaudited consolidated financial statements which, in the opinion of our management, include all adjustments necessary for a fair presentation of the results for the unaudited interim periods. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto. Certain reclassifications have been made to conform to the current year's presentation.

         During 1999, we acquired the worldwide energy cable and cable systems businesses of Balfour Beatty plc, formerly known as BICC plc, with operations in the United States, Canada, Europe, Africa, the Middle East and Asia Pacific. This acquisition was completed in three phases during 1999. The financial data presented below include the results of operations of the acquired businesses after the respective closing dates in 1999.

         In August 2000, we sold certain businesses acquired from BICC plc consisting primarily of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia to Pirelli Cavie Sistemi S.p.A. The financial data presented below contain those operations sold to Pirelli during 2000 up through the date of sale.

         In September 2000, we acquired Telmag S.A. de C.V., a Mexico-based manufacturer of telecommunications cables. The financial data presented below include the results of operations of this business after the closing date.

         In March 2001, we sold our Pyrotenax business unit to Raychem HTS Canada, Inc. The results of operations of this business are included in the financial data presented below for the periods prior to the closing date.

         In September 2001, we announced our decision to exit the consumer cordsets business. In October 2001, we sold substantially all of the manufacturing assets and inventory of our building wire business to Southwire Company. The results of operations of these businesses are included in the financial data presented below for the periods prior to the closing date. Beginning in the third quarter of 2001, we have reported the building wire and cordsets segment as discontinued operations for financial reporting purposes. Administrative expenses formerly allocated to this segment are now reported in the continuing operations segments. Prior periods have been restated to reflect this change.

                                                                                                                NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                                              -----------------------------------------------------------     ---------------------
                                                1998        1999        2000(1)      2001(1)       2002         2002         2003
                                              -------     --------     --------     --------     --------     --------     --------
                                                                (IN MILLIONS, EXCEPT RATIO AND METAL PRICE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales:
     Energy................................   $    --     $  505.3     $  733.6     $  521.8     $  516.0     $  389.0     $  413.5
     Industrial & specialty................     200.0        579.8        796.7        537.6        499.4        383.1        395.1
     Communications........................     460.1        520.2        631.8        592.0        438.5        330.4        324.5
                                              -------     --------     --------     --------     --------     --------     --------
Total net sales............................     660.1      1,605.3      2,162.1      1,651.4      1,453.9      1,102.5      1,133.1
Cost of sales..............................     519.9      1,312.8      1,870.4      1,410.7      1,287.3        972.1        998.7
Asset impairment charge....................        --         24.5           --           --           --           --           --
                                              -------     --------     --------     --------     --------     --------     --------
Gross profit...............................     140.2        268.0        291.7        240.7        166.6        130.4        134.4
Selling, general and administrative
   expenses................................      62.2        174.7        257.6        136.4        150.9        116.2         93.6
                                              -------     --------     --------     --------     --------     --------     --------
Operating income...........................      78.0         93.3         34.1        104.3         15.7         14.2         40.8
Other income...............................        --           --           --          8.1           --           --           --
Interest expense, net......................      (9.6)       (38.0)       (59.8)       (43.9)       (42.6)       (31.1)       (32.8)
Other financial costs......................        --           --         (3.3)       (10.4)        (1.1)          --           --
                                              -------     --------     --------     --------     --------     --------     --------
Income (loss) before taxes.................      68.4         55.3        (29.0)        58.1        (28.0)       (16.9)         8.0
Income tax benefit (provision).............     (25.7)       (19.6)        10.3        (20.6)         9.9          6.0         (2.8)
                                              -------     --------     --------     --------     --------     --------     --------
Income (loss) from continuing operations...      42.7         35.7        (18.7)        37.5        (18.1)       (10.9)         5.2
Income (loss) from discontinued operations.      28.5         (1.5)        (7.7)        (6.8)          --           --           --
Loss on disposal of discontinued
   operations..............................        --           --           --        (32.7)        (5.9)        (3.9)          --
                                              -------     --------     --------     --------     --------     --------     --------
Net income (loss)..........................   $  71.2     $   34.2     $  (26.4)    $   (2.0)    $  (24.0)    $  (14.8)    $    5.2
                                              =======     ========     ========     ========     ========     ========     ========

OTHER DATA:
Depreciation and amortization..............   $  18.5        $32.4     $   56.0     $   35.0     $   30.6     $   22.8     $   23.2
Capital expenditures.......................     (75.5)       (97.6)       (56.0)       (54.9)       (31.4)       (22.8)       (11.8)
Ratio of earnings to fixed charges(2)......       6.5x         2.3x          --          2.1x          --           --          1.2x
Average daily COMEX price per pound of
     copper cathode........................   $  0.75     $   0.72     $   0.84     $   0.73     $   0.72     $   0.72     $   0.77
Average daily selling price per pound of
     aluminum rod..........................   $  0.66     $   0.66     $   0.75     $   0.69     $   0.65     $   0.65     $   0.67

                                                                      DECEMBER 31,
                                              ----------------------------------------------------------   SEPTEMBER 30,
                                               1998         1999         2000        2001          2002        2003
                                              ------      --------     --------    ---------      ------   -------------
BALANCE SHEET DATA:
Cash and cash equivalents...............      $  3.4      $   38.0     $   21.2    $    16.6      $ 29.1      $ 24.2
Working capital(3)......................       233.8         468.2        375.3        169.9       150.8       133.4
Property, plant and equipment, net......       210.8         438.7        379.4        320.9       323.3       326.8
Total assets............................       651.0       1,568.3      1,319.2      1,005.3       973.3       977.9
Total debt(4)...........................       246.8         765.2        642.6        460.4       451.9       404.0
Net debt(4)(5)..........................       243.4         727.2        621.4        443.8       422.8       379.8
Shareholders' equity....................       177.2         177.3        128.5        104.9        60.9        83.6

-------------

(1) As of January 1, 2001, we changed our accounting method for non-North American metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $4.1 million, or $0.08 of earnings per share, on both a basic and a diluted basis during 2001. As of January 1, 2000, we changed our accounting method for our North American non-metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $6.4 million, or $0.12 of earnings per share on both a basic and diluted basis, during 2000.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges include: (i) interest expense, whether expensed or capitalized; (ii) amortization of debt issuance cost; (iii) the portion of rental expense representative of the interest factor; and (iv) the amount of pretax earnings required to cover preferred stock dividends and any accretion in the carrying value of the preferred stock. For the years ended December 31, 2000 and 2002 and the nine months ended September 30, 2002, earnings were insufficient to cover fixed charge by $28.9 million, $27.6 million and $16.5 million, respectively. Our historical ratio of earnings to fixed charges and preferred stock dividends is the same as our historical ratio of earnings to fixed charges because we did not pay or accrue any preferred stock dividends during the periods presented.

(3)  Working capital means current assets less current liabilities.

(4) Excludes off-balance sheet borrowings of $67.8 million at December 31, 2001, $48.5 million at December 31, 2002 and $72.8 million at September 30, 2003. There were no off-balance sheet borrowings as of December 31, 1998, 1999 and 2000.

(5)  Net debt means our total debt less cash and cash equivalents.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL

         We are a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial & specialty and communications markets. Energy cables include low-, medium- and high-voltage power distribution and power transmission products. Industrial & specialty wire and cable products conduct electrical current for industrial and commercial power and control applications. Communications wire and cable products transmit low-voltage signals for voice, data, video and control applications.

         We operate our businesses in three main geographic regions: 1) North America, 2) Europe and 3) Oceania. The following table sets forth net sales and operating income by geographic region for the periods presented, in millions of dollars:

                                            YEAR ENDED DECEMBER 31,                    NINE MONTHS ENDED SEPTEMBER 30,
                              ---------------------------------------------------    ----------------------------------
                                   2000              2001              2002                2002              2003
                              --------------    --------------   ----------------    ----------------   ---------------
                               AMOUNT     %      AMOUNT     %      AMOUNT      %       AMOUNT      %     AMOUNT      %
                              --------   ---    --------   ---   ---------    ---    ---------    ---   --------    ---
NET SALES:
 North America............    $1,399.8    79%   $1,267.7    77%  $ 1,077.2     74%   $   825.9     75%  $  793.3     70%
 Europe...................       323.9    18%      322.2    19%      314.7     22%       232.0     21%     277.9     25%
 Oceania..................        55.0     3%       61.5     4%       62.0      4%        44.6      4%      61.9      5%
                              --------   ---    --------   ---   ---------    ---    ---------    ---   --------    ---
  Subtotal................     1,778.7   100%    1,651.4   100%    1,453.9    100%     1,102.5    100%   1,133.1    100%
                                         ===               ===                ===                 ===               ===
 Divested businesses......       383.4                --                --                  --                --
                              --------          --------         ---------           ---------          --------
  Total net sales.........    $2,162.1          $1,651.4         $ 1,453.9           $ 1,102.5          $1,133.1
                              ========          ========         =========           =========          ========
OPERATING INCOME:
 North America............    $  100.5    78%      $71.7    66%  $    15.0     31%   $    18.1     42%  $    8.1     19%
 Europe...................        24.1    18%       29.6    27%       27.7     56%        20.4     48%      27.6     65%
 Oceania..................         5.8     4%        6.8     6%        6.4     13%         4.4     10%       6.8     16%
                              --------   ---    --------   ---   ---------    ---    ---------    ---   --------    ---
  Subtotal................       130.4   100%      108.1   100%       49.1    100%        42.9    100%      42.5    100%
                                         ===               ===                ===                 ===               ===
 Divested businesses......       (96.3)               --                --                  --                --
 Corporate charges........          --              (3.8)            (33.4)              (28.7)             (1.7)
                              --------          --------         ---------           ---------          --------
  Total operating income..    $   34.1          $  104.3         $    15.7           $    14.2          $   40.8
                              ========          ========         =========           =========          ========

         Cash flow from operations in North America accounted for 80%, 76%, 83% and 94% of our total cash flow from operations for the years ended December 31, 2001 and 2002 and nine months ended September 30, 2002 and 2003. Aggregate cash flow from operations in Europe and Oceania accounted for 20%, 24%, 17% and 6% of our total cash flow from operations for the years ended December 31, 2001 and 2002 and nine months ended September 30, 2002 and 2003. For the year ended December 31, 2000, we generated $60.1 million in cash flow from operations in North America and used $44.0 million in cash flow from operations outside North America.

         Approximately 90% of net sales in Europe and Oceania are derived from energy and industrial & specialty cable sales. As a result, these businesses have not been significantly impacted by the global telecommunications spending downturn and the European business specifically is currently benefiting from medium voltage energy cable capacity shortage in Europe and a shift towards environmentally friendly cables.

         Our reported net sales are directly influenced by the price of copper and to a lesser extent aluminum. The price of copper and aluminum has historically been subject to considerable volatility, with the daily selling price of copper cathode on the COMEX averaging $0.77 per pound in the first nine months of 2003, $0.72 per pound in 2002, $0.73 per pound in 2001 and $0.84 per pound in 2000 and the daily selling price of aluminum rod averaging $0.67 per pound in the first nine months of 2003, $0.65 per pound in 2002, $0.69 per pound in 2001 and $0.75 per pound in 2000. We generally pass changes in copper and aluminum prices along to our customers, although there are timing delays of varying lengths depending upon the type of product, competitive conditions and particular customer arrangements. As a result of this and a number of other practices intended to match copper and aluminum purchases with sales, our profitability has generally not been significantly affected by changes in copper and aluminum prices. We do not engage in speculative metals trading or other speculative activities. Also, we do not engage in activities to hedge the underlying value of our copper and aluminum inventory.

         We generally experience certain seasonal trends in sales and cash flow. Larger amounts of cash are generally required during the first and second quarters of the year to build inventories in anticipation of higher demand during the spring and summer months, when construction activity increases. In general, receivables related to higher sales activity during the spring and summer months are collected during the fourth quarter of the year.

CURRENT BUSINESS ENVIRONMENT AND OUTLOOK

         We are operating in a difficult business environment. The wire and cable industry is competitive, mature and cost driven. In many business segments, there is little differentiation among industry participants from a manufacturing or technology standpoint. In addition to these general industry conditions, in the industrial & specialty segment, industrial construction spending in North America, which influences industrial cable demand, is significantly less than the past ten-year peak level. However, this segment is also experiencing stable demand for cables utilized in industrial repairs and maintenance and for the ignition wire sets sold to the automotive aftermarket. The communications segment has experienced a significant decline from historical spending levels for outside plant telecommunications products and a weak market for switching/local area networking cables. We believe sales for communications wire and cable products will increase over time because current levels of spending by our communication wire and cable customers are insufficient to maintain their network infrastructures. In addition, the 2003 power outages in the U.S., Canada and Europe emphasized a need to upgrade the power transmission infrastructure used by electric utilities, which may over time cause an increase in demand for our products. For more details, see "Business-Industry and Market Overview" for additional information relating to our markets.

         We believe our investment in Lean Six Sigma training, coupled with effectively utilized manufacturing assets, provides a cost advantage compared to many of our competitors and generates costs savings which help offset rising raw material prices and other general economic cost increases. In addition, our customer and supplier integration capabilities, one-stop selling, and geographic and product balance are sources of competitive advantage. As a result, we believe we are well positioned, relative to our competitors, in the current difficult business environment.

         As part of our ongoing efforts to reduce our total operating costs, we continuously evaluate our ability to more efficiently utilize our existing manufacturing capacity. Such evaluation includes the costs associated with and benefits to be derived from the combination of existing manufacturing assets into fewer plant locations and the possible outsourcing of certain manufacturing processes. During the first quarter of 2001, we closed one of our communication cable plants and incurred a pre-tax charge of approximately $4.8 million in that quarter. In the second quarter of 2002, we incurred a pre-tax charge of $19.7 million in conjunction with the closure of two additional communication cable plants.

         We are in the process of closing one of our North American manufacturing facilities, which we expect will result in approximately $7 million of costs, of which approximately $4 million will be cash costs. We are also in the process of significantly reducing operations at another facility which will result in approximately $16.0 million of costs, of which approximately $6.6 million will be cash costs. In addition, we are currently evaluating the closure of one additional facility. We plan to announce the result of our evaluation early in 2004. The cost to rationalize this facility could approximate $4 million, with cash costs of approximately $1.5 million.

         Our expectations related to future financial results are forward-looking statements within the meaning of the securities laws and must be viewed in light of the discussion under the heading "Forward-looking Statements." We caution you not to place undue reliance on these expectations, which are speculative in nature. Our actual results may differ materially from these expectations due to various risks including, without limitation, decreases in our customers' capital spending from their current levels in the U.S. and other markets in which we operate; reductions or delays in customer orders for our products; increases in the price of, or decreases in availability of, our supply of raw materials we use in our manufacturing process; changes in our expectations relating to inventory reductions and other risks identified under "Forward-looking Statements" and "Risk Factors."

ACQUISITIONS AND DIVESTITURES

         We actively seek to identify key trends in the industry to migrate our business to capitalize on expanding markets and new niche markets or exit declining or non-strategic markets in order to achieve better returns. We also set aggressive performance targets for our business and intend to refocus or divest those activities which fail to meet our targets or do not fit our long-term strategies.

         During 1999, we acquired the worldwide energy cable and cable systems businesses of Balfour Beatty plc, formerly known as BICC plc, with operations in the United States, Canada, Europe, Africa, the Middle East and Asia Pacific. This acquisition was completed in three phases during 1999 for a total payment of $385.8 million. The acquisition was accounted for as a purchase, and accordingly, the results of operations of the acquired businesses are included in the consolidated financial statements for periods after the respective closing dates.

         In December 1999, we decided to sell certain business units due to their deteriorating operating performance. On February 9, 2000, we signed a definitive agreement with Pirelli Cavie Sistemi S.p.A., of Milan, Italy, for the sale of the stock of these businesses for proceeds of $216 million, subject to closing adjustments. The closing adjustments included changes in net assets of the businesses sold since November 30, 1999, resulting from operating losses and other adjustments as defined in the sale agreement. The businesses sold were acquired from BICC plc during 1999 and consisted primarily of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia. Gross proceeds of $180 million were received during the third quarter of 2000 as a down payment against the final post-closing adjusted purchase price. During the third quarter of 2001, the final post-closing adjusted purchase price was agreed as $164 million resulting in the payment of $16 million to Pirelli. We provided for a larger settlement amount in the third quarter of 2000, and therefore, $7 million of income was recognized in the third quarter of 2001. Proceeds from the transaction have been used to reduce our outstanding debt.

         In September 2000, we acquired Telmag S.A. de C.V., a Mexico-based manufacturer of telecommunications cables for $23 million. The acquisition brought us additional outside plant telecommunications cable capacity as well as provided available capacity for a broad range of other telecommunications cables.

         In March 2001, we sold the shares of our Pyrotenax business unit to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd., for $60 million, subject to closing adjustments. The business unit, with operations in Canada and the United Kingdom, principally produced mineral insulated high-temperature cables. During the second quarter of 2002, the final post-closing adjusted purchase price was agreed and resulted in a payment to Tyco International, Ltd. of approximately $2 million during the third quarter of 2002. The proceeds from the transaction were used to reduce our debt.

         In September 2001, we announced our decision to exit the consumer cordsets business. As a result of this decision, we closed our Montoursville, Pennsylvania plant. This facility manufactured cordset products including indoor and outdoor extension cords, temporary lighting and extension cord accessories.

         In October 2001, we sold substantially all of the manufacturing assets and inventory of our building wire business to Southwire Company for $82 million of cash proceeds and the transfer to us of certain data communication cable manufacturing equipment. Under the building wire sale agreement, Southwire purchased the inventory and substantially all of the property, plant and equipment located at our Watkinsville, Georgia and Kingman, Arizona facilities and the wire and cable manufacturing equipment at our Plano, Texas facility. We retained and continue to operate the copper rod mill in Plano, however we have closed the Plano wire mill. The assets sold were used in manufacturing building wire products principally for the retail and electrical distribution markets. During the second quarter of 2002, the final purchase price for this transaction was agreed resulting in a de minimis cash payment to Southwire. Proceeds from the transaction have been used to reduce our outstanding debt.

         Beginning in the third quarter of 2001, we have reported the building wire and cordsets segment as discontinued operations for financial reporting purposes. Administrative expenses formerly allocated to this segment are now reported in the continuing operations segments. Prior periods have been restated to reflect this change.

         During the second quarter of 2002, we formed a joint venture company to manufacture and market fiber optic cables. We contributed assets, primarily inventory and machinery and equipment, to a subsidiary company which was then contributed to the joint venture in exchange for a $10.2 million note receivable which resulted in a $5.6 million deferred gain on the transaction. We will recognize the gain as the note is repaid. At December 31, 2002 and September 30, 2003, other non-current assets included an investment in the joint venture of $3.8 million. The December 31, 2002 and September 30, 2003 balance sheets included a $10.2 million note receivable from the joint venture in other non-current assets and a deferred gain from the initial joint venture formation of $5.6 million in other liabilities.

         Growth through acquisition has been, and is expected to continue to be, a significant part of our strategy. We regularly evaluate possible acquisition candidates. We cannot assure you that we will be successful in identifying, financing and closing acquisitions at favorable prices and terms. For more details, see "Risk Factors--Other Risks Relating to Our Business--We may not be able to successfully identify, finance or integrate acquisitions."

SIGNIFICANT ACCOUNTING POLICIES

         Management's Discussion and Analysis of Financial Condition and Results of Operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. A summary of significant accounting policies is provided in Note 2 to Notes to Audited Consolidated Financial Statements. The application of these policies requires management to make estimates and judgments that affect the amounts reflected in the financial statements. Management based its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The critical judgments impacting the financial statements include determinations with respect to inventory valuation, pension accounting and valuation allowances for deferred income taxes.

         We utilize the LIFO method of inventory accounting for our metals inventory. Our use of the LIFO method results in our income statement reflecting the current costs of metals, while metals inventories in the balance sheet are valued at historical costs as the LIFO layers were created. As a result of declining copper prices, the historic LIFO cost of our copper inventory exceeded its replacement cost by approximately $16 million at December 31, 2002 and $5 million at September 30, 2003. If we were not able to recover the LIFO value of our inventory at a profit in some future period when replacement costs were lower than the LIFO value of the inventory, we would be required to take a charge to recognize in our income statement all or a portion of the higher LIFO value of the inventory. Additionally, if LIFO inventory quantities are reduced in a period when replacement costs are lower than the LIFO value of the inventory, we would experience a decline in reported earnings.

         In 2002, we recorded a $2.5 million charge ($1.4 million in the third quarter and $1.1 million in the fourth quarter of 2002) for the liquidation of LIFO inventory in North America as we significantly reduced our inventory levels. We have further reduced inventory quantities during the third quarter of 2003 and as a result have recorded a $0.8 million charge.

         Pension expense for the defined benefit pension plans sponsored by us is determined based upon a number of actuarial assumptions, including an expected long-term rate of return on assets of 9.0%. This assumption was based on input from our actuaries, including their review of historical 10 year, 20 year, and 25-year rates of inflation and real rates of return on various broad equity and bond indices in conjunction with the diversification of the asset portfolio. The expected long-term rate of return on assets is based on an asset allocation assumption of 65% allocated to equity investments, with an expected real rate of return of 7%, and 35% with fixed-income investments, with an expected real rate of return of 3%, and an assumed long-term rate of inflation of 3.5%. Because of market fluctuations, the actual asset allocation as of December 31, 2002 and September 30, 2003 were 78% and 76%, respectively, of equity investments and 22% and 24%, respectively, of fixed-income investments.

         The determination of pension expense for defined benefit pension plans is based on a market-related valuation of assets, which reduces year-to-year volatility. This market-related valuation recognizes investment gains or losses over a three-year period from the year in which they occur. Investment gains and losses for this purpose are the difference between the expected return calculated using the market-related value of assets and the actual return based on the market-related value of assets. Since the market-related value of assets recognizes gains or losses over a three-year period, the future value of assets will be impacted as previously deferred gains or losses are recorded.

         The determination of future pension obligations utilizes a discount rate based on a review of long-term bonds that receive one of the two highest ratings given by a recognized rating agency which are expected to be available during the period to maturity of the projected pension benefits obligations, and input from our actuaries. The discount rate used at December 31, 2002 was 6.5%.

         We evaluate our actuarial assumptions, at least annually, and adjust them as necessary. Due to the effect of the unrecognized actuarial losses based on an expected rate of return on plan assets of 9.0%, a discount rate of 6.5% and various other assumptions, our pension expense for our defined benefit plans will be approximately $8.4 million in 2003. In 2004, pension expense is expected to decrease $2.8 million from 2003 principally due to an increase during 2003 in the market value of the assets held. A 1% decrease in the assumed discount rate would increase pension expense by approximately $0.8 million. Future pension expense will depend on future investment performance, changes in future discount rates and various other factors related to the populations participating in the plans. In the event that actual results differ from the actuarial assumptions, the funded status of the defined benefit plans may change and any such deficiency could result in a charge to equity and an increase in future pension expense and cash contributions.

         We record a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made. Likewise, should we determine that we would be able to realize our deferred tax assets in the future in an amount that was in excess of our net recorded amount, an adjustment to the deferred tax assets would increase income in the period such determination was made. At December 31, 2002 and 2001, the valuation allowance was $19.2 million and $5.6 million, respectively. At September 30, 2003, the valuation allowance was $19.2 million.

         RESULTS OF OPERATIONS

         The following tables set forth, for the periods indicated, statement of operations data in millions of dollars and as a percentage of net sales. For the year ended December 31, 2000 the results of operations are split between the ongoing businesses after the closing of the transaction with Pirelli and those that have been divested. Percentages may not add due to rounding.

                                       ONGOING BUSINESSES YEAR ENDED DECEMBER 31,              NINE MONTHS ENDED SEPTEMBER 30,
                               ---------------------------------------------------------    --------------------------------------
                                      2000               2001                 2002                 2002                 2003
                               -----------------  -----------------    -----------------    -----------------    -----------------
                                 AMOUNT      %       AMOUNT     %        AMOUNT      %        AMOUNT     %         AMOUNT      %
                               ----------  -----  ----------  -----    ----------  -----    ----------  -----    ----------  -----
Net sales..................... $  1,778.7  100.0% $  1,651.4  100.0%   $  1,453.9  100.0%   $  1,102.5  100.0%   $  1,133.1  100.0%
Cost of sales.................    1,486.8   83.6     1,410.7   85.4       1,287.3   88.5         972.1   88.2         998.7   88.1
                               ----------  -----  ----------  -----    ----------  -----    ----------  -----    ----------  -----
Gross profit..................      291.9   16.4       240.7   14.6         166.6   11.5         130.4   11.8         134.4   11.9
Selling, general and
     administrative expenses..      161.5    9.1       136.4    8.3         150.9   10.4         116.2   10.5          93.6    8.3
                               ----------  -----  ----------  -----    ----------  -----    ----------  -----    ----------  -----
Operating income..............      130.4    7.3       104.3    6.3          15.7    1.1          14.2    1.3          40.8    3.6
Other income..................         --     --         8.1    0.5            --     --            --     --            --     --
Interest expense, net.........      (45.8)  (2.6)      (43.9)  (2.7)        (42.6)  (2.9)        (31.1)  (2.8)        (32.8)  (2.9)
Other financial costs.........         --     --       (10.4)  (0.6)         (1.1)  (0.1)           --     --            --     --
                               ----------  -----  ----------  -----    ----------  -----    ----------  -----    ----------  -----
Earnings (loss) from
     continuing operations
     before income taxes......       84.6    4.8        58.1    3.5         (28.0)  (1.9)        (16.9)  (1.5)          8.0    0.7
Income tax (provision)
     benefit..................      (30.1)  (1.7)      (20.6)  (1.2)          9.9    0.7           6.0    0.5          (2.8)  (0.2)
                               ----------  -----  ----------  -----    ----------  -----    ----------  -----    ----------  -----
Income (loss) from
     continuing operations
     (net of tax)..............      54.5    3.1        37.5    2.3         (18.1)  (1.2)        (10.9)  (1.0)          5.2    0.5
Loss from discontinued
     operations...............       (7.7)  (0.4)       (6.8)  (0.4)           --     --            --     --            --     --
Loss on disposal of
     discontinued operations
     (net of tax).............         --     --       (32.7)  (2.0)         (5.9)  (0.4)         (3.9)  (0.4)           --     --
                               ----------  -----  ----------  -----    ----------  -----    ----------  -----    ----------  -----
Net income (loss)............. $     46.8    2.6% $     (2.0)  (0.1)%  $    (24.0)  (1.7)%  $    (14.8)  (1.4)%  $      5.2   (0.5)%
                               ==========  =====  ==========  =====    ==========  =====    ==========  =====    ==========  =====

                                       DIVESTED BUSINESSES
                                  YEAR ENDED DECEMBER 31, 2000
                                  ----------------------------
                                     AMOUNT             %
                                    -------          ------
Net sales.....................      $ 383.4          100.0%
Cost of sales.................        383.6          100.0
                                    -------          -----
Gross profit (loss)...........         (0.2)            --
Selling, general and
     administrative expenses..         96.1           25.1
                                    -------          -----
Operating loss................        (96.3)         (25.1)
Interest expense, net.........        (14.0)          (3.7)
Other financial costs.........         (3.3)          (0.9)
                                    -------          -----
Loss before income taxes......       (113.6)         (29.6)
Income tax benefit............         40.4           10.5
                                   --------          -----
Net loss......................     $  (73.2)         (19.1)%
                                   ========          =====

                                         TOTAL COMPANY YEAR ENDED DECEMBER 31,                   NINE MONTHS ENDED SEPTEMBER 30,
                               -----------------------------------------------------------    ------------------------------------
                                      2000                 2001                2002                 2002                2003
                               ------------------   -----------------    -----------------    -----------------   ----------------
                                 AMOUNT       %      AMOUNT       %      AMOUNT        %       AMOUNT       %      AMOUNT      %
                               ---------     -----  --------    -----   --------     -----    --------    -----   --------   -----
Net sales.....................  $2,162.1    100.0%  $1,651.4    100.0%   $1,453.9    100.0%   $1,102.5    100.0%  $1,133.1   100.0%
Cost of sales.................   1,870.4     86.5    1,410.7     85.4     1,287.3     88.5       972.1     88.2      998.7    88.1
                                --------    -----   --------    -----    --------    -----    --------    -----   --------   -----
Gross profit..................     291.7     13.5      240.7     14.6       166.6     11.5       130.4     11.8      134.4    11.9
Selling, general and
     administrative expenses..     257.6     11.9      136.4      8.3       150.9     10.4       116.2     10.5       93.6     8.3
                                --------    -----   --------    -----    --------    -----    --------    -----   --------   -----
Operating income..............      34.1      1.6      104.3      6.3        15.7      1.1        14.2      1.3       40.8     3.6
Other income..................        --       --        8.1      0.5         --        --          --       --         --      --
Interest expense, net.........     (59.8)    (2.8)     (43.9)    (2.7)      (42.6)    (2.9)      (31.1)    (2.8)     (32.8)   (2.9)
Other financial costs.........      (3.3)    (0.2)     (10.4)    (0.6)       (1.1)    (0.1)         --       --         --      --
                                --------    -----   --------    -----    --------    -----    --------    -----   --------   -----
Earnings (loss) from
     continuing operations
     before income taxes......     (29.0)    (1.3)      58.1      3.5       (28.0)    (1.9)      (16.9)    (1.5)       8.0     0.7
Income tax (provision)
     benefit..................      10.3      0.5      (20.6)    (1.2)        9.9      0.7         6.0      0.5       (2.8)   (0.2)
                                --------    -----   --------    -----    --------    -----    --------    -----   --------   -----
Income (loss) from
continuing
     operations (net of tax)..     (18.7)    (0.9)      37.5      2.3       (18.1)    (1.2)      (10.9)    (1.0)       5.2     0.5
Loss from discontinued
     operations...............      (7.7)    (0.4)      (6.8)    (0.4)         --       --          --       --         --      --
Loss on disposal of
discontinued operations
     (net of tax).............        --       --      (32.7)    (2.0)       (5.9)    (0.4)       (3.9)    (0.4)        --      --
                                --------    -----   --------    -----    --------    -----    --------    -----   --------   -----
Net income (loss)............. ($   26.4)     1.2% ($    2.0)    (0.1)% ($   24.0)    (1.7)% ($   14.8)    (1.4)% $    5.2    (0.5)%
                                ========    =====   ========    =====    ========    =====    ========    =====   ========   =====

NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2002

         Net income was $5.2 million, or $0.16 on a per diluted share basis in the first nine months of 2003 compared to a net loss of $(14.8) million, or $(0.45) per diluted share, in the first nine months of 2002. The net income for the first nine months of 2003 includes a pre-tax charge of $0.8 million for the liquidation of LIFO inventory quantities in North America and a pre-tax corporate charge of $1.7 million for severance related to our ongoing cost cutting efforts in Europe. The first nine months of 2002 net loss of $(14.8) million includes a pre-tax charge of $1.4 million for the liquidation of LIFO inventories and pre-tax corporate charges of $20.5 million to close two manufacturing plants in North America, $3.6 million to reduce to fair value certain assets contributed to our Fiber Optic joint venture created in the second quarter, a $2.9 million charge related to severance costs and $1.7 million related to the sale of our small non-strategic, United Kingdom based specialty cables business. The first nine months of 2002 net loss of $(14.8) million also includes a $6.0 million discontinued operations pre-tax charge principally related to an estimated lower net realizable value for real estate remaining from our former building wire business, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs.

    Net Sales

         The following table sets forth metal-adjusted net sales by segment in millions of dollars. Net sales for the first nine months of 2002 have been adjusted to reflect the first nine months of 2003 copper COMEX average price of $0.77 and the aluminum rod average price of $0.67 per pound.

                                                                           METAL ADJUSTED NET SALES
                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                               ------------------------------------------------
                                                                       2002                        2003
                                                               ---------------------    -----------------------
                                                                AMOUNT            %       AMOUNT            %
                                                               --------          ---    ---------          ---
Energy....................................................     $  396.8           35%   $   413.5           36%
Industrial & specialty....................................        388.8           35        395.1           35
Communications............................................        335.0           30        324.5           29
                                                               --------          ---    ---------          ---
     Total metal-adjusted net sales.......................      1,120.6          100%     1,133.1          100%
                                                                                 ===                       ===
Metal adjustment..........................................        (18.1)                       --
                                                               --------                 ---------
     Total net sales......................................     $1,102.5                 $ 1,133.1
                                                               ========                 =========

         Net sales increased 3% to $1,133.1 million in the first nine months of 2003 from $1,102.5 million in the first nine months of 2002. The net sales increase included $62.4 million favorable impact of foreign currency exchange rate changes principally related to our European operations. After adjusting 2002 net sales to reflect the $0.05 increase in the average monthly COMEX price per pound of copper and the $0.02 increase in the average aluminum rod price per pound in the first nine months of 2003, net sales increased 1% to $1,133.1 million, up from $1,120.6 million in 2002. The increase in metal-adjusted net sales reflects a 4% increase in the energy segment, a 2% increase in the industrial & specialty segment and 3% decrease in the communications segment.

         The 4% increase in metal-adjusted net sales for the energy segment reflects a 24% increase in net sales in our international operations, partially offset by a 3% decrease in net sales in North America. Our international operations have benefited from increased sales resulting from new contract awards throughout Europe and a favorable impact from changes in foreign currency exchange rates. The North American net sales decrease reflects lower sales volume, however, during the third quarter of 2003, customer demand strengthened versus the same period in the prior year. We anticipate that sales volume for North American customers should continue to improve over time as utility customers address capital projects that were previously deferred. These capital projects include enhancements to the power transmission and distribution grid. However, in the first nine months of 2003 projects were not released as quickly as expected. Management believes the timing of these projects has slowed in anticipation of pending energy legislation in the United States. This legislation could provide future regulatory relief and allow North American utility companies to earn an adequate rate of return on their investment in upgrading the transmission grid infrastructure. The sales volume in the first quarter of 2003 was also negatively impacted by unseasonable weather in the Midwest and Northeast, which affected the ability of our customers to install cables.

         The 2% increase in metal-adjusted net sales in the industrial & specialty segment was principally due to a 17% increase in our international operations, growth in our domestic automotive aftermarket business and an increase in sales of industrial cables utilized in repairs and maintenance. The increase in net sales of our international operations includes a favorable impact from changes in foreign currency exchange rates and the introduction of environmentally friendly cables in Europe, an area in which our European operation is a leader. These increases were partially offset by a 20% decrease in net sales of the North American industrial business, the result of the continued weakness in demand for cables utilized in new industrial construction and other major infrastructure projects, which is expected to continue through 2003.

         The 3% decrease in the communications segment metal-adjusted net sales principally relates to a decrease in North American sales volume of telephone exchange cable and data communication cable. Metal-adjusted net sales of telephone exchange cable were off 5% for the first nine months of 2003 compared to the same period in 2002. However, during the third quarter of 2003, customer demand strengthened compared to the same period in the prior year. As a result of our position as a low cost producer, these products have historically been one of our most profitable business segments. The timing of the resumption of sales of telephone exchange cables to the telephone operating companies to more historic levels is unknown and represents a significant area of uncertainty with regard to our financial future performance. The sales volume decrease in data communication cables is the result of information technology infrastructure spending being constrained.

    Selling, General and Administrative Expense

         Selling, general and administrative expense decreased to $93.6 million in the first nine months of 2003 from $116.2 million in the first nine months of 2002. This decrease reflects the impact of actions taken to reduce fixed SG&A expense and controllable spending. These actions were partially offset by increased medical and pension related costs experienced during 2003 and the impact of increased SG&A expense in our European operations as a result of foreign currency exchange rate changes. In addition, SG&A expense includes $1.7 million of severance costs related to our European operations in the first nine months of 2003 and $23.8 million of corporate charges, primarily relating to the closure of manufacturing plants and severance costs, for the same period in 2002.

    Operating Income

         The following table sets forth operating income by segment, in millions of dollars.

                                                                               OPERATING INCOME
                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                               -----------------------------------------------
                                                                       2002                     2003
                                                               ---------------------   -----------------------
                                                                AMOUNT           %       AMOUNT            %
                                                               --------         ---    ---------          ---
Energy....................................................     $  28.7           67%   $    29.4           69%
Industrial & specialty....................................         7.5           17          7.8           18
Communications............................................         6.7           16          5.3           13
                                                               -------          ---    ---------          ---
   Subtotal excluding corporate charges...................        42.9          100%        42.5          100%
                                                                                ===                       ===
Corporate charges.........................................       (28.7)                     (1.7)
                                                               -------                 ---------
   Total operating income.................................     $  14.2                 $    40.8
                                                               =======                 =========

         Operating income of $40.8 million for the first nine months of 2003 increased from $14.2 million for the first nine months of 2002. This increase is primarily the result of reduced corporate charges in 2003, as discussed above. Operating income also increased due to our ongoing cost reduction initiatives in SG&A and manufacturing, strong performance from our European operations, the favorable impact of foreign currency exchange rate changes and a $0.6 million reduction in the LIFO liquidation charge incurred in 2003 compared to 2002. Offsetting these increases were reduced selling prices in the North American communications and, to a lesser extent, energy segments and reduced North American sales volume. Additionally, increased raw material costs (most notably polyethylene) which were not fully recovered during the 2003 nine-month period and higher pension and employee fringe benefit costs negatively impacted operating income.

    Interest Expense

         Net interest expense increased to $32.8 million in the first nine months of 2003 from $31.1 million in 2002. The increase in interest expense is primarily the result of a higher credit spread for our borrowings due to the October 2002 credit facility amendment and the amortization of bank fees related to the amendment, partially offset by lower average net borrowings and lower interest rates on the floating rate portion of our debt.

    Tax Rates

         Our effective tax rate for 2003 and 2002 was 35.5%.

YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001

         The net loss was $(24.0) million, or $(0.73) per diluted share, in 2002 compared to a net loss of $(2.0) million, or $(0.06) per diluted share, in 2001. The 2002 net loss of $(24.0) million includes a $2.5 million charge related to the liquidation of LIFO inventory quantities in North America and pre-tax corporate charges of $34.5 million, of which $5.6 million was recorded in cost of sales (see Note 4 to Notes to Audited Consolidated Financial Statements), $27.8 million was recorded in selling, general and administrative expense (see
Note 4 to Notes to Audited Consolidated Financial Statements) and $1.1 million was recorded in other financial costs. These charges consisted of $21.2 million to close two manufacturing plants in North America, $6.9 million in severance and severance related costs worldwide, $3.6 million to reduce to fair value certain assets contributed to our fiber optic joint venture created in the second quarter, $1.7 million related to the sale of our non-strategic, United Kingdom based specialty cables business, and $1.1 million related to the write-off of unamortized bank fees as a result of the October 2002 amendment to our credit facility. The 2002 net loss of $(24.0) million also includes a $9.1 million discontinued operations pre-tax charge principally related to an estimated lower net realizable value for real estate remaining from our former building wire business, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs.

         The 2001 net loss of $(2.0) million includes net pre-tax corporate charges of $56.8 million consisting of $6.1 million of net continuing operations charges and $50.7 million of charges related to the disposal of discontinued operations. The $6.1 million of 2001 pre-tax operating charges includes $7.0 million of charges recorded in cost of sales (see Note 4 to Notes to Audited Consolidated Financial Statements), a net of $3.2 million of income reported in selling, general and administrative expense (see Note 4 to Notes to Audited Consolidated Financial Statements), $8.1 million reported as other income and $10.4 million reported as other financial costs. The $6.1 million of 2001 pre-tax charges includes $8.1 million of income from a foreign exchange gain on the extinguishment of long-term debt in the United Kingdom, a net gain of $23.8 million related to the sale of the Pyrotenax business and $7.0 million in income from the settlement of the final purchase price of certain assets sold to Pirelli, all more than offset by $16.5 million in severance costs, $4.8 million in costs to close a manufacturing plant, a $5.5 million loss on the sale of our non-strategic business that designed and manufactured extrusion tooling and accessories, $10.4 million in costs associated with our accounts receivable asset-backed securitization program and a restructuring of our interest costs, $7.0 million in inventory disposal costs and $0.8 million of other costs. The $50.7 million of charges related to the disposal of discontinued operations consists of $21.4 million related to the sale of the building wire business, $16.6 million for the closure of our Montoursville, Pennsylvania plant, which manufactured retail cordsets, $10.6 million for the closure of four regional distribution centers and $2.1 million for other costs.

    Net Sales

         The following table sets forth metal-adjusted net sales by segment, in millions of dollars. Net sales for the year 2001 have been adjusted to the 2002 copper COMEX average of $0.72 per pound and the aluminum rod average of $0.65 per pound.

                                                                           METAL ADJUSTED NET SALES
                                                                           YEAR ENDED DECEMBER 31,
                                                               ----------------------------------------------
                                                                       2001                     2002
                                                               ---------------------   ----------------------
                                                                AMOUNT           %       AMOUNT            %
                                                               --------         ---    ---------          ---
Energy.....................................................    $  511.2          31%   $   516.0           36%
Industrial & specialty.....................................       534.9          33        499.4           34
Communications.............................................       589.4          36        438.5           30
                                                               --------         ---    ---------          ---
     Total metal-adjusted net sales........................     1,635.5         100%     1,453.9          100%
                                                                                ===                       ===
Metal adjustment...........................................        15.9                       --
                                                               --------                ---------
     Total net sales.......................................    $1,651.4                $ 1,453.9
                                                               ========                =========

         Net sales decreased 12% to $1,453.9 million in 2002 from $1,651.4 million in 2001. The net sales decrease is net of a $21 million favorable impact of exchange rate changes from 2001 to 2002. After adjusting 2001 net sales to reflect the $0.01 decrease in the average monthly COMEX price per pound of copper and the $0.04 decrease in the average aluminum rod price per pound in 2002, net sales decreased 11% to $1,453.9 million, down from $1,635.5 million in 2001. The decrease in metal-adjusted net sales reflects a 1% increase in energy products, a 7% decrease in industrial & specialty products and 26% decrease in communication products.

         The 26% decrease in communication products metal-adjusted net sales principally relates to lower sales volume of outside plant telecommunications cable and to a lesser extent high bandwidth networking cables. Sales volume for outside plant telecommunications cable decreased year over year as many customers significantly reduced their capital spending in 2002.

         The increase of 1% in metal-adjusted net sales in the energy products segment is the result of higher volume in the North American market as we realize the effect of new contracts won during 2001 and higher sales in Europe as we continue to enjoy an increased presence with major European utilities. During the second half of 2002, we benefited from contract awards won earlier in the year, including a two-year supply agreement with Electricite de France, one of Europe's largest electric utility companies. This contract award for medium voltage energy cables commenced in June 2002 and is valued at the equivalent of approximately $30 million through 2004. We also benefited from our expanded position in the Italian and United Kingdom energy cables markets. Partially offsetting these volume increases was lower pricing in the North American market.

         The 7% decrease in industrial & specialty products metal-adjusted net sales includes the negative impact of the March 2001 divestiture of the Pyrotenax business and the June 2001 divestiture of our extrusion tooling business. Excluding the impact of these businesses, industrial & specialty products metal-adjusted net sales decreased 5% from the prior year. This decrease is primarily the result of continued weak demand and pricing in many industrial sectors of the North American economy. This decrease is partially offset by a 4% increase in metal-adjusted net sales for our international operations.

    Selling, General and Administrative Expense

         Selling, general and administrative expense increased to $150.9 million in 2002 from $136.4 million in 2001. The 2002 and 2001 SG&A expense includes $27.8 million of corporate operating expenses and $3.2 million of corporate operating income, respectively (see Note 4 to Notes to Audited Consolidated Financial Statements). Excluding these expenses and income, SG&A expense on a consistent basis decreased 12%. The 12% reduction reflects the lower sales volumes and the impact of an aggressive program implemented since November 2001 to reduce fixed selling, general and administrative expense and controllable spending. The program included the elimination of salaried and hourly positions worldwide and other actions. Despite a 12% decrease in reported net sales year over year, selling, general and administrative expense, before corporate operating items, as a percent of net sales was flat compared to 2001 at 8.5%.

    Operating Income

         The following table sets forth operating income by segment, in millions of dollars.

                                                                               OPERATING INCOME
                                                                            YEAR ENDED DECEMBER 31,
                                                               ----------------------------------------------
                                                                       2001                     2002
                                                               ---------------------   ----------------------
                                                                AMOUNT           %       AMOUNT            %
                                                               --------         ---    ---------          ---
Energy.....................................................    $  35.3           33%    $  36.9            75%
Industrial & specialty.....................................       24.3           22         9.7            20
Communications.............................................       48.5           45         2.5             5
                                                               -------          ---     -------           ---
     Subtotal excluding corporate charges..................      108.1          100%       49.1           100%
                                                                                ===                       ===
Corporate charges..........................................       (3.8)                   (33.4)
                                                               -------                  -------
     Total operating income................................    $ 104.3                  $  15.7
                                                               =======                  =======

         As of January 1, 2001, we changed our accounting method related to our non-North American metals inventory from the FIFO method to the LIFO method, resulting in a $4.1 million increase in operating income in 2001.

         Operating income, including the corporate operating charges of $33.4 million in 2002 discussed above and the $3.8 million of corporate operating items in 2001 noted above, decreased 85% to $15.7 million in 2002 from $104.3 million in 2001. Excluding the corporate operating charges of $33.4 million in 2002 and $3.8 million in 2001, operating income decreased 55% to $49.1 million in 2002 from $108.1 million in 2001. Operating income decreased principally as a result of reduced sales volume in the Communications and Industrial & specialty segments and reduced selling prices in all three segments, partially offset by increased volume in the Energy segment as well as lower operating costs from our cost containment programs.

    Other Financial Costs

         In October 2002, we recorded other financial costs of $1.1 million related to the write-off of unamortized bank fees as a result of the October 2002 credit facility amendment. Of the $1.1 million, $0.6 million related to fees paid in April 2002 for a prior amendment, the terms of which were substantially amended by the October amendment and $0.5 million was due to a reduction in the borrowing capacity available under the revolving portion of the credit facility.

         During 2001, we recorded other financial costs of $10.4 million as a result of recognizing $4.2 million of costs associated with the implementation of our accounts receivable asset-backed securitization program. We also wrote off $2.0 million in unamortized bank fees as a result of a reduction in the borrowing capacity of our credit facility due to the application of the Pyrotenax proceeds and the accounts receivable asset-backed securitization program proceeds against outstanding debt, and we recorded a loss of $4.2 million related to interest rate collars which were terminated. The collars were terminated in part due to the reduction of indebtedness associated with the Pyrotenax and Pirelli transactions, as well as to allow us to more fully benefit from the more favorable interest rate environment and future interest rate reductions.

    Interest Expense

         Net interest expense, excluding the other financial costs discussed above, was $42.6 million in 2002 compared to $43.9 million in 2001. The decrease reflects reduced debt levels due to the application of the proceeds from non-strategic business divestitures, interest savings from our accounts receivable asset-backed securitization program implemented in the second quarter of 2001 and lower base interest rates under the credit facility in 2002 partially offset by the amortization of bank fees and higher credit spreads related to our April 2002 and October 2002 credit facility amendments.

    Tax Rates

         Our effective tax rate for 2002 and 2001 was 35.5%.

YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000

         The total company comparison is a net loss of $(2.0) million and loss per diluted share of $(0.06) in 2001 compared to a loss of $(26.4) million or $(0.79) per share in 2000. As a result of the August 2000 sale to Pirelli, we recognized a $34.3 million charge in 2000. This charge was related to severance, transaction costs, warranty and other claims, the realization of the foreign exchange translation loss on the divested businesses that was previously charged directly to equity and $3.3 million related to the write-off of unamortized bank fees due to the prepayment of indebtedness which resulted in a reduction in the borrowing capacity of our credit facility.

         RESULTS OF ONGOING BUSINESSES

         The ongoing businesses comparison excludes from the 2000 results the losses incurred in the businesses which were divested during 2000 to Pirelli Cavie Sistemi, S.p.A. The net loss was $(2.0) million, or $(0.06) per diluted share, in 2001 compared to ongoing net income of $46.8 million, or $1.39 per diluted share, for the ongoing businesses in 2000. The 2001 net loss of $(2.0) million includes net pre-tax items of $56.8 million consisting of $6.1 million of net continuing operations charges and $50.7 million of charges related to the disposal of discontinued operations. The $6.1 million of 2001 pre-tax operating charges includes $7.0 million of charges recorded in cost of sales (see Note 4 to Notes to Audited Consolidated Financial Statements), a net of $3.2 million of income reported in selling, general and administrative expense (see Note 4 to Notes to Audited Consolidated Financial Statements), $8.1 million reported as other income and $10.4 million reported as other financial costs. The $6.1 million of 2001 pre-tax charges includes $8.1 million of income from a foreign exchange gain on the extinguishment of long-term debt in the United Kingdom, a net gain of $23.8 million related to the sale of the Pyrotenax business and $7.0 million in income from the settlement of the final purchase price of certain assets sold to Pirelli all more than offset by $16.5 million in severance costs, $4.8 million in costs to close a manufacturing plant, a $5.5 million loss on the sale of our non-strategic business which designed and manufactured extrusion tooling and accessories, $10.4 million in costs associated with our accounts receivable asset-backed securitization program and a restructuring of our interest costs, $7.0 million in inventory disposal costs and $0.8 million of other costs. The $50.7 million of charges related to the disposal of discontinued operations consists of $21.4 million related to the sale of the building wire business, $16.6 million for the closure of our Montoursville, Pennsylvania plant which manufactured retail cordsets, $10.6 million for the closure of four regional distribution centers and $2.1 million for other costs.

    Net Sales

         The following table sets forth metal-adjusted net sales by segment, in millions of dollars. Net sales for the year 2000 have been adjusted to the 2001 copper COMEX average of $0.73 per pound and the aluminum rod average of $0.69 per pound.

                                                                          METAL ADJUSTED NET SALES
                                                                          YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------
                                                                       2000                   2001
                                                               ---------------------   -------------------
                                                                AMOUNT           %       AMOUNT         %
                                                               --------         ---    ---------       ---
Energy.....................................................    $  533.8          31%    $  521.8        32%
Industrial & specialty.....................................       592.9          34        537.6        32
Communications.............................................       615.3          35        592.0        36
                                                               --------         ---     --------       ---
     Total metal-adjusted net sales........................     1,742.0         100%     1,651.4       100%
                                                                                ===                    ===
Metal adjustment...........................................        36.7                       --
                                                               --------                 --------
     Total net sales.......................................    $1,778.7                 $1,651.4
                                                               ========                 ========

         Net sales decreased 7% to $1,651.4 million in 2001 from $1,778.7 million for the ongoing businesses in 2000. After adjusting 2000 net sales to reflect the $0.11 decrease in the average monthly COMEX price per pound of copper in 2001 and adjusting for the $0.06 decrease in the average aluminum rod price per pound in 2001, net sales decreased 5% to $1,651.4 million, down from $1,742.0 million in 2000. The decrease in metal-adjusted net sales reflects a 2% decrease in energy products, a 9% decrease in industrial & specialty products and a 4% decrease in communication products.

         The 4% decrease in communication products metal-adjusted net sales principally relates to lower sales volume of high bandwidth networking cables and outside plant telecommunications cable. Sales volume for both of these products has decreased year over year with the largest decrease occurring in the second half of 2001 as key customers reduced their capital spending. These sales volume decreases were partially offset by improved selling prices during 2001 for outside plant telecommunications cable. Additionally, metal-adjusted net sales in our international operations increased over 70% from the prior year principally as a result of our entry into the Iberian communications market in 2001.

         The decrease of 2% in metal-adjusted net sales in the energy products segment is the result of lower selling prices for certain segments of the North American energy cable market. Sales volume in the North American energy market was flat compared to the 2000 sales volume. Metal-adjusted net sales in the international energy cable market were 5% greater than the prior year primarily due to sales volume increases.

         The 9% decrease in industrial & specialty products metal-adjusted net sales includes the negative impact of the March 2001 divestiture of the Pyrotenax business. Excluding the impact of the Pyrotenax divestiture, industrial & specialty products metal-adjusted net sales decreased 2% from the prior year. This decrease is primarily the result of continued weak demand in many industrial sectors of the North American economy. This decrease is partially offset by a 3% increase in metal-adjusted net sales for our international operations.

    Selling, General and Administrative Expense

         Selling, general and administrative expense decreased to $136.4 million in 2001 from $161.5 million for the ongoing businesses in 2000 reflecting the lower sales volume and a reduction in controllable spending in response to general economic conditions. Selling, general and administrative expense as a percent of metal-adjusted net sales decreased by approximately 80 basis points, from 9.3% in 2000 to 8.5% in 2001.

    Operating Income

         The following table sets forth operating income by segment, in millions of dollars:

                                                                             OPERATING INCOME
                                                                          YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------
                                                                       2000                   2001
                                                               ---------------------   -------------------
                                                                AMOUNT          %       AMOUNT         %
                                                               --------        ---     --------       ---
Energy.....................................................    $  40.0          31%     $ 35.3         33%
Industrial & specialty.....................................       30.6          23        24.3         22
Communications.............................................       59.8          46        48.5         45
                                                               -------         ---      ------        ---
Subtotal excluding corporate charges.......................      130.4         100%      108.1        100%
                                                                               ===                    ===
Corporate charges..........................................         --                    (3.8)
                                                               -------                  ------
Total operating income.....................................    $ 130.4                  $104.3
                                                               =======                  ======

         Operating income, excluding the corporate items of $3.8 million previously discussed, decreased 17% to $108.1 in 2001 from $130.4 million for the ongoing businesses in 2000. Operating income decreased principally as a result of reduced volumes in the communications segment, increased manufacturing costs in the industrial & specialty segment, primarily as a result of lower production volumes, and lower pricing in the energy segment. These reductions in operating income were partially offset by increased volume in European energy cables, favorable pricing in communications cables and manufacturing productivity particularly in the energy segment.

    Other Income

         Other income of $8.1 million in 2001 was principally comprised of a foreign exchange gain on the extinguishment of long-term debt in the United Kingdom.

    Interest Expense

         Net interest expense, excluding the other financial costs of $10.4 million previously discussed, was $43.9 million in 2001 compared to $45.8 million for the ongoing businesses in 2000. The decrease reflects lower interest rates under the credit facility in 2001 and interest savings from our accounts receivable asset-backed securitization program partially offset by increased borrowings during 2000 related to the funding of losses sustained during the prolonged European Union approval process for the business units divested in the third quarter 2000 Pirelli transaction, as well as higher credit spreads. Interest expense for the ongoing businesses for the year ended 2000 was computed as if the sale to Pirelli occurred on January 1, 2000 for $216.0 million.

    Other Financial Costs

         During 2001, we recorded other financial costs of $10.4 million as a result of recognizing $4.2 million of one-time costs associated with the implementation of our accounts receivable asset-backed securitization program. We also wrote off $2.0 million in unamortized bank fees as a result of a reduction in the borrowing capacity of our credit facility due to the application of the Pyrotenax proceeds and the accounts receivable asset-backed securitization program proceeds against outstanding debt, and we recorded a loss of $4.2 million related to interest rate collars which were terminated. The collars were terminated in part due to the reduction of indebtedness associated with the Pyrotenax and Pirelli transactions, as well as to allow us to more fully benefit from the more favorable interest rate environment and future interest rate reductions.

    Tax Rates

         Our effective tax rate for 2001 and 2000 was 35.5%.

         RESULTS OF DIVESTED BUSINESSES

         The results for the divested businesses reflect the actual operating results of the businesses through the closing date of August 25, 2000, a $34.3 million charge related to the sale of the businesses and allocated interest costs incurred as if the sale to Pirelli occurred on January 1, 2000 for $216.0 million. The net loss from the divested businesses was $73.2 million or $2.18 per share.

         A significant portion of the net loss from the divested businesses resulted from the supertension and subsea cables operation. The supertension operation was severely impacted by low pricing levels as a result of excess capacity in the market and reduced project activity.

         Operations in Italy and at the distribution cables business in the United Kingdom also experienced significant losses in 2000. Operations in Italy experienced demand that was significantly below the prior year and selling prices that declined in response to changes in the competitive nature of the market resulting from the partial privatization of the principal Italian utility company. The distribution cables business experienced demand levels below historical levels primarily due to lower orders from European utilities.

LIQUIDITY AND CAPITAL RESOURCES

         In general, we require cash for working capital, capital expenditures, debt repayment, interest and taxes. Our working capital requirements increase when we experience strong incremental demand for products and/or significant copper and aluminum price increases. Based upon historical experience and the expected availability of funds under our existing credit facility, we believe that our sources of liquidity will be sufficient to enable us to meet our cash requirements for working capital, capital expenditures, debt repayment, interest and taxes for at least the next twelve months. This belief is based on our current outlook, which is not dependent upon a recovery for the next twelve months in the communications or industrial markets which we serve.

         The offering of the old notes was part of our comprehensive plan to improve our capital structure and provide us with increased financial and operating flexibility to execute our business plan by reducing leverage and extending debt maturities. On November 24, 2003, the following refinancing transactions were consummated concurrently: (i) a $240 million senior secured revolving credit facility, (ii) a private offering of $285 million principal amount of the old notes, (iii) a private offering of $103.5 million of Series A redeemable convertible preferred stock and (iv) a public offering of approximately $47.6 million of common stock (including the exercise of an over-allotment option on December 2, 2003). In addition, on December 2, 2003, we also consummated a public offering of $6.2 million of common stock pursuant to an over-allotment option. We applied the net proceeds from these refinancing transactions to repay all amounts then outstanding under our then existing senior secured revolving credit facility, then existing senior secured term loans and outstanding borrowings under our then existing accounts receivable asset-backed securitization facility and to pay related fees and expenses. For more details, see "Description of Senior Credit Facility and Preferred Stock."

         We are a holding company with no operations of our own. All of our operations are conducted, and net sales are generated, by our subsidiaries and investments. Accordingly, our cash flow depends on the cash flows of our operations, in particular our North American operations upon which we have historically depended most. However, our ability to use cash flow from our European operations, if necessary, will likely be adversely affected by limitations on our ability to repatriate such earnings tax efficiently.

         Cash flow provided by operating activities in 2002 was $57.3 million. This reflects net income before depreciation and amortization, deferred income taxes and loss on sale of business of $22.7 million, a $61.5 million decrease in inventories, and a $15.1 million decrease in accounts receivable. The change in deferred income taxes reflects a $37.0 million income tax refund received during the second and third quarters of 2002. This income tax refund was attributable to a 2002 U.S. tax law change that enabled us to carryback our 2001 NOL, which was recorded as a deferred tax asset at December 31, 2001, to obtain a refund of taxes previously paid. Inventories were reduced during the year by $61.5 million through strong distribution logistics, improved plant schedule attainment and a rebalancing of our production loads including the furloughing of one plant for the entire fourth quarter. These cash flows were partially offset by a decrease in accounts payable, accrued and other liabilities of $34.0 million and an $8.0 million increase in other assets. Our subsidiaries that guarantee the new notes represented 80%, 76% and

94% of our total cash flow from operating activities for the years ended December 31, 2001 and 2002 and the nine months ended September 30, 2003.

         Cash flow provided by operating activities in the first nine months of 2003 was $58.2 million. This reflects net income before depreciation and amortization, deferred income taxes and a loss on sale of property of $23.0 million, a $10.4 million increase in accounts payable, accrued and other liabilities, a $19.5 million decrease in other assets which primarily reflects a $13.9 million refund of income taxes paid in previous years received in the first quarter of 2003 and a decrease in inventory of $22.2 million. Inventories were reduced through strong distribution logistics, improved plant schedule attainment and a rebalancing of our production loads with net sales results. These cash flows were partially offset by an increase in accounts receivable of $16.9 million due to the normal seasonality of our business reflecting increased construction activity in the spring and summer. In the comparable period in the prior year, we had a decrease in receivables, which primarily reflected the benefit from the collection of receivables from our former building wire business.

         Cash flow used by investing activities was $28.6 million in 2002, principally reflecting $31.4 million of capital expenditures. This level of capital spending is 43% below 2001 and reflects management's decision to limit capital spending given current general economic conditions. This cash outflow was partially offset by $1.7 million of proceeds received from the divestiture of a non strategic business during the second quarter of 2002 and $1.6 million of proceeds from the sale of properties, principally closed manufacturing locations.

         Cash flow used by investing activities was $10.2 million in the first nine months of 2003, principally reflecting $11.8 million of capital expenditures. This level of capital spending is approximately 50% below the first nine months of 2002 and reflects an intentional effort to limit capital spending given current general economic conditions. We anticipate capital spending to be approximately $8 million in the fourth quarter of 2003 and $30 million in 2004. Additionally, $1.9 million of proceeds were received from the sale of a former manufacturing facility and $1.0 million of cash was received in partial payment of loans plus interest from shareholders.

         Cash flow used by financing activities in 2002 was $16.2 million, primarily reflecting a reduction in long-term debt of $15.4 million, a net decrease in revolving credit borrowings of $2.2 million and $5.0 million of dividends paid to shareholders of common stock during 2002. The cash flow used was partially offset by proceeds from the exercise of stock options of $2.4 million and a net increase in other debt of $4.0 million.

         Cash flow used by financing activities in the first nine months of 2003 was $52.9 million, reflecting the repayment of long-term debt of $14.1 million, a net decrease in revolving credit borrowings of $13.3 million and a $25.5 million net decrease in other debt, principally related to our European operations short-term borrowings.

         Our previous credit facility was entered into in 1999 with one lead bank as administrative agent, and a syndicate of lenders. The facility, as amended and reduced by prepayments, consisted of: term loans in dollars in an aggregate amount up to $297.5 million, term loans in dollars and foreign currencies in an aggregate amount up to $28.9 million and revolving loans and letters of credit in dollars and foreign currencies in an aggregate amount up to $200.0 million. In April 2002, we amended the credit facility to permit increased financial flexibility through March 2003. Fees and expenses associated with the amendment were $2.0 million and were being amortized over the one-year period of the amendment. In October 2002, we further amended the credit facility through March 2004. As part of the amendment, we suspended our quarterly cash dividend of $0.05 per common share for the term of the amendment. Fees and expenses of approximately $4 million were incurred for the amendment and will be amortized over the life of the amendment. As a result of the completion of the October 2002 amendment, we recorded $1.1 million of other financial costs for the write-off of unamortized bank fees. Of the $1.1 million, $0.6 million related to fees paid in April 2002 for a prior amendment, the terms of which were substantially amended by the October amendment and $0.5 million was due to the reduction in borrowing capacity of the revolving portion of the credit facility. Borrowings under the credit facility were $415.6 million and $391.3 million at December 31, 2002 and September 30, 2003, respectively. Loans under the credit facility bore interest, at our option, at (i) a spread over LIBOR or
(ii) a spread over the Alternate Base Rate, which is defined as the higher of
(a) the agent's prime rate, (b) the secondary market rate for certificates of deposit (adjusted for reserve requirements) plus 1% or (c) the Federal Funds Effective Rate plus -1/2 of 1%. This facility was repaid and terminated in connection with the refinancing transactions. For a description of our current senior credit facility and our Series A redeemable convertible preferred stock, see "Description of Senior Credit Facility and Preferred Stock."

         Our European operations participate in arrangements with several European financial institutions who provide extended accounts payable terms to us on an uncommitted basis. In general, the arrangements provide for accounts payable terms of up to 180 days. At December 31, 2002, the arrangements had a maximum availability limit of the equivalent of approximately $105 million, of which approximately $88 million was drawn. At September 30, 2003, the arrangements had a maximum availability limit of the equivalent of approximately $94 million, of which approximately $77 million was drawn. Should the availability under these arrangements be reduced or terminated, we would be required to negotiate longer payment terms or repay the outstanding obligations with our suppliers under this arrangement over 180 days and seek alternative financing arrangements which could increase our interest expense. There can be no assurance that we will be able to obtain such financing if needed. We also have an approximate $25 million uncommitted facility in Europe, which allows us to sell at a discount, with limited recourse, a portion of our accounts receivable to a financial institution. At September 30, 2003, this accounts receivable facility was not drawn upon.

         During the fourth quarter of 2002, as a result of declining returns in the investment portfolio of our defined benefit pension plan, we were required to record a minimum pension liability equal to the underfunded status of our plan. At December 31, 2002, we recorded an after-tax charge of $29.2 million to accumulated other comprehensive income in the equity section of our balance sheet. We will experience an increase in our future pension expense and in our cash contributions to our defined benefit pension plan. Pension expense is expected to increase by approximately $6.3 million in 2003 compared to 2002 and our required cash contributions are expected to increase by $2.9 million in 2003 from $3.0 million in 2002. In 2004, pension expense is expected to decrease $2.7 million from 2003 principally due to an increase during 2003 in the market value of the assets held and cash contributions are expected to increase an additional $6.6 million from 2003.

         Summarized information about our contractual obligations and commercial commitments as of September 30, 2003 is, after giving effect to this offering and the other refinancing transactions and the use of proceeds therefrom, as follows (in millions of dollars):

                                                                           PAYMENTS DUE BY PERIOD
                                                        -----------------------------------------------------------
                                                                    LESS THAN      1 - 3         4 - 5      AFTER 5
                                                        TOTAL        1 YEAR        YEARS         YEARS       YEARS
                                                        -----        ------        -----         -----       -----
CONTRACTUAL OBLIGATIONS
  Long-term debt..............................          $365.4        $ 3.7        $  --         $ --       $361.7
  Operating leases............................            25.0          8.0         16.2          0.8           --
  Commodity futures and forward pricing                   47.7         47.1          0.6           --           --
        agreements...........................
  Foreign currency contracts..................            33.1         30.0          3.1           --           --
                                                        ======        =====        =====         ====       ======
    Total......................................         $471.2        $88.8        $19.9         $0.8       $361.7
                                                        ======        =====        =====         ====       ======

         We anticipate being able to meet our obligations as they come due.

OFF BALANCE SHEET ASSETS AND OBLIGATIONS

         In May 2001, we completed an accounts receivable asset-backed securitization financing transaction. The securitization financing provided for certain domestic trade receivables to be sold to a wholly owned, special purpose, bankruptcy-remote subsidiary without recourse. This subsidiary in turn transferred the receivables to a trust which issued floating rate five-year certificates in an initial amount of $145 million. The proceeds from the initial transfer were utilized to reduce term debt. In addition, a variable certificate component of up to $45 million for seasonal borrowings was established as a part of the securitization financing. This variable certificate component fluctuated based on the amount of eligible receivables. Sales of receivables under this program resulted in a reduction of total accounts receivable reported on our consolidated balance sheet. Our retained interest in the receivables was carried at fair value, which was estimated as the net realizable value. The net realizable value considered the relatively short liquidation period and included an estimated provision for credit losses. The five-year certificates had a weighted average interest rate of 57 basis points over LIBOR.

         As a result of the building wire asset sale and the exit from the retail cordsets business, the securitization financing program was downsized in the first quarter of 2002, through the repayment of a portion of the outstanding certificates, to $80 million. The repayment of the certificates was funded by the collection of the outstanding building wire and retail cordsets accounts receivable. The $45 million seasonal borrowing component was unaffected.

         At September 30, 2003 and December 31, 2002, the off balance sheet debt, net of cash held in the trust, was $72.8 million and $48.5 million, respectively. This off balance sheet debt was fully collateralized by accounts receivable and cash held in the trust. This securitization financing was terminated in connection with the refinancing transactions.

ENVIRONMENTAL MATTERS

         Our expenditures for environmental compliance and remediation amounted to approximately $0.8 million for the nine months ended September 30, 2003 and $0.6 million, $0.9 million and $0.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. In addition, certain of our subsidiaries have been named as potentially responsible parties in proceedings that involve environmental remediation. We had accrued $5.2 million at September 30, 2003 for all environmental liabilities. In the Wassall acquisition of General Cable from American Premier Underwriters, Inc., American Premier indemnified us against certain environmental liabilities arising out of our or our predecessors' ownership or operation of properties and assets, which were identified during the seven-year period ended June 2001. As part of the 1999 acquisition, BICC plc agreed to indemnify us against environmental liabilities existing at the date of the closing of the purchase of the business. We have agreed to indemnify Pirelli and Southwire Company against certain environmental liabilities arising out of the operation of the divested businesses prior to the sale. However, the indemnity we received from BICC plc related to the business sold to Pirelli terminated upon the sale of those businesses to Pirelli. While it is difficult to estimate future environmental liabilities, we do not currently anticipate any material adverse effect on our results of operations, cash flows or financial position as a result of compliance with federal, state, local or foreign environmental laws or regulations or remediation costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We are exposed to various market risks, including changes in interest rates, foreign currency and commodity prices. To manage risk associated with the volatility of these natural business exposures, we enter into interest rate, commodity and foreign currency derivative agreements as well as copper and aluminum forward purchase agreements. We do not purchase or sell derivative instruments for trading purposes. We do not engage in trading activities involving commodity contracts for which a lack of marketplace quotations would necessitate the use of fair value estimation techniques.

         The notional amounts and fair values of these financial instruments at September 30, 2003 and December 31, 2002, are shown below (in millions). The carrying amount of the financial instruments was a liability of $(5.3) million at September 30, 2003 and $(6.8) million at December 31, 2002.

                                                                 SEPTEMBER 30, 2003        DECEMBER 31, 2002
                                                                -------------------       -------------------
                                                                NOTIONAL       FAIR       NOTIONAL      FAIR
                                                                 AMOUNT       VALUE        AMOUNT       VALUE
                                                                 ------       -----        ------       -----
Interest rate swaps.......................................       $209.0       $(4.4)       $  9.0       $(0.9)
Forward starting interest rate swaps......................           --          --         200.0        (6.5)
Foreign currency forward exchange.........................         33.1        (0.6)         29.5         0.7
Commodity futures.........................................         11.4        (0.3)          9.2        (0.1)
                                                                              -----                     -----
                                                                              $(5.3)                    $(6.8)
                                                                              =====                     =====

                                    BUSINESS

OUR COMPANY

         We are a FORTUNE 1000 company that is a leading global developer and manufacturer in the wire and cable industry, an industry which is estimated to have had $58 billion in sales in 2002. We have leading market positions in the segments in which we compete due to our product, geographic and customer diversity and our ability to operate as a low cost provider. We sell over 11,500 copper, aluminum and fiber optic wire and cable products, which we believe represent the most diversified product line of any U.S. manufacturer. As a result, we are able to offer our customers a single source for most of their wire and cable requirements. We manufacture our product lines in 28 facilities and sell our products worldwide through our operations in North America, Europe and Oceania. Major customers for our products include leading utility companies such as Consolidated Edison and Arizona Public Service; leading distributors such as Graybar and Anixter; leading retailers such as The Home Depot and AutoZone; and leading original equipment manufacturers, or OEMs, such as GE Medical Systems; and leading telecommunications companies such as Qwest Communications, Verizon Communications and SBC/Ameritech. Technical expertise and implementation of Lean Six Sigma strategies have allowed us to maintain our position as a low cost provider.

         Our operations are divided into three main segments: energy, industrial & specialty and communications. Our energy cable products include low-, medium- and high-voltage power distribution and power transmission products for overhead and buried applications. Our industrial & specialty wire and cable products conduct electrical current for industrial, OEM, commercial and residential power and control applications. Our communications wire and cable products transmit low-voltage signals for voice, data, video and control applications. We believe we are the number one supplier of energy and industrial & specialty cable products and the number three supplier of communications products in North America and a top three supplier in the majority of the segments in which we compete in Oceania. We believe we are the largest supplier in the Iberian region and a strong regional wire and cable manufacturer in the rest of Europe. For the year ended December 31, 2002, we had net sales of $1.5 billion and a net loss of $(24.0) million.

PRODUCTS AND MARKETS

         The net sales generated by each of our three main segments (as a percentage of our total company results) over the twelve-month period ended December 31, 2002 are summarized below:

[Pie Chart Omitted]

Products and Markets              Percentage
--------------------              ----------
Energy                            36%
Industrial & Specialty            34%
Communications                    30%

         The principal products, markets, distribution channels and end-users of each of our product categories are summarized below:

   PRODUCT CATEGORY                     PRINCIPAL PRODUCTS               PRINCIPAL MARKETS        PRINCIPAL END-USERS
   ----------------                     ------------------               -----------------        -------------------
ENERGY
Utility                             Low-Voltage,                     Power Utility              Investor-Owned Utility
                                    Medium-Voltage                                              Companies; State and
                                    Distribution; Bare                                          Local Public Power
                                    Overhead Conductor;                                         Companies; Rural
                                    High-Voltage                                                Electric Associations;
                                    Transmission Cable                                          Contractors

INDUSTRIAL & SPECIALTY
Instrumentation, Power,             Rubber and Plastic-              Industrial Power and       Industrial Consumers;
Control and Specialty               Jacketed Wire and Cable;         Control; Utility/Marine/   Contractors; OEMs;
                                    Power and Industrial Cable;      Transit; Military;         Military Customers;
                                    Instrumentation and              Mining; Oil and Gas        Telecommunications
                                    Control Cable                    Industrial; Power          System Operators
                                                                     Generation;
                                                                     Infrastructure;
                                                                     Residential Construction

Automotive                          Ignition Wire Sets;              Automotive Aftermarket     Consumers; OEMs
                                    Booster Cables

COMMUNICATIONS
Outside Voice and Data              Outside Plant                    Telecom Local Loop         Telecommunications
(Telecommunications)                Telecommunications                                          Systems Operators
                                    Exchange Cable; Outside
                                    Service Wire

Data Communications                 Multi-Conductor/Multi-Pair;      Computer Networking        Contractors; OEMs;
                                    Fiber Optic; Shipboard;          and Multimedia             Systems Integrators;
                                    Military Fiber Cable             Applications               Systems Operators;
                                                                                                Military Customers

Electronics                         Multi-Conductor;                 Building Management;       Contractors; Consumers;
                                    Coaxial; Sound,                  Entertainment;             Industrial
                                    Security/Fire Alarm Cable        Equipment Control

Assemblies                          Cable Harnesses;                 Telecommunications;        Communications and
                                    Connector Cable                  Industrial Equipment;      Industrial Equipment
                                                                     Medical Equipment          Manufacturers

         We operate our business globally, with 74% of net sales in 2002 generated from North America, 22% from Europe and 4% from Oceania. We estimate that we sold our products and services to customers in more than 70 countries in 2002.

STRATEGIC INITIATIVES

         Due to a decrease in net sales resulting from the global economic downturn in 2001 and 2002 and its impact particularly in the telecommunications markets globally and the industrial & specialty market in North America, we have implemented various management initiatives to improve productivity and maximize cash flow. These initiatives include the following:

         - Consolidating our North American manufacturing and distribution facilities, including closing three of seven plants that manufacture communications products and four of six distribution centers.

         - Reducing head count by 1,700 persons, or 22% of our work force employed in our continuing operations since September 30, 2000.

         - Reducing outstanding aggregate indebtedness, and borrowings under an off-balance sheet facility, by approximately 42%, or $347.8 million, from June 30, 2000 (our historical peak borrowing level) to September 30, 2003. As a result of the refinancing transactions, we further reduced our outstanding aggregate indebtedness.

         - Reducing inventory levels related to continuing operations from $296.4 million at September 30, 2000 to $247.0 million at September 30, 2003, a 17% decrease; this decrease is net of a $17.3 million impact from foreign exchange rate fluctuations on our reported inventory international levels. On a consistent foreign exchange basis, the decrease in inventory levels was $66.7 million, or 23%.

         - Reducing capital expenditures from continuing operations from $35.8 million in 2000 to $31.4 million in 2002 and further to $20.4 million in the twelve months ended September 30, 2003.

         - Exiting less profitable, non-core businesses, such as building wire and consumer cordsets.

         - Focusing on non-capital based productivity, such as Lean Six Sigma and reduction of manufacturing cycle time.

         In addition, in connection with reinforcing our position as a low-cost provider, we have announced the closure of one of and the reduced operation at another of our North American manufacturing facilities for our industrial & specialty segment. We also have initiated a study at another one of our other North American industrial & specialty manufacturing facilities to determine the feasibility of continuing manufacturing operations at that location.

         We believe that many of our markets have begun to stabilize as end users begin to increase their spending on infrastructure maintenance and new construction. Furthermore, the 2003 power outages in the U.S., Canada and Europe emphasize the need to upgrade the power transmission infrastructure used by electric utilities, which may over time cause an increase in demand for our products. As a result of our strategic initiatives and adequate manufacturing capacity in all our businesses, we believe that we are well positioned to capitalize on any upturn in our markets without significant additional capital expenditures.

COMPETITIVE STRENGTHS

         We have adopted a "One Company" approach for our dealings with customers and vendors. This approach is becoming increasingly important as the electrical, industrial, data communications and electronic distribution industries continue to consolidate into a smaller number of larger regional and national participants with broader product lines. As part of our One Company approach, we have established cross-functional business teams, which seek opportunities to increase sales to existing customers and to new customers inside and outside of traditional market channels. Our One Company approach better integrates us with our major customers, thereby allowing us to become their leading source for wire and cable products. We believe this approach also provides us with purchasing leverage as we coordinate our North American sourcing requirements. Our competitive strengths include:

         Leading Market Positions. We have achieved leading market positions in many of our business segments. For example, we believe that in 2002:

         - In the energy segment, we were the number one producer in North America, the number three producer in Oceania and a strong regional producer in Europe;

         - In the industrial & specialty segment, we were the number one producer in North America and the number three producer in Oceania; and

         - In the communications segment, we were the number three producer in North America and Oceania.

         Product, Geographic and Customer Diversity. We sell over 11,500 products under well-established brand names, including General Cable(R), Anaconda(R), BICC(R) and Carol(R), which we believe represent the most diversified product line of any U.S. wire and cable manufacturer. The breadth of our product line has enhanced our market share and operating performance by enabling us to offer a diversified product line to customers who previously purchased wire and cable from multiple vendors but prefer to deal with a smaller number of broader-based suppliers. We believe that the breadth of our products gives us the opportunity to expand our product offerings to existing customers. We distribute our products to over 3,000 customers through our operations in North America, Europe and Oceania. Our customers include utility companies, telecommunications systems operators, contractors, OEMs, system integrators, military customers, consumers and municipalities. The following summarizes sales as a percentage of our 2002 domestic net sales by each category of customers:

[Pie Chart Omitted]

2002 Domestic Net Sales by
Each Category of  Customers                          Percentage
---------------------------                          ----------
Electric Utility                                     32%
OEMs & Electrical/Industrial Distributors            21%
Telco Utility                                        17%
Communication Distributors                           15%
Automotive Retail                                     8%
Electrical Retail                                     6%
Other                                                 1%

         We strive to develop supply relationships with leading customers who have a favorable combination of volume, product mix, business strategy and industry position. Our customers are some of the largest consumers of wire and cable products in their respective markets and include the following companies:
Consolidated Edison, an electric utility company serving the New York City metropolitan area; Arizona Public Service, Arizona's largest electricity utility; Graybar, one of the largest electrical and communications distributors in the United States; Anixter, one of the largest domestic distributors of wire, cable and communications connectivity products; The Home Depot, a leading home center retail chain; AutoZone, the largest retailer of automotive aftermarket parts in the United States; GE Medical Systems, a global leader in medical imaging, interventional procedures, healthcare services and information technology; Verizon Communications, a leading provider of communications services in the Northeastern United States; and Qwest Communications and SBC/Ameritech, former regional bell operating companies.

         Our top 20 customers in 2002 accounted for 44% of our net sales, and no one customer accounted for more than 5% of our net sales. We believe that our diversity mitigates the risks associated with an excess concentration of sales in any one market or geographic region or to any one customer.

         Low Cost Provider. We are a low cost provider primarily because of our focus on lean manufacturing, centralized sourcing and distribution and logistics. We continuously focus on maintaining and optimizing our manufacturing infrastructure by promoting an organization-wide "lean" mentality in order to improve efficiencies. This enables us to maintain a low manufacturing cost structure, reduce waste, inventory levels and cycle time, as well as retain a high level of customer service. We have made a significant investment in Lean Six Sigma training and have established a formal training program for employees supporting this. We also facilitate the sharing of manufacturing techniques through the exchange of best practices among design and manufacturing engineers across our global business units. We believe that these initiatives have enabled us to achieve a high degree of non-capital based productivity which will allow us to achieve further productivity improvements.

         Experienced and Proven Management Team. Our senior management team has, on average, over 15 years of experience in the wire and cable industry and 11 years with our company, and has successfully created a corporate-wide culture that focuses on our One Company approach and continuous improvement in all aspects of our operations. In addition, our senior management team has successfully reduced overhead and operating costs, improved productivity and increased working capital efficiency. For example, our SG&A expenses excluding corporate items have declined from $226.6 million, or 10.5% of net sales, in 2000 to $123.1 million, or 8.5% of net sales, in 2002. We believe that the level of our SG&A expenses as a percentage of our net sales is one of the lowest in the wire and cable industry. Additionally, our senior management team has restructured our business portfolio to eliminate less profitable, non-core businesses and capitalize on market opportunities by anticipating market trends and risks.

BUSINESS STRATEGY

         We seek to distinguish ourselves from other wire and cable manufacturers through the following business strategies:

         Improving Operating Efficiency and Productivity. Our operations benefit from management's ongoing evaluations of operating efficiency. These evaluations have resulted in cost-saving initiatives designed to improve our profitability and productivity across all areas of our operations. Recent initiatives include rationalization of manufacturing facilities and product lines, consolidation of distribution locations, product redesign, improvement in materials procurement and usage, product quality and waste elimination and other non-capital based productivity initiatives. We also expect that continued successful execution of our One Company approach will provide more efficient purchasing, manufacturing, marketing and distribution for our products.

         Focus on Establishing and Expanding Long-Term Customer Relationships. Each of our top 20 customers has been our customer for at least five years. Our customer relationship strategy is focused on being the "wire provider of choice" for the most demanding customers by providing a diverse product line coupled with a high level of service. We place great emphasis on customer service and provide technical resources to solve customer problems and maintain inventory levels of critical products that are sufficient to meet fluctuating demands for such products.

         We have implemented a number of service and support programs, including Electronic Data Interchange ("EDI") transactions, web-based product catalogues, ordering and order tracking capabilities and Vendor Managed Inventory ("VMI") systems. VMI is an inventory management system integrated into certain of our customers' internal systems which tracks inventory turnover and places orders with us for wire and cable on an automated basis. These technologies create high supplier integration with these customers and position us to be their leading source for wire and cable products.

         Actively Pursue Strategic Initiatives. We believe that our management has the ability to identify key trends in the industry, which allows us to migrate our business to capitalize on expanding markets and new niche markets and exit declining or non-strategic markets in order to achieve better returns. For example, we exited the North American building wire business in late 2001. This business had historically been highly cyclical, very price competitive and had low barriers to entry. We also set aggressive performance targets for our businesses and intend to refocus, turn around or divest those activities that fail to meet our targets or do not fit our long-term strategies.

         We regularly consider selective acquisitions and joint ventures to strengthen our existing business lines. We believe there are strategic opportunities in many international markets, including South America and Asia, as countries in these markets continue to look to upgrade their power transmission and generation infrastructure and invest in new communications networks in order to participate in high-speed, global communications. We are seeing increased opportunities in the European Union for our European manufacturing operations. For more details, see "Risk Factors -- Other Risks Relating to Our Business -- We may not be able to successfully identify, finance or integrate acquisitions."

         Reduce Leverage. We intend to reduce our leverage in the near to intermediate term. As a result of our well-diversified business portfolio and recent operating initiatives, we believe we can improve our existing operating margin, which will allow us to generate increased cash flows. In order to achieve this goal of debt reduction, we currently expect to use a substantial portion of cash flow from operations and the net proceeds from any sale of non-strategic assets to strengthen our balance sheet. In pursuit of this strategy, we have reduced outstanding aggregate indebtedness, and borrowings under an off-balance sheet facility, by $347.8 million, or 42%, from June 30, 2000 to September 30, 2003 through a combination of cash flow from operations and strategic divestitures. We have adequate manufacturing capacity in all of our businesses and are well positioned to capitalize on any upturns in our markets without significant additional capital expenditures.

THE REFINANCING

         On November 24, 2003, we issued $285 million aggregate principal amount of the old notes. The old notes bear interest at a rate 9.5% per annum, payable semi-annually on May 15 and November 15 of each year, beginning May 15, 2004, and will mature on November 15, 2010. The offering of the old notes was part of our comprehensive plan to improve our capital structure and provide us with increased financial and operating flexibility to execute our business plan by reducing leverage and extending debt maturities. This plan consisted of the following transactions which we refer to as the "refinancing transactions," which were consummated concurrently: (i) a $240 million senior secured revolving credit facility, (ii) the private offering of the old notes, (iii) a private offering of $103.5 million of Series A redeemable convertible preferred stock and (iv) a public offering of approximately $47.6 million of common stock (including the exercise of an over-allotment option on December 2, 2003). We applied the net proceeds from these refinancing transactions to repay all borrowings outstanding under our then existing senior secured revolving credit facility, then existing senior secured term loans and outstanding amounts under our then existing accounts receivable asset-backed securitization facility and to pay related fees and expenses.

INDUSTRY AND MARKET OVERVIEW

         The global wire and cable market was estimated to have had $58 billion in sales in 2002 by CRU International Limited. This marks a 12% and 19% decline from the $66 billion and $72 billion in sales in 2001 and 2000, respectively. The decline in the North American and European markets was even greater. The decline in the wire and cable market is directly related to the global economic slowdown in 2001 and 2002 which has resulted in reduced spending by customers in all wire and cable markets as well as price erosion caused in part by excess inventory sell off.

         The wire and cable industry is competitive, mature and cost driven. Wire and cable is relatively low value added, higher weight (and therefore relatively expensive to transport) and often subject to regional or country specifications. In many business segments there is little differentiation among participants from a manufacturing standpoint. The industry is highly fragmented with many participants in both the United States and worldwide. However, the 20 largest companies control approximately 47% of the overall global market. Since the 1990's, the industry has been undergoing consolidation. Additionally, over the past few years, some large market participants have been willing to divest businesses that are underperforming or not perceived as good growth opportunities.

         The wire and cable industry is raw materials intensive with copper and aluminum comprising the major cost component for cable products. Changes in the cost of copper and aluminum are generally passed through to the customer, although there can be timing delays of varying lengths depending on the type of product, competitive conditions and particular customer arrangements.

PRODUCT MARKETS

         As a result of asset sales and divestitures, we have repositioned our operations into three main lines or segments: energy, industrial & specialty, and communications businesses. We distribute our products to over 3,000 customers from our operations in North America, Europe and Oceania. Our customers include: utility companies, telecommunications systems operators, contractors, OEMs, system integrators, military customers, consumers and municipalities.

         Beginning in the third quarter of 2001, we have reported the building wire and cordsets segment as discontinued operations for financial reporting purposes. The prior periods have been restated to reflect this change. For year 2000, the financial information has been shown for the total company on an as reported basis and for the ongoing businesses after the closing of the sale of certain businesses to Pirelli on a pro forma basis. The pro forma presentation is provided as it provides the reader of our financial statements with a consistent basis of presentation when comparing our results in 2000 to the results for 2001, 2002 and 2003. The following table sets forth summarized financial information by reportable segment for the years ended December 31, 2000, 2001 and 2002 and the nine months ended September 30, 2002 and 2003 (in millions of dollars).

                                                 PRO FORMA
                                      TOTAL       ONGOING                                  NINE MONTHS ENDED
                                     COMPANY     BUSINESSES                                  SEPTEMBER 30,
                                    --------     ----------                             ----------------------
                                      2000          2000         2001         2002        2002          2003
                                    --------      --------     --------     --------    --------      --------
Net Sales:
 Energy...........................  $  733.6      $  544.9     $  521.8     $  516.0    $  389.0      $  413.5
 Industrial & specialty...........     796.7         602.0        537.6        499.4       383.1         395.1
 Communications...................     631.8         631.8        592.0        438.5       330.4         324.5
                                    --------      --------     --------     --------    --------      --------
                                    $2,162.1      $1,778.7     $1,651.4     $1,453.9    $1,102.5      $1,133.1
                                    ========      ========     ========     ========    ========      ========
Operating Income:
 Energy...........................  $  (24.4)     $   40.0     $   35.3     $   36.9    $   28.7      $   29.4
 Industrial & specialty...........      29.7          30.6         24.3          9.7         6.7           7.8
 Communications...................      59.8          59.8         48.5          2.5         7.5           5.3
                                    --------      --------     --------     --------    --------      --------
                                        65.1         130.4        108.1         49.1        42.9          42.5

Corporate and other
   operating items................     (31.0)           --         (3.8)       (33.4)      (28.7)         (1.7)
                                    --------      --------     --------     --------    --------      --------
                                    $   34.1      $  130.4     $  104.3     $   15.7    $   14.2      $   40.8
                                    ========      ========     ========     ========    ========      ========

    Energy Market

         The energy market consists of low-, medium- and high-voltage power distribution and power transmission products for overhead and buried applications. The global market for power cables experienced a slight increase in sales in 2002 of 2% to $14.6 billion from $14.3 billion in 2001. Growth in this market will be largely dependent on investment policy of electric utilities and infrastructure improvement. We believe that the increase in electricity consumption in North America has outpaced the rate of utility investment in power cables. As a result, we believe the average age of power transmission cables has increased, the current electric transmission infrastructure needs to be upgraded and the transmission grid is near capacity. In addition, the 2003 power outages in the U.S., Canada and Europe emphasize the need for upgrading the power transmission infrastructure used by electric utilities that may, over time, cause an increase in demand for our products.

         The net sales in North America decreased as a result of lower sales volume. We anticipate that sales volume for North American customers should improve over time as utility customers address capital projects that were previously deferred, including enhancements to the power transmission and distribution grid. In the first half of 2003, projects were not released as quickly as expected which management believes is partially due to pending energy legislation in the United States which would provide future regulatory relief and allow North American utility companies to earn an adequate rate of return on their investment in upgrading the transmission grid infrastructure. In addition, certain other proposed legislation in the United States, if passed, will permit accelerated depreciation on transmission grids, certain tax credits and bonus depreciation on new equipment which could create an increased demand for our products.

         In addition, a majority of our North America energy market customers have entered into written agreements with us for the purchase of wire and cable products. These agreements typically have 2-4 year terms and provide metal adjustments to selling prices to reflect fluctuations in the price of copper and aluminum. Historically, approximately 70% of our North America energy business is contracted for prior to the start of each year.

         We believe that we are the largest participant in North America in the energy wire and cable market and the third largest participant in this market in each of Europe and Oceania. We believe that we have approximately 29%, 6% and 8% market shares in the energy markets in North America, Europe and Oceania. Sales of energy products accounted for approximately 36% of our net sales in 2002.

         Our utility cables business is the leader in the supply of energy cables to the North America electric utility industry. The business manufactures low- and medium-voltage aluminum and copper cable, bare overhead aluminum conductor and high-voltage transmission cable. Bare transmission cables are utilized by the utilities in the transmission grid to provide electric power from the power generating stations to the distribution sub-stations. Medium-voltage energy cables are utilized in the primary distribution infrastructure to bring the power from the distribution sub-stations to the transformers. Low-voltage energy cables are utilized in the secondary distribution infrastructure to take the power from the transformers to the end-user's meter.

         Our North American utility cables business has strategic alliances in the United States and Canada with a number of major customers and is strengthening its position through these agreements. This business utilizes a network of direct sales and authorized distributors to supply low- and medium-voltage and bare overhead cable products. This market is represented by approximately 3,500 utility companies.

         Our European utility cables business is headquartered in Barcelona, Spain and is a strong regional wire and cable manufacturer in Europe behind Pirelli and Nexans. The business utilizes its broad product offering and its low cost manufacturing platform to gain market share as evidenced by its recent award of business with utilities in France, Italy and the United Kingdom. The business has also benefited from its competitors ongoing withdrawal of medium-voltage cable manufacturing capacity from the European market and from the trend in Europe to install power cables underground, which requires more highly engineered cables.

    Industrial & Specialty Market

         The industrial & specialty market consists of wire and cable products for use in a wide variety of capital goods and consumer uses. The principal product categories in this market are portable cord, industrial cables and automotive products.

         The global market for industrial & specialty cable products has many niche markets and is difficult to quantify. Sales have declined as the result of the substantial decline in industrial construction spending from mid-1990 peak levels and in electric and wire cable spending from peaks in 1997. Growth in the industrial & specialty markets is responsive to general growth in the economy and will be largely dependent upon new industrial construction, investment in capital equipment and vehicle after-market maintenance spending.

         We believe that we are the largest participant in this highly fragmented segment in North America and Oceania and the third largest in Europe. We believe that we have a top three market share in most of the segments in which we compete, including power, cord, mining, industrial flex, specialty control and instrumentation, and automotive aftermarket. Sales of products in the market accounted for approximately 34% of our net sales in 2002.

         The North America market for the industrial & specialty cable products for which we compete was approximately $3.0 billion in 2002.

         Many industrial and commercial environments require cables with exterior armor and/or jacketing materials that can endure exposure to chemicals, extreme temperatures and outside elements. We offer products that are specifically designed for these applications.

         Portable Cord and Specialty Cables. We manufacture and sell a wide variety of rubber and plastic insulated portable cord products for power and control applications serving industrial, mining, entertainment, OEM, farming and other markets. Portable cord products are used for the distribution of electrical power, but are designed and constructed to be used in dynamic and severe environmental conditions where a flexible but durable power supply is required. Portable cord products include both standard commercial cord and cord products designed to customer specifications. Portable rubber-jacketed power cord, our largest selling cord product line, is typically manufactured without a connection device at either end and is sold in standard and customer-specified lengths.

Portable cord is also sold to OEMs for use as power cords on their products and in other applications, in which case the cord is made to the OEMs' specifications. We also manufacture portable cord for use with moveable heavy equipment and machinery. Our portable cord products are sold primarily through electrical distributors and electrical retailers to industrial customers, OEMs, contractors and consumers.

         Our portable cords are used in the installation of new industrial equipment and the maintenance of existing equipment, and to supply electrical power at temporary venues such as festivals, sporting events, concerts and construction sites. We expect demand for portable cord to be influenced by general economic activity.

         Our industrial & specialty products sold under the "Brand Rex" name include low-voltage and data transmission cables, rail and mass transit cables, shipboard cables, off-shore cables, other industrial cables and cables for low-smoke, zero-halogen systems. Primary uses for these products include various applications within power generating stations, marine, oil and gas, transit/locomotive, OEMs, machine builders, medical imaging, shipboard, aerospace industries, space flight and aircraft markets. Shipboard cables sold by us hold a leading position with the U.S. Navy. Our "Polyrad XT" marine wire and cable products also provide superior properties and performance levels that are necessary for heavy-duty industrial applications to both onshore and offshore platforms, ships and oil rigs.

         Industrial cable products include medium and low voltage power, control and instrumentation cable, armored power cable, flexible control cables, festoon cables, robotic cables and industrial data communications cables. These products have various applications in generating stations and substations, process control, mining, material handling, machine tool and robotics markets.

         Automotive Products. Our principal automotive products are ignition wire sets and booster cables for sale to the automotive aftermarket. Booster cable sales are affected by the severity of weather conditions and related promotional activity by retailers. As a result, a majority of booster cable sales occur between September and January.

         We sell our automotive ignition wire sets and booster cables primarily to automotive parts retailers and distributors, hardware and home center retail chains and hardware distributors. Our automotive products are also sold on a private label basis to retailers and other automotive parts manufacturers.

    Communications Market

         The communications market consists of:

         - outside voice and data products -- wire and cable products for voice, data and video transmission applications;

         - data communication products -- high-bandwith twisted copper and fiber optic cables and multiconductor cables for customer premises, local area networks and telephone company central offices;

         - electronics -- specialty products for use in machinery and instrumentation interconnection, audio, computer, security and other applications; and

         - OEM products -- harnesses and assemblies for telecommunication, industrial and medical equipment manufacturers.

         Sales of communications wire and cable products in the global market were $18.1 billion in 2002, a decline of 32% from the 2001 market of $26.7 billion. This sales decline is the result of a significant decline in historic spending levels for outside plant telecommunications cables and switching and local area network cables, particularly for fiber optic cables (which has seen as much as a 50% decline from 1990s average spending). Growth in this market will be largely dependent upon capital spending by the region bell operating companies, or RBOCs, on maintenance, repair and expansion of their infrastructure and the level of information technology spending on network infrastructure. We believe this decline has reached its bottom and sales for communications wire and cable products will increase over time because current levels of spending by our communications wire and cable customers are insufficient to maintain their network infrastructures over time as surplus field inventories have been liquidated by the RBOCs. For example, capital spending by our four largest RBOC customers in 2003 is estimated to be between 12% - 17% of their net sales, a substantial decline from 21% - 47% of their net sales in the 2000 and 2001 period. This reduction in capital spending by these RBOCs has resulted in a 50% reduction in their spending for exchange cables compared to 1990s averages.

         We believe that we are the third largest participant in the North America and Oceania communications market for copper wire and cable products. We believe that we have approximately 17% and 18% market shares in the communications market for copper wire and cable products in North America and Oceania, respectively.

         Outside Voice and Data Products. Our principal outside voice and data products are outside plant telecommunications exchange cable and service wire. Outside plant telecommunications exchange cable is short haul trunk, feeder or distribution cable from a telephone company's central office to the subscriber premises. It consists of multiple paired conductors (ranging from 2 pairs to 4,200 pairs) and various types of sheathing, water-proofing, foil wraps and metal jacketing. Service wire is used to connect telephone subscriber premises to curbside distribution cable. During 2000, we expanded our manufacturing capacity of telecommunications cable through the acquisition of Telmag, S.A. de C.V. Sales of these products accounted for approximately 21% of our net sales in 2002.

         We sell our outside voice and data products primarily to telecommunications system operators through our direct sales force under supply contracts of varying lengths, and also to telecommunications distributors. The agreements do not guarantee a minimum level of sales. Product prices are generally subject to periodic adjustment based upon changes in the cost of copper and other factors.

         Data Communications Products. Our data communications products are high-bandwidth twisted pair copper and fiber optic cable for the customer premise, local area networks, central office and OEM telecommunications equipment markets. Customer premise products are used for wiring at subscriber premises, and include computer, riser rated and plenum rated wire and cable. Riser cable runs between floors and plenum cable runs in air spaces, primarily above ceilings in non-residential structures. Local area network cables run between computers along horizontal raceways and in backbones between servers. Central office products interconnect components within central office switching systems and public branch exchanges. Sales of data communications products accounted for approximately 8% of our net sales in 2002.

         We sell data communications products primarily through distributors and agents. The fiber optic cable sold by us is manufactured by a joint venture company we formed during 2002. The joint venture manufactures all of our fiber optic cable products.

         The market for data communications products has been adversely effected by a decrease in information technology spending. However, this decrease has been partially offset by continued spending in this market on maintenance and repair.

         Electronics. Our electronics products include multi-conductor, multi-pair, coaxial, hook-up, audio and microphone cables, speaker and television lead wire, and high temperature and shielded electronic wire. Primary uses for these products are various applications within the commercial, industrial instrumentation and control, and residential markets. These markets require a broad range of multi-conductor products for applications involving programmable controllers, robotics, process control and computer integrated manufacturing, sensors and test equipment, as well as cable for fire alarm, smoke detection, sprinkler control, entertainment and security systems.

         OEM Products. Assemblies are used in communications switching systems and industrial control applications as well as medical equipment applications. These assemblies are used in such products as data processing equipment; telecommunications network switches, diagnostic imaging equipment, office machines and industrial machinery. Our industrial instrumentation and control products are sold primarily through distributors and agents.

GEOGRAPHIC SEGMENTS

         Revenues for our North American business represented approximately 70%, 74% and 77% of our total consolidated net sales for the nine months ended September 30, 2003 and for the years ended December 31, 2002 and 2001, respectively. Net sales for our European business represented approximately 25%, 22% and 19% of our total consolidated net sales for the nine months ended September 30, 2003 and for the years ended December 31, 2002 and 2001, respectively. Net sales for our Oceania business represented approximately 5%, 4% and 4% of our total consolidated net sales for the nine months ended September 30, 2003 and for the years ended December 31, 2002 and 2001, respectively.

    North America

         Sales in the North American wire and cable market were approximately $14.3 billion in 2002 or approximately 25% of the global market. Sales in the North American market experienced a 20% decline in 2002 from $18.0 billion in 2001, representing the sharpest decline worldwide.

         We believe that we are the largest participant in the North American market. Other large competitors in this market are Southwire, Superior Telecom, Belden and Avaya.

    Europe

         Sales in the European wire and cable market were approximately $14.4 billion in 2002 or approximately 25% of the global market. Sales in Europe declined 12% in 2002 from $16.2 billion in 2001.

         Our European business is headquartered in Barcelona, Spain, and has three manufacturing facilities in the Barcelona area and a manufacturing facility near Lisbon, Portugal, all of which are supported by centralized marketing, sales and production planning. The main markets served are Spain, Portugal, France, United Kingdom, Norway, Belgium and Brazil, with approximately 75% of sales generated in the European market and the remaining 25% representing export sales. Over 90% of net sales in Europe are derived from energy and industrial and specialty cable sales.

         We believe that we are one of many strong regional wire and cable manufacturers in Europe.

    Oceania

         We believe that we are the third largest participant in the market in Oceania, behind Pirelli and Olex.

         Our Oceania business consists of a regional headquarters and manufacturing facility in Christchurch, New Zealand, a joint venture manufacturing facility in Fiji and sales offices in New Zealand and Australia. The business offers a broad product range in the energy, communications and electrical markets principally serving New Zealand, Australia, Fiji and the Pacific Islands with certain products also sold into Asia.

COMPETITION

         The markets for all of our products are highly competitive, and we experience competition from several competitors within each market. We believe that we have developed strong customer relations as a result of our ability to supply customer needs across a broad range of products, our commitment to quality control and continuous improvement, our continuing investment in information technology, our emphasis on customer service, and our substantial product and distribution resources.

         Although the primary competitive factors for our products vary somewhat across the different product categories, the principal factors influencing competition are generally breadth of product line, inventory availability and delivery time, price, quality and customer service. Many of our products are made to industry specifications and are therefore essentially functionally interchangeable with those of competitors. However, we believe that significant opportunities exist to differentiate all of our products on the basis of quality, consistent availability, conformance to manufacturer's specifications and customer service. Within some markets such as specialty and

LAN cables, conformance to manufacturer's specifications and technological superiority are also important competitive factors. Brand recognition is also a primary differentiating factor in the portable cord market and, to a lesser extent, in our other product groups.

         Our key competitors include other wire and cable manufacturers, such as Pirelli, Southwire, Nexans, Okonite, Marmon and Alcan in energy products; Leviton, Coleman Cable, Belden, Nexans, Pirelli, Marmon and Okonite for instrumentation, power control and specialty cable products; American Insulated Wire Corporation for cord products; Prestolite for automotive products; Superior Telecom and Belden for outside voice & data products; and Belden, Nexans, Cable Design Technologies, CommScope and Avaya for data communications products.

RAW MATERIALS

         The principal raw material used by us in the manufacture of our wire and cable products is copper. We purchase copper in either cathode, rod or wire form from a number of major domestic and foreign producers, generally through annual supply contracts. Copper is available from many sources, and we believe that we are not dependent on any single supplier of copper. In 2002, our two largest suppliers of copper each accounted for approximately 18% of our North American copper purchases. For the nine months ended September 30, 2003, our two largest suppliers of copper accounted for approximately 36% and 34% of our North America copper purchases.

         We have centralized our copper purchasing in North America to capitalize on economies of scale and to facilitate the negotiation of favorable purchase terms from suppliers. The cost of copper has been subject to considerable volatility over the past several years. However, as a result of a number of practices intended to match copper purchases with sales, our profitability has generally not been significantly affected by changes in copper prices. We generally pass changes in copper prices along to our customers, although there are timing delays of varying lengths depending upon the type of product, competitive conditions and particular customer arrangements. We do not engage in speculative metals trading or other speculative activities, nor do we engage in activities to hedge the underlying value of our copper inventory.

         Other raw materials utilized by us include aluminum, nylon, polyethylene resin and compounds and plasticizers, fluoropolymer compounds, fiber and a variety of filling, binding and sheathing materials. For our North American operations, we produced approximately 64% and 59% of our bare wire strand and PVC compound requirements for 2002 and 63% and 64% of our bare wire strand and PVC compound requirements for the first nine months of 2003. We believe that all of these materials are available in sufficient quantities through purchases in the open market.

PATENTS AND TRADEMARKS

         We believe that the success of our business depends more on the technical competence, creativity and marketing abilities of our employees than on any individual patent, trademark or copyright. Nevertheless, we have a policy of seeking patents when appropriate on inventions concerning new products and product improvements as part of our ongoing research, development and manufacturing activities.

         We own a number of U.S. and foreign patents and have patent applications pending in the U.S. and abroad. We also own a number of U.S. and foreign registered trademarks and have many applications for new registrations pending.

         Although in the aggregate these patents and trademarks are of considerable importance to the manufacturing and marketing of many of our products, we do not consider any single patent or trademark or group of patents or trademarks to be material to our business as a whole. While we occasionally obtain patent licenses from third parties, none are deemed to be material. Trademarks which are considered to be generally important are General Cable(R), Anaconda(R), BICC(R) and Carol(R), and our triad symbol. We believe that our products bearing these trademarks have achieved significant brand recognition within the industry.

         We also rely on trade secret protection for our confidential and proprietary information. We routinely enter into confidentiality agreements with our employees. There can be no assurance, however, that others will not independently obtain similar information and techniques or otherwise gain access to our trade secrets or that we will be able to effectively protect our trade secrets.

ENVIRONMENTAL MATTERS

         We are subject to a variety of federal, state, local and foreign laws and regulations covering the storage, handling, emission and discharge of materials into the environment, including CERCLA, the Clean Water Act, the Clean Air Act (including the 1990 amendments) and the Resource Conservation and Recovery Act.

         Our subsidiaries in the United States have been identified as potentially responsible parties with respect to several sites designated for cleanup under CERCLA or similar state laws, which impose liability for cleanup of certain waste sites and for related natural resource damages without regard to fault or the legality of waste generation or disposal. Persons liable for such costs and damages generally include the site owner or operator and persons that disposed or arranged for the disposal of hazardous substances found at those sites. Although CERCLA imposes joint and several liability on all potentially responsible parties, in application, the potentially responsible parties typically allocate the investigation and cleanup costs based, among other things, upon the volume of waste contributed by each potentially responsible party.

         Settlements can often be achieved through negotiations with the appropriate environmental agency or the other potentially responsible parties. Potentially responsible parties that contributed small amounts of waste (typically less than 1% of the waste) are often given the opportunity to settle as "de minimis" parties, resolving their liability for a particular site. We do not own or operate any of the waste sites with respect to which we have been named as a potentially responsible party by the government. Based on our review and other factors, we believe that costs to us relating to environmental clean-up at these sites will not have a material adverse effect on our results of operations, cash flows or financial position.

         In the transaction with Wassall PLC in 1994, American Premier Underwriters, Inc. agreed to indemnify us against liabilities (including all environmental liabilities) arising out of our or our predecessors' ownership or operation of the Indiana Steel & Wire Company and Marathon Manufacturing Holdings, Inc. businesses (which were divested), without limitation as to time or amount. American Premier also agreed to indemnify us against 66 2/3% of all other environmental liabilities arising out of our or our predecessors' ownership or operation of other properties and assets in excess of $10 million but not in excess of $33 million, which were identified during the seven-year period ended June 2001. Indemnifiable environmental liabilities through June 2001 were substantially below that threshold. In addition, we also have claims against third parties with respect to some of these liabilities.

         During 1999, we acquired the worldwide energy cable and cable systems business of Balfour Beatty plc, previously known as BICC plc. As part of this acquisition, the seller agreed to indemnify us against environmental liabilities existing at the date of the closing of the purchase of the business. The indemnity is for an eight-year period ending in 2007, while we operate the businesses, subject to certain sharing of losses (with BICC plc covering 95% of losses in the first three years, 80% in years four and five and 60% in the remaining three years). The indemnity is also subject to the overall indemnity limit of $150 million, which applies to all warranty and indemnity claims in the transaction. In addition, BICC plc assumed responsibility for cleanup of certain specific conditions at various sites operated by us and cleanup is mostly complete at these sites. In the sale of the European businesses to Pirelli in August 2000, we generally indemnified Pirelli against any environmental liabilities on the same basis as BICC plc indemnified us in the earlier acquisition. However, the indemnity we received from BICC plc relating to the European businesses sold to Pirelli terminated upon the sale of those businesses to Pirelli. In addition, we generally indemnified Pirelli against other claims relating to the prior operation of the business. Pirelli has asserted claims under this indemnification. We are continuing to investigate these claims and believe that the reserves established at the time of the transaction are adequate to cover any obligations we may have.

         We have also agreed to indemnify Southwire Company against certain environmental liabilities arising out of the operation of the business we sold to Southwire prior to its sale in 2001, including remediation of our former site in Watkinsville, Georgia.

         While it is difficult to estimate future environmental liabilities accurately, we do not currently anticipate any material adverse effect on our results of operations, financial condition or cash flows as a result of compliance with federal, state, local or foreign environmental laws or regulations or cleanup costs of the sites discussed above. As of September 30, 2003, we had an accrued liability of approximately $5.2 million for various environmental-related liabilities of which we are aware. However, there can be no guarantee that discovery of previously unknown conditions, future changes in environmental laws and requirements or their enforcement, or inability to enforce environmental indemnification agreements will not result in material costs in excess of our reserve.

PROPERTIES

         Our principal properties are listed below. We believe that our properties are generally well maintained and are adequate for our current level of operations.

                                        SQUARE                    USE/PRODUCT                                 OWNED
LOCATION                                 FEET                       LINE(S)                                 OR LEASED
--------                                 ----                       -------                                 ---------
NORTH AMERICA

MANUFACTURING FACILITIES:
Marion, IN(1)                           745,000        Industrial & Specialty Cables                        Owned
Marshall, TX                            692,000        Aluminum Low-Voltage Energy Cables                   Owned
Willimantic, CT                         686,000        Industrial & Specialty Cables                        Owned
Manchester, NH                          550,000        Electronic Products                                  Owned
Lawrenceburg, KY                        383,000        Outside Voice and Data Products and Data             Owned
                                                       Communications Products
Bonham, TX                              364,000        Outside Voice and Data Products                      Owned
Lincoln, RI                             350,000        Industrial & Specialty Cables and Automotive         Owned
                                                       Products
Malvern, AR                             338,000        Aluminum Medium-Voltage Energy Cables                Owned
DuQuoin, IL                             279,000        Medium-Voltage Energy Cables                         Owned
Tetla, Mexico                           218,000        Outside Voice and Data Products                      Owned
Altoona, PA                             193,000        Automotive Products                                  Owned
Jackson, TN                             182,000        Data Communications Cables                           Owned
South Hadley, MA(2)                     150,000        Bare Wire Fabricating                                Owned
Taunton, MA(3)                          131,000        Bare Wire Fabricating                                Leased
LaMalbaie, Canada                       120,000        Low-and Medium-Voltage Energy Cables                 Owned
St. Jerome, Canada                      110,000        Low-and Medium-Voltage Energy Cables                 Owned

DISTRIBUTION AND OTHER FACILITIES:
Lebanon, IN                             198,000        Distribution Center                                  Leased
Chino, CA                               189,000        Distribution Center                                  Leased
Highland Heights, KY                    166,000        World Headquarters, Technology Center and Learning   Owned
                                                       Center
Plano, TX                                60,000        Rod Mill                                             Owned

EUROPE AND OCEANIA

Barcelona, Spain(4)                   1,080,000        Power Transmission and Distribution, Industrial &    Owned
                                                       Specialty Cables
New Zealand(4)                          314,000        Power Distribution, Industrial & Specialty and       Owned
                                                       Communications Cables
Lisbon, Portugal                        255,000        Power Distribution, Industrial & Specialty and       Owned
                                                       Communications Cables

----------------------

(1) We are in the process of significantly reducing operations at this facility.

(2) We have initiated a feasibility study to determine whether to continue operations at this facility or move the product lines to other facilities.

(3)  We are in the process of closing this facility.

(4)  Certain locations represent a collection of facilities in the local area.

LEGAL PROCEEDINGS

         We are subject to numerous federal, state, local and foreign laws and regulations relating to the storage, handling, emission and discharge of materials into the environment, including CERCLA, the Clean Water Act, the Clean Air Act (including the 1990 amendments) and the Resource Conservation and Recovery Act.

         Our subsidiaries have been identified as potentially responsible parties with respect to several sites designated for cleanup under CERCLA or similar state laws, which impose liability for cleanup of certain waste sites and for related natural resource damages without regard to fault or the legality of waste generation or disposal. We do not own or operate any of the waste sites with respect to which we have been named as a potentially responsible party by the government. Based on our review and other factors, management believes that our costs relating to environmental clean-up at these sites will not have a material adverse effect on our results of operations, cash flows or financial position. As of December 31, 2002 and September 30, 2003, we had an accrued liability of approximately $4.6 million and $5.2 million, respectively, for various environmental-related liabilities of which we are aware.

         American Premier Underwriters, Inc., in connection with the 1994 Wassall PLC transaction, agreed to indemnify us against liabilities (including all environmental liabilities) arising out of our or our predecessors' ownership or operation of the Indiana Steel & Wire Company and Marathon Manufacturing Holdings, Inc. businesses (which were divested by the predecessor prior to the 1994 Wassall transaction), without limitation as to time or amount. American Premier also agreed to indemnify us against 66 2/3% of all other environmental liabilities arising out of our or our predecessors' ownership or operation of other properties and assets in excess of $10 million but not in excess of $33 million, which were identified during the seven-year period ended June 2001. Indemnifiable environmental liabilities through June 2001 were substantially below that threshold. In addition, we also have claims against third parties with respect to some of these liabilities. While it is difficult to estimate future environmental liabilities accurately, we do not currently anticipate any material adverse effect on our results of operations, financial condition or cash flows as a result of compliance with federal, state, local or foreign environmental laws or regulations or cleanup costs of the sites discussed above.

         As part of the BICC plc acquisition, BICC agreed to indemnify us against environmental liabilities existing at the date of the closing of the purchase of the business. The indemnity is for an eight-year period ending in 2007 while we operate the businesses subject to certain sharing of losses (with BICC plc covering 95% of losses in the first three years, 80% in years four and five and 60% in the remaining three years). The indemnity is also subject to the overall indemnity limit of $150 million, which applies to all warranty and indemnity claims in the transaction. In addition, BICC plc assumed responsibility for cleanup of certain specific conditions at several sites operated by us and cleanup is mostly complete at those sites. In the sale of the European businesses to Pirelli in August 2000, we generally indemnified Pirelli against any environmental liabilities on the same basis as BICC plc indemnified us in the earlier acquisition. However, the indemnity we received from BICC plc related to the European businesses sold to Pirelli terminated upon the sale of those businesses to Pirelli. At this time, there are no claims outstanding under the general indemnity provided by BICC plc.

         We have also agreed to indemnify Southwire Company against certain environmental liabilities arising out of the operation of the business we sold to Southwire prior to our sale.

         There are approximately 15,300 pending non-maritime asbestos cases involving our subsidiaries. The majority of these cases involve plaintiffs alleging exposure to asbestos-containing shipboard cable manufactured by our predecessors. In addition to our subsidiaries, numerous other wire and cable manufacturers have been named as defendants in these cases. In addition, our subsidiaries have been named, along with numerous other product manufacturers as defendants in approximately 33,000 suits in which plaintiffs' alleged that they suffered an asbestos-related injury while working in the maritime industry. These cases are referred to as MARDOC cases and are currently managed under the supervision of the U.S. District Court for the Eastern District of Pennsylvania. On May 1, 1996, the District Court ordered that all pending MARDOC cases be dismissed without prejudice for failure to plead sufficient facts. Under that order of dismissal, all future MARDOC cases filed by the plaintiff's attorney are required to be accompanied by a filing fee for each new complaint. These cases can only be removed from the inactive docket if the plaintiff is able to prove an asbestos-related injury, and show specific product identification as to each defendant against whom the plaintiff chooses to proceed. Based upon our experience to date, we do not believe that the outcome of the pending non-maritime and/or MARDOC asbestos cases will have a material adverse effect on our results of operation, cash flows or financial position. At September 30, 2003, we had an accrued liability of approximately $1.3 million for these lawsuits. During 2002, costs of defense, judgments and settlements of asbestos litigation (before contribution from insurers) was $0.1 million.

         In January 1994, we entered into a settlement agreement with certain principal primary insurers concerning liability for the costs of defense, judgments and settlements, if any, in all of the asbestos litigation described above. Subject to the terms and conditions of the settlement agreement, the insurers are responsible for a substantial portion of the costs and expenses incurred in the defense or resolution of this litigation. However, recently one of the insurers participating in the settlement that was responsible for a significant portion of the contribution under the settlement agreement entered into insurance liquidation proceedings. As a result, the contribution of the insurers has been reduced and we may ultimately have to bear a larger portion of the costs relating to these lawsuits. Based on (1) the terms of the insurance settlement agreement; (2) the relative costs and expenses incurred in the disposition of past asbestos cases; (3) reserves established on our books which are believed to be reasonable; and (4) defenses available to us in the litigation, we believe that the resolution of the present asbestos litigation will not have a material adverse effect on our financial results, cash flows or financial position. However, we cannot assure you that any judgments or settlements of the pending non-maritime and/or MARDOC asbestos cases or any cases which may be filed in the future will not have a material adverse effect on our financial results, cash flows or financial position. Liabilities incurred in connection with asbestos litigation are not covered by the American Premier indemnification.

         We are also involved in various routine legal proceedings and administrative actions. In the opinion of our management, these proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the results of our operations, cash flows or financial position.

EMPLOYEES

         At September 30, 2003, approximately 6,000 persons were employed by us, and collective bargaining agreements covered approximately 3,900 employees at various locations around the world. During the last five years, we have experienced one strike in Oceania which was settled on satisfactory terms. There have been no other major strikes at any of our facilities during the last five years. In North America, union contracts will expire at eight facilities in 2004. In Europe and Oceania, labor agreements are generally negotiated on an annual or bi-annual basis. We believe that our relationships with our employees are good.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our amended and restated by-laws provide that our board of directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of the shareholders, directors constituting one class are elected for a three-year term. Each of the directors will be elected to serve until a successor is elected and qualified or until such director's earlier resignation or removal.

         The following table sets forth certain information concerning our directors and executive officers as of the date hereof.

NAME                                 AGE        POSITION
----                                 ---        --------
Gregory B. Kenny                      51        President, Chief Executive Officer and Class II Director
Christopher F. Virgulak               48        Executive Vice President, Chief Financial Officer and Treasurer
Robert J. Siverd                      55        Executive Vice President, General Counsel and Secretary
John E. Welsh, III                    52        Class I Director; Chairman of the Board
Jeffrey Noddle                        57        Class I Director
Robert L. Smialek                     59        Class II Director
Gregory E. Lawton                     52        Class III Director

         MR. KENNY has been one of our directors since 1997 and has been our President and Chief Executive Officer since August 2001. He served as President and Chief Operating Officer from May 1999 to August 2001. He served as Executive Vice President and Chief Operating Officer of General Cable from March 1997 to May 1999. From June 1994 to March 1997, he was Executive Vice President of General Cable's immediate predecessor. He is also a director of IDEX Corporation (NYSE: IEX), a manufacturer of highly engineered process and flow control products.

         MR. VIRGULAK has been our Executive Vice President, Chief Financial Officer and Treasurer since October 2002. From June 2000 to October 2002, he was Executive Vice President and Chief Financial Officer. He served as Executive Vice President, Chief Financial Officer and Treasurer from March 1997 to June 2000. From October 1994 until March 1997, he was Executive Vice President, Chief Financial Officer and Treasurer of the predecessor company.

         MR. SIVERD has served as our Executive Vice President, General Counsel and Secretary of General Cable since March 1997. From July 1994 until March 1997, he was Executive Vice President, General Counsel and Secretary of the predecessor company.

         MR. WELSH has been one of our directors since 1997 and is Non-executive Chairman of the board and a member of our Audit Committee, Compensation Committee and Corporate Governance Committee. He is currently President of Avalon Capital Partners, LLC, an investment firm focused on private equity and venture capital investments. From October 2000 to December 2002, he was a Managing Director of CIP Management LLC, the management company for Continuation Investments Group Inc. (Mr. Welsh continues to manage several portfolio investments on behalf of CIP Management LLC). From November 1992 to December 1999, he served as Managing Director and Vice-Chairman of the board of directors of SkyTel Communications, Inc. and as a Director of SkyTel from September 1992 until December 1999. Prior to 1992, Mr. Welsh was a Managing Director in the Investment Banking Division of Prudential Securities, Inc.

         MR. NODDLE has been one of our directors since 1998 and is Chairman of our Compensation Committee and a member of our Audit Committee and the Compensation Committee. He has been Chairman of the board of Minneapolis-based Supervalu Inc. (NYSE: SVU) since May 2002. He was elected Chief Executive Officer in June 2001. Prior to that, he served as President and Chief Operating Officer from June 2000 to June 2001. From February 1995 to May 2000 he was President and Chief Operating Officer of its Wholesale Food Companies. Supervalu is the largest food wholesaler in the United States. Mr. Noddle has held various marketing and merchandising positions with Supervalu since 1976. He is also a director of Donaldson Company, Inc. (NYSE: DCI), a leading worldwide provider of filtration systems and replacement parts.

         MR. SMIALEK has been one of our directors since 1998 and is Chairman of our Audit Committee and a member of our Compensation Committee and Corporate Governance Committee. He was formerly President and Chief Executive Officer of Applied Innovation, Inc. (NASDAQ: AINN) from July 2000 until August 2002. From May 1993 until June 1999, he was the Chairman, President and Chief Executive Officer of Insilco Corporation (The Pink Sheets: INSL), a diversified manufacturing company based in Dublin, Ohio. He has been a director of Coors Tek, Inc. since December 1999.

         MR. LAWTON has been one of our directors since 1998. He is Chairman of the Corporate Governance Committee and member of the Audit Committee and Compensation Committee. Since October 2000, Mr. Lawton has been President and Chief Executive Officer of Johnson Diversey, Inc., a supplier of cleaning and hygiene solutions. From January 1999 until September 2000, he was President and Chief Operating Officer of Johnson Wax Professional. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton is a director of Johnson Outdoor Inc. (NASDAQ: JOUT).

BOARD COMMITTEES AND MEETINGS

         Our board of directors meets regularly during the year as do its standing committees, which are the audit committee, the compensation committee and the corporate governance committee. In 2002, each director attended at least 75% of the total number of meetings of the board of directors and of the committees on which he served. In 2002, the board of directors held six regular meetings and two special meetings.

    Audit Committee

         The audit committee consists of Robert L. Smialek (Chairman), Gregory
E. Lawton, Jeffrey Noddle and John E. Welsh, III. This committee generally reviews and makes recommendations to the board of directors on our auditing, financial reporting and internal control functions. This committee also determines the firm that we should retain as our independent auditors. None of the members are officers or employees of our company.

    Compensation Committee

         This compensation committee consists of Jeffrey Noddle (Chairman), Gregory E. Lawton, Robert L. Smialek and John E. Welsh, III. The committee reviews and acts on our executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of our company.

    Corporate Governance Committee

         The corporate governance committee consists of Gregory E. Lawton (Chairman), Jeffrey Noddle, Robert L. Smialek and John E. Welsh, III. This committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of board committees. It also conducts, in conjunction with the compensation committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. This committee also reviews management development and succession policies and practices. None of the members are officers or employees of our company.

                           OWNERSHIP OF CAPITAL STOCK

      The following table summarizes, as of September 30, 2003, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

         - each person or group management knows to beneficially own more than 5% of such stock;

         -        each of our directors and executive officers; and

         -        all directors and executive officers as a group.

                                                                                        SHARES BENEFICIALLY OWNED(1)
                                                                                        -----------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                                        NUMBER        PERCENT (2)
                                                                                        ---------------   -----------
Pzena Investment Management........................................................        3,922,175(3)      11.8%
 830 Third Avenue
 New York, NY 10022
Fidelity Management & Research Co..................................................        3,412,500(4)      10.3%
 82 Devonshire Street
 Boston, MA 02109
Cannell Capital LLC................................................................        3,388,800(5)      10.2%
 150 California Street
 San Francisco, CA 94111
Putnam Investments, Inc............................................................        3,042,234(6)       9.2%
 Putnam Investment Management, Inc.
 The Putnam Advisory Company, Inc.
 One Post Office Square
 Boston, MA 02109
Zesiger Capital....................................................................        2,735,500(7)       8.3%
 320 Park Avenue
 New York, NY 10022
Barclays Bank PLC..................................................................        2,171,638(8)       6.6%
 12 East 49th Street
 New York, NY 10017
Fuller & Thaler Asset Management Inc...............................................        1,931,600(9)       5.8%
 411 Borel Avenue - Suite 402
 San Mateo, CA 94402
Gregory B. Kenny...................................................................          350,942(10)(17)  1.0%
Gregory E. Lawton..................................................................           10,877(11)(17)    *
Jeffrey Noddle.....................................................................           10,877(12)(17)    *
Robert J. Siverd...................................................................          191,587(13)(17)    *
Robert L. Smialek..................................................................           13,877(14)(17)    *
Christopher F. Virgulak............................................................          136,510(15)(17)    *
John E. Welsh, III.................................................................           67,561(16)(17)    *
All directors and executive officers
    as a group (7 persons).........................................................          782,231          2.3%

-----------
*    Less than 1%

(1) Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2) The percentages shown are calculated based on the total number of shares of our common stock outstanding on September 30, 2003 (33,083,028 shares).

(3) These shares of common stock are owned by Pzena Investment Management. Pzena has sole voting power with respect to 3,544,800 shares and sole dispositive power with respect to 3,922,175 shares.

(4) These shares of our common stock are owned by FMR Corp. as a parent holding company, Fidelity Management and Research Company, Fidelity Management Trust Company and Edward C. Johnson 3d and members of his family. Fidelity Management and Research Company beneficially owns 3,301,000 shares of our common stock by reason of its acting as investment advisor to various registered investment companies. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management and Research Company, has sole power to dispose of 3,301,000 shares of our common stock and Edward C. Johnson 3d and FMR Corp. each has sole disposition power over 111,500 shares. Members of the Johnson family are the predominant owners of Class B shares of FMR Corp. common stock representing about 49% of the voting power of FMR Corp.

(5) These shares of our common stock are owned as follows: (i) 868,000 shares by The Anegada Fund Limited, (ii) 871,700 shares by the Cuttyhunk Fund Limited, (iii) 1,239,300 shares by Tonga Partners, L.P., (iv) 229,300 shares by GS Cannell Portfolio, LLC and (v) 180,500 shares by Pleiadas Investment Partners, L.P. Cannell Capital LLC is an investment advisor and has discretionary authority to buy, well and vote these shares for its investment advisory clients. J. Carlo Cannell is the managing member of Cannell Capital LLC.

(6) These shares of our common stock are owned by a variety of investment advisory clients of Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, both of which are wholly-owned subsidiaries of Putnam Investments, LLC. No client of either investment adviser is known to beneficially own more than 5% of the outstanding shares of our common stock. Putnam Investments, LLC has shared voting power with respect to 1,335,636 shares and shared dispostive power with respect to 3,042,234 shares. The Putnam Advisory Company, LLC has shared voting power with respect to 1,335,636 shares and shared dispositive power with respect to 2,802,334 shares. Putnam Investment Management, LLC is the investment adviser to the Putnam family of mutual funds, and the funds' trustees have voting power over the shares held by each fund. Putnam Investment Management, LLC has no voting power and shared dispositive power with respect to 239,900 shares.

(7) These shares of our common stock are owned by a variety of investment advisory clients of Zesiger Capital Corporation LLC. Zesiger Capital Corporation, LLC has sole voting power with respect to 1,769,000 shares and sole dispositive power with respect to 2,735,500 shares.

(8) These shares of our common stock are owned by Barclays Bank PLC and affiliated members of its group, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, and Barclays Private Bank and Trust Limited (Sussie). Barclays Global Investors, Ltd. has sole voting and dispositive power with respect to 1,965,979 shares. Barclays Private Bank and Trust Limited (Sussie) has sole voting power with respect to 2,171,638 shares and sole dispositive power with respect to 2,171,678 shares of our common stock.

(9) These shares of our common stock are owned by Fuller & Thaler Asset Management, Inc., an investment advisor and Russell J. Fuller, President of Fuller & Thaler. Fuller & Thaler Asset Management, Inc. has sole voting power and sole dispositive power with respect to 1,931,600 shares of our common stock. Russell Fuller has sole voting power with respect to 1,436,400 shares and sole dispositive power with respect to 1,931,600 shares.

(10) Includes 2,100 shares held by Mr. Kenny as custodian for his children and 1,167 shares of restricted stock awarded to Mr. Kenny under the General Cable 1997 Stock Incentive Plan as to which he has voting power; and 323,000 shares covered by options in common stock which may be exercised within sixty (60) days of September 30, 2003. Excludes 248,576 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(11) Includes 9,000 shares covered by stock options which may be exercised by Mr. Lawton within sixty days of September 30, 2003. Excludes 17,769 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(12) Includes 9,000 shares covered by stock options which may be exercised by Mr. Noddle within sixty days of September 30, 2003. Excludes 17,769 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(13) Includes 133,000 shares covered by stock options, which may be exercised by Mr. Siverd within sixty days of September 30, 2003. Excludes 32,935 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(14) Includes 9,000 shares covered by stock options, which may be exercised by Mr. Smialek within sixty days of September 30, 2003. Excludes 17,769 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(15) Includes 135,000 shares covered by stock options, which may be exercised by Mr. Virgulak within sixty days of September 30, 2003. Excludes 78,675 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(16) Includes 27,001 shares covered by stock options which may be exercised by Mr. Welsh within sixty days of September 30, 2003. Excludes 45,537 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(17) The address of our directors and executive officers is c/o General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

    The old notes were sold by us on November 24, 2003, and in connection with such offering, we, and certain of our subsidiaries, as guarantors, entered into a Registration Rights Agreement, dated as of November 24, 2003. The Registration Rights Agreement requires us to file a registration statement under the Securities Act with respect to the new notes and, upon the effectiveness of that registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that we must use our reasonable best efforts to cause the registration statement with respect to the exchange offer to be declared effective on or before May 21, 2004. Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the old notes and the new notes will terminate. Copies of the Registration Rights Agreement have been filed as an exhibit to the registration statement of which this prospectus is a part and, although we believe that the summary herein of certain provisions thereof describes all material elements of the Registration Rights Agreement, this summary may not be complete and is subject to, and is qualified in its entirety, by the Registration Rights Agreement. As a result of the filing and the effectiveness of the registration statement, certain liquidated damages provided for in the Registration Rights Agreement will not become payable by us.

    In order to participate in the exchange offer, a holder must represent to us, among other things, that:

    - the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes;

    - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes;

    - neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of us or any guarantor; and

    - if such holder or other person is an affiliate, that it will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable.

    Pursuant to the Registration Rights Agreement, we are required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old notes if:

    - because of any change in law or applicable interpretations of the staff of the SEC, we are not permitted to effect the exchange offer;

    - for any other reason the registration statement for the exchange offer is not declared effective by May 21, 2004 or the exchange offer is not consummated by June 21, 2004;

    -   upon the request of any of the initial purchasers;

    - any holder notifies us within 20 business days after the commencement of the exchange offer that (i) due to a change in applicable law or Commission policy it is not entitled to participate in the exchange offer, or it may not resell the new notes to the public without delivering a prospectus and the prospectus that forms part of the registration statement is not appropriate or available for such resales or (ii) it is a broker-dealer and owns old notes acquired directly from us or an affiliate of ours; or

    - any holder of old notes participates in the exchange offer and does not receive freely transferable new notes in exchange for old notes. In the event that we are obligated to file a "shelf" registration statement, we will be required to keep such "shelf" registration statement effective for up to two years.

    Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that we register such holder's shares of old notes under the Securities Act. See " -- Procedures for Tendering."

    Based on an interpretation by the SEC's staff set forth in no-action letters issued to third-parties unrelated to us, we believe that new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, sold and otherwise transferred by any person receiving such new notes, whether or not such person is the holder, other than any such holder or such other person which is an "affiliate" of General Cable Corporation or any of the guarantors within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    - the new notes are acquired in the ordinary course of business of that holder or such other person;

    - neither the holder nor such other person is engaging in or intends to engage in a distribution of the new notes; and

    - neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the new notes.

    Any holder who tenders in an exchange offer for the purpose of participating in a distribution of new notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes, whether the old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

CONSEQUENCE OF FAILURE TO EXCHANGE

    Following the completion of the exchange offer, except as set forth in the third paragraph under " -- Purpose and Effect" above, holders of old notes not tendered will not have any further registration rights and those old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's old notes could be adversely affected upon completion of the exchange offer if the holder does not participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

    The form and terms of the new notes will be substantially the same as the form and terms of the old notes except that:

    - interest on the new notes will accrue from the date of the issuance of the old notes or the date of the last periodic payment of interest on such old notes, whichever is later; and

    - the new notes have been registered under the Securities Act and will not bear legends restricting their transfer.

    The new notes will evidence the same debt as the old notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the old notes.

    As of the date of this prospectus, old notes representing $285,000,000 aggregate principal amount were outstanding. This prospectus, together with the letter of transmittal, is being sent to registered holders and to others believed to have beneficial interests in the old notes. Holders of old notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

    We shall be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice thereof, to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

    Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "expiration date" shall mean, with respect to the exchange offer,
5:00 p.m., New York City time, on      , 2004, unless we, in our discretion,
extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In any event, the exchange offer will be held open for at least thirty days. In order to extend the exchange offer, we will issue a notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our discretion:

    - to delay accepting any old notes, to extend the exchange offer, or, if any of the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, as the case may be; or

    -   to amend the terms of the exchange offer in any manner.

PROCEDURES FOR TENDERING

    Only a holder of old notes may tender the old notes in an exchange offer. Except as set forth under " -- Book Entry Transfer," to tender in an exchange offer a holder must complete, sign and date the letter of transmittal applicable to the exchange offer, or a copy thereof, have the signature thereon guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or copy to the exchange agent for the exchange offer prior to the expiration date for such exchange offer. In addition, either:

    - certificates for such old notes must be received by the exchange agent for such exchange offer along with the letter of transmittal applicable to such exchange offer; or

    - a timely confirmation of a book-entry transfer of such old notes, if that procedure is available, into the account of the exchange agent for such exchange offer at DTC pursuant to the procedure for book-entry transfer described below, must be received by such exchange agent prior to the expiration date; or

    - the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, a letter of transmittal and other required documents must be received by the exchange agent at its address set forth under " -- Exchange Agent" prior to the expiration date.

    The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal to the exchange offer.

    THE METHOD OF DELIVERY OF OLD NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR THEM.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing a letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution listed below unless old notes tendered pursuant thereto are tendered:

    - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on such letter of transmittal; or

    -   for the account of an eligible institution.

    If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

    If a letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the old notes.

    If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal unless waived by us.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes will be determined by us in our discretion, which determination will be final and binding. We reserve the right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in the opinion of counsel, be unlawful. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal accompanying such old notes, as soon as practicable following the expiration date.

    In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under " -- Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

    By tendering, each holder will represent that, among other things:

    - the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes;

    - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes;

    - neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of General Cable Corporation or any guarantor; and

    - if such holder or other person is an affiliate, that it will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable.

    In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to an exchange offer will be made only after timely receipt by the exchange agent for such exchange offer of certificates for such old notes or a timely book-entry confirmation of such old notes into such exchange agent's account at DTC, a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for the exchange offer, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer for such old notes or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder thereof or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer for such old notes.

BOOK-ENTRY TRANSFER

    The exchange agent will make requests to establish accounts with respect to the old notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes being tendered by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, a letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at its address set forth under " -- Exchange Agent" on or prior to the expiration date or the guaranteed delivery below must be complied with.

    DTC's Automated Tender Offer Program or "ATOP" is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for such old notes.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

    -   the tender is made through an eligible institution;

    - prior to the expiration date, the exchange agent received from such eligible institution a properly completed and duly executed letter of transmittal or a facsimile thereof and notice of guaranteed delivery, substantially in the form provided by us tendered by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of such old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the certificates for all physically tendered old notes, in proper form for transfer, or a book entry confirmation, as the case may be, and all other documents required by the applicable letter of transmittal, are received by such exchange agent within three NYSE trading days after the date of execution of the notice of delivery.

WITHDRAWAL RIGHTS

    Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal of a tender of old notes to be effective, a written or, for a DTC participant, electronic ATOP transmission, notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    - specify the name of the person having deposited the old notes to be withdrawn;

    - identify the old notes to be withdrawn, including the certificate number or numbers and principal mount of such old notes;

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee of such old notes register the transfer of such old notes into the name of the person withdrawing the tender; and

    - specify the name in which any such old notes are to be registered, if different from that of the holder who tendered such old notes.

    All questions as to the validity, form, and eligibility, including time of receipt, of such notices will be determined by us subject to such notice, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer relating to such old notes. Properly withdrawn old notes may be retendered by following one of the procedures under " -- Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of such old notes for exchange or the exchange of the new notes for such old notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for the sole benefit of us and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the old notes under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

    All executed letters of transmittal should be directed to the exchange agent. U.S. Bank National Association has been appointed as exchange agent for the new notes. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

                       To: U.S. BANK NATIONAL ASSOCIATION

            By Mail or Hand/Overnight Delivery:         By Facsimile:

            U.S. Bank National Association              (651) 495-8158
            60 Livingston Ave.                          Confirm by Telephone:
            Attn: Specialized Finance                   (800) 934-6802
            St. Paul, MN 55107

    U.S. Bank National Association also serves as Trustee, Registrar and Paying Agent under the indenture.

FEES AND EXPENSES

    We will not make any payments to brokers, dealers, or other soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of us.

    The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $150,000, which includes fees and expenses of the trustee for the old notes, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

    Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in an exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

            DESCRIPTION OF SENIOR CREDIT FACILITY AND PREFERRED STOCK

DESCRIPTION OF SENIOR SECURED REVOLVING CREDIT FACILITY

         As part of the refinancing transactions described under the caption "Prospectus Summary -- The Refinancing", our wholly owned subsidiary, General Cable Industries, Inc., a Delaware corporation ("Borrower"), entered into a senior secured revolving credit facility with a syndicate of financial institutions, including UBS Securities LLC, as a Joint Lead Arranger, UBS AG, Stamford Branch, as Administrative Agent and Issuing Bank, UBS Loan Finance LLC, as a Lender and Swingline Lender, and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Collateral Agent, a Joint Lead Arranger and a Lender. Set forth below is a summary of the terms of the senior secured revolving credit facility.

         The senior secured revolving credit facility provides for up to $240.0 million in borrowings, including a $50.0 million sublimit for the issuance of commercial and standby letters of credit and a $10.0 million sublimit for swingline loans. Advances under the senior secured revolving credit facility are limited to a borrowing base based upon advance rates for eligible accounts receivables, inventory, equipment and owned real estate properties. The fixed asset component of the borrowing base is subject to scheduled reductions. Actual advance rates and details of eligibility criteria, as well as the levels of collateral that may be included in the borrowing base are to be determined after the collateral audit is completed and shall be subject to reserves and further revision, from time to time, by the Collateral Agent. Under limited circumstances, the facility may permit advances in excess of the borrowing base.

         All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

         Proceeds of the revolving loan, together with the proceeds from the other refinancing transactions, were used as described under the heading "Prospectus Summary -- The Refinancing." Availability for cash advances under the senior secured revolving credit facility will be reduced by an aggregate of up to $50.0 million of letters of credit which could be outstanding under the senior secured revolving credit facility at any time. Proceeds of the senior secured revolving credit facility will be used to provide financing for general corporate and working capital purposes.

         Collateral and Guarantors

         Indebtedness under the senior secured revolving credit facility is guaranteed by us and all of our current direct and indirect material subsidiaries organized in North America (except Borrower) and material future subsidiaries organized in North America and is secured by a first priority security interest in substantially all of our and the guarantors' existing and future tangible and intangible property and assets, wherever located, including accounts receivable, inventory, equipment, general intangibles, insurance policies, intercompany notes, intellectual property, investment property, other personal property, owned real property, cash and cash proceeds of the foregoing, including a first priority pledge of all of the equity interests of the guarantors and 100% (or if a pledge of 100% would result in an adverse material tax impact, then 65%) of the equity interests of our first-tier foreign subsidiaries, whether now owned or hereafter acquired. Except for our Canadian and Mexican operating subsidiaries, no foreign subsidiary is required to guarantee or pledge its assets to secure the senior secured revolving credit facility.

         Interest and Fees

         The interest rates per annum applicable to loans under the senior secured revolving credit facility are, at Borrower's option, equal to either an alternate base rate or an adjusted LIBOR rate plus an applicable margin percentage.

         The applicable margin percentage is initially a percentage per annum equal to (1) 1.50% for alternate base rate revolving loans and (2) 2.75% for adjusted LIBOR rate revolving loans. Beginning approximately May 2004, the applicable margin percentage under the senior secured revolving credit facility will be subject to adjustments based upon consolidated fixed charge coverage ratio.

         On the last day of each calendar month, Borrower will be required to pay each lender a 0.50% per annum commitment fee in respect of any unused commitments of such lender under the senior secured revolving credit facility.

         Prepayments

         Subject to exceptions, the senior secured revolving credit facility requires mandatory prepayments of the loans in amounts equal to:

         - 100% of the insurance or condemnation proceeds received in connection with a casualty event, condemnation or other loss,

         -        100% of the net proceeds from issuance of debt securities, and

         - 100% of the net cash proceeds of asset sales or other dispositions.

         Under certain circumstances, such mandatory prepayments will be applied to reduce the commitments under the senior secured revolving credit facility.

         Voluntary prepayments of loans under the senior secured revolving credit facility and voluntary reductions of secured revolving loan commitments will be permitted, in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) in minimum amounts as set forth in the credit agreement.

         Restrictive Covenants and Other Matters

         The senior secured revolving credit facility requires that Borrower comply on a quarterly basis with certain financial covenants, including a minimum fixed charge coverage ratio test and a maximum capital expenditures level. In addition, the senior secured revolving credit facility includes negative covenants which, among other things, limit:

         -        dispositions of assets,

         -        changes of business and ownership,

         - mergers and acquisitions and other business combinations, subject to permitted acquisitions,

         -        dividends and restricted payments,

         - indebtedness (including guarantees and other contingent obligations),

         -        sale and leaseback transactions,

         -        loans and investments,

         -        liens and further negative pledges,

         -        transaction with affiliates, and

         -        other matters customarily restricted in such agreements.

         Such covenants apply to us, certain of our subsidiaries, Borrower and Borrower's parent. Such negative covenants are subject to exceptions. We will be permitted to declare and pay dividends or distributions on our Series A redeemable convertible preferred stock so long as there is no default under the senior secured revolving credit facility and we meet certain financial conditions. There are no limitations on dividend payments by the Borrower to us to fund interest payments on the old and new notes.

         The senior secured revolving credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, judgments in excess of specified amounts, actual or asserted failure of any guaranty or security document supporting the senior secured revolving credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under the senior secured revolving credit facility would be entitled to take various actions, including the acceleration of amounts outstanding under the senior secured revolving credit facility and all actions permitted to be taken by a secured creditor. The representations and warranties and affirmative covenants apply to us, certain of our subsidiaries, Borrower and Borrower's parent.

DESCRIPTION OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

         As part of the refinancing transactions described under the caption "Prospectus Summary -- The Refinancing", we have sold 2,070,000 shares of 5.75% Series A redeemable convertible preferred stock in a private placement.

         Each share has a liquidation preference of $50.00 per share. Dividends accrue on the convertible preferred stock at the rate of 5.75% per annum and are payable quarterly in arrears on February 24, May 24, August 24 and November 24 of each year, starting on February 24, 2004. Dividends are payable in cash, shares of our common stock or a combination.

         Holders of the convertible preferred stock are entitled to convert any or all of their shares of convertible preferred stock into shares of our common stock, at an initial conversion price of $10.004 per share. The conversion price is subject to adjustments under certain circumstances.

         We are be obligated to redeem all outstanding shares of convertible preferred stock on November 24, 2013 at par. We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from its market price, or any combination thereof. We have the option to redeem some or all of the outstanding shares of convertible preferred stock in cash beginning on the fifth anniversary of the issue date. The redemption premium initially equals one-half the dividend rate on the convertible preferred stock and declines ratably to par on the date of mandatory redemption. In the event of a change of control as defined in the certificate of designations for the convertible preferred stock, under certain circumstances, we will be required to offer to purchase all of the convertible preferred stock at par. This right of holders is subject to our obligation to repay or repurchase any indebtedness required in connection with a change of control and to any contractual restrictions then contained in our indebtedness. Our senior secured revolving credit facility prohibits us from paying, and the indenture governing the old and new notes restricts our ability to pay, the purchase price of the convertible preferred stock in cash.

      This is a summary of the terms of the convertible preferred stock. We have filed with the SEC the certificate of designations of Series A redeemable convertible preferred stock which contains all of the terms.

                          DESCRIPTION OF THE NEW NOTES

         The old notes were, and the new notes will be, issued under an Indenture (the "Indenture") dated as of November 24, 2003 between the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939.

         The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

         The old notes and the new notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers and amendments.

         The following is a summary of the material provisions of the Indenture and does not purport to be complete. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. For definitions of capitalized terms used in the following summary, see " -- Certain Definitions." For purposes of this section, the term "Company" means General Cable Corporation only, and does not include any of its Subsidiaries.

BRIEF DESCRIPTION OF THE NOTES

    THE NOTES

         The Notes will be:

         -        general unsecured obligations of the Company;

         - equal in right of payment to all existing and future unsubordinated Indebtedness of the Company;

         - effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness; and

         - senior in right of payment to any future Indebtedness of the Company that is expressly subordinated to the Notes.

    THE GUARANTEES

         The Notes will be unconditionally guaranteed by each of the Company's Restricted Subsidiaries that is a borrower or a guarantor under any U.S. Credit Facility.

         The Guarantee by each Guarantor will be:

         -        a general unsecured obligation of such Guarantor;

         - equal in right of payment to all existing and future unsubordinated Indebtedness of such Guarantor;

         - effectively subordinated to all secured Indebtedness of such Guarantor to the extent of the value of the assets securing such Indebtedness; and

         - senior in right of payment to any future Indebtedness of such Guarantor that is expressly subordinated to the Guarantee of such Guarantor.

         Not all of our Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay their debt and other obligations (including trade payables) before they will be able to distribute any of their assets to us. Our non-guarantor Subsidiaries generated approximately 30% of our consolidated net sales, 80% of our consolidated operating income and 6% of our consolidated cash flow from operating activities for the nine months ended September 30, 2003 and held approximately 36% of our total consolidated assets as of September 30, 2003. As of September 30, 2003, after giving effect to the refinancing transactions, those Subsidiaries would have had outstanding $3.7 million of indebtedness and $77 million outstanding under European accounts payable arrangements.

         The Notes will be issued only in registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. The Company will appoint the Trustee to serve as registrar and paying agent under the Indenture at its offices at 100 Wall Street, Suite 1600, New York, NY 10005. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

         The Notes will initially be issued in an aggregate principal amount of $285.0 million (the "Initial Notes") and will mature on November 15, 2010. Additional Notes may be issued in one or more series from time to time (the "Additional Notes"), subject to compliance with the covenant described under " -- Certain Covenants -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock." Any Additional Notes subsequently issued under the Indenture will be treated as a single class with the Initial Notes issued in this offering for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

         Cash interest on the Notes will accrue at a rate of 9.5% per annum and will be payable semi-annually in arrears on each May 15 and November 15, commencing May 15, 2004, to the Holders of record of Notes at the close of business on May 1 and November 1, respectively, immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from November 24, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

GUARANTEES

         The Guarantors will, jointly and severally, unconditionally guarantee the Company's obligations under the Notes. The obligations of each Guarantor under its Guarantee will be limited as necessary, after giving effect to all other liabilities of such Guarantors (including without limitation, any obligations under a U.S. Credit Facility permitted under clause (3) of " -- Certain Covenants -- Limitations on Indebtedness and Issuances of Disqualified Capital Stock") and after giving effect to the amount of any contribution received from any other Guarantor pursuant to the contribution obligations in the Indenture, to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. For more details, see "Risk Factors -- Federal and state statutes allow courts, under certain circumstances, to void certain obligations; as a result, a court could void our subsidiaries' guarantees of the notes under fraudulent transfer laws."

         The Guarantee of a Guarantor will be released under the circumstances described under " -- Certain Covenants -- Subsidiary Guarantees."

OPTIONAL REDEMPTION

         The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2007, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                              REDEMPTION
YEAR                                                             PRICE
----                                                             -----
2007.....................................................       104.750%
2008.....................................................       102.375%
2009 and thereafter......................................       100.000%

         In addition, at any time and from time to time on or prior to November 15, 2006, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) with the net cash proceeds from one or more Public Equity Offerings, at a redemption price in cash equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to the issuance of Additional Notes, if any) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

         SELECTION AND NOTICE OF REDEMPTION. In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

REPURCHASE AT THE OPTION OF THE HOLDERS

         CHANGE OF CONTROL. In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the occurrence of such Change of Control, make an offer (the "Change of Control Offer") to all Holders to purchase all outstanding Notes properly tendered pursuant to such offer, and within 60 days after the occurrence of the Change of Control, all Notes properly tendered pursuant to such offer shall be accepted for purchase (the date of such purchase, the "Change of Control Purchase Date") for a cash price equal to 101% of the principal amount thereof as of the Change of Control Purchase Date, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

         In order to effect the Change of Control Offer, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase;

         (2) the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

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         (3) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

         (4) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.

         Alternatively, the Company will not be required to make a Change of Control Offer as provided above, if, in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer so long as the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Alternate Offer.

         The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the U.S. Credit Agreement. Future Credit Facilities and other Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, including a default due to the financial effect of such purchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default and would give the Trustee and the Holders of the Notes the rights described under " -- Events of Default."

         The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the assets of the Company and its Subsidiaries. With respect to the disposition of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established quantitative meaning under New York law (which is the choice of law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to purchase the Notes as described above.

         The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company or makes an Alternate Offer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or Alternate Offer.

         If the Company makes a Change of Control Offer or Alternate Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

         The existence of a Holder's right to require the Company to purchase such Holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

         The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders the right to require the Company to purchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its

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Affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified by such definition.

         ASSET SALES. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless:

         (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

         (2) at least 75% of such consideration received by the Company or such Restricted Subsidiary consists of (A) cash or Cash Equivalents, (B) assets (other than securities) to be used in a Related Business, (C) the Capital Stock of any Person engaged in a Related Business that is, or as a result of or in connection with the acquisition of such Capital Stock by the Company or such Restricted Subsidiary becomes, a Restricted Subsidiary or (D) a combination of cash, Cash Equivalents, such assets and such Capital Stock.

         The amount of any (A) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of the consideration received by the Company or the Restricted Subsidiaries in cash or Cash Equivalents and (B) notes or other obligations received by the Company or the Restricted Subsidiaries from such transferee that are converted, sold or exchanged within 90 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash or Cash Equivalents shall be deemed to be cash, in an amount equal to the net cash proceeds or the Fair Market Value of the Cash Equivalents realized upon such conversion, sale or exchange for purposes of determining the percentage of the consideration received by the Company or the Restricted Subsidiaries in cash or Cash Equivalents.

         If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with the provisions of this covenant.

         The Company or such Restricted Subsidiary, as the case may be, may apply an amount equal to the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to:

         (1) repay Indebtedness outstanding under any Credit Facility or any other secured Indebtedness of the Company or any Restricted Subsidiary (and to cause a corresponding permanent reduction in commitments if such repaid Indebtedness was outstanding under the revolving portion of a Credit Facility); or

         (2) make an investment in or expenditures for assets (other than securities) to be used in a Related Business or acquire the Capital Stock of any Person engaged in a Related Business that is, or as a result of or in connection with such Investment becomes, a Restricted Subsidiary.

    Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings to the extent not prohibited by the Indenture.

         To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied or committed within 360 days of such Asset Sale as described in clause (1) or (2) (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 360th day, make an offer to purchase (a "Net Proceeds Offer") all outstanding Notes and other Indebtedness that is not, by its terms, expressly subordinated in right of payment to the Notes and the terms of which require an offer to purchase such other Indebtedness to be made with the proceeds from the sale of assets ("Pari Passu Debt") on a pro rata basis up to an aggregate maximum principal amount of Notes and such Pari Passu Debt equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal, in the case of the Notes, to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date thereof and, in the case of such other Indebtedness, the purchase price specified by the terms thereof; provided, however, that the Net Proceeds Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized

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Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

         With respect to any Net Proceeds Offer effected pursuant to this covenant, among the Notes and the Pari Passu Debt that is subject to provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Pari Passu Debt with the proceeds from the sale of assets, to the extent the aggregate principal amount of Notes and such Pari Passu Debt tendered pursuant to such Net Proceeds Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and such Pari Passu Debt shall be purchased pro rata based on the aggregate principal amount of such Notes and such Pari Passu Debt tendered by each holder thereof. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and Pari Passu Debt tendered by the holders thereof pursuant to such Net Proceeds Offer (such excess constituting an "Excess"), the Company may retain and utilize such Excess for any general corporate purposes. Upon the completion of a Net Proceeds Offer, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

         If the Company makes a Net Proceeds Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Net Proceeds Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

CERTAIN COVENANTS

         The Indenture contains, among other things, the following covenants:

         LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

         (1) declare or pay any dividend or any other distribution on any Capital Stock of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in the form of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

         (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Restricted Subsidiary or any of their Affiliates (other than any such Capital Stock owned by the Company or any Restricted Subsidiary);

         (3) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Restricted Subsidiary); or

         (4) make any Investment in any Person (other than Permitted
Investments)

    (any such payment or other action (other than any exception thereto) described in clause (1), (2), (3) or (4) above, a "Restricted Payment"), unless at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

         (A) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

         (B) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under " -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" below; and

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         (C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of:

         (i) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter beginning on or after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

         (ii) the aggregate net cash proceeds received after the Issue Date by the Company either (x) as capital contributions to the Company or (y) from the issue and sale (other than to a Subsidiary) of its Qualified Capital Stock (except, in each case, to the extent such proceeds are used to purchase, redeem, retire, defease or otherwise acquire Capital Stock or Subordinated Indebtedness as set forth in clause (2) or (3) of paragraph (b) below and excluding the net proceeds from any issuance and sale of (I) Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid, (II) Redeemable Convertible Preferred Stock pursuant to an option granted to the initial purchasers of the Redeemable Convertible Preferred Stock issued and sold on the Issue Date or
(III) common stock of the Company pursuant to the overallotment option granted to the underwriters of the common stock sold and issued on the Issue Date), plus

         (iii) the principal amount (or accreted amount, determined in accordance with GAAP, if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem, retire, defease or otherwise acquire Subordinated Indebtedness as set forth in clause (3) of paragraph (b) below), plus

         (iv) in the case of the disposition or repayment of any Investment or the release of a guarantee constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, and, in the case of guarantees, less any amounts paid under such guarantee, plus

         (v) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the covenant described under " -- Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in an amount equal to the excess of (x) the Total Assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation).

         (b) The foregoing provisions will not prevent:

         (1) the payment of any dividend or distribution on, or redemption of, Capital Stock within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture;

         (2) the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of, other Capital Stock of the Company (other than Disqualified Capital Stock in the case of any such purchase, redemption, retirement or other acquisition of Qualified Capital Stock); provided, however, that any such net cash proceeds and the value of any Qualified Capital Stock issued in exchange for such retired Capital Stock are excluded from clause (C)(ii) of paragraph (a) above (and were not included therein at any time);

         (3) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of:

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         (A) Qualified Capital Stock of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness are excluded from clauses (C)(ii) and
(C)(iii) of paragraph (a) above (and were not included therein at any time) or

         (B) Disqualified Capital Stock of the Company or other Subordinated Indebtedness having no stated maturity for the payment of any portion of principal thereof prior to the final stated maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired and having a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

         (4) Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date;

         (5) on or prior to the second anniversary of the Issue Date, payments of regular cash dividends on the Redeemable Convertible Preferred Stock, payable quarterly in arrears, at the rate per annum set forth in the certificate of designations relating to the Redeemable Convertible Preferred Stock, as in effect on the Issue Date;

         (6) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any director, officer or employee of the Company or any Subsidiary; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $2.0 million in any twelve-month period;

         (7) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof, and repurchases of Capital Stock of the Company deemed to occur upon the withholding of a portion of the Capital Stock issued, granted or awarded to any director, officer or employee of the Company to pay for the taxes payable by such director, officer or employee upon such issuance, grant or award in order to satisfy, in whole or in part, withholding tax requirements in connection with the exercise of such options, in accordance with the provisions of an option or rights plan or program of the Company; and

         (8) the repurchase of any subordinated Indebtedness at a purchase price not greater than 101% or 100% of the principal amount of such subordinated Indebtedness in connection with a change of control offer pursuant to a provision similar to the requirements set forth under " -- Repurchase at the Option of the Holders -- Change of Control" covenant, or an asset sale offer pursuant to a provision similar to the requirement set forth under " -- Repurchase at the Option of the Holders -- Asset Sales," respectively; provided that prior to any such repurchase the Company has made the Change of Control Offer or the Net Proceeds Offer, as applicable, required by the terms of the Indenture and repurchased all Notes validly tendered for repayment in connection with such Change of Control Offer or Net Proceeds Offer, as applicable;

provided, however, that in the case of each of clauses (2), (3), (4), (5), (6) and (8), no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

         In determining the amount of Restricted Payments permissible under clause (C) of paragraph (a) of this covenant, amounts expended pursuant to clauses (1) and (5) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (2), (3), (4), (6),
(7) and (8) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

         LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL
STOCK. The Company shall not, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) or issue any Disqualified Capital Stock, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) or issue any Preferred Capital Stock, except in each case for Permitted Indebtedness; provided, however, that the Company and any Guarantor may Incur Indebtedness, and the Company may issue Disqualified Capital Stock, if, in any such case, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Capital Stock and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Coverage Ratio of the Company would be greater than 2.0 to 1.0.

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         The foregoing limitations will not apply to the Incurrence or issuance of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

         (1) Indebtedness under the Notes issued on the Issue Date, the Guarantees and the Indenture with respect to obligations resulting from the Notes issued on the Issue Date and the Guarantees;

         (2) Existing Indebtedness;

         (3) Indebtedness of the Company and the Restricted Subsidiaries under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $240.0 million, less the amount of any scheduled amortization of principal payments made thereunder and the amount by which the commitments thereunder are from time to time permanently reduced, and
(y) the sum of (i) 85% of the book value of accounts receivable of the Company and the Restricted Subsidiaries, determined in accordance with GAAP, (ii) 60% of the book value of inventory of the Company and the Restricted Subsidiaries, determined in accordance with GAAP, and (iii) $40.0 million; provided that in no event shall the aggregate principal amount at any one time outstanding under European Credit Facilities under this clause (3) exceed (euro)50 million;

         (4) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary and Indebtedness of the Company owed to and held by any Restricted Subsidiary or Disqualified Capital Stock of the Company or any Restricted Subsidiary held by the Company or any Restricted Subsidiary; provided, however, that (i) any such Indebtedness owed by the Company or any Guarantor shall be unsecured and expressly subordinated in right of payment to the payment and performance of the Company's or such Guarantor's obligations under the Indenture, the Notes and the Guarantees, as applicable, and (ii) an Incurrence of Indebtedness and issuance of Disqualified Capital Stock that is not permitted by this clause (4) shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiary referred to in this clause (4) to a Person other than the Company or any Restricted Subsidiary, and
(y) the designation of a Restricted Subsidiary which holds Indebtedness or Disqualified Capital Stock of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

         (5) guarantees by the Company or any Guarantor of Indebtedness permitted to be Incurred under this covenant;

         (6) Hedging Obligations of the Company and the Restricted Subsidiaries; provided, however, that such Hedging Obligations are entered into in the ordinary course of business for genuine business purposes and not for speculative purposes to protect the Company and/or Restricted Subsidiaries against interest rate, currency exchange rate, commodity prices or similar fluctuations; provided, further, that (i) in the case of Hedging Agreements which relate to Indebtedness, such Hedging Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and
(ii) in the case of Hedging Agreements relating to interest rates, the foregoing shall not prohibit the swap of fixed to floating rates for genuine business purposes;

         (7) Indebtedness of the Company or any Restricted Subsidiary consisting of Purchase Money Indebtedness and Capital Lease Obligations, and refinancings thereof, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (7), does not exceed 3.5% of Consolidated Tangible Assets at the time of such Incurrence;

         (8) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, Capital Stock; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

         (9) Acquired Indebtedness of any Restricted Subsidiary that is not a Guarantor, other than Indebtedness Incurred in connection with, or in contemplation of, such transaction; provided, however, that at the time of

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acquisition of such Restricted Subsidiary, the Company on a pro forma basis could Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant;

         (10) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness in connection with letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance) with respect to reimbursement type obligations, regarding workers' compensation claims, escrow agreements, bankers' acceptances and surety and performance bonds (in each case to the extent that such Incurrence does not result in the Incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

         (11) Indebtedness or Disqualified Capital Stock of the Company or a Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred or Disqualified Capital Stock issued in compliance with the proviso of the first paragraph of this covenant or any of clause (1), (2) or
(9) of this covenant; provided, however, that:

         (A) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) or liquidation preference, as applicable, of the Indebtedness or Disqualified Capital Stock being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish and actually paid in connection with such refinancing and reasonable fees and expenses incurred in connection therewith,

         (B) the refinancing Indebtedness or Disqualified Capital Stock shall have a final maturity not earlier than, and a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Capital Stock, as applicable, being refinanced;

         (C) Subordinated Indebtedness may be refinanced only with Subordinated Indebtedness or Disqualified Capital Stock, and Disqualified Capital Stock may be refinanced only with other Disqualified Capital Stock; and

         (D) refinancing Indebtedness Incurred by a Restricted Subsidiary that is not a Guarantor may be used to refinance Indebtedness only of a Restricted Subsidiary that is not a Guarantor; and

         (12) in addition to the items referred to in clauses (1) through (11) above, Indebtedness of the Company or any Restricted Subsidiary (including any Indebtedness under any Credit Facility that utilizes this clause (12)) having an aggregate principal amount not to exceed $15.0 million at any time outstanding.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above (other than Indebtedness under the U.S. Credit Agreement outstanding on the Issue Date, which will be deemed to have been Incurred under clause (3)) or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness in any manner that results in compliance with this covenant. Any increase in the U.S. dollar equivalent of outstanding Indebtedness of the Company or any of the Restricted Subsidiaries denominated in a currency other than U.S. dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an Incurrence of Indebtedness for purposes of this covenant; provided that the amount of Indebtedness outstanding at any time will be the U.S. dollar equivalent of such Indebtedness outstanding at such time.

         None of the Company or any Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) would be expressly subordinate or junior in right of payment in any respect to any other Indebtedness unless such Indebtedness is also by its terms (or by terms of any agreement governing such Indebtedness) subordinate or junior in right of payment to the Notes or the Guarantees, as applicable, at least to the same extent such Indebtedness is subordinated or junior in right of payment to such other Indebtedness.

         LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of

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any Restricted Subsidiary to: (A) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(B) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (C) transfer any of its assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

         (1) the U.S. Credit Agreement, or any other agreement of the Company or any of the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof, and any other Credit Facility; provided, however, that any such amendment, restatement, renewal, replacement or refinancing or other such Credit Facility is no more restrictive in the aggregate in any material respect with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, renewed, replaced or refinanced or the U.S. Credit Agreement in effect on the Issue Date, as the case may be;

         (2) any applicable law or any rule, regulation or order of any governmental authority;

         (3) any instrument of an Acquired Person acquired by the Company or any Restricted Subsidiary after the Issue Date as in effect at the time of such acquisition and not entered into by such Acquired Person in connection with, as a result of or in contemplation of such acquisition; provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the assets of the Company or any Restricted Subsidiary other than the Acquired Person or the assets of the Acquired Person;

         (4) customary non-assignment provisions in leases, licenses or contracts;

         (5) Purchase Money Indebtedness and Capital Lease Obligations for assets acquired in the ordinary course of business that impose encumbrances and restrictions only on the assets so acquired;

         (6) any agreement for the sale or disposition of the Capital Stock or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (6) are applicable only to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "Repurchase at the Option of the Holders -- Asset Sales" to the extent applicable thereto;

         (7) refinancing Indebtedness permitted under clause (11) of the second paragraph of " -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" above; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate in any material respect than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

         (8) the Indenture;

         (9) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

         (10) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

         (11) customary restrictions imposed by the terms of shareholders', partnership or joint venture agreements entered into in the ordinary course of business; provided, however, that such restrictions do not apply to any Restricted Subsidiary other than the applicable company, partnership or joint venture;

         (12) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

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         (13) Indebtedness of Foreign Subsidiaries permitted to be Incurred under the Indenture; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Company, materially impair the Company's ability to make payments on the Notes when due.

         DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

         (1) no Default or Event of Default shall have occurred and be continuing or shall result after giving effect to such Designation;

         (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under " -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" above;

         (3) the Company would be permitted to make an Investment at the time of Designation in an amount of the Designation Amount; and

         (4) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

         Neither the Company nor any Restricted Subsidiary shall at any time (A) provide credit support for, subject any of its assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (B) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (C) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

         The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

         (1) no Default or Event of Default shall have occurred and be continuing or shall result after giving effect to such Revocation;

         (2) at the time of and after giving effect to such Revocation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under " -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" above; and

         (3) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would be permitted to be outstanding under the Indenture.

         All Designations and Revocations must be evidenced by filing by the Company with the Trustee of Board Resolutions and an Officers' Certificate certifying compliance with the foregoing provisions.

         LIMITATION ON LIENS. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens (other than Permitted Liens) against or upon any of their

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respective assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, in each case to secure any Indebtedness unless contemporaneously therewith:

         (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

         (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

         TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew, amend or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any assets or the rendering of any service) with or for the benefit of any of their respective Affiliates (each, an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction, taken as a whole, is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction on an arm's-length basis with an unaffiliated third party;

         (2) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $2.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions, or, in the event that there are no disinterested directors, the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be; and

         (3) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million, such Affiliate Transaction is in writing and the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

         (a) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries (so long as no Person (other than a Restricted Subsidiary) that is an Affiliate of the Company has any direct or indirect interest in such Restricted Subsidiary);

         (b) any Restricted Payment of the type described in clause (1), (2) or
(3) of the definition thereof permitted to be made pursuant to the covenant described under " -- Limitation on Restricted Payments" above;

         (c) any reasonable and customary issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company;

         (d) the payment of customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law;

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

         (e) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date, as such obligations are in effect on the Issue Date or as thereafter amended, restated or amended and restated in any manner not materially adverse to the Holders of Notes;

         (f) transactions with distributors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture;

         (g) the issue and sale by the Company of its Qualified Capital Stock;

         (h) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Stock;

         (i) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof;

         (j) customary shareholders' and registration rights agreements among the Company or any Subsidiary thereof and the shareholders thereof; and

         (k) commercial transactions entered into in the ordinary course of business with any joint venture to which the Company or any Restricted Subsidiary is a party (so long as no Person (other than a Restricted Subsidiary) that is an Affiliate of the Company has any direct or indirect interest in such joint venture).

         LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to issue any Capital Stock to any Person (other than to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company unless the Company's remaining ownership interest in such Person after such sale would be permitted by the covenant as described under " -- Limitation on Restricted Payments"; provided, however, that this provision shall not prohibit (x) the Company or any of the Restricted Subsidiaries from selling, transferring or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture.

         SUBSIDIARY GUARANTEES. If any Restricted Subsidiary (including any Restricted Subsidiary formed or acquired after the Issue Date) shall become a borrower or guarantor under any U.S. Credit Facility, then such Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

         Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged:

         (1) upon any sale or other disposition of all or substantially all of the assets of such Restricted Subsidiary (including by way of merger or consolidation or any sale of all of the Capital Stock of that Restricted Subsidiary) to a Person that is not the Company or a Subsidiary of the Company; provided that the Company shall, if applicable, apply the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture;

         (2) if the Company designates such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the Indenture; or

         (3) if such Restricted Subsidiary ceases to be a borrower or guarantor under any U.S. Credit Facility (other than by reason of a payment under a guarantee by any Restricted Subsidiary).

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

         LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction with respect to any assets unless:

         (1) the Company or such Restricted Subsidiary could have Incurred Indebtedness in the amount of the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenant described under " -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" above;

         (2) the Company or such Restricted Subsidiary could have incurred a Lien on such assets securing such Attributable Indebtedness with respect to such Sale/Leaseback Transaction without equally and ratably securing the Notes or the Guarantees pursuant to the covenant described under " -- Limitation on Liens" above;

         (3) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of the related assets; and

         (4) the Company applies the proceeds of such transaction in compliance with the covenant described under "Repurchase at the Option of the Holders -- Asset Sales."

         PROVISION OF FINANCIAL INFORMATION. Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders within the time periods specified in the SEC's rules and regulations for reporting companies under Section 13 or 15(d) of the Exchange Act:

         (1) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's independent public accountants; and

         (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include or be accompanied by a reasonably detailed presentation of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in the second preceding paragraph with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

MERGER, SALE OF ASSETS, ETC.

         The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any Person in a single transaction or series of related transactions, unless:

         (1) either (A) the Company shall be the Surviving Person or (B) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest

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on all the Notes and the performance and observance of every covenant of the
Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company;

         (2) immediately thereafter, on a pro forma basis after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

         (3) immediately after giving effect to any such transaction including the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "Certain Covenants -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" above.

         Notwithstanding the provisions of clause (3) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its assets to the Company or another Restricted Subsidiary.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the assets of one or more Restricted Subsidiaries the Capital Stock of which constitute all or substantially all the assets of the Company shall be deemed to be the transfer of all or substantially all the assets of the Company.

         A Guarantor may not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person), another Person unless:

         (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

         (2) either:

         (a) in the case of a sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of such Guarantor's assets, the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture; or

         (b) in the case of a consolidation with or merger into another Person, either (i) such Guarantor shall be the Surviving Person or (ii) the Surviving Person (if other than such Guarantor) shall be a corporation, partnership, company or trust organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture reasonably satisfactory to the Trustee all obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of such Guarantor.

         In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture. In addition, each Guarantor, in the case of a transaction described in the first paragraph hereunder, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Guarantee will continue to apply to the obligations of the Company or the Surviving Person under the Indenture.

         Upon any consolidation or merger of the Company or any Guarantor or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or a Guarantor is not the

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Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Notes and the Registration Rights Agreement or such Guarantor under the Indenture, the Guarantee of such Guarantor and the Registration Rights
Agreement, as the case may be, with the same effect as if such successor corporation had been named as the Company or such Guarantor, as the case may be, therein; and thereafter except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture, the Notes and the Registration Rights Agreement and such Guarantor shall be discharged from all obligations and covenants under the Indenture, the Registration Rights Agreement and the Guarantee of such Guarantor, as the case may be.

         For all purposes of the Indenture and the Notes (including the provision of this covenant and the covenants described under "Certain Covenants -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock," "Certain Covenants -- Limitation on Restricted Payments" and "Certain Covenants -- Limitation on Liens"), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with the terms of the Indenture and all Indebtedness, and all Liens on assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been Incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

         The occurrence of any of the following will be defined as an "Event of Default" under the Indenture:

         (1) failure to pay principal of (or premium, if any, on) any Note when due and payable, whether at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

         (2) failure to pay any interest on any Note when due and payable, and such failure continues for 60 days or more;

         (3) failure to perform or comply with any of the provisions described under "Repurchase at the Option of the Holders -- Change of Control," "Repurchase at the Option of the Holders -- Asset Sales" or "Merger, Sale of Assets, etc." above;

         (4) failure to perform any other covenant, warranty or agreement of the Company or a Guarantor under the Indenture, in the Notes or in a Guarantee (other than those defaults specified in clause (1), (2) or (3) above) continued for 60 days or more after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

         (5) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of the Restricted Subsidiaries having an outstanding principal amount of greater than $10.0 million individually or in the aggregate, which default (A) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period, (B) results in the acceleration of such Indebtedness prior to its express final maturity or (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

         (6) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of the Restricted Subsidiaries in an amount of greater than $10.0 million which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

         (7) a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or a Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee or gives notice to that effect (other than by reason of release of the Guarantor in accordance with the terms of the Indenture); or

         (8) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries.

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

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

         If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company or any Guarantor that is a Significant Subsidiary described in clause (8) of the first paragraph of this section) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Trustee and the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately. If an Event or Default specified in clause (8) of the first paragraph of this section with respect to the Company or any Guarantor that is a Significant Subsidiary occurs under the Indenture, the Notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

         Any such declaration with respect to the Notes may be rescinded or annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes if all Defaults and Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture, and certain other conditions specified in the Indenture are satisfied.

         The Indenture will provide that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it. Except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Merger, Sale of Assets, etc." above, the Trustee may withhold such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

         No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

         The Company will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within 30 days of becoming aware of a Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

         The Indenture will be discharged and the Company's substantive obligations in respect of the Notes will cease when:

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         (1) either (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company;

         (2) the Company has deposited or caused to be deposited with the Trustee, in trust for the benefit of the Holders of the Notes, all sums payable by it on account of principal of, premium, if any, and interest on all Notes (except lost, stolen or destroyed Notes which have been replaced or paid) or otherwise, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or redemption date, as the case may be; and

         (3) the Company complies with certain other requirements set forth in the Indenture.

         In addition to the foregoing, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (8) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date the Company deposits with the Trustee all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any other Indebtedness of the Company would result therefrom, the Company may terminate its substantive covenant obligations in respect of the Notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Notes) by:

         (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes;

         (2) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations; and

         (3) complying with certain other requirements set forth in the Indenture.

GOVERNING LAW AND SUBMISSION TO JURISDICTION

         The Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

MODIFICATION AND WAIVER

         The Indenture may be amended by the Company, the Guarantors and the Trustee, without the consent of any Holder, to, among other things:

         (1) cure any ambiguity, defect or inconsistency in the Indenture;

         (2) evidence the obligations of a new Guarantor to comply with the provisions described under "Certain Covenants -- Subsidiary Guarantees" or to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the applicable obligations under the Indenture in accordance with "Merger, Sale of Assets, etc.";

         (3) comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

         (4) evidence and provide for the acceptance of appointment by a successor Trustee;

         (5) provide for uncertificated Notes in addition to certificated Notes; or

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

         (6) make any other change that would provide any additional benefit or rights to the Holders or that does not materially adversely affect the rights of any Holder.

         Modifications and amendments of the Indenture may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby:

         (1) change the maturity of the principal of any such Note;

         (2) reduce the principal amount of (or the premium on) any such Note;

         (3) reduce the rate of or extend the time for payment of interest on any such Note;

         (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above;

         (5) change the currency of payment of principal of (or premium on) or interest on any such Note;

         (6) impair the right of the Holders of Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to any such Note;

         (7) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default or Event of Default in respect thereof;

         (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

         (9) cause the Notes or the Guarantees to become subordinate in right of payment to any other Indebtedness;

         (10) following an event or circumstance which may give rise to the requirement to make a Change of Control Offer or Net Proceeds Offer, modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make a Change of Control Offer or Net Proceeds Offer in a manner materially adverse to the Holders of Notes affected thereby;

         (11) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

         (12) make any change in the amendment or waiver provisions of the Indenture.

         The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

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THE TRUSTEE

         Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company, or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain assets received by it in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. The Indenture contains a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person (1) assumed in connection with an Acquisition of such Person or (2) existing at the time such Person becomes a Restricted Subsidiary or is consolidated with or merged into the Company or any Restricted Subsidiary, whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such transaction.

         "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

         "Acquisition" means (1) any capital contribution (by means of transfers of cash or other assets to others or payments for assets or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or amalgamated with or merged into the Company or any Restricted Subsidiary or (2) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

         "Additional Interest" has the meaning provided in the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Affiliate Transaction" has the meaning set forth under "Certain Covenants -- Transactions with Affiliates" above.

         "Alternate Offer" has the meaning set forth under "Repurchase at the Option of the Holders -- Change of Control" above.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or Sale/Leaseback Transaction or upon any condemnation, eminent domain or similar proceedings) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of:

         (1) any Capital Stock of any Subsidiary (other than directors' qualifying shares);

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

         (2) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or

         (3) any other assets (including without limitation intellectual property) or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business.

         For the purposes of this definition, the term "Asset Sale" shall not include:

         (A) any transaction consummated in compliance with "Merger, Sale of Assets, etc." above and the creation of and foreclosure on any Lien not prohibited by "Certain Covenants -- Limitation on Liens" above;

         (B) sales of property or equipment that, in the reasonable determination of the Company, has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary;

         (C) any Permitted Investment or any Restricted Payment not prohibited by "Certain Covenants -- Limitation on Restricted Payments" above;

         (D) any transaction or series of related transactions involving assets with a Fair Market Value not in excess of $2.0 million;

         (E) any operating lease or sublease;

         (F) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

         (G) the licensing or sublicensing of intellectual property or other general intangibles;

         (H) sales or other dispositions of Cash Equivalents, inventory, receivables and other current assets in the ordinary course of business; and

         (I) any transaction between or among the Company and/or one or more Restricted Subsidiaries.

         "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person or a duly authorized committee thereof, as applicable.

         "Business Day" means a day that is not a Saturday, a Sunday or a day on which (i) commercial banking institutions in New York, New York are authorized or required by law to be closed or (ii) the New York Stock Exchange is not open for trading.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity

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

participations, including partnership interests, whether general or limited, in such Person, including any Preferred Capital Stock and any right or interest which is classified as equity in accordance with GAAP.

         "Cash Equivalents" means

         (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

         (2) marketable direct obligations issued by any state of the United States of America or by the District of Columbia maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

         (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or a rating of at least P-1 from Moody's;

         (4) investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

         (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

         (6) investments in money market funds which invest substantially all their assets in securities of the types described in any of clauses (1) through
(5) above.

         "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):

         (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Company; or

         (2) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company and/or one or more the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, "beneficially own or owns" (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee Person; or

         (3) during any consecutive two-year period, the Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company; or

         (4) the adoption of a plan of liquidation or dissolution of the Company.

         "Change of Control Date" has the meaning set forth under "Repurchase at the Option of the Holders -- Change of Control" above.

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

         "Change of Control Offer" has the meaning set forth under "Repurchase at the Option of the Holders -- Change of Control" above.

         "Change of Control Purchase Date" has the meaning set forth under "Repurchase at the Option of the Holders -- Change of Control" above.

         "Change of Control Purchase Price" has the meaning set forth under "Repurchase at the Option of the Holders -- Change of Control" above.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the latest four-quarter period for which financial statements are available ending prior to the date of such determination (the "Four-Quarter Period") to (ii) Consolidated Interest Expense for such Four-Quarter Period; provided, however, that:

         (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness or issued any Disqualified Capital Stock since the beginning of such Four-Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness or such Disqualified Capital Stock as if such Indebtedness or such Disqualified Capital Stock had been Incurred on the first day of such Four-Quarter Period,

         (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness or Disqualified Capital Stock since the beginning of such Four-Quarter Period that no longer remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness or Disqualified Capital Stock, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness or Disqualified Capital Stock, including with the proceeds of any new Indebtedness, as if such Discharge (and Incurrence of new Indebtedness or Disqualified Capital Stock, if any) had occurred on the first day of such Four-Quarter Period,

         (3) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary shall have effected any asset sale, Consolidated EBITDA for such Four-Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such asset sale for such Four-Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four-Quarter Period, and Consolidated Interest Expense for such Four-Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such asset sale for such Four-Quarter Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such Four-Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

         (4) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an Acquisition, including any Acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four-Quarter Period and

         (5) if since the beginning of such Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four-Quarter Period) shall have made any asset sale or any Investment or Acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such Four-Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or Acquisition occurred on, with

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

respect to any Investment or Acquisition, the first day of such Four-Quarter Period and, with respect to any asset sale, the first day of such Four-Quarter Period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months).

         "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, minus any non-cash item increasing Consolidated Net Income during such period, (A) plus the following, to the extent deducted in calculating such Consolidated Net Income:

         (1) Consolidated Income Tax Expense for such period;

         (2) Consolidated Interest Expense for such period;

         (3) depreciation expense for such period;

         (4) amortization expense for such period;

         (5) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period); and

         (6) severance and other unusual charges for such period, to the extent recorded prior to the first anniversary of the Issue Date and relating to plant closures of the Company or any Restricted Subsidiary; minus

(B) all non-cash items increasing Consolidated Net Income for such period.

         "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, provincial, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of:

         (1) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) the net cost under Hedging Obligations relating to interest (including any amortizations of discounts, but excluding any mark-to-market adjustments), (b) the interest portion of any deferred payment obligation, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (d) all capitalized interest and all accrued interest and (e) the accretion of any original issue discount on any Indebtedness;

         (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

         (3) the product of (x) the amount of dividends and distributions paid or accrued in respect of Disqualified Capital Stock of the Company or Preferred Capital Stock of any Restricted Subsidiary (other than dividends or distributions consisting solely of Qualified Capital Stock) during such period as determined on a consolidated basis in accordance with GAAP and (y) a fraction, the numerator of which is one and the denominator of which is one

                                      104
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minus the then current effective consolidated federal, provincial, state and local tax rate of the Company, expressed as a decimal; and

         (4) all interest on any Indebtedness described in clause (7) or (8) of the definition of "Indebtedness";

excluding, however, (i) any premiums, fees and expenses (and any amortization thereof), including the costs to terminate interest rate swaps, incurred in connection with the refinancing transactions described in this prospectus to occur on the Issue Date and entering into of the European Credit Facility described in this prospectus and (ii) the portion of interest expense at non-Wholly Owned Restricted Subsidiaries equal to the percentage of outstanding Voting Stock of such Restricted Subsidiary held by Persons other than the Company, any Subsidiary of the Company or Affiliates of the Company or any of its Subsidiaries. Notwithstanding anything to the contrary, in the event that the Redeemable Convertible Preferred Stock is reclassified as indebtedness pursuant to SFAS 150 or otherwise in accordance with GAAP and dividends thereon are deemed to constitute interest under GAAP, such dividends shall be excluded from the calculation of Consolidated Interest Expense.

         "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries (which, for the avoidance of doubt, shall be after deduction of minority interests in Restricted Subsidiaries held by third parties) for such period determined in accordance with GAAP; provided, however, that there shall not be included in calculating such Consolidated Net Income:

         (1) any net income (loss) of any Person other than the Company or a Restricted Subsidiary, except to the extent of the amount of cash actually distributed by such Person during such period to the Company or (subject to the limitation in clause (2) below) a Restricted Subsidiary as a dividend or other distribution;

         (2) for purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments," any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, precluding the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such limitations or restrictions;

         (3) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

         (4) any extraordinary gain or loss;

         (5) the cumulative effect of a change in accounting principles; and

         (6) unrealized gains or losses in respect of Hedging Obligations permitted by clause (6) of the "Certain Covenants -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" covenant as recorded on the statement of operations in accordance with GAAP;

provided, however, that in the case of clauses (3), (4) and (6) such amount or charge shall be net of any tax or tax benefit to the Company (less all fees and expenses relating to such transaction) or any Restricted Subsidiary resulting therefrom.

         "Consolidated Tangible Assets" means, at any date, the total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) of the Company and the Restricted Subsidiaries, after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles of the Company and the Restricted Subsidiaries, all calculated in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who was (1) a member of such Board of Directors on the Issue Date or (2) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

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         "Credit Facilities" means one or more of U.S. Credit Facilities and/or
European Credit Facilities.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Designation" has the meaning set forth under "Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

         "Designation Amount" has the meaning set forth in the definition of "Investment."

         "Disposition" means, with respect to any Person, any merger, consolidation, amalgamation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

         "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the date which is 91 days after the Stated Maturity of the principal of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the issuer to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the maturity date of the Notes shall not constitute Disqualified Capital Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the terms applicable to the Notes and described under the captions "Repurchase at the Option of the Holders -- Change of Control" and "Repurchase at the Option of the Holders -- Asset Sales" and (2) any such requirement becomes operative only after compliance with such terms applicable to the Notes, including the prior completion of any offer to purchase Notes pursuant to a Change of Control Offer or a Net Proceeds Offer.

         "Domestic Subsidiary" means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "European Credit Facility" means one or more debt facilities providing for senior revolving credit loans, senior term loans and/or letters of credit to one or more Foreign Subsidiaries, as borrower or borrowers and guarantors thereunder, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part from time to time, including increasing the amount of available borrowings thereunder or adding other Foreign Subsidiaries as additional borrowers or guarantors thereunder, with respect to all or any portion of the Indebtedness under such facilities or any successor or replacement facilities and whether with the same or any other agent, lender or group of lenders.

         "Excess" has the meaning set forth under "Repurchase at the Option of the Holders -- Asset Sales."

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Existing Indebtedness" means (i) any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date (after giving effect to the use of proceeds of the offering of the Notes and the other financing transactions on the Issue Date) until such amounts are repaid and (ii) up to
(euro)20.0 million of Indebtedness which may, from time to time, be borrowed under the Company's European accounts receivable facility existing as of the Issue Date.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction;

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provided, however, that the Fair Market Value of any such asset or assets in excess of $1.0 million shall be determined conclusively by the Board of Directors of the Company (or a duly authorized committee thereof) acting in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "Four-Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

         "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States at such time and which are consistently applied.

         "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

         "Guarantee" means the senior guarantee by each Guarantor of the Company's payment obligations under the Indenture and the Notes, executed pursuant to the Indenture.

         "Guarantors" means each of:

         (1)      Diversified Contractors, Inc., a Delaware corporation;
                  Genca Corporation, a Delaware corporation;
                  General Cable Canada, Ltd. (Ontario), an Ontario corporation; General Cable Company, a Nova Scotia corporation;
                  General Cable de Mexico del Norte, S.A. de C.V., a Mexico corporation;
                  General Cable de Latinoamerica, S.A. de C.V., a Mexico corporation;
                  General Cable Industries, Inc., a Delaware corporation; General Cable Industries, LLC, a Delaware limited liability company;
                  General Cable Management LLC, a Delaware limited liability company;
                  General Cable Overseas Holdings, Inc., a Delaware corporation; General Cable Technologies Corporation, a Delaware corporation;
                  General Cable Texas Operations, L.P., a Delaware limited partnership;
                  GK Technologies, Incorporated, a New Jersey corporation; Marathon Steel Company, an Arizona corporation;
                  Marathon Manufacturing Holdings, Inc., a Delaware corporation; and
                  MLTC Company, a Delaware corporation; and

         (2) any other Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

         "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and similar agreements or arrangements and (2) foreign currency or commodity hedge, swap, exchange and similar agreements (agreements referred to in this definition being referred to herein as "Hedging Agreements").

         "Holder" means the registered holder of any Note.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such

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Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates or amalgamates with the Company or any Restricted Subsidiary. The accrual of interest and the accretion or amortization of original issue discount will not be deemed to be an Incurrence of Indebtedness; provided, however, in each such case, that the amount thereof is included in Consolidated Interest Expense as accrued. For the avoidance of doubt, the reclassification of the Redeemable Convertible Preferred Stock pursuant to SFAS 150 or otherwise in accordance with GAAP shall not be an Incurrence of Indebtedness under the Indenture.

         "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

         (1) every obligation of such Person for money borrowed;

         (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of assets or businesses by such Person;

         (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

         (4) every obligation of such Person issued or assumed as the deferred purchase price of assets or services (but excluding (A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, (B) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices (including, so long as not treated as Indebtedness in accordance with GAAP, trade payables subject to the payables extension facility described in this prospectus under "Management's discussion and analysis of financial condition -- Liquidity and capital resources"), or (C) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

         (5) every Capital Lease Obligation of such Person, including, without limitation, from Sale/Leaseback Transactions;

         (6) every net obligation payable under Hedging Agreements of such Person;

         (7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, the amount of such obligation being the maximum amount covered by such guarantee or for which such Person is otherwise liable; and

         (8) every obligation of the type referred to in clauses (1) through (7) above of another Person the payment of which is secured by the assets of that Person, the amount of such obligation being deemed to be the lesser of (i) the Fair Market Value of such asset or (ii) the amount of the obligation so secured.

         Indebtedness:

         (A) shall never be calculated taking into account any cash and cash equivalents held by such Person;

         (B) shall not include obligations of any Person (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 5 Business Days of their Incurrence, (2) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and

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

consistent with past business practices and (3) under standby letters of credit to the extent collateralized by cash or Cash Equivalents;

         (C) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Capital Stock of the Company or any Preferred Capital Stock of any Restricted Subsidiary;

         (D) shall not include any liability for federal, provincial, state, local or other taxes; and

         (E) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

         "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant in the United States that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

         "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit (in each case other than in connection with an acquisition of property or assets that does not otherwise constitute an Investment) or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer. For purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" above, an Investment shall be deemed to be made upon any Designation in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in the applicable Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company's interest in the applicable Subsidiary as determined in good faith by the Board of Directors of the Company (or a duly authorized committee thereof) and evidenced by a Board Resolution, whose determination shall be conclusive. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to such sale or disposition, such Person ceases to be a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary that after giving effect to such sale or disposition is owned, directly or indirectly, by the Company.

         "Issue Date" means the original issue date of the Initial Notes.

         "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, and any agreement to give any security interest but excluding any lease which does not secure Indebtedness).

         "Maturity Date" means November 15, 2010.

         "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of:

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

         (1) the direct costs relating to such Asset Sale (including, without limitation, reasonable legal, accounting and investment banking fees, brokerage fees and sales commissions) and any relocation expenses incurred as a result thereof;

         (2) taxes paid or payable directly as a result thereof;

         (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

         (4) amounts deemed, in good faith, appropriate by the Board of Directors of the Company (or a duly authorized committee thereof) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve).

         "Net Proceeds Offer" has the meaning set forth under "Repurchase at the Option of the Holders -- Asset Sales" above.

         "Notes" means, collectively, the Initial Notes and the Additional Notes, if any.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company and which complies with the provisions of the Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee; such counsel may be an employee of or counsel to the Company or the Trustee.

         "Pari Passu Debt" has the meaning set forth under "Repurchase at the Option of the Holders -- Asset Sales" above.

         "Permitted Indebtedness" has the meaning set forth in the second paragraph of "Certain Covenants -- Limitation on Indebtedness and Issuance of Disqualified Capital Stock" above.

         "Permitted Investments" means:

         (1) Investments in cash in (a) euros or dollars and Cash Equivalents or, to the extent determined by the Company or a Foreign Subsidiary in good faith to be necessary for local working capital requirements and operational requirements of the Foreign Subsidiaries, other cash and cash equivalents denominated in the currency of any jurisdiction which are, as determined in good faith by the Company or such Foreign Subsidiary, necessary or desirable for reasonable business purposes and, in the case of cash equivalents, are otherwise substantially similar to the items specified in the definition of "Cash Equivalents," and (b) cash and Cash Equivalents denominated in the currency of the jurisdiction of organization or place of business of a Foreign Subsidiary that are otherwise substantially similar to items specified in the definition of "Cash Equivalents," except that if such jurisdiction prohibits the repatriation of working capital to the United States, any specific rating required in the definition of "Cash Equivalents" shall be deemed to be satisfied if such Investments have, at the time of the acquisition, the highest rating from any rating agency of any Investments available to be issued in such currency;

         (2) Investments in the Company, any Guarantor or any Wholly Owned Restricted Subsidiary or any Person that, as a result of or in connection with such Investment, (a) becomes a Guarantor or a Wholly Owned Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, any Guarantor or any Wholly Owned Restricted Subsidiary;

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

         (3) Investments in the Notes;

         (4) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business consistent with past practices;

         (5) Hedging Obligations permitted by clause (6) of the definition of "Permitted Indebtedness";

         (6) any Investment to the extent that the consideration therefor consists of Qualified Capital Stock of the Company;

         (7) accounts receivable acquired in the ordinary course of business or Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (8) loans and advances to employees who are not directors or executive officers made in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

         (9) any non-cash consideration received as a result of Asset Sales in compliance with "Repurchase at the Option of Holders -- Asset Sales" above;

         (10) Investments in joint ventures engaged in a Related Business in an aggregate amount outstanding not to exceed 2.5% of Consolidated Tangible Assets at the time of such Investment is made; and

         (11) in addition to the Investments described in clauses (1) through
(10) above, other Investments not to exceed $25.0 million at any time outstanding.

         The amount of Investments outstanding at any time pursuant to clause
(11) above shall be deemed to be reduced:

         (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (11) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

         (b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (11) above.

         "Permitted Liens" means:

         (1) Liens on property of a Person existing at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation and the proceeds thereof;

         (2) Liens securing the Credit Facilities;

         (3) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

         (4) Liens securing all of the Obligations under the Indenture;

         (5) Liens in favor of the Company or any Restricted Subsidiary;

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

         (6) Liens securing Hedging Obligations incurred pursuant to clause (6) of the definition of "Permitted Indebtedness";

         (7) Liens securing Capital Lease Obligations and Purchase Money Indebtedness, provided such Indebtedness shall not be secured by any asset other than the specified asset being financed and additions and improvements thereto;

         (8) Liens securing Indebtedness of Foreign Subsidiaries;

         (9) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1), (2), (3), (4) or (7) above so long as such Lien does not extend to any other property (other than improvements thereto);

         (10) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (11) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (12) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (14) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

         (15) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

         (16) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

         (17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

         (18) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

         (19) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

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

         (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (21) Liens securing Acquired Indebtedness permitted to be Incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

         (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (23) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and

         (24) additional Liens securing obligations and Attributable Indebtedness Incurred pursuant to the covenant described under "Certain Covenants -- Limitation on Sale/Leaseback Transactions" in an aggregate amount outstanding not to exceed 3.0% of Consolidated Tangible Assets at the time of such Incurrence.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Capital Stock," in any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

         "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company with gross cash proceeds to the Company of at least $25.0 million pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company), other than the concurrent offering of the Company's common stock as described in this prospectus.

         "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that (i) the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing, and (ii) such Indebtedness shall be Incurred within 180 days after such acquisition of such asset by the Company or such Restricted Subsidiary or completion of such construction or improvement.

         "Qualified Capital Stock" in any Person means any Capital Stock in such Person other than any Disqualified Capital Stock.

         "Redeemable Convertible Preferred Stock" means the Company's 5.75% Series A redeemable convertible preferred stock issued on the date of the Indenture.

         "Redemption Date" has the meaning set forth in the third paragraph of "Optional Redemption" above.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

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         "Related Business" means those businesses in which the Company or any of the Restricted Subsidiaries is engaged on the Issue Date, or that are reasonably related, ancillary, incidental or complementary thereto, as determined by the Company's Board of Directors.

         "Restricted Subsidiary" means any Subsidiary of the Company other than any Subsidiary of the Company that has been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of "Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

         "Revocation" has the meaning set forth under "Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

         "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (8) under "Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

         "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Company or a Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor.

         "Subsidiary" with respect to any Person means (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of all outstanding Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

         "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

         "Total Assets" means, with respect to any Person, as of any date, the consolidated total assets of such Person, as determined in accordance with GAAP.

         "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with "Certain Covenants -- Designation of Unrestricted Subsidiaries" above, in each case until such time as any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

         "Unutilized Net Cash Proceeds" has the meaning set forth in the fifth paragraph under "Repurchase at the Option of the Holders -- Asset Sales" above.

         "U.S. Credit Agreement" means the credit agreement dated on or about the Issue Date by and among General Cable Industries, Inc., as borrower, the Company and certain other Subsidiaries, as guarantors and/or additional borrowers, the lenders party thereto from time to time, UBS Securities LLC, as joint lead arranger, UBS AG, Stamford Branch, as administrative agent and issuing bank and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., as collateral agent and joint lead arranger, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), as amended, amended and restated, supplemented or otherwise modified from time or time.

         "U.S. Credit Facility" means one or more debt facilities providing for senior revolving credit loans, senior term loans and/or letters of credit to the Company and/or one or more Domestic Subsidiaries, as borrower or borrowers and guarantors thereunder (including, without limitation, the U.S. Credit Agreement), as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part from time to time, including increasing the amount of available borrowings thereunder or adding other Domestic Subsidiaries as additional borrowers and/or guarantors thereunder, with respect to all or any portion of the Indebtedness under such facilities or any successor or replacement facilities and whether with the same or any other agent, lender or group of lenders; provided, that no such debt facility that otherwise complies with the definition shall cease to be a U.S. Credit Facility solely as a result of a Foreign Subsidiary becoming a borrower or guarantor thereunder.

         "Voting Stock" means Capital Stock in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other comparable governing body of such corporation or Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness (including Disqualified Capital Stock) at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying
(A) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal or dividends including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of such Indebtedness (including Disqualified Capital Stock).

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the voting power of outstanding Voting Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by the Company.

                          BOOK-ENTRY; DELIVERY AND FORM

         Except as described in the next paragraph, the new notes initially will be represented by one or more permanent global certificates in definitive, duly registered form. The global notes will be deposited on their date of issue with, or on behalf of, U.S. Bank National Association or "DTC" and registered in the name of a nominee of DTC.

GLOBAL NOTES

         The Company expects that pursuant to procedures established by DTC:

         - upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of new notes of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary; and

         - ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC or "participants" or persons who hold interests through participants.

         So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such global notes for all purposes under the indenture. No beneficial owner of any interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures.

         Payments of the principal of, premium, if any, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the global notes, will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial owners in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of new notes as to which such participant or participants has or have given such direction.

         DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

         If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by the Company, certificated notes will be issued in exchange for the global notes.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new notes received in exchange for such old notes. For a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

         We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the expiration date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the applicable letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer each holder other than underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of the old notes. In addition, the Company will indemnify holders of the old notes, including any broker-dealers, against certain liabilities under the Securities Act.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of material federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

         EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

         The exchange of old notes for new notes pursuant to the exchange offer should not constitute a sale or an exchange for federal income tax purposes. Accordingly, such exchange should have no federal income tax consequences to holders of old notes.

                                  LEGAL MATTERS

         The validity of the notes and the guarantees offered hereby will be passed upon by Blank Rome LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002, included herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in our accounting for certain inventories), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             Page
                                                                                                             ----
Independent Auditors' Report                                                                                  F-2
Consolidated Statements of Operations for the Years Ended December 31, 2002, 2001 and 2000                    F-3
Consolidated Balance Sheets at December 31, 2002 and 2001                                                     F-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2002, 2001 and 2000                    F-5
Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31,                   F-6
      2002, 2001 and 2000
Notes to Audited Consolidated Financial Statements                                                            F-7
Consolidated Statements of Operations for the Three Months Ended and Nine Months Ended                       F-39
       September 30, 2003 and 2002
Consolidated Balance Sheets at September 30, 2003 and December 31, 2002                                      F-40
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2003 and 2002                  F-41
Consolidated Statements of Changes in Shareholders' Equity for the Nine Months Ended                         F-42
       September 30, 2002 and 2003
Notes to Unaudited Consolidated Financial Statements                                                         F-43

                        REPORT OF INDEPENDENT ACCOUNTANTS

GENERAL CABLE CORPORATION:

         We have audited the accompanying consolidated balance sheets of General Cable Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of General Cable Corporation and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 2 to the financial statements, the Company changed its method of accounting for its non-North American metals inventory from the first-in first-out (FIFO) method to the last-in first-out method (LIFO) effective January 1, 2001. Also as discussed in Note 2 to the financial statements, the Company changed its accounting for its North American non-metals inventory from the first-in, first-out (FIFO) method to the last-in, first-out
(LIFO) method effective January 1, 2000.

/s/ Deloitte & Touche

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
January 29, 2003 (November 4, 2003 as to Note 25)

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------
                                                                      2002         2001         2000
                                                                    --------     --------     --------
Net sales ......................................................    $1,453.9     $1,651.4     $2,162.1
Cost of sales ..................................................     1,287.3      1,410.7      1,870.4
                                                                    --------     --------     --------
Gross profit ...................................................       166.6        240.7        291.7
Selling, general and administrative expenses ...................       150.9        136.4        257.6
                                                                    --------     --------     --------
Operating income ...............................................        15.7        104.3         34.1
Other income ...................................................          --          8.1           --
Interest income (expense):
 Interest expense ..............................................       (43.5)       (45.6)       (62.3)
 Interest income ...............................................         0.9          1.7          2.5
 Other financial costs .........................................        (1.1)       (10.4)        (3.3)
                                                                    --------     --------     --------
                                                                       (43.7)       (54.3)       (63.1)
                                                                    --------     --------     --------
Income (loss) from continuing operations before income taxes....       (28.0)        58.1        (29.0)
Income tax (provision) benefit .................................         9.9        (20.6)        10.3
                                                                    --------     --------     --------
Income (loss) from continuing operations .......................       (18.1)        37.5        (18.7)
Loss from operations of discontinued operations (net of tax)....          --         (6.8)        (7.7)
Loss on disposal of discontinued operations (net of tax) .......        (5.9)       (32.7)          --
                                                                    --------     --------     --------
  Net loss .....................................................    $  (24.0)    $   (2.0)    $  (26.4)
                                                                    ========     ========     ========

EPS of Continuing Operations
----------------------------

Earnings (loss) per common share ...............................    $  (0.55)    $   1.14     $  (0.56)
                                                                    ========     ========     ========
Weighted average common shares .................................       33. 0         32.8         33.6
                                                                    ========     ========     ========
Earnings (loss) per common share-assuming dilution .............    $  (0.55)    $   1.13     $  (0.56)
                                                                    ========     ========     ========
Weighted average common shares-assuming dilution ...............        33.0         33.1         33.6
                                                                    ========     ========     ========

EPS of Discontinued Operations
------------------------------

Loss per common share ..........................................    $  (0.18)    $  (1.20)    $  (0.23)
                                                                    ========     ========     ========
Loss per common share-assuming dilution ........................    $  (0.18)    $  (1.19)    $  (0.23)
                                                                    ========     ========     ========

EPS of Total Company
--------------------

Loss per common share ..........................................    $  (0.73)    $  (0.06)    $  (0.79)
                                                                    ========     ========     ========
Loss per common share-assuming dilution ........................    $  (0.73)    $  (0.06)    $  (0.79)
                                                                    ========     ========     ========

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                  DECEMBER 31,
                                                                                             ----------------------
                                                                                               2002         2001
                                                                                             --------    ----------
ASSETS

Current Assets:
   Cash ..................................................................................   $   29.1    $     16.6
   Receivables, net of allowances of $11.6 million in 2002 and $11.4 million in 2001......      105.9         105.8
   Retained interest in accounts receivable ..............................................       84.8          83.1
   Inventories ...........................................................................      258.3         315.4
   Deferred income taxes .................................................................       12.2          27.5
   Prepaid expenses and other ............................................................       42.6          23.9
                                                                                             --------    ----------
     Total current assets ................................................................      532.9         572.3

Property, plant and equipment, net .......................................................      323.3         320.9
Deferred income taxes ....................................................................       68.3          65.0
Other non-current assets .................................................................       48.8          47.1
                                                                                             --------    ----------
     Total assets ........................................................................   $  973.3    $  1,005.3
                                                                                             ========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
 Accounts payable ........................................................................   $  242.1    $    249.4
 Accrued liabilities .....................................................................       99.2         113.6
 Current portion of long-term debt .......................................................       40.8          39.4
                                                                                             --------    ----------
     Total current liabilities ...........................................................      382.1         402.4
Long-term debt ...........................................................................      411.1         421.0
Deferred income taxes ....................................................................        2.1           2.9
Other liabilities ........................................................................      117.1          74.1
                                                                                             --------    ----------
     Total liabilities ...................................................................      912.4         900.4
                                                                                             --------    ----------

Shareholders' Equity:
     Common stock, $0.01 par value:
       Issued and outstanding shares:
       2002 - 33,135,002 (net of 4,754,425 treasury shares)
       2001 - 32,838,227 (net of 4,745,425 treasury shares) ..............................        0.4           0.4
     Additional paid-in capital ..........................................................      100.0          96.4
     Treasury stock ......................................................................      (50.0)        (50.0)
     Retained earnings ...................................................................       59.9          88.9
     Accumulated other comprehensive loss ................................................      (44.6)        (25.7)
     Other shareholders' equity ..........................................................       (4.8)         (5.1)
                                                                                             --------    ----------
       Total shareholders' equity ........................................................       60.9         104.9
                                                                                             --------    ----------
          Total liabilities and shareholders' equity .....................................   $  973.3    $  1,005.3
                                                                                             ========    ==========

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                  -------------------------------
                                                                                    2002        2001        2000
                                                                                  -------    --------    --------
Cash flows of operating activities:
 Net loss ......................................................................  $ (24.0)   $   (2.0)   $  (26.4)
   Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization .............................................     30.6        35.0        56.0
     Foreign currency translation adjustment ...................................       --        (8.5)         --
     Deferred income taxes .....................................................     14.4       (16.7)       (0.8)
     (Gain) loss on sale of businesses .........................................      1.7       (18.3)         --
     Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
       Sale of receivables, net of transaction costs paid at closing ...........       --       145.0          --
       (Increase) decrease in receivables ......................................     15.1        16.6       (34.0)
       (Increase) decrease in inventories ......................................     61.5        37.3       (52.1)
       (Increase) decrease in other assets .....................................     (8.0)        3.9        (0.3)
       Increase (decrease) in accounts payable, accrued and other liabilities ..    (34.0)     (109.1)       73.7
                                                                                  -------    --------    --------
         Net cash flows of operating activities ................................     57.3        83.2        16.1
                                                                                  -------    --------    --------

Cash flows of investing activities:
     Capital expenditures ......................................................    (31.4)      (54.9)      (56.0)
     Acquisitions, net of cash acquired ........................................       --          --       (19.0)
     Proceeds from sale of businesses, net of cash sold ........................      1.7       141.8       158.1
     Proceeds from properties sold .............................................      1.6         6.7         0.8
     Other, net ................................................................     (0.5)       (1.7)       (1.0)
                                                                                  -------    --------    --------
       Net cash flows of investing activities ..................................    (28.6)       91.9        82.9
                                                                                  -------    --------    --------

Cash flows of financing activities:
     Dividends paid ............................................................     (5.0)       (6.6)       (6.7)
     Net change in revolving credit borrowings .................................     (2.2)       33.2        47.2
     Net change in other debt ..................................................      4.0         3.2       (14.1)
     Issuance of long-term debt ................................................       --          --         7.4
     Repayment of long-term debt ...............................................    (15.4)     (209.4)     (139.5)
     Acquisition of treasury stock .............................................       --        (2.2)      (10.1)
     Proceeds from exercise of stock options ...................................      2.4         2.1          --
                                                                                  -------    --------    --------
       Net cash flows of financing activities ..................................    (16.2)     (179.7)     (115.8)
                                                                                  -------    --------    --------

Increase (decrease) in cash ....................................................     12.5        (4.6)      (16.8)
Cash - beginning of period .....................................................     16.6        21.2        38.0
                                                                                  -------    --------    --------
Cash - end of period ...........................................................  $  29.1    $   16.6    $   21.2
                                                                                  =======    ========    ========

SUPPLEMENTAL INFORMATION

  Income taxes paid, net of (refunds) ..........................................  $ (27.0)   $    6.2    $    7.8
                                                                                  =======    ========    ========
  Interest paid ................................................................  $  44.1    $   58.3    $   70.7
                                                                                  =======    ========    ========

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                                                             ACCUMULATED
                                           COMMON STOCK     ADDITIONAL                          OTHER          OTHER
                                        ------------------   PAID-IN    TREASURY  RETAINED  COMPREHENSIVE  SHAREHOLDERS'
                                          SHARES    AMOUNT   CAPITAL     STOCK    EARNINGS  INCOME (LOSS)     EQUITY       TOTAL
                                        ----------  ------  ----------  --------  --------  -------------  -------------  -------
Balance, December 31, 1999 ........     33,999,633   $0.4     $ 90.5     $(37.7)   $130.6       $  1.6         $(8.1)     $ 177.3
  Comprehensive loss:
    Net loss ......................                                                 (26.4)                                  (26.4)
    Foreign currency translation
       adjustment .................                                                               (9.0)                      (9.0)
                                                                                                                          -------
  Comprehensive loss ..............                                                                                         (35.4)
  Dividends .......................                                                  (6.7)                                   (6.7)
  Purchase of treasury shares .....     (1,370,225)                       (10.1)                                            (10.1)
  Issuance of restricted stock ....          9,257               0.1                                            (0.1)          --
  Amortization of restricted stock
     and other ....................                              1.1                                             2.0          3.1
  Other ...........................         10,634              (0.3)                                            0.6          0.3
                                        ----------   ----     ------     ------    ------       ------         -----      -------

Balance, December 31, 2000 ........     32,649,299    0.4       91.4      (47.8)     97.5         (7.4)         (5.6)       128.5
  Comprehensive loss:
    Net loss ......................                                                  (2.0)                                   (2.0)
    Foreign currency translation ..                                                              (12.9)                     (12.9)
       adjustment .................
    Loss on change in fair value of
       financial instruments,
       net of tax .................                                                               (3.7)                      (3.7)
    Pension adjustments, net of tax                                                               (1.4)                      (1.4)
    Unrealized investment losses ..                                                               (0.3)                      (0.3)
                                                                                                                          -------
  Comprehensive loss ..............                                                                                         (20.3)
  Dividends .......................                                                  (6.6)                                   (6.6)
  Purchase of treasury shares .....       (354,800)                        (2.2)                                             (2.2)
  Issuance of restricted stock ....        357,500               2.7                                            (2.7)          --
  Amortization of restricted stock
     and other ....................                              0.2                                             2.1          2.3
  Exercise of stock options .......        183,876               2.1                                                          2.1
  Other ...........................          2,352                                                               1.1          1.1
                                        ----------   ----     ------     ------    ------       ------         -----      -------
Balance, December 31, 2001 ........     32,838,227    0.4       96.4      (50.0)     88.9        (25.7)         (5.1)       104.9

  Comprehensive loss:
    Net loss ......................                                                 (24.0)                                  (24.0)
    Foreign currency translation
       adjustment .................                                                               11.2                       11.2
    Loss on change in fair value of
       financial instruments,
       net of tax .................                                                               (0.5)                      (0.5)
    Pension adjustments, net of tax                                                              (29.2)                     (29.2)
    Unrealized investment losses ..                                                               (0.4)                      (0.4)
                                                                                                                          -------
  Comprehensive loss ..............                                                                                         (42.9)
  Dividends .......................                                                  (5.0)                                   (5.0)
  Amortization of restricted stock
     and other ....................                              0.9                                             0.1          1.0
  Exercise of stock options .......        265,359               2.4                                                          2.4
  Other ...........................         31,416               0.3                                             0.2          0.5
                                        ----------   ----     ------     ------    ------       ------         -----      -------

Balance, December 31, 2002 ........     33,135,002   $0.4     $100.0     $(50.0)   $ 59.9       $(44.6)        $(4.8)     $  60.9
                                        ==========   ====     ======     ======    ======       ======         =====      =======

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

         General Cable Corporation and subsidiaries (General Cable), are engaged in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial and specialty and communications markets. As of December 31, 2002, General Cable operated 28 manufacturing facilities in eight countries and two regional distribution centers in North America in addition to the corporate headquarters in Highland Heights, Kentucky.

2. SUMMARY OF ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of General Cable Corporation and its wholly-owned subsidiaries. Investments in 50% or less owned joint ventures are accounted for under the equity method of accounting. Other non-current assets included an investment in a joint venture of $3.8 million at December 31, 2002. All transactions and balances among the consolidated companies have been eliminated. Certain reclassifications have been made to the prior year to conform to the current year's presentation.

REVENUE RECOGNITION

         Revenue is recognized when goods are shipped and title passes to the customer.

EARNINGS (LOSS) PER SHARE

         Earnings (loss) per common share and earnings (loss) per common share-assuming dilution are computed based on the weighted average number of common shares outstanding. Earnings per common share-assuming dilution are computed based on the weighted average number of common shares outstanding and the dilutive effect of stock options and restricted stock units outstanding.

INVENTORIES

         Inventories are stated at the lower of cost or market value. The Company determines whether a lower of cost or market provision is required on a quarterly basis by computing whether inventory on hand, on a last-in first-out
(LIFO) basis, can be sold at a profit based upon current selling prices less variable selling costs. No provision was required in 2002 or 2001. In the event that a provision is required in some future period, the Company will determine the amount of the provision by writing down the value of the inventory to the level where its sales, using current selling prices less variable selling costs, will result in a profit.

         General Cable values all its North American inventories and its non-North American metal inventories using the LIFO method and all remaining inventories using the first-in first-out (FIFO) method. As of January 1, 2001, General Cable changed its accounting method for its non-North American metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $4.1 million, or $0.08 of earnings per share, on both a basic and a diluted basis during 2001. The Company believes that the change to the LIFO accounting method for its non-North American metal inventories more accurately reflects the impact of volatile raw material prices and conforms the accounting for all metal inventories. Because the December 31, 2000 non-North American metal inventories valued at FIFO is the opening LIFO inventory, there is neither a cumulative effect to January 1, 2001 nor proforma amounts of retroactively applying the change to LIFO. As of January 1, 2000, General Cable changed its accounting method for its North American non-metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $6.4 million, or $0.12 of earnings per share on both a basic and diluted basis, during 2000. Because the December 31, 1999 North American non-metal inventories valued at FIFO is the opening LIFO inventory, there is neither a cumulative effect to January 1, 2000 nor proforma amounts of retroactively applying the change to LIFO. Previously General Cable had valued only the copper and aluminum components of its North American inventories using LIFO. The Company believes that the change to the LIFO accounting method for its North American non-metal inventories more accurately reflects the impact of both volatile raw material prices and ongoing cost productivity initiatives, conforms the accounting for all North American inventories and provides a more comparable basis of accounting with direct competitors in North America who are on LIFO for the majority of their inventories.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Costs assigned to property, plant and equipment relating to acquisitions are based on estimated fair values at that date. Depreciation is provided using the straight-line method over the estimated useful lives of the assets: new buildings, from 15 to 50 years; and machinery, equipment and office furnishings, from 3 to 15 years. Leasehold improvements are depreciated over the life of the lease.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

FORWARD PRICING AGREEMENTS FOR PURCHASES OF COPPER AND ALUMINUM

         In the normal course of business, General Cable enters into forward pricing agreements for purchases of copper and aluminum to match certain sales transactions. At December 31, 2002 and 2001, General Cable had $89.9 million and $40.1 million, respectively, of future copper and aluminum purchases that were under forward pricing agreements. The fair market value of the forward pricing agreements was $87.1 million and $38.7 million at December 31, 2002 and 2001, respectively. General Cable expects to recover the cost of copper and aluminum under these agreements as a result of firm sales price commitments with customers.

USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

         General Cable sells a broad range of products throughout primarily the United States, Canada, Europe and the Asia Pacific region. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers, including members of buying groups, composing General Cable's customer base. Ongoing credit evaluations of customers' financial condition are performed, and generally, no collateral is required. General Cable maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. Certain subsidiaries also maintain credit insurance for certain customer balances.

DERIVATIVE FINANCIAL INSTRUMENTS

         Derivative financial instruments are utilized to manage interest rate, commodity and foreign currency risk. General Cable does not hold or issue derivative financial instruments for trading purposes.

         Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting For Derivative Instruments and Hedging Activities," as amended, requires that all derivatives be recorded on the balance sheet at fair value. The accounting for changes in the fair value of the derivative depends on the intended use of the derivative and whether it qualifies for hedge accounting.

         SFAS No. 133, as applied to General Cable's risk management strategies, may increase or decrease reported net income, and stockholders' equity, or both, prospectively depending on changes in interest rates and other variables affecting the fair value of derivative instruments and hedged items, but will have no effect on cash flows or economic risk. See further discussion in Note 13.

         General Cable has entered into interest rate swap and collar agreements designed to hedge underlying debt obligations. During the first quarter of 2001, the Company incurred a cost of $4.2 million related to interest rate collars, which were terminated.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

         Foreign currency and commodity contracts are used to hedge future sales and purchase commitments. Unrealized gains and losses on such contracts are recorded in other comprehensive income until the underlying transaction occurs and is recorded in the income statement at which point such amounts included in other comprehensive income are recorded into income which generally will occur over periods less than one year.

ACCOUNTS RECEIVABLE SECURITIZATION

         The Company accounts for the securitization of accounts receivable in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." At the time the receivables are sold, the balances are removed from the Consolidated Balance Sheet. Costs associated with the transaction, primarily related to the discount and the one-time program implementation costs that were incurred in the second quarter of 2001, are included in interest income (expense) in the Consolidated Statement of Operations. This statement, which became effective for the Company during the second quarter of 2001, modifies certain standards for the accounting of transfers of financial assets and also requires expanded financial statement disclosures related to securitization activities. See further discussion in Note 7.

STOCK-BASED COMPENSATION

         SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. General Cable has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. No compensation cost for stock options is reflected in net income, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                     2002        2001        2000
                                                                                    ------      ------      ------
Net loss, as reported...........................................................    $(24.0)     $ (2.0)     $(26.4)
Deduct: Total stock-based employee compensation expense determined
    under fair value based method for all awards, net of related tax effects....      (2.4)       (5.7)       (4.9)
                                                                                    ------      ------      ------
Pro forma net loss..............................................................    $(26.4)     $ (7.7)     $(31.3)
                                                                                    ======      ======      ======
Loss per share:

   Basic -- as reported.........................................................    $(0.73)     $(0.06)     $(0.79)
   Basic -- pro forma...........................................................    $(0.80)     $(0.23)     $(0.93)
   Diluted -- as reported.......................................................    $(0.73)     $(0.06)     $(0.79)
   Diluted -- pro forma.........................................................    $(0.80)     $(0.23)     $(0.93)

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

NEW STANDARDS

         In June 2001, the Financial Accounting Standards Board issued SFAS No. 141 "Business Combinations", SFAS No. 142 "Goodwill and Other Intangible Assets" and SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 141 requires that all business combinations be accounted for under the purchase accounting method and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's carrying value and that intangible assets other than goodwill should be amortized over their useful lives. SFAS No. 143 requires entities to establish liabilities for legal obligations associated with the retirement of tangible long-lived assets. In August 2001, SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued. SFAS No. 144 addresses financial accounting and reporting for impairment of long-lived assets to be held and used, and of long-lived assets and components of an entity to be disposed of. The Company adopted SFAS 141, SFAS No. 142 and SFAS No. 144 as of January 1, 2002, as required. Additionally, SFAS No. 143 was adopted as of January 1, 2002, although it was not required until fiscal 2003. The adoption of these standards did not have a material impact on the consolidated financial condition, results of operations or cash flows of General Cable. In April 2002, SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" was issued. SFAS No. 145 addresses financial accounting and reporting for the extinguishment of debt and accounting for leases. In June 2002, SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" was issued. SFAS No. 146 requires that costs associated with exit or disposal activities be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. Implementation of SFAS No. 145 and SFAS No. 146 is required for fiscal 2003. Management does not believe the impact of adopting SFAS No. 145 and SFAS No. 146 will have a material impact on the consolidated financial condition, results of operations or cash flows of General Cable.

         In December of 2002, SFAS No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB No. 123" was issued. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires additional disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. General Cable has elected to not implement the voluntary change to the fair value based method of accounting for stock-based employee compensation, however, the disclosure requirements have been implemented as required.

         In November 2002, FASB Interpretation (FIN) No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 requires that as a company issues a guarantee, it must recognize a liability for the fair value of the obligations it assumes under that guarantee. Application of FIN 45 is required for guarantees issued or modified after December 31, 2002. The Company does not believe that the adoption of FIN 45 will have a material affect on its financial position, results of operations or cash flows.

         In January 2003, FIN No. 46 "Consolidation of Variable Interest Entities" was issued. FIN 46 is intended to achieve more consistent application of consolidation policies to variable interest entities. FIN 46 applies to all variable interest entities created after January 31, 2003 and it applies in the first fiscal period beginning after June 15, 2003 to variable interest entities acquired or created before February 1, 2003. The Company does not believe that the adoption of FIN 46 will have a material affect on its financial position, results of operations or cash flows.

3. ACQUISITIONS AND DIVESTITURES

         During 1999, the Company acquired the worldwide energy cable and cable systems businesses of Balfour Beatty plc, previously known as BICC plc, with operations in the United Sates, Canada, Europe, Africa, the Middle East and Asia Pacific (the Acquisition). The Acquisition was completed in three phases during 1999 for a total payment of $385.8 million. The Acquisition was accounted for as a purchase, and accordingly, the results of operations of the acquired businesses are included in the consolidated financial statements for periods after the respective closing dates.

         In December 1999, the Company decided to sell certain businesses due to their deteriorating operating performance. On February 9, 2000, the Company signed a definitive agreement with Pirelli Cavi e Sistemi, S.p.A.,

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

3. ACQUISITIONS AND DIVESTITURES - (CONTINUED)

of Milan, Italy (Pirelli) for the sale of the stock of these businesses for a purchase price of $216.0 million, subject to closing adjustments. The closing adjustments included changes in net assets of the businesses sold since November 30, 1999, resulting from operating losses and other adjustments as defined in the sale agreement. The businesses sold were acquired from BICC plc during 1999 and consisted primarily of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia. The businesses sold reported net sales of $383.4 million and a net loss of $73.2 million for 2000. Gross proceeds of $180.0 million were received during the third quarter of 2000 as a down payment against the final post-closing adjusted purchase price. Proceeds from the transaction were used to reduce the Company's outstanding debt. As a result of the sale to Pirelli, the Company recognized a $34.3 million charge in the third quarter of 2000. This charge was related to severance, transaction costs, warranty and other claims, the realization of the foreign exchange translation loss on the divested businesses that was previously charged directly to equity and $3.3 million write-off of unamortized bank fees due to the prepayment of indebtedness. During the third quarter of 2001, the final post-closing adjusted purchase price was agreed as $164.0 million resulting in the payment of $16.0 million to Pirelli. The Company had provided for a larger settlement amount and therefore $7.0 million of income was recorded in the third quarter of 2001.

         In September 2000, the Company acquired Telmag S.A. de C.V., a Mexico-based manufacturer of telecommunications cables, for $23.0 million. The acquisition brought in-house additional outside plant telecommunications cable capacity as well as provided available capacity for a broad range of telecommunications cables.

         In March 2001, the Company sold the shares of its Pyrotenax business unit to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd., for $60 million, subject to closing adjustments. The business unit, with operations in Canada and the United Kingdom, principally produced mineral insulated high-temperature cables. During the second quarter of 2002, the final post-closing adjusted purchase price was agreed and resulted in a payment to Tyco International, Ltd. of approximately $2 million during the third quarter of 2002. This payment plus other costs associated with settling the final purchase price was equal to the amount provided for in the Company's balance sheet. The proceeds from the transaction were used to reduce the Company's debt.

         In September 2001, the Company announced its decision to exit the retail cordsets business. As a result of this decision, the Company closed its Montoursville, Pennsylvania plant. This facility manufactured cordset products including indoor and outdoor extension cords, temporary lighting and extension cord accessories.

         In October 2001, the Company sold substantially all of the manufacturing assets and inventory of its building wire business to Southwire Company for $82 million of cash proceeds and the transfer to the Company of certain datacommunication cable manufacturing equipment. Under the building wire sale agreement, Southwire purchased the inventory and substantially all of the property, plant and equipment located at the Company's Watkinsville, Georgia and Kingman, Arizona facilities and the wire and cable manufacturing equipment at its Plano, Texas facility. General Cable retained and continues to operate its copper rod mill in Plano and closed its Plano wire mill. The assets sold were used in manufacturing building wire principally for the retail and electrical distribution markets. During the second quarter of 2002, the final purchase price for this transaction was agreed resulting in a deminimis cash payment to Southwire. Proceeds from the transaction have been used to reduce the Company's outstanding debt.

         Beginning in the third quarter of 2001, the Company has reported the Building Wire and Cordsets segment as discontinued operations for financial reporting purposes. Administrative expenses formerly allocated to this segment are now reported in continuing operations segments. Quarterly historical data for the first six months of 2001 has been restated to reflect this change.

         During the second quarter of 2002, General Cable formed a joint venture company to manufacture and market fiber optic cables. General Cable contributed assets, primarily inventory and machinery and equipment, to a subsidiary company, which was then contributed to the joint venture in exchange for a $10.2 million note receivable, which resulted in a $5.6 million, deferred gain on the transaction. The Company will recognize the gain as the note is repaid. At December 2002, other non-current assets included an investment in the joint venture of $3.9 million and a $10.2 million note receivable from the joint venture and other liabilities included a deferred gain from the initial joint venture formation of $5.6 million.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4. CORPORATE OPERATING ITEMS

         Cost of sales and selling, general and administrative expense in the consolidated statement of operations included the following (in millions):

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                -----------------------------------
                                                                                 2002         2001          2000
                                                                                --------     --------      --------
Cost of sales, excluding corporate items...................................     $1,281.7     $1,403.7      $1,870.4
 Closure of manufacturing plants...........................................          2.0           --            --
 Disposal of inventory.....................................................           --          7.0            --
 Charge related to assets contributed to joint venture.....................          3.6           --            --
                                                                                --------     --------      --------
 Corporate items...........................................................          5.6          7.0            --
                                                                                --------     --------      --------
  Cost of sales............................................................     $1,287.3     $1,410.7      $1,870.4
                                                                                ========     ========      ========

Selling, general and administrative expenses, excluding corporate items....     $  123.1     $  139.6      $  226.6
 Loss (income) related to the divestiture to Pirelli.......................           --         (7.0)         31.0
 Gain from sale of Pyrotenax business......................................           --        (23.8)           --
 Closure of manufacturing plants...........................................         19.2          4.8            --
 Divestiture of non-strategic business.....................................          1.7          5.5            --
 Severance and severance related costs.....................................          6.9         16.5            --
 Provision for other costs.................................................           --          0.8            --
                                                                                --------     --------      --------
 Corporate items...........................................................         27.8         (3.2)         31.0
                                                                                --------     --------      --------
Selling, general and administrative expenses...............................     $  150.9     $  136.4      $  257.6
                                                                                ========     ========      ========
Total Corporate Operating Items............................................     $   33.4     $    3.8      $   31.0
                                                                                ========     ========      ========

         During 2002, the Company incurred $33.4 million of corporate charges, $5.6 million in cost of sales and $27.8 million in selling, general and administrative expense. These corporate charges included $21.2 million ($2.0 million in cost of sales and $19.2 million in selling, general and administrative expense) related to the closure of two of its seven North American plants that manufactured communications cables. In addition, $6.9 million was incurred for severance and related costs resulting from worldwide headcount reductions, $3.6 million was incurred to reduce to fair value certain assets contributed to the Company's fiber optic joint venture, and a $1.7 million loss was incurred on the sale of a non-strategic United Kingdom-based specialty cables business.

         During 2001, the Company incurred $3.8 million of corporate charges ($7.0 million in cost of sales and $3.2 million of income in selling, general and administrative expense). During the third quarter of 2001, the Company agreed with Pirelli on the final post-closing adjusted purchase price of the business sold in the third quarter of 2000. As a result of the final settlement, the Company recognized a $7.0 million pre-tax gain for the difference in the actual settlement and the amount provided for in the Company's balance sheet. The Company also completed the sale of its Pyrotenax business to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd. for proceeds of $60 million, subject to closing adjustments. After adjusting for the net cost of the assets sold and for the expenses associated with the transaction, the Company realized a pre-tax gain of $23.8 million. The Company also incurred charges for the closure of a manufacturing plant ($4.8 million), charges for severance and related costs resulting from a plan to reduce headcount throughout its worldwide operations ($16.5 million), a loss related to the sale of a non-strategic business which designs and manufactures extrusion tooling and accessories ($5.5 million), a charge related to the disposal of inventory as part of the Company's optimization of its distribution network ($7.0 million recorded in cost of sales) and a charge to provide for certain other costs ($0.8 million).

         During 2000, as a result of the sale of certain businesses to Pirelli, the Company recognized a $31.0 million charge. This charge was related to severance, transaction costs, warranty and other claims and the realization of the foreign exchange translation loss on the divested businesses that was previously charged directly to equity.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

5. OTHER INCOME

         During the second quarter of 2001, the Company recognized a non-recurring pre-tax gain of $8.6 million related to a foreign exchange gain on the extinguishment of long-term debt in the United Kingdom partially offset by costs of $0.5 million to close out foreign exchange contracts at one of the Company's international subsidiaries.

6. DISCONTINUED OPERATIONS

         On September 5, 2001, the Company announced its decision to sell its building wire business and to exit its retail cordsets business, the results of which have been reported as discontinued operations. Operating results of the discontinued operations were as follows (in millions):

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    ------------------------------
                                                                                     2002        2001        2000
                                                                                    ------      ------      ------
Net sales.....................................................................      $   --      $352.9      $526.5
                                                                                    ======      ======      ======
Pre-tax loss from discontinued operations.....................................      $   --      $(10.7)     $(11.9)
Income tax benefit............................................................          --         3.9         4.2
Pre-tax loss on disposal of discontinued operations...........................        (9.1)      (50.6)         --
Income tax benefit............................................................         3.2        17.9          --
                                                                                    ------      ------      ------
       Loss from discontinued operations......................................      $ (5.9)     $(39.5)     $ (7.7)
                                                                                    ======      ======      ======

         Administrative expenses formerly allocated to these businesses for segment reporting purposes have been reallocated to continuing operations. A portion of the Company's overall interest expense has been allocated to these businesses based upon the outstanding debt balance attributable to those operations. Taxes have been allocated using the same overall rate incurred by the Company in each of the periods presented.

         During the third quarter of 2001, the Company recorded a $50.6 million loss on disposal of discontinued operations. The components of this charge include $21.4 million related to the sale of the building wire business, $16.6 million for the closure of the Company's Montoursville, Pennsylvania facility, which manufactured retail cordsets, $10.6 million for the closure of four regional distribution centers and $2.0 million for other costs.

         During 2002, the Company recorded an additional $9.1 million pre-tax loss on disposal of discontinued operations. The components of this charge principally related to an estimated lower net realizable value for real estate remaining from the Company's former building wire business unit, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs.

7. ACCOUNTS RECEIVABLE ASSET-BACKED SECURITIZATION

         In May 2001, the Company completed an Accounts Receivable Asset-backed Securitization Financing transaction ("Securitization Financing"). The Securitization Financing provides for certain domestic trade receivables to be transferred to a wholly-owned, special purpose bankruptcy-remote subsidiary without recourse. This subsidiary in turn transferred the receivables to a trust, which issued, via private placement, floating rate five-year certificates in an initial amount of $145 million. In addition, a variable certificate component of up to $45 million for seasonal borrowings was also established as a part of the Securitization Financing. This variable certificate component will fluctuate based on the amount of eligible receivables. As a result of the building wire asset sale and the exit from the retail cordsets business, the Securitization Financing program was downsized to $80 million in the first quarter of 2002, through the repayment of a portion of the outstanding certificates. The repayment of the certificates was funded by the collection of the outstanding building wire and retail cordsets accounts receivable. The $45 million seasonal borrowing component was unaffected.

         Transfers of receivables under this program are treated as a sale and result in a reduction of total accounts receivable reported on the Company's consolidated balance sheet. In conjunction with the initial transaction, the Company incurred one-time charges of $4.2 million in the second quarter of 2001. The Company continues to service the transferred receivables and receives annual servicing fees from the special purpose subsidiary of approximately 1% of the average receivable balance. The market cost of servicing the receivables offset the servicing fee income and results in a servicing asset equal to zero. The Company's retained interest in the

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. ACCOUNTS RECEIVABLE ASSET-BACKED SECURITIZATION - (CONTINUED)

receivables are carried at their fair value, which is estimated as the net realizable value. The net realizable value considers the relatively short liquidation period and an estimated provision for credit losses. The provision for credit losses is determined based on specific identification of uncollectible accounts and the application of historical collection percentages by aging category. The receivables are not subject to prepayment risk. The key assumptions used in measuring the fair value of retained interests at the time of securitization were receivables days sales outstanding of 54 and interest rates on LIBOR based on borrowings of 4.92%. At December 31, 2002 and 2001, key assumptions and the sensitivity of the current fair value of the retained interest are as follows:

                                                 KEY            IMPACT ON FAIR VALUE OF    IMPACT ON FAIR VALUE OF
                                             ASSUMPTIONS          20% ADVERSE CHANGE          50% ADVERSE CHANGE
                                             -----------        -----------------------    -----------------------
December 31, 2002:
 Days sales outstanding................        49 days               $0.3 million                $0.3 million
 Interest rate.........................         2.0%                 $0.3 million                $0.3 million
December 31, 2001:
 Days sales outstanding................        51 days               $0.1 million                $0.3 million
 Interest rate.........................         2.5%                 $0.1 million                $0.3 million

         These sensitivities are hypothetical and should be used with caution. Changes in fair value based on a 20% and 50% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract sensitivities.

         At December 31, 2002 and 2001, the Company's retained interest in accounts receivable and off balance sheet financing, net of cash held in the trust, was $84.8 million and $48.5 million; and $83.1 million and $67.8 million, respectively. The effective interest rate in the Securitization Financing was approximately 2.0% and 2.5% at December 31, 2002 and 2001, respectively. In 2002, proceeds from new sales totaled $1,067.6 million and cash collections reinvested totaled $1,030.8 million. In 2001, proceeds from new sales totaled $1,258.6 million and cash collections reinvested totaled $1,044.4 million. The portfolio of accounts receivable that the Company services totaled approximately $130 million and $150 million at December 31, 2002 and 2001, respectively.

8. INVENTORIES

         Inventories consisted of the following (in millions):

                                                                                       DECEMBER 31,
                                                                                    -------------------
                                                                                     2002         2001
                                                                                    ------       ------
Raw materials.....................................................................  $ 26.1       $ 36.7
Work in process...................................................................    33.2         41.9
Finished goods....................................................................   199.0        236.8
                                                                                    ------       ------
                                                                                    $258.3       $315.4
                                                                                    ======       ======

         At December 31, 2002 and December 31, 2001, $214.3 million and $274.1 million, respectively, of inventories were valued using the LIFO method. Approximate replacement costs of inventories valued using the LIFO method totaled $198.1 million at December 31, 2002 and $248.7 million at December 31, 2001.

         If in some future period, the Company was not able to recover the LIFO value of its inventory at a profit when replacement costs were lower than the LIFO value of the inventory, the Company would be required to take a charge to recognize in its income statement all or a portion of the higher LIFO value of the inventory. During 2002, the Company reduced its inventory by approximately $62 million resulting in a $2.5 million LIFO charge since LIFO inventory quantities were reduced in a period when replacement costs were lower than the LIFO value of inventory.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following (in millions):

                                                              DECEMBER 31,
                                                          -------------------
                                                            2002       2001
                                                          --------   --------
         Land .........................................   $   25.1   $   22.8
         Buildings and leasehold improvements .........       53.2       53.4
         Machinery, equipment and office furnishings ..      348.5      302.7
         Construction in progress .....................       32.5       49.6
                                                          --------   --------
                                                             459.3      428.5

         Less accumulated depreciation and amortization     (136.0)    (107.6)
                                                          --------   --------
                                                          $  323.3   $  320.9
                                                          ========   ========

         Depreciation expense totaled $28.1 million, $31.7 million and $52.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

10. ACCRUED LIABILITIES

         Accrued liabilities consisted of the following (in millions):

                                                       DECEMBER 31,
                                                     ------------------
                                                      2002       2001
                                                     --------  --------
         Payroll related accruals ................   $   16.7  $   22.3
         Accrued restructuring costs .............       15.2      13.3
         Customers' deposits and prepayments .....       10.1      11.4
         Customer rebates ........................        6.6       8.5
         Insurance claims and related expenses....        8.0       8.4
         Current deferred tax liability ..........        1.8       1.8
         Other accrued liabilities ...............       40.8      47.9
                                                     --------  --------
                                                     $   99.2  $  113.6
                                                     ========  ========

11. RESTRUCTURING CHARGES

         Changes in accrued restructuring costs were as follows (in millions):

                                                SEVERANCE    FACILITY
                                               AND RELATED   CLOSING
                                                  COSTS       COSTS      TOTAL
                                               -----------   --------   -------
         Original provisions ...............   $  29.8       $  42.9    $  72.7
         Utilization .......................     (27.2)        (32.2)     (59.4)
                                               -------       -------    -------
         Balance, December 31, 2001 ........       2.6          10.7       13.3
         Provisions ........................      14.0          10.0       24.0
         Utilization .......................     (12.2)         (9.9)     (22.1)
                                               -------       -------    -------
         Balance, December 31, 2002 ........   $   4.4       $  10.8    $  15.2
                                               =======       =======    =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

11. RESTRUCTURING CHARGES - (CONTINUED)

         During 2001, provisions were recorded for $72.7 million of restructuring activities ($22.1 million in continuing operations and $50.6 million in discontinued operations). The $22.1 million continuing operations charge included $4.8 million for the closure of a manufacturing facility, which included $3.1 million for severance costs. The closed facility, located in Cass City, Michigan, employed approximately 175 associates and utilized approximately 100,000 square feet in the production of data communication products. The continuing operations charge also included $16.5 million for severance and related costs resulting from the worldwide headcount reduction of approximately 100 employees and $0.8 million for certain other costs. The $50.6 million discontinued operations charge related to the sale of the building wire business ($21.4 million), closure of a manufacturing facility that produced retail cordset products ($16.6 million), the elimination of four regional distribution centers ($10.6 million) and certain other costs ($2.0 million).

         During 2002, an additional $24.0 million of provisions were recorded ($14.9 million in continuing operations and $9.1 million in discontinued operations). The $9.1 million discontinued operations pre-tax charge principally related to an estimated lower net realizable value for real estate remaining from the Company's former building wire business, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs. The $14.9 million continuing operations charge included $6.9 million for severance and related costs resulting from worldwide headcount reductions of approximately 140 employees and $8.0 million related to costs to close two manufacturing facilities. The $8.0 million charge for the closure of manufacturing facilities included $5.6 million for severance and related costs. The closed manufacturing facilities, located in Monticello, Illinois and Sanger, California, employed approximately 200 associates and utilized more than 350,000 square feet in the production of service wire sold to the telecommunications industry and certain data communications cables.

12. LONG-TERM DEBT

         Long-term debt consisted of the following (in millions):

                                                                   DECEMBER 31,
                                                               ---------------------
                                                                 2002         2001
                                                               --------     --------
         Term loans ........................................   $  337.4     $  348.6
         Revolving loans ...................................       78.2         80.4
         Other .............................................       36.3         31.4
                                                               --------     --------
                                                                  451.9        460.4
         Less current maturities ...........................       40.8         39.4
                                                               --------     --------
                                                               $  411.1     $  421.0
                                                               ========     ========

         Weighted average interest rates were as follows:

         Term loans ........................................       6.5%         5.1%
         Revolving loans ...................................       6.3%         4.9%
         Other .............................................       6.0%         6.0%

         The estimated fair value of the Company's long-term debt at December 31, 2002 and 2001 was approximately equal to the carrying value at those dates because the majority of the Company's debt has variable interest rates.

         The Company's current credit facility was entered into in 1999 with one lead bank as administrative agent, and a syndicate of lenders. The facility, as amended and reduced by prepayments, consists of: 1) term loans in Dollars in an aggregate amount up to $307.3 million, 2) term loans in Dollars and foreign currencies in an aggregate amount up to $30.1 million and 3) revolving loans and letters of credit in Dollars and foreign currencies in an aggregate amount up to $200.0 million. Borrowings are secured by assets of the Company's North American operations and a portion of the stock of its non-North American subsidiaries and are also guaranteed by the Company's principal operating subsidiaries. The credit facility, as amended, restricts certain corporate acts and contains required financial ratios and other covenants. During 2001, the Company had repaid $208.8 million of term loans in advance of their scheduled repayment date. This amount includes the proceeds from the Building Wire sale, the Company's Securitization Financing and the Pyrotenax sale received during 2001. In conjunction with these

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. LONG-TERM DEBT - (CONTINUED)

reductions in the borrowing capacity of the facility, the Company recorded a $2.4 million charge to write-off a portion of its unamortized bank fees during 2001.

         Loans under the credit facility bear interest, at the Company's option, at (i) a spread over LIBOR or (ii) a spread over the Alternate Base Rate, which is defined as the higher of (a) the agent's Prime Rate, (b) the secondary market rate for certificates of deposit (adjusted for reserve requirements) plus 1% or
(c) the Federal Funds Effective Rate plus 1/2 of 1%.

         A commitment fee accrues on the unused portion of the credit facility. The commitment fee is 50 basis points per annum and the spread over LIBOR on all loans under the facility ranges between 450 and 500 basis points per annum. Both the commitment fee and the spread over LIBOR are fixed for the life of the facility as a result of the October 2002 amendment (discussed below).

         In April 2002, the Company amended the credit facility to permit increased financial flexibility through March 2003. As a result of the amendment, the Company's spread over LIBOR increased by 25 basis points across all levels of its leverage-based pricing grid and a new leverage level was added to the pricing grid. One time fees and expenses associated with the amendment were $2.0 million and were being amortized over the one-year period of the amendment.

         In October 2002, the Company further amended its credit facility through March 2004. The amendment substantially relaxed the Company's financial covenants primarily in response to the ongoing weakness in the Communications segment. Among other provisions, the amendment adjusted the size of the Company's revolving credit facility to $200 million from $250 million, added a new financial covenant tied to minimum quarterly earnings levels and established a contingent payment of approximately $5.5 million to lenders if the total facility commitments are not reduced by at least $100 million by December 15, 2003. As part of the amendment, the Company suspended its quarterly cash dividend of $0.05 per common share for the term of the amendment. One-time costs of approximately $4 million were incurred for the amendment and will be amortized over the life of the amendment. The Company will also incur incremental annualized interest costs of approximately $4 million during the amendment period as a result of increased credit spreads. Future compliance with financial covenants will be dependent upon a number of factors, including overall economic activity, future conditions in the Company's principal end markets and the Company's future borrowing requirements. As a result of the completion of the October 2002 amendment, the Company wrote-off the remaining unamortized fees ($1.1 million) associated with the April 2002 amendment in the fourth quarter of 2002. The Company also wrote-off $0.5 million of unamortized bank fees in the fourth quarter of 2002 as a result of the $50 million reduction in the size of the revolving credit facility.

         At December 31, 2002, maturities of long-term debt during each of the years 2003 through 2007 are $40.8 million, $32.9 million, $71.6 million, $134.4 million and $163.2 million, respectively, and $9.0 million thereafter.

13. FINANCIAL INSTRUMENTS

         General Cable is exposed to various market risks, including changes in interest rates, foreign currency and commodity prices. To manage risk associated with the volatility of these natural business exposures, General Cable enters into interest rate, commodity and foreign currency derivative agreements as well as copper and aluminum forward purchase agreements. General Cable does not purchase or sell derivative instruments for trading purposes.

         General Cable has utilized interest rate swaps and interest rate collars to manage its interest expense exposure by fixing its interest rate on a portion of the Company's floating rate debt. Under the swap agreements, General Cable will typically pay a fixed rate while the counterparty pays to General Cable the difference between the fixed rate and the three-month LIBOR rate.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13. FINANCIAL INSTRUMENTS - (CONTINUED)

         During 1999, the Company entered into certain interest rate derivative contracts for hedging of the credit facility floating interest rate risk covering $375.0 million of the Company's debt. The net effect of the hedging program was to provide a collar between approximately 5.4% and 8.5% within which the Company's LIBOR rates on a portion of the credit facility could move and which was at no cost to the Company. The Company entered into these three-year agreements with members of the lending group. In March 2001, the Company incurred a cost of $4.2 million to terminate these interest rate collars.

         During 2001, the Company entered into several new interest rate swaps which effectively fixed interest rates for borrowings under the credit facility and other debt. At December 31, 2001, General Cable had interest rate swaps, which effectively fixed interest rates for $425.0 million of borrowings under the credit facility and $9.0 million of other debt. The swaps outstanding as of December 31, 2002 were as follows (dollars in millions):

                                                                                           NOTIONAL      INTEREST
INTEREST RATE DERIVATIVES                                        PERIOD                     AMOUNTS     RATE RANGE
-------------------------                             -----------------------------        --------    ------------
Interest Rate Swap................................    December 2001 to October 2011        $  9.0             4.49%

Forward Starting Interest Rate Swaps..............    January 2003 to December 2004        $200.0      4.60 - 4.74%

         The Company does not provide or receive any collateral specifically for these contracts. However, all counterparties are members of the lending group and as such participate in the collateral of the credit agreement and are significant financial institutions.

         The fair value of interest rate derivatives are based on quoted market prices and third-party provided calculations, which reflect the present values of the difference between estimated future variable-rate receipts and future fixed-rate payments. At December 31, 2002 and 2001, the carrying value was $7.4 million and $5.7 million, respectively.

         The Company enters into forward exchange contracts principally to hedge the currency fluctuations in certain transactions denominated in foreign currencies, thereby limiting the Company's risk that would otherwise result from changes in exchange rates. Principal transactions hedged during the year were firm sales and purchase commitments.

         The fair value of foreign currency contracts represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices. At December 31, 2002 and 2001, the net unrealized gain (loss) on the net foreign currency contracts was $0.7 million and $(0.2) million, respectively. However, since these contracts hedge forecasted foreign currency denominated transactions, and have been designated cash flow hedges, any change in the fair value of the contracts would be recorded in other comprehensive income until the hedged transaction was reflected in the income statement which is generally expected to occur in less than one year.

         Outside of North America, General Cable enters into commodity futures for purchase of copper and aluminum for delivery in a future month to match certain sales transactions. At December 31, 2002 and 2001, General Cable had an unrealized loss of $0.1 million and $0.2 million, respectively, on the commodity futures, which have been designated as cash flow hedges, and have been recorded in other comprehensive income until the hedged transaction is reflected in the income statement, which is generally expected to occur in less than one year.

         The notional amounts and fair values of these financial instruments at December 31, 2002 and 2001, are shown below (in millions). The carrying amount of the financial instruments was a liability of $(6.8) million at December 31, 2002 and $(6.1) million at December 31, 2001.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13. FINANCIAL INSTRUMENTS - (CONTINUED)

                                                                            2002                     2001
                                                                    ------------------       --------------------
                                                                    NOTIONAL     FAIR        NOTIONAL       FAIR
                                                                     AMOUNT      VALUE        AMOUNT        VALUE
                                                                    --------     -----       --------       -----
Interest rate swaps.............................................    $  9.0       $(0.9)       $ 284.0       $(5.7)
Forward starting interest rate swaps............................     200.0        (6.5)         625.0          --
Foreign currency contracts......................................      29.5         0.7           28.5        (0.2)
Commodity futures...............................................       9.2        (0.1)           8.0        (0.2)
                                                                                 -----                      -----
                                                                                 $(6.8)                     $(6.1)
                                                                                 =====                      =====

         In the normal course of business, General Cable enters into forward pricing agreements for the purchase of copper and aluminum for delivery in a future month to match certain sales transactions. At December 31, 2002 and 2001, General Cable had an unrealized loss of $2.8 million and $1.4 million, respectively. General Cable expects to recover the unrealized loss under these agreements as a result of firm sales price commitments with customers.

14. INCOME TAXES

         The provision (benefit) for income taxes attributable to continuing operations consisted of the following (in millions):

                                                                                     YEAR ENDED DECEMBER 31,
                                                                               -----------------------------------
                                                                                 2002           2001         2000
                                                                               -------         ------      -------
Current tax expense (benefit):
  Federal..................................................................    $ (13.8)        $  4.1      $ (18.8)
  State....................................................................        0.1            0.1         (1.1)
  Foreign..................................................................        6.8           11.3          9.4

Deferred tax expense (benefit):
  Federal..................................................................       (6.9)           0.5         (6.0)
  State....................................................................        2.9            1.0         (0.7)
  Foreign..................................................................        1.0            3.6          6.9
                                                                               -------         ------      -------
                                                                               $  (9.9)        $ 20.6      $ (10.3)
                                                                               =======         ======      =======

         The income tax benefit attributable to the operations and disposal of discontinued operations was $3.2 million, $21.8 million, and $4.2 million for 2002, 2001 and 2000 respectively.

         The reconciliation of reported income tax expense (benefit) to the amount of income tax expense that would result from applying domestic federal statutory tax rates to pretax income from continuing operations is as follows (in millions):

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                 2002          2001         2000
                                                                                ------        ------       -------
Statutory federal income tax...............................................     $ (9.8)       $ 20.3       $ (10.1)
State, foreign and Foreign Sales Corporation income tax differential.......        0.8          (0.3)         (0.6)
Other, net.................................................................       (0.9)          0.6           0.4
                                                                                ------        ------       -------
                                                                                $ (9.9)       $ 20.6       $ (10.3)
                                                                                ======        ======       =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14. INCOME TAXES - (CONTINUED)

         The components of deferred tax assets and liabilities were as follows (in millions):

                                                                                                   DECEMBER 31,
                                                                                               -------------------
                                                                                                2002         2001
                                                                                               ------       ------
Deferred tax assets:
 Net operating loss carryforwards.........................................................     $ 74.7       $ 76.5
  Pension and retiree benefits accruals...................................................       18.1          2.3
  Asset and rationalization reserves......................................................        5.1          5.1
  Inventory reserves......................................................................        4.0          5.1
  Capital loss carryforwards..............................................................        1.1          4.1
  Tax credit carryforwards................................................................        7.7          3.8
  Other liabilities.......................................................................       14.4         19.9
  Valuation allowance.....................................................................      (19.2)        (5.6)
                                                                                               ------       ------
    Total deferred tax assets.............................................................      105.9        111.2

Deferred tax liabilities:
  Inventory...............................................................................        6.1          1.5
  Depreciation and fixed assets...........................................................       23.2         21.9
                                                                                               ------       ------
Net deferred tax assets...................................................................     $ 76.6       $ 87.8
                                                                                               ======       ======

         As of December 31, 2002, the Company has recorded a valuation allowance for its U.S. foreign tax credit and capital loss carryforwards, its state net operating loss carryforwards, and a portion of its foreign net operating loss carryforwards due to uncertainties regarding the ability to obtain future tax benefits for these tax attributes. The December 31, 2002 valuation allowance of $19.2 million increased $13.6 million from the prior year. The December 31, 2001 valuation allowance of $5.6 million decreased $4.7 million from December 31, 2000.

         A portion of the Company's 2002 U.S. net operating loss will be carried back to obtain a tax refund of $13.8 million in 2003. The $13.8 million tax refund is included within prepaid expenses and other in the December 31, 2002 consolidated balance sheet. The Company also generated U.S. net operating loss carryforwards of $55.2 million in 2000 and $57.9 million in 2002, which expire in 2020 and 2022, respectively. The 2001 U.S. net operating loss, which was reflected as a carryforward in the 2001 financial statements, was carried back instead to obtain a $37.0 million tax refund in 2002 as a result of a 2002 U.S. tax law change enabling a five year carryback of net operating losses. The Company also has other U.S. net operating loss carryforwards that are subject to an annual limitation under Internal Revenue Code Section 382. These Section 382 limited net operating loss carryforwards expire in varying amounts from 2006-2009. The total Section 382 limited net operating loss carryforward that may be utilized prior to expiration is estimated at $53.9 million. The Company also has approximately $22.3 million of net operating loss carryforwards in various foreign jurisdictions. A valuation allowance has been established against $20.7 million of these foreign net operating losses due to the uncertainty of utilization prior to expiration.

         The major component of the Company's $7.7 million of tax credit carryforwards is $6.5 million of U.S. alternative minimum tax credits, which have no expiration date. $3.1 million of these alternative minimum tax credit carryforwards are also subject to Section 382 limitations. Undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely are approximately $77 million.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. PENSION PLANS

         General Cable provides retirement benefits through contributory and noncontributory pension plans for the majority of its regular full-time employees. Pension expense under the defined contribution plans sponsored by General Cable in the United States equaled four percent of each eligible employee's covered compensation. In addition, General Cable sponsors employee savings plans under which General Cable may match a specified portion of contributions made by eligible employees.

         Benefits provided under defined benefit pension plans sponsored by General Cable are generally based on years of service multiplied by a specific fixed dollar amount. Contributions to these pension plans are based on generally accepted actuarial methods, which may differ from the methods used to determine pension expense. The amounts funded for any plan year are neither less than the minimum required under federal law nor more than the maximum amount deductible for federal income tax purposes. Pension plan assets consist of various fixed-income investments and equity securities.

         Net pension expense included the following components (in millions):

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                 2002          2001         2000
                                                                                ------       -------       ------
Service cost...............................................................     $  2.1       $   2.6       $  2.8
Interest cost..............................................................        9.1           8.4          8.7
Expected return on plan assets.............................................      (10.2)        (10.9)       (11.1)
Net amortization and deferral..............................................        1.0           0.7          0.8
                                                                                ------       -------       ------
  Net defined benefit pension expense......................................        2.0           0.8          1.2
Net defined contribution pension expense...................................        5.7           7.2          6.9
                                                                                ------       -------       ------
  Total pension expense....................................................     $  7.7       $   8.0       $  8.1
                                                                                ======       =======       ======

         The changes in the benefit obligation and plan assets, the funded status of the plan and the amounts recognized in the Consolidated Balance Sheets at December 31, 2002 and 2001 were as follows (in millions):

                                                                                              2002           2001
                                                                                             -------        -------
Changes in Benefit Obligation:
 Beginning benefit obligation...........................................................     $ 124.1        $ 122.1
 Acquisitions (divestitures)............................................................         6.3           (2.4)
 Service cost...........................................................................         2.1            2.6
 Interest cost..........................................................................         9.1            8.4
 Curtailment gain.......................................................................        (1.9)          (1.3)
 Special termination benefits...........................................................         0.1            1.1
 Benefits paid..........................................................................       (12.3)         (10.8)
 Amendments.............................................................................         0.1            2.3
 Assumption change......................................................................        10.3            4.8
 Actuarial (gain) loss..................................................................         3.1           (2.7)
                                                                                             -------        -------
  Ending benefit obligation.............................................................     $ 141.0        $ 124.1
                                                                                             =======        =======

Changes in Plan Assets:
 Beginning fair value of plan assets....................................................     $ 111.9        $ 116.6
 Acquisitions (divestitures)............................................................         6.9           (2.4)
 Actual return (loss) on plan assets....................................................       (20.6)           5.9
 Company contributions..................................................................         3.0            2.6
 Benefits paid..........................................................................       (12.3)         (10.8)
                                                                                             -------        -------
  Ending fair value of plan assets......................................................     $  88.9        $ 111.9
                                                                                             =======        =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. PENSION PLANS - (CONTINUED)

                                                                                              2002           2001
                                                                                             -------        -------
Reconciliation of Funded Status:
 Funded status of the plan..............................................................     $ (52.1)       $ (12.2)
 Unrecognized net transition obligation.................................................         0.5            0.5
 Unrecognized actuarial (gain) loss.....................................................        49.3            7.6
 Unrecognized prior service cost........................................................        10.1           11.3
                                                                                             -------        -------
  Prepaid pension cost..................................................................     $   7.8        $   7.2
                                                                                             =======        =======

Amounts Recognized in Consolidated Balance Sheet:
 Prepaid pension cost...................................................................     $   0.6        $  11.5
 Accrued pension liability..............................................................       (44.6)         (10.9)
 Intangible asset.......................................................................         5.1            4.3
 Accumulated other comprehensive income.................................................        46.7            2.3
                                                                                             -------        -------
  Net amount recognized.................................................................     $   7.8        $   7.2
                                                                                             =======        =======

         The curtailment gain and special termination benefits in 2002 and 2001 were the result of closing and selling certain manufacturing locations. The divestitures in 2001 are related to the sale of the Pyrotenax business to Tyco International, Ltd. In 2002, the acquisition amounts are related to the recording of pension obligations for individuals located in the United Kingdom. These pension obligations were expected to transfer to Tyco International, Ltd. after completion of the Pyrotenax sale, however, these individuals either retired during the pension obligation valuation period or elected to stay in the General Cable United Kingdom based defined benefit pension plan.

         The weighted average rate assumptions used in determining pension costs and the benefit obligations were:

                                                                               2002          2001           2000
                                                                               ----          ----           ----
Discount rate............................................................      6.5%          7.25%          7.75%
Expected rate of increase in future compensation levels..................      4.0%           4.0%           4.5%
Long-term rate of return on plan assets..................................      9.0%           9.5%           9.5%

         The projected benefit obligation and accumulated benefit obligation for the pension plans with accumulated benefit obligations in excess of plan assets were $136.5 million and $129.9 million at December 31, 2002, and $15.6 million and $11.9 million at December 31, 2001.

16. POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

         General Cable has post-retirement benefit plans that provide medical and life insurance for certain retirees and eligible dependents. General Cable funds the plans as claims or insurance premiums are incurred. Net post-retirement benefit expense (income) included the following components (in millions):

                                                                               YEAR ENDED DECEMBER 31,
                                                                           ------------------------------
                                                                            2002         2001        2000
                                                                           ------       ------      -----
Service cost.........................................................      $  0.3       $  0.3      $ 0.3
Interest cost........................................................         0.7          0.7        0.7
Amortization of prior service cost...................................        (0.7)        (0.8)      (0.8)
Curtailment loss (gain)..............................................         0.2         (0.4)      (1.2)
                                                                           ------       ------      -----
  Net post-retirement benefit expense (income).......................      $  0.5       $ (0.2)     $(1.0)
                                                                           ======       ======      =====

         The curtailment loss (gain) was the result of closing certain manufacturing locations in 2002 and 2001 and the result of the elimination of certain retiree benefits in 2000.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

16. POST-RETIREMENT BENEFITS OTHER THAN PENSIONS - (CONTINUED)

         The change in the accrued post-retirement benefit liability was as follows (in millions):

                                                                                  2002           2001
                                                                                 ------         ------
Beginning benefit obligation balance........................................     $ 11.4         $ 12.8
Divestiture.................................................................         --           (0.4)
Net periodic benefit expense (income).......................................        0.5           (0.2)
Benefits paid...............................................................       (1.1)          (0.8)
                                                                                 ------         ------
Ending benefit obligation balance...........................................     $ 10.8         $ 11.4
                                                                                 ======         ======

         The discount rate used in determining the accumulated post-retirement benefit obligation was 6.5% for the year ended December 31, 2002, 7.25% for the year ended December 31, 2001 and 7.75% for the year ended December 31, 2000. The assumed health-care cost trend rate used in measuring the accumulated post-retirement benefit obligation was 9.0%, decreasing gradually to 4.75% in year 2008 and thereafter. Changing the assumed health-care cost trend rate by 1% would result in a change in the accumulated post-retirement benefit obligation of $0.7 million for 2002. The effect of this change would affect net post-retirement benefit expense by $0.1 million.

17. EQUITY COMPENSATION PLANS

         The following table sets forth information about General Cable's equity compensation plans as of December 31, 2002 (in thousands, except per share price):

                                                                                                 NUMBER OF SECURITIES
                                               NUMBER OF                                        REMAINING AVAILABLE FOR
                                            SECURITIES TO BE          WEIGHTED-AVERAGE           FUTURE ISSUANCE UNDER
                                          ISSUED UPON EXERCISE         EXERCISE PRICE          EQUITY COMPENSATION PLANS
                                             OF OUTSTANDING            OF OUTSTANDING            (EXCLUDING SECURITIES
                                                OPTIONS                    OPTIONS            REFLECTED IN FIRST COLUMN)
                                          --------------------        ----------------        --------------------------
Shareholder approved plans:
    1997 Stock Incentive Plan (a)...            1,977                    $ 14.76                          1,107
Non-shareholder approved plans:
    2000 Stock Option Plan..........              766                      10.45                            676
                                                -----                    -------                          -----
Total...............................            2,743                    $ 13.55                          1,783
                                                =====                    =======                          =====

(a) Excludes matching restricted stock units (MRSU) and restricted stock of 214,707 and 1,024,000, respectively, awarded through December 31, 2002.

         The 1997 Stock Incentive Plan authorizes a maximum of 4,725,000 shares, options or units of Common Stock to be granted. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices, which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. Restrictions on the majority of shares awarded to employees under the plan expire ratably over a three-year period or expire after six years from the date of grant. Restricted stock units were awarded to employees in November 1998 as part of a Stock Loan Incentive Plan. See further discussion in Note 19.

         The 2000 Stock Option Plan as amended authorizes a maximum of 1,500,000 non-incentive options to be granted. No other forms of award are authorized under this plan. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices, which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

18. STOCK OPTIONS

         General Cable applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for stock options issued under its 1997 Stock Incentive Plan and its 2000 Stock Option Plan. Accordingly, no compensation cost has been recognized for stock option grants under the plans. If compensation cost for General Cable's stock option grants had been determined based on the fair value at the grant dates for awards under the plans consistent with the method of SFAS No. 123, the proforma net loss would have been as follows (in millions except per share amounts):

                                                                                   YEAR ENDED DECEMBER 31,
                                                                             -----------------------------------
                                                                              2002          2001           2000
                                                                             ------        ------         ------
Net loss, as reported....................................................    $(24.0)       $ (2.0)        $(26.4)
Deduct: Total stock-based employee compensation expense determined under
    fair value based method for all awards, net of related tax effects...      (2.4)         (5.7)          (4.9)
                                                                             ------        ------         ------
Pro forma net loss.......................................................    $(26.4)       $ (7.7)        $(31.3)
                                                                             ======        ======         ======
 Loss per share:
   Basic -- as reported..................................................    $(0.73)       $(0.06)        $(0.79)
   Basic -- pro forma....................................................    $(0.80)       $(0.23)        $(0.93)
   Diluted -- as reported................................................    $(0.73)       $(0.06)        $(0.79)
   Diluted -- pro forma..................................................    $(0.80)       $(0.23)        $(0.93)

         These proforma amounts may not be representative of future disclosures because the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. In determining the proforma amounts above, the fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                              2002         2001         2000
                                                                             ------       ------       ------
Risk-free interest rate..................................................       3.2%         5.1%         6.3%
Expected dividend yield..................................................       1.5%         3.0%         3.0%
Expected option life.....................................................  6.5 years    6.5 years    6.5 years
Expected stock price volatility..........................................      95.7%        66.1%        69.5%
Weighted average fair value of options granted...........................     $9.58        $6.09        $4.92

         A summary of option information for the years ended December 31, 2002, 2001 and 2000 follows (options in thousands):

                                                                                     WEIGHTED
                                                                                     AVERAGE
                                                                     OPTIONS         EXERCISE
                                                                   OUTSTANDING        PRICE
                                                                   -----------       --------
Balance at December 31, 1999...............................            2,567         $ 16.75
  Granted..................................................              885            9.00
  Forfeited................................................             (248)          15.03
                                                                       -----         -------
Balance at December 31, 2000...............................            3,204           14.74
  Granted..................................................              623            7.83
  Exercised................................................             (184)          11.34
  Forfeited................................................             (419)          13.22
                                                                       -----         -------
Balance at December 31, 2001...............................            3,224           13.75
  Granted..................................................              641           13.39
  Exercised................................................             (265)           8.99
  Forfeited................................................             (857)          15.47
                                                                       -----         -------
Balance at December 31, 2002...............................            2,743         $ 13.55
                                                                       =====         =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

18. STOCK OPTIONS - (CONTINUED)

         The following table summarizes information about stock options outstanding at December 31, 2002 (options in thousands):

                                                              WEIGHTED
                                                              AVERAGE
                                            WEIGHTED          REMAINING                             WEIGHTED
  RANGE OF                  OPTIONS         AVERAGE          CONTRACTUAL         OPTIONS            AVERAGE
OPTION PRICES             OUTSTANDING    EXERCISE PRICE         LIFE           EXERCISABLE       EXERCISE PRICE
-------------             -----------    --------------      -----------       -----------       --------------
   $7 - $14                 2,126            $11.50              6.9              1,020              $11.96
  $14 - $21                   175            $14.31              6.6                163              $14.17
  $21 - $28                   443            $23.11              5.6                429              $23.08

         As of December 31, 2002, 2001 and 2000, there were 1,612,000, 2,120,000 and 1,706,000 exercisable stock options, respectively.

19. SHAREHOLDERS' EQUITY

         General Cable is authorized to issue 75 million shares of common stock and 25 million shares of preferred stock.

         The table below summarizes information about restricted stock awarded during the following years:

                                                                                         2001               2000
                                                                                       --------            ------
Number of shares awarded..........................................................      357,500             9,257
Fair value of shares at date issued (in millions).................................     $    2.7            $  0.1

         There was no restricted stock awarded during 2002.

         During the first quarter of 2001, 355,500 shares of restricted common stock with performance accelerated vesting features were awarded to certain senior executives under the Company's 1997 Stock Incentive Plan as amended (the "Plan"). Under the terms of the Plan, the Company can award restricted common stock to executives and key employees with such features. The restricted shares vest six years from the date of grant unless certain performance criteria are met. The performance measure used to determine vesting is the Company's stock price. The stock price targets must be sustained for 20 business days in order to trigger accelerated vesting. During the second quarter of 2001, as a result of the achievement of performance criteria, restrictions on 50% of the stock expired and the Company recognized accelerated amortization of $1.2 million.

         Restrictions on the majority of the shares issued during 2000 will expire ratably over a three-year period. Amortization of all outstanding restricted stock awards was $0.1 million, $2.1 million and $2.0 million during 2002, 2001 and 2000, respectively.

         In November 1998, General Cable entered into a Stock Loan Incentive Plan (SLIP) with executive officers and key employees. Under the SLIP, the Company loaned $6.0 million to facilitate open market purchases of General Cable Common Stock. The loans are evidenced by notes that bear interest at 5.12% and mature in November 2003. A matching restricted stock unit (MRSU) was issued for each share of stock purchased under the SLIP. The MRSUs generally vest after five years of continuous employment. If the vesting requirements are met, one share of General Cable Common Stock will be issued in exchange for each MRSU. The fair value of the MRSUs at the grant date of $6.0 million, adjusted for subsequent forfeitures, is being amortized to expense over the five-year vesting period. There are 214,707 MRSUs outstanding as of December 31, 2002. Amortization expense related to the MRSUs was $0.9 million, $0.2 million and $1.1 million during 2002, 2001 and 2000 respectively.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

19. SHAREHOLDERS' EQUITY - (CONTINUED)

         The components of accumulated other comprehensive income (loss) consisted of the following (in millions):

                                                                                                 DECEMBER 31,
                                                                                           ----------------------
                                                                                            2002            2001
                                                                                           ------          ------
Foreign currency translation adjustment.................................................   $ (9.5)         $(20.7)
Pension adjustments, net of tax.........................................................    (30.6)           (1.4)
Change in fair value of derivatives, net of tax.........................................     (4.2)           (3.7)
Unrealized investment (losses) gains....................................................     (0.3)            0.1
                                                                                           ------          ------
                                                                                           $(44.6)         $(25.7)
                                                                                           ======          ======

20. EARNINGS (LOSS) PER COMMON SHARE OF CONTINUING OPERATIONS

         A reconciliation of the numerator and denominator of earnings (loss) per common share of continuing operations to earnings (loss) per common share of continuing operations assuming dilution for the years ended December 31, is as follows (in millions):

                                                                                        2002           2001        2000
                                                                                       -------        ------      ------
Earnings (loss) from continuing operations per common share:
 Income (loss) from continuing operations(1).......................................     $(18.1)       $ 37.5      $(18.7)
 Weighted average shares outstanding(2)............................................       33.0          32.8        33.6
Earnings (loss) from continuing operations per common share........................     $(0.55)       $ 1.14      $(0.56)

Earnings (loss) from continuing operations per common share -- assuming dilution:
 Income (loss) from continuing operations(1).......................................     $(18.1)       $ 37.5      $(18.7)
 Weighted average shares outstanding...............................................       33.0          32.8        33.6
 Dilutive effect of stock options and restricted stock units.......................         --           0.3          --
                                                                                       -------        ------      ------
 Total shares(2)...................................................................       33.0          33.1        33.6
Earnings (loss) from continuing operations per common share -- assuming
   dilution........................................................................     $(0.55)       $ 1.13      $(0.56)

---------------

(1)      Numerator

(2)      Denominator

         The earnings (loss) per common share -- assuming dilution computation excludes the impact of 2.7 million, 3.0 million and 2.3 million stock options and restricted stock units in 2002, 2001 and 2000, respectively, because their impact was anti-dilutive.

21. SEGMENT INFORMATION

         General Cable has three reportable operating segments: the Energy Group, the Industrial & Specialty Group and the Communications Group. These segments are strategic business units organized around three product categories that follow management's internal organization structure. Beginning in the third quarter of 2001, the Company has reported the Building Wire and Cordsets segment as discontinued operations for financial reporting purposes.

         The Energy Group manufactures and sells wire and cable products that include low-, medium- and high-voltage power distribution and power transmission products. The Industrial & Specialty Group manufactures and sells wire and cable products that conduct electrical current for industrial and commercial power and control

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

21. SEGMENT INFORMATION - (CONTINUED)

applications. The Communications Group manufactures and sells wire and cable products that transmit low-voltage signals for voice, data, video and control applications.

         Segment net sales represent sales to external customers. Segment operating income represents profit from continuing operations before interest income, interest expense, other financial costs or income taxes. The operating loss included in corporate for 2002 consisted of $21.2 million related to the closure of two manufacturing plants, a $1.7 million loss on the sale of a non-strategic United Kingdom-based specialty cables business, a $3.6 million charge to reduce to fair value certain assets contributed to the Company's Fiber Optic joint venture, and $6.9 million for severance and related costs for headcount reductions of approximately 140 employees worldwide. The operating loss in corporate for 2001 consisted of a pre-tax gain of $7.0 million related to the divestiture of assets to Pirelli, a pre-tax gain of $23.8 million from the sale of the Pyrotenax business, $4.8 million for the closure of a manufacturing plant, $16.5 million in severance and related charges for a plan to reduce headcount throughout its worldwide operations by approximately 100 employees, $5.5 million loss related to the sale of a non-strategic business which designs and manufactures extrusion tooling and accessories, $7.0 million related to the disposal of inventory as part of the Company's optimization of its distribution network and $0.8 million for certain other costs. The corporate operating loss for 2000 represents the loss on the sale of certain businesses to Pirelli. See further discussion of corporate charges in Note 4. Depreciation on corporate property has been allocated to the operating segments. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company has recorded the operating items discussed in Note 4 in the Corporate Segment rather than reflect such items in the Energy, Industrial & Specialty or Communications Segments operating income. These items are reported in the Corporate Segment because they are not considered in the operating performance evaluation of the Energy, Industrial & Specialty or Communications Segment by the Company's chief operating decision-maker, its Chief Executive Officer.

         Corporate assets included cash, deferred income taxes, property, certain prepaid expenses and other current and non-current assets as well as the identifiable assets of the discontinued operations. Capital expenditures and depreciation expense included in the corporate column represent the discontinued operations.

         Summarized financial information for the Company's operating segments for the years ended December 31, is as follows (in millions). Certain reclassifications have been made to the prior year to conform to the current year segment presentation.

                         ENERGY     INDUSTRIAL &     COMMUNICATIONS
                         GROUP    SPECIALTY GROUP        GROUP        CORPORATE    TOTAL
                        --------  ---------------    --------------   ---------   --------
Net Sales:
  2002 ..............   $  516.0     $  499.4           $ 438.5         $  --     $1,453.9
  2001 ..............      521.8        537.6             592.0            --      1,651.4
  2000 ..............      733.6        796.7             631.8            --      2,162.1
Operating Income:
  2002 ..............       36.9          9.7               2.5         (33.4)        15.7
  2001 ..............       35.3         24.3              48.5          (3.8)       104.3
  2000 ..............      (24.4)        29.7              59.8         (31.0)        34.1
Identifiable Assets:
  2002 ..............      229.1        289.9             318.3         136.0        973.3
  2001 ..............      210.3        287.7             370.6         136.7      1,005.3
  2000 ..............      183.6        374.4             340.1         421.1      1,319.2
Capital Expenditures:
  2002 ..............        9.9         13.4               8.1            --         31.4
  2001 ..............       17.0         12.1              24.0           1.8         54.9
  2000 ..............       27.3         12.0              13.0           3.7         56.0
Depreciation Expense:
  2002 ..............        3.8          8.5              15.8            --         28.1
  2001 ..............        3.5          7.5              15.1           5.6         31.7
  2000 ..............       17.7          9.4              17.1           7.8         52.0

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

21. SEGMENT INFORMATION - (CONTINUED)

         The following table presents revenues by geographic region based on the location of the use of the product or services for the years ended December 31 (in millions):

                                            2002         2001         2000
                                          --------     --------     --------
United States.........................    $1,023.3     $1,146.9     $1,287.2
Europe................................       314.7        321.2        615.4
Rest of World.........................       115.9        183.3        259.5
                                          --------     --------     --------
                                          $1,453.9     $1,651.4     $2,162.1
                                          ========     ========     ========

         The following table presents property, plant and equipment by geographic region based on the location of the asset as of December 31 (in millions):

                                         2002         2001         2000
                                        ------       ------       ------
United States......................     $220.3       $245.5       $279.9
Europe.............................       66.8         44.8         45.0
Rest of World......................       36.2         30.6         54.5
                                        ------       ------       ------
                                        $323.3       $320.9       $379.4
                                        ======       ======       ======

22. COMMITMENTS AND CONTINGENCIES

         Certain present and former operating sites, or portions thereof, currently or previously owned or leased by current or former operating units of General Cable are the subject of investigations, monitoring or remediation under the United States Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA or Superfund), the Federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to implementation of the cleanup or remediation of sites.

         Certain present and former operating units of General Cable in the United States have been named as potentially responsible parties (PRPs) at several off-site disposal sites under CERCLA or comparable state statutes in federal court proceedings. In each of these matters, the operating unit of General Cable is working with the governmental agencies involved and other PRPs to address environmental claims in a responsible and appropriate manner.

         At December 31, 2002 and 2001, General Cable had an accrued liability of approximately $4.6 million and $4.8 million, respectively, for various environmental-related liabilities of which General Cable is aware. American Premier Underwriters Inc., a former parent of General Cable, agreed to indemnify General Cable against all environmental-related liabilities arising out of General Cable's or its predecessors' ownership or operation of the Indiana Steel & Wire Company and Marathon Manufacturing Holdings, Inc. businesses (which were divested by General Cable), without limitation as to time or amount. American Premier also agreed to indemnify General Cable against 66 2/3% of all other environmental-related liabilities arising out of General Cable's or its predecessors' ownership or operation of other properties and assets in excess of $10 million but not in excess of $33 million which were identified during the seven-year period ended June 2001. Indemnifiable environmental liabilities through June 2001 were substantially below that threshold. While it is difficult to estimate future environmental-related liabilities accurately, General Cable does not currently anticipate any material adverse impact on its results of operations, financial position or cash flows as a result of compliance with federal, state, local or foreign environmental laws or regulations or cleanup costs of the sites discussed above.

         As part of the Acquisition, BICC plc agreed to indemnify General Cable against environmental liabilities existing at the date of the closing of the purchase of the business. The indemnity is for an eight-year period ending in 2007 while General Cable operates the businesses subject to certain sharing of losses (with BICC plc covering 95% of losses in the first three years, 80% in years four and five and 60% in the remaining three years). The indemnity is also subject to the overall indemnity limit of $150 million, which applies to all warranty and indemnity claims in the transaction. In addition, BICC plc assumed responsibility for cleanup of certain specific conditions at several sites

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

22. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

operated by General Cable and cleanup is mostly complete at those sites. In the sale of the European businesses to Pirelli in August 2000, the Company generally indemnified Pirelli against any environmental-related liabilities on the same basis as BICC plc indemnified the Company in the earlier Acquisition. However, the indemnity the Company received from BICC plc related to the European businesses sold to Pirelli terminated upon the sale of those businesses to Pirelli. At this time, there are no claims outstanding under the general indemnity provided by BICC plc.

         General Cable has also agreed to indemnify Southwire Company against certain environmental liabilities arising out of the operation of the business it sold to Southwire prior to its sale.

         In addition, Company subsidiaries have been named as defendants in lawsuits alleging exposure to asbestos in products manufactured by the Company. At December 31, 2002, there were approximately 11,400 non-maritime claims and 33,000 maritime asbestos claims outstanding. During 2002, some 300 new non-maritime claims and 550 maritime claims were filed; 35 non-maritime claims and no maritime claims were dismissed, settled or otherwise disposed of in that period. At December 31, 2002 and 2001, General Cable had accrued approximately $1.3 million and $1.2 million, respectively, for these lawsuits.

         The Company does not believe that the outcome of the litigation will have a material adverse effect on its results of operations, financial position or cash flows.

         General Cable is also involved in various routine legal proceedings and administrative actions. Such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on its result of operations, cash flows or financial position.

         As part of the October 2002 amendment to its credit facility, a contingent payment to the lenders was established of approximately $5.5 million if the total facility commitments are not reduced by at least $100 million by December 15, 2003. The Company is actively pursuing other financing arrangements in excess of the $100 million target in addition to generating cash from operations in 2003 and currently believes this contingent payment will not be required.

         General Cable has entered into various operating lease agreements related principally to certain administrative, manufacturing and distribution facilities and transportation equipment. Future minimum rental payments required under non-cancelable lease agreements at December 31, 2002 were as follows: 2003
- $10.6 million, 2004 - $7.9 million, 2005 - $5.0 million, 2006 - $4.0 million and 2007 - $1.3 million. Rental expense recorded under operating leases was $10.3 million, $16.2 million and $9.2 million for the years ended December 31, 2002, 2001 and 2000, respectively.

23. RELATED PARTY TRANSACTIONS

         During the second quarter of 2002, General Cable formed a joint venture company to manufacture and market fiber optic cables. General Cable contributed assets, primarily inventory and machinery and equipment, to a subsidiary company, which was then contributed to the joint venture in exchange for a $10.2 million note receivable, which resulted in a $5.6 million, deferred gain on the transaction. The Company will recognize the gain as the note is repaid. General Cable owns 49% of the joint venture company.

         The joint venture company manufactures and sells to General Cable all of the fiber optic cable products that General Cable sells to its customers. During 2002, General Cable purchased approximately $12.2 million from the joint venture company. At December 31, 2002, General Cable had a $3.0 million payable to the joint venture company for these purchases.

         General Cable sells fiber, a primary raw material used by the joint venture Company, to the joint venture company. During 2002, General Cable sold approximately $6.8 million to the joint venture company. At December 31, 2002, General Cable had a receivable of $2.6 million from the joint venture company for these transactions.

         For the year ended December 31, 2002, the joint venture company had sales of $12.3 million and an operating loss and net loss of $(1.2) million. At December 31, 2002, the joint venture company had total assets of $12.9 million, total liabilities of $5.1 million and total equity of $7.8 million.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

24. QUARTERLY OPERATING RESULTS (UNAUDITED)

         The interim financial information is unaudited. In the opinion of management, the interim financial information reflects all adjustments necessary for a fair presentation of quarterly financial information. Quarterly results have been influenced by seasonal factors inherent in General Cable's businesses. The sum of the quarter's earnings (loss) per share amounts may not add to full year earnings per share because each quarter is calculated independently. Summarized historical quarterly financial data for 2002 and 2001 are set forth below (in millions, except per share data):

                                                              FIRST         SECOND            THIRD           FOURTH
                                                             QUARTER        QUARTER          QUARTER          QUARTER
                                                             -------        -------          -------          -------
2002
----
Net sales................................................    $361.4         $ 393.7           $347.4          $ 351.4
Gross profit.............................................      48.1            44.7             37.6             36.2
Income (loss) from continuing operations.................       4.9           (11.8)            (4.0)            (7.2)
Loss on disposal of discontinued operations (net of
 tax)....................................................        --            (3.9)              --             (2.0)
Net income (loss)........................................       4.9           (15.7)            (4.0)            (9.2)

EPS of Continuing Operations
----------------------------
Earning (loss) per common share..........................    $ 0.15         $ (0.36)          $(0.12)         $ (0.22)
Earnings (loss) dilution per common share--assuming
   dilution..............................................    $ 0.15         $ (0.36)          $(0.12)         $ (0.22)

EPS of Discontinued Operations
------------------------------
Loss per common share....................................        --         $ (0.12)              --          $ (0.06)
Loss per common share--assuming dilution.................        --         $ (0.12)              --          $ (0.06)

EPS of Total Company
--------------------
Earnings (loss) per common share.........................    $ 0.15         $ (0.48)          $(0.12)         $ (0.28)
Earnings (loss) per common share--assuming dilution......    $ 0.15         $ (0.48)          $(0.12)         $ (0.28)

2001
----
Net sales................................................    $451.7         $ 449.9           $389.5          $ 360.3
Gross profit.............................................      70.7            73.5             52.3             44.2
Other income.............................................        --             8.1               --               --
Income from continuing operations........................      14.9            17.8              1.4              3.4
Loss from operations of discontinued businesses (net
 of tax).................................................      (3.4)           (2.6)            (0.8)              --
Loss on disposal of discontinued operations (net of
  tax)...................................................        --              --            (32.7)              --
Net income (loss)........................................      11.5            15.2            (32.1)             3.4

EPS of Continuing Operations
----------------------------
Earnings per common share................................    $ 0.46         $  0.55           $ 0.04          $  0.10
Earnings dilution per common share--assuming dilution....    $ 0.46         $  0.54           $ 0.04          $  0.10

EPS of Discontinued Operations
------------------------------
Loss per common share....................................    $(0.11)        $ (0.08)          $(1.02)              --
Loss per common share--assuming dilution.................    $(0.11)        $ (0.08)          $(1.02)              --

EPS of Total Company
--------------------
Earnings (loss) per common share.........................    $ 0.35         $  0.47           $(0.98)         $  0.10
Earnings (loss) per common share--assuming dilution......    $ 0.35         $  0.46           $(0.98)         $  0.10

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION

         General Cable Corporation (the Issuer) intends to issue and sell $275.0 million of Senior Notes due 2010. General Cable Corporation and its material North American wholly-owned subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the Senior Notes. The following consolidating financial information presents information about the Issuer, guarantor subsidiaries and non-guarantor subsidiaries. Initially, all of the Company's subsidiaries will be "restricted subsidiaries" for purposes of the Senior Notes. Investments in subsidiaries are accounted for on the equity basis. Intercompany transactions are eliminated.

               SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31, 2002
                                           ----------------------------------------------------------------------
                                                         GUARANTOR      NON-GUARANTOR
                                            ISSUER     SUBSIDIARIES     SUBSIDIARIES   ELIMINATIONS       TOTAL
                                           -------     ------------     ------------   ------------       -----
Net sales:
 Customers............................     $    --       $1,077.2        $ 376.7         $    --        $ 1,453.9
 Intercompany.........................        25.6             --             --           (25.6)              --
                                           -------      ---------        -------         -------        ---------
                                              25.6        1,077.2          376.7           (25.6)         1,453.9
Cost of sales.........................          --          998.1          314.8           (25.6)         1,287.3
                                           -------      ---------        -------         -------        ---------
Gross profit..........................        25.6           79.1           61.9              --            166.6
Selling, general and administrative
  expenses............................        20.7          102.4           27.8              --            150.9
                                           -------      ---------        -------         -------        ---------
Operating income (loss)...............         4.9          (23.3)          34.1              --             15.7
Interest income (expense):
 Interest expense.....................       (37.4)         (66.1)          (5.9)           65.9            (43.5)
 Interest income......................        44.4           20.8            1.6           (65.9)             0.9
 Other financial costs................        (1.1)            --             --              --             (1.1)
                                           -------      ---------        -------         -------        ---------
                                               5.9          (45.3)          (4.3)             --            (43.7)
                                           -------      ---------        -------         -------        ---------

Income (loss) from continuing operations
  before income taxes.................        10.8          (68.6)          29.8              --            (28.0)
Income tax (provision) benefit........        (3.8)          24.3          (10.6)             --              9.9
                                           -------      ---------        -------         -------        ---------
Income (loss) from continuing operations       7.0          (44.3)          19.2              --            (18.1)
Loss on disposal of discontinued
  operations (net of tax).............          --           (5.9)            --              --             (5.9)
                                           -------      ---------        -------         -------        ---------
     Net income (loss)................     $   7.0      $   (50.2)       $  19.2         $    --        $   (24.0)
                                           =======      =========        =======         =======        =========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)

                                                                         YEAR ENDED DECEMBER 31, 2001
                                                  ---------------------------------------------------------------------
                                                              GUARANTOR      NON-GUARANTOR
                                                  ISSUER     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                                  ------     ------------   -------------    ------------      --------
Net sales:
 Customers....................................    $   --      $ 1,245.3        $ 406.1          $  --          $1,651.4
 Intercompany.................................      39.0             --             --          (39.0)               --
                                                  ------      ---------        -------          -----          --------
...............................................      39.0        1,245.3          406.1          (39.0)          1,651.4
Cost of sales.................................        --        1,110.9          338.8          (39.0)          1,410.7
                                                  ------      ---------        -------          -----          --------
Gross profit..................................      39.0          134.4           67.3             --             240.7
Selling, general and administrative
    expenses..................................      35.4           67.1           33.9             --             136.4
                                                  ------      ---------        -------          -----          --------
Operating income (loss).......................       3.6           67.3           33.4             --             104.3
Other income..................................        --             --            8.1             --               8.1
Interest income (expense):
 Interest expense.............................     (47.0)         (53.8)         (10.7)          65.9             (45.6)
 Interest income..............................      59.3            7.4            0.9          (65.9)              1.7
 Other financial costs........................      (6.2)          (4.2)            --             --             (10.4)
                                                  ------      ---------        -------          -----          --------
                                                     6.1          (50.6)          (9.8)            --             (54.3)
                                                  ------      ---------        -------          -----          --------
Income (loss) from continuing
    operations before income taxes............       9.7           16.7           31.7             --              58.1
Income tax (provision) benefit................      (3.4)          (5.9)         (11.3)            --             (20.6)
                                                  ------      ---------        -------          -----          --------
Income (loss) from continuing operations......       6.3           10.8           20.4             --              37.5
Loss on disposal of discontinued..............        --           (6.8)            --             --              (6.8)
    operations (net of tax)...................        --          (32.7)            --             --             (32.7)
                                                  ------      ---------        -------          -----          --------
      Net income (loss).......................    $  6.3      $   (28.7)       $  20.4          $  --          $   (2.0)
                                                  ======      =========        =======          =====          ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)

                                                                YEAR ENDED DECEMBER 31, 2000
                                         -----------------------------------------------------------------------
                                                     GUARANTOR     NON-GUARANTOR
                                         ISSUER     SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS         TOTAL
                                         ------     ------------   -------------   ------------       ----------
Net Sales:
 Customers............................   $   --      $ 1,367.6        $ 794.5          $  --          $  2,162.1
 Intercompany.........................     39.9             --           26.5          (66.4)                 --
                                         ------      ---------        -------          -----          ----------
                                           39.9        1,367.6          821.0          (66.4)            2,162.1
Cost of sales.........................       --        1,190.2          746.6          (66.4)            1,870.4
                                         ------      ---------        -------          -----          ----------
Gross profit..........................     39.9          177.4           74.4             --               291.7
Selling, general and administrative
    expenses..........................     36.3          118.9          102.4             --               257.6
                                         ------      ---------        -------          -----          ----------
Operating income......................      3.6           58.5          (28.0)            --                34.1
Interest income (expense):
 Interest expense.....................    (53.4)         (71.7)         (15.5)          78.3               (62.3)
 Interest income......................     68.3           11.4            1.1          (78.3)                2.5
 Other financial costs................     (3.3)            --             --             --                (3.3)
                                         ------      ---------        -------          -----          ----------
                                           11.6          (60.3)         (14.4)            --               (63.1)
                                         ------      ---------        -------          -----          ----------

Income (loss) from continuing
    operations before income taxes....     15.2           (1.8)         (42.4)            --               (29.0)
Income tax (provision) benefit........     (5.4)           0.6           15.1             --                10.3
                                         ------      ---------        -------          -----          ----------
Income (loss) from continuing operations    9.8           (1.2)         (27.3)            --               (18.7)
Loss from operations of discontinued
    operations (net of tax)...........       --           (7.7)            --             --                (7.7)
                                         ------      ---------        -------          -----          ----------
      Net income (loss)...............   $  9.8      $    (8.9)       $ (27.3)         $  --          $    (26.4)
                                         ======      =========        =======          =====          ==========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS
                                  (IN MILLIONS)

                                                                        DECEMBER 31, 2002
                                               --------------------------------------------------------------------
                                                           GUARANTOR      NON-GUARANTOR
                                               ISSUER     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                               ------     ------------    ------------    ------------       ------
ASSETS

Current assets:
   Cash...................................     $   --      $     8.1        $  21.0         $    --          $ 29.1
   Receivables, net of allowances.........         --            7.4           98.5              --           105.9
   Retained interest in accounts
     receivable...........................         --           84.8             --              --            84.8
   Inventories............................         --          149.5          108.8              --           258.3
   Deferred income taxes..................         --           12.2             --              --            12.2
   Prepaid expenses and other.............        1.3           40.4            0.9              --            42.6
                                               ------      ---------        -------         -------          ------
     Total current assets.................        1.3          302.4          229.2              --           532.9
Property, plant and equipment, net........        0.5          249.9           72.9              --           323.3
Deferred income taxes.....................       (3.6)          78.1           (6.2)             --            68.3
Intercompany accounts.....................      451.8             --           24.3          (476.1)             --
Investment in subsidiaries................       33.8          345.2             --          (379.0)             --
Other non-current assets..................        8.8           38.9            1.1              --            48.8
                                               ------      ---------        -------         -------          ------
     Total assets.........................     $492.6      $ 1,014.5        $ 321.3         $(855.1)         $973.3
                                               ======      =========        =======         =======          ======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable.........................     $   --      $   112.2        $ 129.9         $    --          $242.1
 Accrued liabilities......................        5.6           77.4           16.2              --            99.2
 Current portion of long-term debt........         --           13.0           27.8              --            40.8
                                               ------      ---------        -------         -------          ------
    Total current liabilities.............        5.6          202.6          173.9              --           382.1
Long-term debt............................      304.1           77.4           29.6              --           411.1
Deferred income taxes.....................         --            1.9            0.2              --             2.1
Intercompany accounts.....................         --          476.1             --          (476.1)             --
Other liabilities.........................       32.9           78.2            6.0              --           117.1
    Total liabilities.....................      342.6          836.2          209.7          (476.1)          912.4
Total shareholders' equity................      150.0          178.3          111.6          (379.0)           60.9
                                               ------      ---------        -------         -------          ------
Total liability and shareholders' equity..     $492.6      $ 1,014.5        $ 321.3         $(855.1)         $973.3
                                               ======      =========        =======         =======          ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS
                                  (IN MILLIONS)

                                                                              DECEMBER 31, 2001
                                                  -------------------------------------------------------------------
                                                             GUARANTOR       NON-GUARANTOR
                                                  ISSUER    SUBSIDIARIES      SUBSIDIARIES   ELIMINATIONS     TOTAL
                                                  ------     ---------        ------------   ------------     ------
ASSETS

Current assets:
   Cash......................................     $   --     $     6.8           $  9.8        $    --       $   16.6
   Receivables, net of allowances............         --          17.4             88.4             --          105.8
   Retained interest in accounts
    receivable...............................         --          83.1               --             --           83.1
   Inventories...............................         --         221.8             93.6             --          315.4
   Deferred income taxes.....................         --          27.5               --             --           27.5
   Prepaid expenses and other................        3.2          20.0              0.7             --           23.9
                                                  ------     ---------           ------        -------       --------
     Total current assets....................        3.2         376.6            192.5             --          572.3
Property, plant and equipment, net...........        0.4         277.1             43.4             --          320.9
Deferred income taxes........................       (3.4)         71.0             (2.6)            --           65.0
Intercompany accounts........................      444.9            --             33.8         (478.7)            --
Investment in subsidiaries...................       33.9         345.3               --         (379.2)            --
Other non-current assets.....................       11.2          33.6              2.3             --           47.1
                                                  ------     ---------           ------        -------       --------
     Total assets............................     $490.2     $ 1,103.6           $269.4        $(857.9)      $1,005.3
                                                  ======     =========           ======        =======       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable............................     $   --     $   137.5           $111.9        $    --       $  249.4
 Accrued liabilities.........................        7.5          96.2              9.9             --          113.6
 Current portion of long-term debt...........         --          17.9             21.5             --           39.4
                                                  ------     ---------           ------        -------       --------
    Total current liabilities................        7.5         251.6            143.3             --          402.4
Long-term debt...............................      304.3          84.7             32.0             --          421.0
Deferred income taxes........................         --           0.7              2.2             --            2.9
Intercompany accounts........................         --         478.7               --         (478.7)            --
Other liabilities............................       32.9          30.5             10.7             --           74.1
                                                  ------     ---------           ------        -------       --------
    Total liabilities........................      344.7         846.2            188.2         (478.7)         900.4
Total shareholders' equity...................      145.5         257.4             81.2         (379.2)         104.9
                                                  ------     ---------           ------        -------       --------
Total liability and shareholders' equity.....     $490.2     $ 1,103.6           $269.4        $(857.9)      $1,005.3
                                                  ======     =========           ======        =======       ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                      SUPPLEMENTAL CONSOLIDATING CASH FLOWS
                                  (IN MILLIONS)

                                                                           YEAR ENDED DECEMBER 31, 2002
                                                       ---------------------------------------------------------------------
                                                                  GUARANTOR      NON-GUARANTOR
                                                       ISSUER    SUBSIDIARIES     SUBSIDIARIES       ELIMINATIONS     TOTAL
                                                       ------    ------------    -------------       ------------    -------
Cash flows of operating activities:
  Net income (loss)................................    $  7.0      $ (50.2)           $19.2              $ --        $ (24.0)
  Adjustment to reconcile net loss to net
    cash provided by operating activities:
    Depreciation and amortization..................       1.1         29.0              0.5                --           30.6
    Deferred income taxes..........................       0.2         12.7              1.5                --           14.4
    (Gain) loss on sale of business................        --          1.7               --                --            1.7
  Changes in operating assets and
    liabilities, net of effect of
    acquisitions and divestitures:
    (Increase) decrease in receivables.............        --          7.0              8.1                --           15.1
    (Increase) decrease in inventories.............        --         65.8             (4.3)               --           61.5
    (Increase) decrease in other assets............       4.4        (13.4)             1.0                --           (8.0)
    Increase (decrease) in accounts
      payable, accrued and other liabilities.......      (2.8)       (19.1)           (12.1)               --          (34.0)
                                                       ------      -------            -----              ----        -------
    Net cash flows of operating activities.........       9.9         33.5             13.9                --           57.3
                                                       ------      -------            -----              ----        -------

Cash flows of investing activities:
  Capital expenditures.............................      (0.2)       (17.3)           (13.9)               --          (31.4)
  Proceeds from sale of businesses, net of
    cash sold......................................        --          1.7               --                --            1.7
  Proceeds from properties sold....................        --          1.2              0.4                --            1.6
  Other, net.......................................        --         (0.5)              --                --           (0.5)
                                                       ------      -------            -----              ----        -------
    Net cash flows of investing
     activities....................................      (0.2)       (14.9)           (13.5)               --          (28.6)
                                                       ------      -------            -----              ----        -------

Cash flows of financing activities:
  Dividends paid...................................      (5.0)          --               --                --           (5.0)
  Intercompany accounts............................      (6.9)        (2.6)             9.5                --             --
  Net changes in revolving credit borrowings.......       0.5         (2.7)              --                --           (2.2)
  Net change in other debt.........................        --          3.5              0.5                --            4.0
  Repayment of long-term debt......................      (0.7)       (15.5)             0.8                --          (15.4)
  Proceeds from exercise of stock options..........       2.4           --               --                --            2.4
                                                       ------      -------            -----              ----        -------
    Net cash flows of financing activities.........      (9.7)       (17.3)            10.8                --          (16.2)
                                                       ------      -------            -----              ----        -------

Increase (decrease) in cash........................        --          1.3             11.2                --           12.5
Cash - beginning of period.........................        --          6.8              9.8                --           16.6
                                                       ------      -------            -----              ----        -------
Cash - end of period...............................    $   --      $   8.1            $21.0              $ --        $  29.1
                                                       ======      =======            =====              ====        =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                      SUPPLEMENTAL CONSOLIDATING CASH FLOWS
                                  (IN MILLIONS)

                                                                            YEAR ENDED DECEMBER 31, 2001
                                                        ------------------------------------------------------------------------
                                                                       GUARANTOR      NON-GUARANTOR
                                                         ISSUER       SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS       TOTAL
                                                         ------       ------------    -------------    ------------      -------
Cash flows of operating activities:
  Net income (loss)..............................        $  6.3         $ (28.7)         $  20.4         $     --        $  (2.0)
  Adjustment to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization................           2.4            32.2              0.4               --           35.0
    Foreign currency translation adjustment......            --              --             (8.5)              --           (8.5)
    Deferred income taxes........................          (2.1)          (42.3)            27.7               --          (16.7)
    (Gain) loss on sale of business..............            --           (18.3)              --               --          (18.3)
  Changes in operating assets and liabilities,
    net of effect of acquisitions and
    divestitures:
    Sale of receivables, net of transaction
        costs paid at closing....................            --           145.0               --               --          145.0
    (Increase) decrease in receivables...........            --            16.9             (0.3)              --           16.6
    (Increase) decrease in inventories...........            --            35.7              1.6               --           37.3
    (Increase) decrease in other assets..........           4.3            (3.4)             3.0               --            3.9
    Increase (decrease) in accounts payable,
        accrued and other liabilities............         (11.7)          (69.7)           (27.7)              --         (109.1)
                                                         ------         -------          -------         --------        -------
    Net cash flows of operating activities.......          (0.8)           67.4             16.6               --           83.2
                                                         ------         -------          -------         --------        -------

Cash flows of investing activities:
   Capital expenditures..........................            --           (41.3)           (13.6)              --          (54.9)
   Proceeds from sale of businesses, net of cash
       sold......................................            --           141.8               --               --          141.8
   Proceeds from properties sold.................            --            (0.2)             6.9               --            6.7
   Other, net....................................            --            (1.7)              --               --           (1.7)
                                                         ------         -------          -------         --------        -------
     Net cash flows of investing activities .....            --            98.6             (6.7)              --           91.9
                                                         ------         -------          -------         --------        -------

Cash flows of financing activities:
 Dividends paid..................................          (6.6)             --               --               --           (6.6)
 Intercompany accounts...........................          43.8           (70.1)            26.3               --             --
 Net changes in revolving credit borrowings......          36.9            (3.7)              --               --           33.2
 Net change in other debt........................            --            (0.3)             3.5               --            3.2
 Repayment of long-term debt.....................         (73.2)          (94.8)           (41.4)              --         (209.4)
 Acquisition of treasury stock...................          (2.2)             --               --               --           (2.2)
 Proceeds from exercise of stock options.........           2.1              --               --                             2.1
                                                         ------         -------          -------         --------        -------
     Net cash flows of financing activities......           0.8          (168.9)           (11.6)              --         (179.7)
                                                         ------         -------          -------         --------        -------

Increase (decrease) in cash......................            --            (2.9)            (1.7)              --           (4.6)
Cash - beginning of period.......................            --             9.7             11.5               --           21.2
                                                         ------         -------          -------         --------        -------
Cash - end of period.............................        $   --         $   6.8          $   9.8         $     --        $  16.6
                                                         ======         =======          =======         ========        =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                 SUPPLEMENTAL CONDENSED CONSOLIDATING CASH FLOWS
                                  (IN MILLIONS)

                                                                          YEAR ENDED DECEMBER 31, 2000
                                                    --------------------------------------------------------------------------
                                                                 GUARANTOR      NON-GUARANTOR
                                                    ISSUER      SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS           TOTAL
                                                    ------      ------------    -------------    ------------          -------
Cash flows of operating activities:
  Net income (loss).............................    $  9.8        $  (8.9)         $ (27.3)          $  --             $ (26.4)
  Adjustment to reconcile net loss to net
    cash provided by operating activities:
    Depreciation and amortization...............       3.2           36.1             16.7              --                56.0
    Deferred income taxes.......................       5.4            3.4             (9.6)             --                (0.8)
  Changes in operating assets and liabilities,
    net of effect of acquisitions and
    divestitures:
    (Increase) decrease in receivables..........        --          (11.7)           (22.3)             --               (34.0)
    (Increase) decrease in inventories..........        --           (4.8)           (47.3)             --               (52.1)
    (Increase) decrease in other assets.........       4.9           11.1            (16.3)             --                (0.3)
    Increase (decrease) in accounts payable,
        accrued and other liabilities...........      24.4          (12.8)            62.1              --                73.7
                                                    ------        -------          -------           -----             -------
    Net cash flows of operating activities......      47.7           12.4            (44.0)             --                16.1
                                                    ------        -------          -------           -----             -------

Cash flows of investing activities:                     --          (26.6)           (29.4)             --               (56.0)
  Capital expenditures..........................        --          (19.0)              --              --               (19.0)
  Proceeds from sale of businesses, net of
      cash sold.................................        --          158.1               --              --               158.1
  Proceeds from properties sold.................        --            0.6              0.2              --                 0.8
  Other, net....................................        --           (1.0)              --              --                (1.0)
                                                    ------        -------          -------           -----             -------
    Net cash flows of investing activities......        --          112.1            (29.2)             --                82.9
                                                    ------        -------          -------           -----             -------

Cash flows of financing activities:
 Dividends paid.................................      (6.7)            --               --                                (6.7)
 Intercompany accounts..........................       1.1         (101.8)           100.7              --                  --
 Net changes in revolving credit borrowings.....      20.5           26.7               --              --                47.2
 Net change in other debt.......................        --           (0.2)           (13.9)             --               (14.1)
 Issuance of long-term debt.....................        --            7.4               --              --                 7.4
 Repayment of long-term debt....................     (69.4)         (49.9)           (20.2)             --              (139.5)
 Acquisition of treasury stock..................     (10.1)            --               --              --               (10.1)
 Proceeds from exercise of stock options........        --             --               --              --                  --
                                                    ------        -------          -------           -----             -------
    Net cash flows of financing activities......     (64.6)        (117.8)            66.6              --              (115.8)
                                                    ------        -------          -------           -----             -------

Increase (decrease) in cash.....................     (16.9)           6.7             (6.6)             --               (16.8)
Cash - beginning of period......................      16.9            3.0             18.1              --                38.0
                                                    ------        -------          -------           -----             -------
Cash - end of period............................    $   --        $   9.7          $  11.5           $  --             $  21.2
                                                    ======        =======          =======           =====             =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                  SEPTEMBER 30,
                                                             -------------------           ----------------------
                                                              2003         2002              2003          2002
                                                             ------       ------           --------      --------
Net sales...............................................     $382.5       $347.4           $1,133.1      $1,102.5
Cost of sales...........................................      337.1        309.8              998.7         972.1
                                                             ------       ------           --------      --------
Gross profit............................................       45.4         37.6              134.4         130.4
Selling, general and administrative expenses............       31.9         33.5               93.6         116.2
                                                             ------       ------           --------      --------
Operating income........................................       13.5          4.1               40.8          14.2
Interest income (expense):
   Interest expense.....................................      (10.4)       (10.5)             (33.1)        (31.9)
   Interest income......................................        0.1          0.2                0.3           0.8
                                                             ------       ------           --------      --------
                                                              (10.3)       (10.3)             (32.8)        (31.1)
                                                             ------       ------           --------      --------

Income (loss) from continuing operations before
   income taxes.........................................        3.2         (6.2)               8.0         (16.9)
Income tax (provision) benefit..........................       (1.1)         2.2               (2.8)          6.0
                                                             ------       ------           --------      --------
Income (loss) from continuing operations................        2.1         (4.0)               5.2         (10.9)
Loss on disposal of discontinued operations (net of tax)         --           --                 --          (3.9)
                                                             ------       ------           --------      --------
Net income (loss).......................................     $  2.1       $ (4.0)          $    5.2      $  (14.8)
                                                             ======       ======           ========      ========

EPS of Continuing Operations
----------------------------

Earnings (loss) per common share........................     $ 0.06       $(0.12)          $   0.16      $  (0.33)
                                                             ======       ======           ========      ========
Weighted average common shares..........................       33.1         33.1               33.1          33.0
                                                             ======       ======           ========      ========
Earnings (loss) per common share-assuming dilution......     $ 0.06       $(0.12)          $   0.16      $  (0.33)
                                                             ======       ======           ========      ========
Weighted average common shares-assuming dilution........       33.6         33.1               33.4          33.0
                                                             ======       ======           ========      ========

EPS of Discontinued Operations
------------------------------

Loss per common share...................................     $   --       $   --           $     --      $  (0.12)
                                                             ======       ======           ========      ========
Loss per common share - assuming dilution...............     $   --       $   --           $     --      $  (0.12)
                                                             ======       ======           ========      ========

EPS of Total Company
--------------------

Earnings (loss) per common share........................     $ 0.06       $(0.12)          $   0.16      $  (0.45)
                                                             ======       ======           ========      ========
Earnings (loss) per common share--assuming dilution.....     $ 0.06       $(0.12)          $   0.16      $  (0.45)
                                                             ======       ======           ========      ========

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                                       2003            2002
                                                                                   -------------   ------------
                                                                                   (UNAUDITED)
ASSETS
Current Assets:
    Cash ........................................................................    $   24.2        $   29.1
    Receivables, net of allowances of $14.3 million at September 30, 2003
       and $11.6 million at December 31, 2002 ...................................       141.4           105.9
    Retained interest in accounts receivable ....................................        80.9            84.8
    Inventories .................................................................       247.0           258.3
    Deferred income taxes .......................................................        12.3            12.2
    Prepaid expenses and other ..................................................        24.6            42.6
                                                                                     --------        --------
        Total current assets ....................................................       530.4           532.9
Property, plant and equipment, net ..............................................       326.8           323.3
Deferred income taxes ...........................................................        74.7            68.3
Other non-current assets ........................................................        46.0            48.8
                                                                                     --------        --------
        Total assets ............................................................    $  977.9        $  973.3
                                                                                     ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable ............................................................    $  260.0        $  242.1
    Accrued liabilities .........................................................       103.5            99.2
    Current portion of long-term debt ...........................................        33.5            40.8
                                                                                     --------        --------
        Total current liabilities ...............................................       397.0           382.1
Long-term debt ..................................................................       370.5           411.1
Deferred income taxes ...........................................................         2.7             2.1
Other liabilities ...............................................................       124.1           117.1
                                                                                     --------        --------
        Total liabilities .......................................................       894.3           912.4
                                                                                     --------        --------

Shareholders' Equity:
    Common stock, $0.01 par value:
        Issued and outstanding shares:
             September 30, 2003 - 33,083,028 (net of 4,828,225 treasury shares)
             December 31, 2002 - 33,135,002 (net of 4,754,425 treasury shares)...         0.4             0.4
    Additional paid-in capital ..................................................       100.2           100.0
    Treasury stock ..............................................................       (50.4)          (50.0)
    Retained earnings ...........................................................        65.1            59.9
    Accumulated other comprehensive loss ........................................       (28.4)          (44.6)
    Other shareholders' equity ..................................................        (3.3)           (4.8)
                                                                                     --------        --------
             Total shareholders' equity .........................................        83.6            60.9
                                                                                     --------        --------
    Total liabilities and shareholders' equity ..................................    $  977.9        $  973.3
                                                                                     ========        ========

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN MILLIONS, UNAUDITED)

                                                                                         NINE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                        ------------------
                                                                                         2003       2002
                                                                                        -------    -------
Cash flows of operating activities:
    Net income (loss) .............................................................     $   5.2    $ (14.8)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
      Depreciation and amortization ...............................................        23.2       22.8
      Deferred income taxes .......................................................        (5.8)      20.0
      Loss on sale of property and business .......................................         0.4        1.7
      Changes in operating assets and liabilities:
          (Increase) decrease in receivables ......................................       (16.9)      17.8
          Decrease in inventories .................................................        22.2       28.3
          Decrease in other assets ................................................        19.5        3.4
          Increase (decrease) in accounts payable, accrued and other liabilities...        10.4       (3.3)
                                                                                        -------    -------
          Net cash flows of operating activities ..................................        58.2       75.9
                                                                                        -------    -------

Cash flows of investing activities:
    Proceeds from properties sold .................................................         1.9        0.5
    Proceeds from sale of business, net of cash sold ..............................          --        1.7
    Capital expenditures ..........................................................       (11.8)     (22.8)
    Repayment of loans from shareholders ..........................................         1.0         --
    Other, net ....................................................................        (1.3)      (0.8)
                                                                                        -------    -------
          Net cash flows of investing activities ..................................       (10.2)     (21.4)
                                                                                        -------    -------

Cash flows of financing activities:
    Dividends paid ................................................................          --       (5.0)
    Net change in revolving credit borrowings .....................................       (13.3)     (36.1)
    Net change in other debt ......................................................       (25.5)      (0.1)
    Repayment of long-term debt ...................................................       (14.1)      (9.0)
    Proceeds from exercise of stock options .......................................          --        2.4
                                                                                        -------    -------
          Net cash flows of financing activities ..................................       (52.9)     (47.8)
                                                                                        -------    -------

Increase (decrease) in cash .......................................................        (4.9)       6.7
Cash-beginning of period ..........................................................        29.1       16.6
                                                                                        -------    -------
Cash-end of period ................................................................     $  24.2    $  23.3
                                                                                        =======    =======

SUPPLEMENTAL INFORMATION

Cash paid (received) during the period for:
    Income tax refunds, net .......................................................     $ (13.3)   $ (32.8)
                                                                                        =======    =======
    Interest paid .................................................................     $  26.0    $  30.5
                                                                                        =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       (IN MILLIONS, EXCEPT SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                         ACCUMULATED
                                        COMMON STOCK     ADDITIONAL                         OTHER          OTHER
                                     ------------------   PAID-IN    TREASURY  RETAINED  COMPREHENSIVE  SHAREHOLDERS'
                                       SHARES    AMOUNT   CAPITAL     STOCK    EARNINGS  INCOME (LOSS)     EQUITY       TOTAL
                                     ----------  ------  ----------  --------  --------  -------------  -------------  -------
Balance, December 31, 2001.........  32,838,227  $  0.4  $    96.4   $ (50.0)  $  88.9     $  (25.7)       $( 5.1)     $ 104.9
   Comprehensive loss:
    Net loss.......................                                              (14.8)                                  (14.8)
    Foreign currency
     translation adjustment........                                                             5.0                        5.0
    Change in fair value of
     financial instruments,
     net of tax....................                                                            (1.4)                      (1.4)
                                                                                                                       -------
   Comprehensive loss..............                                                                                      (11.2)
    Dividends......................                                               (5.0)                                   (5.0)
    Amortization of restricted
     stock and other...............                            0.6                                            0.1          0.7
    Exercise of stock options......     265,359                2.4                                                         2.4
    Other..........................      27,545                0.2                                            0.1          0.3
                                     ----------  ------  ---------   -------   -------     --------        ------      -------
Balance, September 30, 2002........  33,131,131  $  0.4  $    99.6   $ (50.0)  $  69.1     $  (22.1)       $ (4.9)     $  92.1
                                     ==========  ======  =========   =======   =======     ========        ======      =======

Balance, December 31, 2002.........  33,135,002  $  0.4  $   100.0   $ (50.0)  $  59.9     $  (44.6)       $ (4.8)     $  60.9
   Comprehensive income:
    Net income.....................                                                5.2                                     5.2
    Foreign currency translation
     adjustment....................                                                            15.2                       15.2
    Change in fair value of
     financial instruments, net
     of tax........................                                                             1.0                        1.0
                                                                                                                       -------
   Comprehensive income............                                                                                       21.4
   Amortization of restricted
      stock and other..............                            0.4                                            0.1          0.5
   Repayment of loans from
      shareholders.................     (74,177)              (0.4)     (0.4)                                 1.5          0.7
    Other..........................      22,203                0.2                                           (0.1)         0.1
                                     ----------  ------  ---------   -------   -------     --------        ------      -------
Balance, September 30, 2003........  33,083,028  $  0.4  $   100.2   $ (50.4)  $  65.1     $  (28.4)       $ (3.3)     $  83.6
                                     ==========  ======  =========   =======   =======     ========        ======      =======

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of General Cable Corporation and its wholly-owned subsidiaries. Investments in 50% or less owned joint ventures are accounted for under the equity method of accounting. Other non-current assets included an investment in joint ventures of $3.8 million at September 30, 2003 and December 31, 2002. All transactions and balances among the consolidated companies have been eliminated. Certain reclassifications have been made to the prior year to conform to the current year's presentation.

BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements of General Cable Corporation and Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the three and nine months ended September 30, 2003 are not necessarily indicative of results that may be expected for the full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto in General Cable's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2003.

REVENUE RECOGNITION

         Revenue is recognized when goods are shipped and title passes to the customer.

EARNINGS PER SHARE

         Earnings per common share are computed based on the weighted average number of common shares outstanding. Earnings per common share-assuming dilution are computed based on the weighted average number of common shares outstanding and the dilutive effect of stock options and restricted stock units outstanding.

INVENTORIES

         Inventories are stated at the lower of cost or market value. The Company determines whether a lower of cost or market provision is required on a quarterly basis by computing whether inventory on hand, on a last-in first-out
(LIFO) basis, can be sold at a profit based upon current selling prices less variable selling costs. No provision was required for the first nine months of 2003 or 2002. In the event that a provision is required in some future period, the Company will determine the amount of the provision by writing down the value of the inventory to the level where its sales, using current selling prices less variable selling costs, will result in a profit.

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Costs assigned to property, plant and equipment relating to acquisitions are based on estimated fair values at the date of acquisition. Depreciation is provided using the straight-line method over the estimated useful lives of the assets: new buildings, from 15 to 50 years; and machinery, equipment and office furnishings, from 3 to 15 years. Leasehold improvements are depreciated over the life of the lease.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

FORWARD PRICING AGREEMENTS FOR PURCHASES OF COPPER AND ALUMINUM

         In the normal course of business, General Cable enters into forward pricing agreements for purchases of copper and aluminum to match certain sale transactions. General Cable expects to recover the cost of copper and aluminum under these agreements as a result of firm sales price commitments with customers.

USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

         General Cable sells a broad range of products primarily throughout the United States, Canada, Europe and Asia Pacific. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers, including members of buying groups, composing General Cable's customer base. Ongoing credit evaluations of customers' financial condition are performed, and generally, no collateral is required. General Cable maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. Certain subsidiaries also maintain credit insurance for certain customer balances.

DERIVATIVE FINANCIAL INSTRUMENTS

         Derivative financial instruments are utilized to manage interest rates, commodity and foreign currency risk. General Cable does not hold or issue derivative financial instruments for trading purposes.

         Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting For Derivative Instruments and Hedging Activities," as amended, requires that all derivatives be recorded on the balance sheet at fair value. Accounting for changes in the fair value of the derivative depends on the intended use of the derivative and whether it qualifies for hedge accounting.

         SFAS No. 133, as applied to General Cable's risk management strategies, may increase or decrease reported net income and shareholders' equity prospectively depending on changes in interest rates and other variables affecting the fair value of derivative instruments and hedged items, but will have no effect on cash flows or economic risk. See further discussion in Note 8.

         Foreign currency and commodity contracts are used to hedge future sales and purchase commitments. Unrealized gains and losses on such contracts are recorded in other comprehensive income until the underlying transaction occurs and is recorded in the income statement at which point such amounts included in other comprehensive income are recorded into income which generally will occur over periods less than one year.

ACCOUNTS RECEIVABLE SECURITIZATION

         The Company accounts for the securitization of accounts receivable in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." The securitization provides for certain domestic trade receivables to be sold to a wholly owned, special purpose, bankruptcy-remote subsidiary without recourse. This subsidiary in turn transfers the receivables to a trust which has issued floating rate five year certificates. At the time the receivables are sold, the balances are removed from the Consolidated Balance Sheet. Costs associated with the transaction, primarily related to the discount, are included in interest income (expense) in the Consolidated Statement of Operations. At September 30, 2003 and December 31, 2002 the Company's retained interest in accounts receivable and off balance sheet debt, net of cash held in the trust was $80.9 million and $72.8 million; and $84.8 million and $48.5 million, respectively. See further discussion in Note 4.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

STOCK-BASED COMPENSATION

         SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. General Cable has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. No compensation cost for stock options is reflected in net income, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                                           ------------------          -----------------
                                                                            2003        2002           2003        2002
                                                                           ------      ------          -----      ------
Net income (loss) as reported.........................................      $ 2.1      $ (4.0)         $ 5.2      $(14.8)
Deduct: Total stock-based employee compensation expense under
fair value based method for all awards, net of related tax effects....        0.5         0.5            1.2         1.3
                                                                            -----      ------          -----      ------

Pro forma net income (loss)...........................................      $ 1.6      $ (4.5)         $ 4.0      $(16.1)
                                                                            =====      ======          =====      ======
Earnings (loss) per share:
 Basic -.as reported..................................................      $0.06      $(0.12)         $0.16      $(0.45)
 Basic -.pro forma....................................................      $0.05      $(0.14)         $0.12      $(0.49)
 Diluted.- as reported................................................      $0.06      $(0.12)         $0.16      $(0.45)
 Diluted.- pro forma..................................................      $0.05      $(0.14)         $0.12      $(0.49)

NEW STANDARDS

         In December 2002, SFAS No. 148 "Accounting for Stock-Based Compensation
- Transition and Disclosure - an amendment of FASB No. 123" was issued. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires additional disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. General Cable has elected to not implement the voluntary change to the fair value based method of accounting for stock-based employee compensation, however, the disclosure requirements have been implemented as required.

         In November 2002, FASB Interpretation (FIN) No. 45 "Guarantor's Accounting Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 requires that as a company issues a guarantee, it must recognize a liability for the fair value of the obligations it assumes under that guarantee. Application of FIN 45 is required for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 has not had a material affect on the Company's financial position, results of operations or cash flows.

         In January 2003, FIN No. 46 "Consolidation of Variable Interest Entities" was issued. FIN 46 is intended to achieve more consistent application of consolidation policies to variable interest entities. FIN 46 applies immediately to all variable interest entities created after January 31, 2003. As directed by FASB Staff Position No. FIN 46-6, the effective date for variable interest entities acquired or created before February 1, 2003 is deferred until December 31, 2003. The adoption of FIN 46 is not expected to have a material affect on the Company's financial position, results of operations or cash flows.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

         In April 2003, SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued. This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 has not had material affect on the Company's financial position, results of operations or cash flows.

         In May 2003, SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 has not had a material affect on the Company's financial position, results of operations or cash flows.

2. ACQUISITIONS AND DIVESTITURES

         In March 2001, the Company sold the shares of its Pyrotenax business unit to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd., for $60 million, subject to closing adjustments. The business unit, with operations in Canada and the United Kingdom, principally produced mineral insulated high-temperature cables. During the second quarter of 2002, the final post-closing adjusted purchase price was agreed and resulted in a payment to Tyco International, Ltd. of approximately $2 million during the third quarter of 2002. This payment plus other costs associated with settling the final purchase price was equal to the amount provided for in the Company's balance sheet. The proceeds from the transaction were used to reduce the Company's debt.

         During the second quarter of 2002, General Cable formed a joint venture company to manufacture and market fiber optic cables. General Cable contributed assets, primarily inventory and machinery and equipment, to a subsidiary company which was then contributed to the joint venture in exchange for a $10.2 million note receivable which resulted in a $5.6 million deferred gain on the transaction. The Company will recognize the gain as the note is repaid. At September 30, 2003 and December 31, 2002, other non-current assets included an investment in the joint venture of $3.8 million. The September 30, 2003 and December 31, 2002 balance sheets included a $10.2 million note receivable from the joint venture in other non-current assets and a deferred gain from the initial joint venture formation of $5.6 million in other liabilities.

3. DISCONTINUED OPERATIONS

         During the second quarter of 2002, the Company recorded a $6.0 million pre-tax loss on disposal of discontinued operations. The components of this charge principally related to an estimated lower net realizable value for real estate remaining from the Company's former building wire business unit, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs.

4. ACCOUNTS RECEIVABLE ASSET BACKED SECURITIZATION

         In May 2001, the Company completed an Accounts Receivable Asset Backed Securitization Financing transaction ("Securitization Financing"). The Securitization Financing provides for certain domestic trade receivables to be transferred to a wholly-owned, special purpose bankruptcy-remote subsidiary without recourse. This subsidiary in turn transferred the receivables to a trust, which issued, via a private placement, floating rate five-year certificates in an initial amount of $145 million. In addition, a variable certificate component of up to $45 million for seasonal borrowings was also established as a part of the Securitization Financing. This variable certificate component will fluctuate based on the amount of eligible receivables. As a result of the building wire asset sale and the exit from the retail cordsets business, the Securitization Financing program was downsized to $80 million in the first quarter of 2002, through the repayment of a portion of the outstanding certificates. The repayment of the certificates was funded by the collection of the outstanding building wire and retail cordsets accounts receivable. The $45 million seasonal borrowing component was unaffected.

         Transfers of receivables under this program are treated as a sale and result in a reduction of total accounts receivable reported on the Company's consolidated balance sheet. The Company continues to service the transferred receivables and receives annual servicing fees from the special purpose subsidiary of approximately 1% of the average receivable balance. The market cost of servicing the receivables offsets the servicing fee income and results

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4. ACCOUNTS RECEIVABLE ASSET BACKED SECURITIZATION - (CONTINUED)

in a servicing asset equal to zero. The Company's retained interest in the receivables are carried at their fair value which is estimated as the net realizable value. The net realizable value considers the relatively short liquidation period and an estimated provision for credit losses. The provision for credit losses is determined based on specific identification of uncollectible accounts and the application of historical collection percentages by aging category. The receivables are not subject to prepayment risk. The key assumptions used in measuring the fair value of retained interests at the time of securitization were receivables days sales outstanding of 54 and interest rates on LIBOR based borrowings of 4.92%. At September 30, 2003 and December 31, 2002, key assumptions were receivables days outstanding of 52 and 49, respectively, and interest rates on LIBOR based borrowings of 1.7% and 2.0%, respectively.

         At September 30, 2003 and December 31, 2002, the Company's retained interest in accounts receivable and off balance sheet financing, net of cash held in the trust, was $80.9 million and $72.8 million; and $84.8 million and $48.5 million, respectively. The effective interest rate in the Securitization Financing was approximately 1.7% at September 30, 2003 and 2.0% at December 31, 2002.

5. INVENTORIES

         Inventories consisted of the following (in millions):

                                                                   SEPTEMBER 30,     DECEMBER 31,
                                                                        2003             2002
                                                                   -------------   --------------
Raw materials...................................................     $   24.1         $     26.1
Work in process.................................................         33.3               33.2
Finished goods..................................................        189.6              199.0
                                                                     --------         ----------
 Total..........................................................     $  247.0         $    258.3
                                                                     ========         ==========

         At September 30, 2003 and December 31, 2002, $201.5 million and $214.3 million, respectively, of inventories were valued using the LIFO method. Approximate replacement cost of inventories valued using the LIFO method totaled $196.8 million at September 30, 2003 and $198.1 million at December 31, 2002. If in some future period, the Company were not able to recover the LIFO value of its inventory at a profit when replacement costs were lower than the LIFO value of the inventory, the Company would be required to take a charge to recognize in its income statement all or a portion of the higher LIFO value of the inventory. In 2002, the Company recorded a $2.5 million charge ($1.4 million in the third quarter and $1.1 million in the fourth quarter of 2002) for the liquidation of LIFO inventory in North America as the Company significantly reduced its inventory levels. The Company has further reduced inventory quantities during the third quarter of 2003 and as a result has recorded a $0.8 million charge. The Company expects to further reduce inventory quantities in the fourth quarter of 2003 which is expected to result in an additional LIFO liquidation charge. The LIFO liquidation charge will adversely affect margins, however, the amount of the charge to be incurred in the fourth quarter of 2003 will be dependent upon the quantity of the inventory reduction for the year and the market price of the metals during the period the inventory liquidation occurred.

6. RESTRUCTURING CHARGES

         During 2001 and 2002, provisions were recorded for various restructuring activities. These provisions related to costs for the closure of manufacturing facilities, worldwide headcount reductions, the elimination of regional distribution centers and certain other costs. The balance of these accrued restructuring costs were $15.2 million at December 31, 2002. During the first nine months of 2003 an additional $1.7 million provision for severance costs related to cost cutting efforts in Europe was recorded. Restructuring provisions of $7.8 million were utilized during the first nine months of 2003.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

6. RESTRUCTURING CHARGES - (CONTINUED)

         Changes in accrued restructuring costs were as follows (in millions):

                                                            SEVERANCE            FACILITY
                                                           AND RELATED           CLOSING
                                                              COSTS               COSTS          TOTAL
                                                           -----------           --------        -----
         Balance - December 31, 2002....................      $ 4.4               $10.8          $15.2
          Provision.....................................        1.7                  --            1.7
          Utilization...................................       (3.1)               (4.7)          (7.8)
                                                              -----               -----          -----
         Balance - September 30, 2003...................      $ 3.0               $ 6.1          $ 9.1
                                                              =====               =====          =====

7. LONG-TERM DEBT

         Long-term debt consisted of the following (in millions):

                                                                            SEPTEMBER 30,       DECEMBER 31,
                                                                                2003                2002
                                                                            -------------       ------------
         Term loans....................................................       $  326.4             $337.4
         Revolving loans...............................................           64.9               78.2
         Other.........................................................           12.7               36.3
                                                                              --------             ------
                                                                                 404.0              451.9
         Less current maturities.......................................           33.5               40.8
                                                                              --------             ------
                                                                              $  370.5             $411.1
                                                                              ========             ======

         The Company's current credit facility was entered into in 1999 with one lead bank as administrative agent, and a syndicate of lenders. The facility, as amended and reduced by prepayments, consists of: 1) term loans in Dollars in an aggregate amount up to $297.5 million, 2) term loans in Dollars and foreign currencies in an aggregate amount up to $28.9 million and 3) revolving loans and letters of credit in Dollars and foreign currencies in an aggregate amount up to $200.0 million. Borrowings are secured by assets of the Company's North American operations and a portion of the stock of its non-North American subsidiaries and are also guaranteed by the Company's principal operating subsidiaries. The credit facility, as amended, restricts certain corporate acts and contains required financial ratios and other covenants.

         Loans under the credit facility bear interest, at the Company's option, at (i) a spread over LIBOR or (ii) a spread over the Alternate Base Rate, which is defined as the higher of (a) the agent's Prime Rate, (b) the secondary market rate for certificates of deposit (adjusted for reserve requirements) plus 1% or
(c) the Federal Funds Effective Rate plus 1/2 of 1%. A commitment fee accrues on the unused portion of the credit facility. The commitment fee is 50 basis points per annum and the spread over LIBOR on all loans under the facility ranges between 450 and 500 basis points per annum. Both the commitment fee and the spread over LIBOR are fixed for the life of the facility as a result of the October 2002 amendment (discussed below).

         In April 2002, the Company amended the credit facility to permit increased financial flexibility through March 2003. As a result of the amendment, the Company's spread over LIBOR increased by 25 basis points across all levels of its leverage-based pricing grid and a new leverage level was added to the pricing grid. One time fees and expenses associated with the amendment were $2.0 million and were being amortized over the one year period of the amendment.

         In October 2002, the Company further amended its credit facility through March 2004. The amendment substantially relaxed the Company's financial covenants primarily in response to the ongoing weakness in the Communications segment. Among other provisions, the amendment adjusted the size of the Company's revolving credit facility to $200 million from $250 million, added a new financial covenant tied to minimum quarterly earnings levels and established a contingent payment of approximately $5.5 million to lenders if the total facility commitments are not reduced by at least $100 million by December 15, 2003. As part of the amendment, the Company suspended its quarterly cash dividend of $0.05 per common share for the term of the amendment. One time costs of approximately $4 million were incurred for the amendment and are being amortized over the life of the

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. LONG-TERM DEBT - (CONTINUED)

amendment. The Company will also incur incremental annualized interest costs of approximately $4 million during the amendment period as a result of increased credit spreads. As a result of the completion of the October 2002 amendment, the Company recorded $1.1 million of other financial costs for the write-off of unamortized bank fees. Of the $1.1 million, $0.6 million related to fees paid in April 2002 for a prior amendment, the terms of which were substantially amended by the October amendment and $0.5 million was due to the reduction in borrowing capacity of the revolving portion of the credit facility.

         Future compliance with financial covenants will be dependent upon a number of factors, including overall economic activity, future conditions in the Company's principal end markets and the Company's future borrowing requirements.

         Scheduled repayments of the term loans began in December 2000 with final maturity in June 2007.

8. FINANCIAL INSTRUMENTS

         General Cable is exposed to various market risks, including changes in interest rates, foreign currency and commodity prices. To manage risk associated with the volatility of these natural business exposures, General Cable enters into interest rate, commodity and foreign currency derivative agreements as well as copper and aluminum forward purchase agreements. General Cable does not purchase or sell derivative instruments for trading purposes.

         General Cable has utilized interest rate swaps and interest rate collars to manage its interest expense exposure by fixing its interest rate on a portion of the Company's floating rate debt. Under the swap agreements, General Cable will typically pay a fixed rate while the counterparty pays to General Cable the difference between the fixed rate and the three-month LIBOR rate.

         During 2001, the Company entered into several interests rate swaps which effectively fixed the LIBOR portion of the interest rates for borrowings under the credit facility and other debt. The swaps outstanding as of September 30, 2003 were as follows (dollars in millions):

                                                                                      NOTIONAL          INTEREST
INTEREST RATE DERIVATIVES                                    PERIOD                    AMOUNTS         RATE RANGE
-------------------------                        -----------------------------        --------         ----------
Interest rate swaps.........................     December 2001 to October 2011           9.0                  4.49%
Interest rate swaps.........................     January 2003 to December 2003         200.0           4.60 - 4.74%

         The Company does not provide or receive any collateral specifically for these contracts. However, all counterparties are members of the lending group and as such participate in the collateral of the credit agreement and are significant financial institutions.

         The Company enters into forward exchange contracts principally to hedge the currency fluctuations in certain transactions denominated in foreign currencies, thereby limiting the Company's risk that would otherwise result from changes in exchange rates. Principal transactions hedged during the year were firm sales and purchase commitments.

         Outside of North America, General Cable enters into commodity futures for the purchase of copper and aluminum for delivery in a future month to match certain sales transactions. In North America, General Cable enters into forward pricing agreements for the purchase of copper and aluminum for delivery in a future month to match certain sales transactions. General Cable expects to recover the unrealized loss under these agreements as a result of firm sale price commitments with customers.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. OTHER SHAREHOLDERS' EQUITY

         Other shareholders' equity consisted of the following (in millions):

                                                                                 SEPTEMBER 30,        DECEMBER 31,
                                                                                    2003                 2002
                                                                                 -------------        ------------
Loans to shareholders........................................................      $(2.8)               $(4.3)
Restricted stock.............................................................       (0.5)                (0.5)
                                                                                   -----                -----
 Other shareholders' equity..................................................      $(3.3)               $(4.8)
                                                                                   =====                =====

         In November 1998, General Cable entered into a Stock Loan Incentive Plan (SLIP) with executive officers and key employees. Under the SLIP, the Company loaned $6.0 million to facilitate open market purchases of General Cable common stock. The loans are evidenced by notes that bear interest at 5.12% and mature in November 2003. A matching restricted stock unit (MRSU) was issued for each share of stock purchased under the SLIP. The MRSUs generally vest after five years of continuous employment. If the vesting requirements are met, one share of General Cable common stock will be issued in exchange for each MRSU. The fair value of the MRSUs at the grant date of $6.0 million, adjusted for subsequent forfeitures, is being amortized to expense over the five-year vesting period.

         In June 2003, all executive officers repaid loans plus interest originally granted under the SLIP in the amount of $1.8 million. The Company accepted as partial payment for the loans common stock owned by the executive officers and restricted stock units previously awarded to them under the SLIP.

         In July 2003, the Company approved an extension of the loan maturity for the remaining participants in the SLIP for an additional three years to November 2006, subject in the extension period to a rate of interest of 5.0%.

10. EARNINGS (LOSS) PER COMMON SHARE OF CONTINUING OPERATIONS

         A reconciliation of the numerator and denominator of earnings (loss) per common share of continuing operations to earnings (loss) per common share of continuing operations assuming dilution is as follows (in millions, except per share amounts):

                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                        -------------------------------------------------------------------------
                                                      2003                                   2002
                                        ---------------------------------   -------------------------------------
                                                               PER SHARE                                PER SHARE
                                        INCOME(1)  SHARES(2)    AMOUNT        LOSS(1)        SHARES(2)   AMOUNT
                                        ---------  ---------   ---------      -------        ---------  ---------
Earnings (loss) per common share.....     $2.1       33.1       $0.06         $(4.0)           33.1      $(0.12)
Dilutive effect of stock options
   and restricted stock units........       --        0.5          --            --              --
                                          ----       ----       -----         -----            ----      ------
Earnings per common share - assuming
   dilution..........................     $2.1       33.6       $0.06         $(4.0)           33.1      $(0.12)
                                          ====       ====       =====         =====            ====      ======

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                        -------------------------------------------------------------------------
                                                      2003                                   2002
                                        ---------------------------------   -------------------------------------
                                                               PER SHARE                                PER SHARE
                                        INCOME(1)  SHARES(2)    AMOUNT        LOSS(1)        SHARES(2)   AMOUNT
                                        ---------  ---------   ---------      -------        ---------  ---------
Earnings (loss) per common share.....     $5.2       33.1       $0.16        $(10.9)           33.0      $(0.33)
Dilutive effect of stock options
   and restricted stock units........       --        0.3          --            --              --
                                          ----       ----       -----        ------            ----      ------
Earnings per common share - assuming
   dilution..........................     $5.2       33.4       $0.16        $(10.9)           33.0      $(0.33)
                                          ====       ====       =====        ======            ====      ======

---------------
(1)      Numerator

(2)      Denominator

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. EARNINGS (LOSS) PER COMMON SHARE OF CONTINUING OPERATIONS - (CONTINUED)

         The earnings per common share-assuming dilution computation excludes the impact of 2.4 million and 2.5 million stock options and restricted stock units in the third quarter and first nine months of 2003, respectively, because their impact was anti-dilutive. In the third quarter and first nine months of 2002, the earnings (loss) per common share-assuming dilution computation also excludes the impact of 3.0 million stock options and restricted stock units for the same reason.

11. SEGMENT INFORMATION

         The energy segment manufactures and sells wire and cable products which include low-, medium- and high-voltage power distribution and power transmission products for overhead and buried applications. The industrial & specialty segment manufactures and sells products which conduct electrical current for industrial, OEM, commercial and residential power and control applications. The communications segment manufactures and sells wire and cable products which transmit low-voltage signals for voice, data, video and control applications.

         Summarized financial information for the Company's operating segments for the three months and nine months ended September 30, 2003 and 2002 is as follows (in millions). Certain reclassifications have been made to the prior year to conform to the current year segment presentation.

                                                 THREE MONTHS ENDED SEPTEMBER 30,
                            -------------------------------------------------------------------------
                                        INDUSTRIAL
                            ENERGY     & SPECIALTY     COMMUNICATIONS       CORPORATE        TOTAL
                            ------     -----------   -------------------  --------------   ----------
Net sales:
 2003.....................  $138.2       $128.5            $115.8             $   --        $382.5
 2002.....................   123.8        116.7             106.9                 --         347.4
Operating income (loss):
 2003.....................    11.6          0.7               1.8               (0.6)         13.5
 2002.....................     8.6          1.3              (2.1)              (3.7)          4.1

                                                 NINE MONTHS ENDED SEPTEMBER 30,
                            ------------------------------------------------------------------------
                                        INDUSTRIAL
                            ENERGY     & SPECIALTY     COMMUNICATIONS       CORPORATE        TOTAL
                            ------     -----------   -------------------  --------------   ---------
Net sales:
 2003.....................  $413.5       $395.1            $324.5             $   --       $1,133.1
 2002.....................   389.0        383.1             330.4                 --        1,102.5
Operating income (loss):
 2003.....................    29.4          7.8               5.3               (1.7)          40.8
 2002.....................    28.7          7.5               6.7              (28.7)          14.2

         For the three month and nine month period ended September 30, 2003, the corporate operating loss of $0.6 million and $1.7 million consist of charges for severance related to the Company's ongoing cost cutting efforts in Europe.

         The corporate operating loss of $3.7 million for the three month period ended September 30, 2002, included a $0.8 million charge related to the closure of two manufacturing plants in North America and a $2.9 million charge for severance costs. For the nine month period ended September 30, 2002, the corporate operating loss of $28.7 million included a $20.5 million charge related to the closure of two manufacturing plants in North America, a $3.6 million charge to write-down to fair value certain assets contributed to the Company's newly formed fiber optic joint venture, a $2.9 million charge related to severance and severance related costs, and $1.7 million related to the sale of the Company's small, non-strategic United Kingdom based specialty cable business.

         The Company has recorded the operating items discussed above in the corporate segment rather than reflect such items in the energy, industrial & specialty or communications segments operating income. These items are reported in the corporate segment because they are not considered in the operating performance evaluation

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

11. SEGMENT INFORMATION - (CONTINUED)

of the energy, industrial & specialty or communications segment by the Company's chief operating decision-maker, its Chief Executive Officer.

         Identifiable assets of the Company's operating segments are summarized in the following table (in millions). Corporate assets include cash, deferred income taxes, property, certain prepaid expenses and other non-current assets.

                                                                       SEPTEMBER 30,      DECEMBER 31,
                                                                           2003              2002
                                                                      --------------      ------------
Energy.............................................................      $260.3              $229.1
Industrial & specialty.............................................       325.4               289.9
Communications.....................................................       309.6               318.3
Corporate..........................................................        82.6               136.0
                                                                         ------              ------
 Total.............................................................      $977.9              $973.3
                                                                         ======              ======

12. SUPPLEMENTAL GUARANTOR INFORMATION

         General Cable Corporation (the Issuer) intends to issue and sell $275.0 million of Senior Notes due 2010. General Cable Corporation and its material North American wholly-owned subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes. The following consolidating financial information presents information about the Issuer, guarantor subsidiaries and non-guarantor subsidiaries. Initially, all of the Company's subsidiaries will be "restricted subsidiaries" for purposes of the Senior Notes. Investments in subsidiaries are accounted for on the equity basis. Intercompany transactions are eliminated.

               SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)

                                                      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                       -----------------------------------------------------------------------------
                                                      GUARANTOR       NON-GUARANTOR
                                        ISSUER      SUBSIDIARIES      SUBSIDIARIES       ELIMINATIONS      TOTAL
                                        ------      ------------      -------------      ------------      -----
Net sales:
 Customers..........................    $  --         $ 272.4           $ 110.1            $   --         $ 382.5
 Intercompany.......................      6.7              --                --              (6.7)             --
                                        -----         -------           -------            ------         -------
                                          6.7           272.4             110.1              (6.7)          382.5
Cost of sales.......................       --           254.7              89.1              (6.7)          337.1
                                        -----         -------           -------            ------         -------
Gross profit........................      6.7            17.7              21.0                --            45.4
Selling, general and administrative
   expenses.........................      4.5            18.7               8.7                --            31.9
                                        -----         -------           -------            ------         -------
Operating income....................      2.2            (1.0)             12.3                --            13.5

Interest income (expense):
 Interest expense...................     (9.4)          (16.5)             (1.0)             16.5           (10.4)
 Interest income....................     11.1             5.5                --             (16.5)            0.1
                                        -----         -------           -------            ------         -------
                                          1.7           (11.0)             (1.0)               --           (10.3)
Income (loss) from continuing
   operations before income taxes...      3.9           (12.0)             11.3                --             3.2
Income tax (provision) benefit......     (1.4)            4.3              (4.0)               --            (1.1)
                                        -----         -------           -------            ------         -------
Income (loss) from continuing
   operations.......................      2.5            (7.7)              7.3                --             2.1
Loss on disposal of discontinued
   operations (net of tax)..........       --              --                --                --              --
                                        -----         -------           -------            ------         -------
      Net income (loss).............    $ 2.5         $  (7.7)          $   7.3            $   --         $   2.1
                                        =====         =======           =======            ======         =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                                                         FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
                                           ---------------------------------------------------------------------
                                                        GUARANTOR       NON-GUARANTOR
                                           ISSUER     SUBSIDIARIES      SUBSIDIARIES     ELIMINATIONS      TOTAL
                                           ------     ------------      --------------   ------------     -------
Net sales:
 Customers............................      $ --        $ 257.1            $90.3            $  --         $ 347.4
 Intercompany.........................       7.0             --               --             (7.0)             --
                                            ----        -------            -----            -----         -------
                                             7.0          257.1             90.3             (7.0)          347.4
Cost of sales.........................        --          242.1             74.7             (7.0)          309.8
                                            ----        -------            -----            -----         -------
Gross profit..........................       7.0           15.0             15.6               --            37.6
Selling, general and administrative
   expenses...........................       6.3           20.2              7.0               --            33.5
                                            ----        -------            -----            -----         -------
Operating income......................       0.7           (5.2)             8.6               --             4.1

Interest income (expense):
 Interest expense.....................      (9.4)         (16.1)            (1.5)            16.5           (10.5)
 Interest income......................      11.1            5.6               --            (16.5)            0.2
                                            ----        -------            -----            -----         -------
                                             1.7          (10.5)            (1.5)              --           (10.3)
                                            ----        -------            -----            -----         -------
Income (loss) from continuing
   operations before income taxes.....       2.4          (15.7)             7.1               --            (6.2)
Income tax (provision) benefit........      (0.9)           5.6             (2.5)              --             2.2
                                            ----        -------            -----            -----         -------
Income (loss) from continuing
   operations.........................       1.5          (10.1)             4.6               --            (4.0)
Loss on disposal of discontinued
   operations (net of tax)............        --             --               --               --              --
                                            ----        -------            -----            -----         -------
      Net income (loss)...............      $1.5        $ (10.1)           $ 4.6            $  --         $  (4.0)
                                            ====        =======            =====            =====         =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

               SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)

                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                       --------------------------------------------------------------------------
                                                     GUARANTOR       NON-GUARANTOR
                                       ISSUER      SUBSIDIARIES      SUBSIDIARIES    ELIMINATIONS         TOTAL
                                       ------      ------------      --------------  ------------         ------
Net sales:
 Customers.........................    $  --         $ 793.3            $339.8          $   --           $1,133.1
 Intercompany......................     19.7              --                --           (19.7)                --
                                       -----         -------            ------          ------           --------
                                        19.7           793.3             339.8           (19.7)           1,133.1
Cost of sales......................       --           740.0             278.4           (19.7)             998.7
                                       -----         -------            ------          ------           --------
Gross profit.......................     19.7            53.3              61.4              --              134.4
Selling, general and administrative
   expenses........................     16.2            48.7              28.7              --               93.6
                                       -----         -------            ------          ------           --------
Operating income...................      3.5             4.6              32.7              --               40.8

Interest income (expense):
 Interest expense..................    (28.1)          (50.4)             (4.0)           49.4              (33.1)
 Interest income...................     33.3            16.4                --           (49.4)               0.3
                                       -----         -------            ------          ------           --------
                                         5.2           (34.0)             (4.0)             --              (32.8)
                                       -----         -------            ------          ------           --------
Income (loss) from continuing
   operations before income taxes..      8.7           (29.4)             28.7              --                8.0
Income tax (provision) benefit.....     (3.1)           10.5             (10.2)             --               (2.8)
                                       -----         -------            ------          ------           --------
Income (loss) from continuing
   operations......................      5.6           (18.9)            (18.5)             --                5.2
Loss on disposal of discontinued
   operations (net of tax).........       --              --                --              --                 --
                                       -----         -------            ------          ------           --------
      Net income (loss)                $ 5.6         $ (18.9)           $ 18.5          $   --           $    5.2
                                       =====         =======            ======          ======           ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       --------------------------------------------------------------------------
                                                     GUARANTOR     NON-GUARANTOR
                                       ISSUER      SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS         TOTAL
                                       ------      ------------     -------------    ------------        --------
Net sales:
 Customers..........................   $   --        $ 825.9           $276.6           $   --           $1,102.5
 Intercompany.......................     18.9             --               --            (18.9)                --
                                       ------        -------           ------           ------           --------
                                         18.9          825.9            276.6            (18.9)           1,102.5
Cost of sales.......................       --          760.2            230.8            (18.9)             972.1
                                       ------        -------           ------           ------           --------
Gross profit........................     18.9           65.7             45.8               --              130.4
Selling, general and administrative
   expenses.........................     16.9           77.8             21.5               --              116.2
                                       ------        -------           ------           ------           --------
Operating income....................      2.0          (12.1)            24.3               --               14.2

Interest income (expense):
 Interest expense...................    (28.1)         (48.4)            (4.8)            49.4              (31.9)
 Interest income....................     33.3           16.8              0.1            (49.4)               0.8
                                       ------        -------           ------           ------           --------
                                          5.2          (31.6)            (4.7)              --              (31.1)
                                       ------        -------           ------           ------           --------
Income (loss) from continuing
   operations before income taxes...      7.2          (43.7)            19.6               --              (16.9)
Income tax (provision) benefit......     (2.6)          15.6             (7.0)              --                6.0
                                       ------        -------           ------           ------           --------
Income (loss) from continuing
   operations.......................      4.6          (28.1)            12.6               --              (10.9)
Loss on disposal of discontinued
   operations (net of tax)..........       --           (3.9)              --               --               (3.9)
                                       ------        -------           ------           ------           --------
      Net income (loss).............   $  4.6        $ (32.0)          $ 12.6           $   --           $  (14.8)
                                       ======        =======           ======           ======           ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS
                                  (IN MILLIONS)

                                                                           SEPTEMBER 30, 2003
                                                --------------------------------------------------------------------------
                                                                GUARANTOR     NON-GUARANTOR
                                                  ISSUER      SUBSIDIARIES     SUBSIDIARIES   ELIMINATIONS       TOTAL
                                                  ------      ------------    -------------   ------------      -------
ASSETS
Current assets:
 Cash.......................................      $   --          $ 8.5          $ 15.7         $     --        $  24.2
 Receivables, net of allowances.............          --            9.4           132.0               --          141.4
Retained interest in accounts
   receivables..............................          --           80.9              --               --           80.9
 Inventories................................          --          135.6           111.4               --          247.0
 Deferred income taxes......................          --           12.2             0.1               --           12.3
 Prepaid expenses and other.................         1.3           22.6             0.7               --           24.6
                                                  ------         ------          ------         --------        -------
  Total current assets......................         1.3          269.2           259.9               --          530.4
Property, plant and equipment, net..........         0.4          237.0            89.4               --          326.8
Deferred income taxes.......................        (3.1)          81.5            (3.7)              --           74.7
Intercompany accounts.......................       462.4             --             3.9           (466.3)
Investment in subsidiaries..................        33.8          345.2              --           (379.0)            --
Other non-current assets....................         7.3           37.6             1.1               --           46.0
                                                  ------         ------          ------         --------        -------
  Total assets..............................      $502.1         $970.5          $350.6         $ (845.3)       $ 977.9
                                                  ======         ======          ======         ========        =======

LIABILITIES AND SHAREHOLDERS' EQUITY  ......
Current liabilities:
 Accounts payable...........................      $   --         $117.6          $142.4         $     --        $ 260.0
 Accrued liabilities........................        12.1           75.3            16.1               --          103.5
 Current portion of long-term debt..........          --           18.3            15.2               --           33.5
                                                  ------         ------          ------         --------        -------
  Total current liabilities.................        12.1          211.2           173.7               --          397.0
Long-term debt..............................       297.9           49.8            22.8               --          370.5
Deferred income taxes.......................          --            2.4             0.3               --            2.7
Intercompany accounts.......................         0.5          465.8              --           (466.3)            --
Other liabilities...........................        32.9           78.0            13.2               --          124.1
  Total liabilities.........................       343.4          807.2           210.0           (466.3)         894.3
Total shareholders' equity..................       158.7          163.3           140.6           (379.0)          83.6
                                                  ------         ------          ------         --------        -------
Total liabilities and shareholders' equity..      $502.1         $970.5          $350.6         $ (845.3)       $ 977.9
                                                  ======         ======          ======         ========        =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                                                                              DECEMBER 31, 2002
                                                    ---------------------------------------------------------------------
                                                                GUARANTOR      NON-GUARANTOR
                                                    ISSUER    SUBSIDIARIES     SUBSIDIARIES      ELIMINATIONS      TOTAL
                                                    ------    ------------     -------------     ------------     -------
ASSETS

Current assets:
 Cash........................................       $   --      $    8.1          $ 21.0           $     --       $  29.1
 Receivables, net of allowances..............           --           7.4            98.5                 --         105.9
 Retained interest in accounts
   receivables...............................           --          84.8              --                 --          84.8
 Inventories.................................           --         149.5           108.8                 --         258.3
 Deferred income taxes.......................           --          12.2              --                 --          12.2
 Prepaid expenses and other..................          1.3          40.4             0.9                 --          42.6
                                                    ------      --------          ------           --------       -------
  Total current assets.......................          1.3         302.4           229.2                 --         532.9
Property, plant and equipment, net...........          0.5         249.9            72.9                 --         323.3
Deferred income taxes........................         (3.6)         78.1            (6.2)                --          68.3
Intercompany accounts........................        451.8            --            24.3             (476.1)           --
Investment in subsidiaries...................         33.8         345.2              --             (379.0)           --
Other non-current assets.....................          8.8          38.9             1.1                 --          48.8
                                                    ------      --------          ------           --------       -------
  Total assets...............................       $492.6      $1,014.5          $321.3           $ (855.1)      $ 973.3
                                                    ======      ========          ======           ========       =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable............................       $   --      $  112.2          $129.9           $     --       $ 242.1
 Accrued liabilities.........................          5.6          77.4            16.2                 --          99.2
 Current portion of long-term debt...........           --          13.0            27.8                 --          40.8
                                                    ------      --------          ------           --------       -------
  Total current liabilities..................          5.6         202.6           173.9                 --         382.1
Long-term debt...............................        304.1          77.4            29.6                 --         411.1
Deferred income taxes........................           --           1.9             0.2                 --           2.1
Intercompany accounts........................           --         476.1              --             (476.1)           --
Other liabilities............................         32.9          78.2             6.0                 --         117.1
  Total liabilities..........................        342.6         836.2           209.7             (476.1)        912.4
Total shareholders' equity...................        150.0         178.3           111.6             (379.0)         60.9
                                                    ------      --------          ------           --------       -------
Total liabilities and shareholders' equity...       $492.6      $1,014.5          $321.3           $ (855.1)      $ 973.3
                                                    ======      ========          ======           ========       =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                      SUPPLEMENTAL CONSOLIDATING CASH FLOWS
                                  (IN MILLIONS)

                                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                        --------------------------------------------------------------------
                                                                                        NON-
                                                                     GUARANTOR       GUARANTOR
                                                        ISSUER     SUBSIDIARIES    SUBSIDIARIES       ELIMINATIONS     TOTAL
                                                        ------     ------------    ------------       ------------     -----
Cash flows of operating activities:
 Net income income (loss)............................   $  5.6       $ (18.9)         $ 18.5              $--          $ 5.2
  Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
      Depreciation and amortization..................      0.6          21.3             1.3               --           23.2
      Deferred income taxes..........................     (0.5)         (2.8)           (2.5)              --           (5.8)
      Loss on sale of business.......................       --           0.3             0.1               --            0.4
      Changes in operating assets and liabilities,
          net of effect of acquisitions and
          divestitures:
          (Increase) decrease in receivables.........       --           1.9           (18.8)              --          (16.9)
          (Increase) decrease in inventories.........       --          14.8             7.4               --           22.2
          (Increase) decrease in other assets........      1.5          17.6            (0.4)              --           19.5
          Increase (decrease) in accounts payable,
             accrued and other liabilities...........      8.1           5.2            (2.9)              --           10.4
                                                        ------       -------          ------              ---          -----
Net cash flows of operating activities...............     15.3          39.4             3.5               --           58.2
                                                        ------       -------          ------              ---          -----

Cash flows of investing activities:
 Capital expenditures................................       --          (6.1)           (5.7)              --          (11.8)
 Proceeds from properties sold.......................       --           1.9              --               --            1.9
 Repayment of loans from shareholders.                     1.0            --              --               --            1.0
 Other, net..........................................       --          (1.3)             --               --           (1.3)
                                                        ------       -------          ------              ---          -----
    Net cash flows of investing activities                 1.0          (5.5)           (5.7)              --          (10.2)
                                                        ------       -------          ------              ---          -----

Cash flows of financing activities:
 Intercompany accounts...............................    (10.1)         (8.1)           18.2               --             --
 Net changes in revolving credit borrowings               (6.2)         (7.1)             --               --          (13.3)
 Net change in other debt............................       --          (6.6)          (18.9)              --          (25.5)
 Repayment of long-term debt.........................       --         (11.7)           (2.4)              --          (14.1)
                                                        ------       -------          ------              ---          -----
    Net cash flows of financing activities...........    (16.3)        (33.5)           (3.1)              --          (52.9)
                                                        ------       -------          ------              ---          -----

Increase (decrease) in cash..........................       --           0.4            (5.3)              --           (4.9)
Cash-- beginning of period...........................       --           8.1            22.6               --           29.1
                                                        ------       -------          ------              ---          -----
Cash-- end of period.................................   $   --       $   8.5          $ 15.7              $--          $24.2
                                                        ======       =======          ======              ===          =====

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. SUPPLEMENTAL GUARANTOR INFORMATION - (CONTINUED)

                      SUPPLEMENTAL CONSOLIDATING CASH FLOWS
                                  (IN MILLIONS)

                                                                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                            ---------------------------------------------------------------------
                                                                         GUARANTOR     NON-GUARANTOR
                                                            ISSUER      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS      TOTAL
                                                            ------      ------------   -------------     ------------    --------
Cash flows of operating activities:
  Net income income (loss)............................      $  4.6        $(32.0)         $ 12.6              $--        $  (14.8)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
   Depreciation and amortization......................         0.7          21.9             0.2               --            22.8
   Deferred income taxes.............................         (0.8)         22.0            (1.2)              --            20.0
   Loss on sale of business..............                       --           1.7              --               --             1.7
   Changes in operating assets and liabilities,
    net of effect of acquisitions and
    divestitures:
    (Increase) decrease in receivables................          --          17.6             0.2               --            17.8
    (Increase) decrease in inventories................          --          37.0            (8.7)              --            28.3
    (Increase) decrease in other assets...............         0.5           2.2             0.7               --             3.4
    Increase (decrease) in accounts payable,
     accrued and other liabilities....................        (0.9)        (11.8)            9.4               --            (3.3)
                                                            ------        ------          ------              ---        --------
     Net cash flows of operating activities                    4.1          58.6            13.2               --            75.9
                                                            ------        ------          ------              ---        --------

Cash flows of investing activities:
  Capital expenditures................................          --         (13.4)           (9.4)              --           (22.8)
  Proceeds from properties sale of businesses,
   net of cash sold...................................          --           1.7              --               --             1.7
  Proceeds from properties sold.......................          --           0.1             0.4               --             0.5
  Other, net..........................................          --          (0.8)             --               --            (0.8)
                                                            ------        ------          ------              ---        --------
     Net cash flows of investing activities                     --         (12.4)           (9.0)              --           (21.4)
                                                            ------        ------          ------              ---        --------

Cash flows of financing activities:
  Dividends paid......................................        (5.0)           --              --               --            (5.0)
  Intercompany accounts...............................        11.7         (16.5)            4.8               --              --
  Net changes in revolving credit borrowings..........       (13.1)        (23.0)             --               --           (36.1)
  Net change in other debt............................          --          (0.1)             --               --            (0.1)
  Repayment of long-term debt.........................          --          (4.6)           (4.4)              --            (9.0)
  Proceeds from exercise of stock options                      2.4            --              --               --             2.4
                                                            ------        ------          ------              ---        --------
     Net cash flows of financing activities                   (4.0)        (44.2)            0.4               --           (47.8)
                                                            ------        ------          ------              ---        --------

Increase (decrease) in cash...........................         0.1           2.0             4.6               --             6.7
Cash - beginning of period............................          --           6.8             9.8               --            16.6
                                                            ------        ------          ------              ---        --------
Cash - end of period..................................      $  0.1        $  8.8          $ 14.4              $--        $   23.3
                                                            ======        ======          ======              ===        ========

                              [GENERAL CABLE LOGO]

                            GENERAL CABLE CORPORATION

                        OFFER TO EXCHANGE ALL OUTSTANDING
                         OLD 9.5% SENIOR NOTES DUE 2010
                                       FOR
                    NEW 9.5% SENIOR NOTES DUE 2010, SERIES B

                              -------------------
                                   PROSPECTUS
                              -------------------

                                     , 2004

         UNTIL       , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the authority conferred by Section 102 of the Delaware General Corporation Law, as amended ("DGCL"), Article VII of the Registrant's amended and restated certificate of incorporation, contains provisions which eliminate personal liability of members of the Registrant's board of directors for violations of their fiduciary duty of care. Neither the DGCL nor our amended and restated certificate of incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit. Article VII of the Registrant's amended and restated certificate of incorporation, also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV of the Registrant's amended and restated bylaws provides that the Registrant is obligated to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant in which such person has been adjudged liable to the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was a director, officer or employee of the Registrant serving at the request of the Registrant as a director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which a claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined that such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         The Registrant currently maintains insurance policies that provide coverage pursuant to which it will be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

                                 EXHIBIT INDEX

1.1 Purchase Agreement dated November 18, 2003, among the Company, certain Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the Initial Purchasers named therein

3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-22961) of the Company filed with the Securities and Exchange Commission on March 7, 1997, as amended (the "Initial S-1"))

3.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Initial S-1)

3.3      Certificate of Incorporation, as amended, of Diversified Contractors,
         Inc.

3.4      Bylaws of Diversified Contractors, Inc.

3.5      Certificate of Incorporation of Genca Corporation

3.6      Bylaws of Genca Corporation

3.7 Certificate of Incorporation and Memorandum of Association, as amended, of General Cable Canada, Ltd.

3.8      Articles of Incorporation, as amended, of General Cable Company

3.9      Bylaws of General Cable Company

3.10 Restated and Amended Certificate of Incorporation of General Cable Industries, Inc.

3.11     Bylaws of General Cable Industries, Inc.

3.12     Certificate of Formation, as amended, of General Cable Industries LLC

3.13     Operating Agreement of General Cable Industries LLC

3.14     Bylaws of General Cable de Latinoamerica S.A. de C.V.

3.15     Certificate of Formation of General Cable Management LLC

3.16     Operating Agreement, as amended, of General Cable Management LLC

3.17     General Cable de Mexico del Norte, S.A. de C.V.

3.18     Certificate of Incorporation of General Cable Overseas Holdings, Inc.

3.19     Bylaws of General Cable Overseas Holdings, Inc.

3.20 Certificate of Incorporation, as amended, of General Cable Technologies Corporation

3.21     Bylaws of General Cable Technologies Corporation

3.22     Certificate of Limited Partnership of General Cable Texas Operations,
         L.P.

3.23 Amendment No. 2 to Limited Partnership Agreement of General Cable Texas Operations, L.P.

3.24     Restated Certificate of Incorporation of GK Technologies, Incorporated

3.25     Bylaws of GK Technologies, Incorporated

3.26 Certificate of Incorporation, as amended, of Marathon Manufacturing Holdings, Inc.

3.27     Bylaws of Marathon Manufacturing Holdings, Inc.

3.28 Certificate of Incorporation, as amended, of Marathon Steel Company (formerly known as Allison Steel Company)

3.29     Bylaws of Marathon Steel Company

3.30     Certificate of Incorporation, as amended, of MLTC Company

3.31     Bylaws of MLTC Company

4.1 Certificate of Designations filed with the Secretary of State of Delaware on November 21, 2003, setting forth the powers, preferences and rights, and the qualifications, limitations and restrictions of the Company's 5.75% Series A redeemable convertible preferred stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated December 12, 2003)

4.2 Indenture among the Company, certain Guarantors named therein and U.S. Bank National Association as Trustee (incorporated by reference to
         Exhibit 4.2 to the Current Report on Form 8-K dated December 12, 2003)

4.3 Registration Rights Agreement dated November 24, 2003, among the Company, certain Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K dated December 12, 2003)

5.1*     Opinion of Blank Rome LLP regarding the validity of the new notes

12.1     Computation of Ratio of Earnings to Fixed Charges

23.1     Independent Auditors' Consent

23.2*    Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1     Powers of Attorney (included on signature pages)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture

99.1     Form of Letter of Transmittal

99.2     Form of Notice of Guaranteed Delivery

99.3     Form of Letter to Clients

99.4     Form of Letter to Broker, Dealers and Other Nominees

--------------

* To be filed by amendment

ITEM 22. UNDERTAKINGS.

         The undersigned Registrant and Co-Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Co-Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Co-Registrants pursuant to the provisions described in Item 15 above, or otherwise, the Co-Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Co-Registrant of expenses incurred or paid by a director, officer or controlling person of a Co-Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (7) To supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                       GENERAL CABLE CORPORATION
                                       (Registrant)

                                       By: /s/ Robert J. Siverd
                                           -------------------------------------
                                           Robert J. Siverd
                                           Executive Vice President,
                                           General Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                   DATE
               ---------                                       -----                                   ----
/s/Gregory B. Kenny                      Director, President and Chief Executive Officer        February 12, 2004
------------------------------------     (Principal Executive Officer)
Gregory B. Kenny

/s/Christopher F. Virgulak               Executive Vice President, Chief Financial Officer      February 12, 2004
------------------------------------     and Treasurer (Principal Financial and Accounting
Christopher F. Virgulak                  Officer)

/s/Robert J. Siverd                      Executive Vice President, General Counsel and          February 12, 2004
------------------------------------     Secretary
Robert J. Siverd

/s/Jeffrey Noddle                        Director                                               February 12, 2004
------------------------------------
Jeffrey Noddle

/s/John E. Welsh, III                    Director                                               February 12, 2004
------------------------------------
John E. Welsh, III

/s/Robert L. Smialek                     Director                                               February 12, 2004
------------------------------------
Robert L. Smialek

/s/Gregory E. Lawton                     Director                                               February 12, 2004
------------------------------------
Gregory E. Lawton

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                      DIVERSIFIED CONTRACTORS, INC.
                                      MARATHON MANUFACTURING HOLDINGS, INC.
                                      MARATHON STEEL COMPANY
                                      MLTC COMPANY
                                      (Co-Registrants)

                                      By: /s/ Robert J. Siverd
                                          --------------------------------------
                                          Robert J. Siverd
                                          President and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Robert J. Siverd                      Director, President and Secretary (Principal             February 12, 2004
------------------------------------     Executive Officer)
Robert J. Siverd

/s/Christopher F. Virgulak               Director, Executive Vice President, Chief Financial      February 12, 2004
------------------------------------     Officer and Treasurer (Principal Financial and
Christopher F. Virgulak                  Accounting Officer)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                      GENCA CORPORATION
                                      (Co-Registrant)

                                      By: /s/ Robert J. Siverd
                                          --------------------------------------
                                          Robert J. Siverd
                                          Executive Vice President and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Gregory B. Kenny                      President (Principal Executive Officer)                  February 12, 2004
------------------------------------
Gregory B. Kenny

/s/Christopher F. Virgulak               Director, Executive Vice President, Chief Financial      February 12, 2004
------------------------------------     Officer and Treasurer (Principal Financial and
Christopher F. Virgulak                  Accounting Officer)

/s/Robert J. Siverd                      Director, Executive Vice President and Secretary         February 12, 2004
------------------------------------
Robert J. Siverd

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                      GENERAL CABLE CANADA, LTD.
                                      GENERAL CABLE COMPANY
                                      (Co-Registrants)

                                      By: /s/ Robert J. Siverd
                                          --------------------------------------
                                          Robert J. Siverd
                                          Executive Vice President and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Gregory B. Kenny                      Director and President (Principal Executive Officer)     February 12, 2004
------------------------------------
Gregory B. Kenny

/s/Christopher F. Virgulak               Director, Executive Vice President, Chief Financial      February 12, 2004
------------------------------------     Officer and Treasurer (Principal Financial and
Christopher F. Virgulak                  Accounting Officer)

/s/Robert J. Siverd                      Director, Executive Vice President and Secretary         February 12, 2004
------------------------------------
Robert J. Siverd

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                    GENERAL CABLE INDUSTRIES, INC.
                                    GENERAL CABLE INDUSTRIES, LLC
                                    GENERAL CABLE MANAGEMENT, LLC
                                    GENERAL CABLE OVERSEAS HOLDINGS, INC.
                                    GENERAL CABLE TEXAS OPERATIONS, L.P.
                                    GK TECHNOLOGIES, INCORPORATED
                                    (Co-Registrants)

                                    By: /s/ Robert J. Siverd
                                        --------------------------------------
                                        Robert J. Siverd
                                        Executive Vice President,
                                        General Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Gregory B. Kenny                      President and Chief Executive Officer (Principal         February 12, 2004
------------------------------------     Executive Officer)
Gregory B. Kenny

/s/Christopher F. Virgulak               Director, Executive Vice President, Chief Financial      February 12, 2004
------------------------------------     Officer and Treasurer (Principal Financial and
Christopher F. Virgulak                  Accounting Officer)

/s/Robert J. Siverd                      Director, Executive Vice President, General Counsel      February 12, 2004
------------------------------------     and Secretary
Robert J. Siverd

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                  GENERAL CABLE DE LATINOAMERICA, S.A. DE C.V.
                                  (Co-Registrant)

                                  By: /s/ Robert J. Siverd
                                      --------------------------------------
                                      Robert J. Siverd
                                      Vice President and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Gregory B. Kenny                      Chairman and President (Principal Executive Officer)     February 12, 2004
------------------------------------
Gregory B. Kenny

/s/Christopher F. Virgulak               Vice President and Chief Financial Officer               February 12, 2004
------------------------------------     (Principal Financial and Accounting Officer)
Christopher F. Virgulak

/s/Robert J. Siverd                      Vice President and Secretary                             February 12, 2004
------------------------------------
Robert J. Siverd

/s/Jeffrey J. Whelan                     Director and Alternate Secretary                         February 12, 2004
-----------------------------------------
Jeffrey J. Whelan

/s/Jose Ausencio Sanroman Tovar          Director and Plant Manager                               February 12, 2004
------------------------------------
Jose Ausencio Sanroman Tovar

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                         GENERAL CABLE DE MEXICO DEL
                                         NORTE, S.A. DE C.V. (Co-Registrant)

                                         By: /s/ Robert J. Siverd
                                             -----------------------------------
                                             Robert J. Siverd
                                             Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Gregory B. Kenny                      President (Principal Executive Officer)                  February 12, 2004
------------------------------------
Gregory B. Kenny

/s/Christopher F. Virgulak               Executive Vice President, Chief Financial Officer        February 12, 2004
------------------------------------     and Treasurer (Principal Financial and Accounting
Christopher F. Virgulak                  Officer)

/s/Robert J. Siverd                      Secretary                                                February 12, 2004
------------------------------------
Robert J. Siverd

/s/German Savala                         General Director                                         February 12, 2004
-------------------------------------
German Savala

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland Heights, State of Kentucky, on this 12th day of February, 2004.

                                 GENERAL CABLE TECHNOLOGIES CORPORATION
                                 (Co-Registrant)

                                 By: /s/ Robert J. Siverd
                                     -------------------------------------------
                                     Robert J. Siverd
                                     Executive Vice President and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Siverd and Christopher F. Virgulak, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                  DATE
               ---------                                         -----                                  ----
/s/Christopher F. Virgulak               Director, President and Treasurer (Principal             February 12, 2004
------------------------------------     Executive, Financial and Accounting Officer)
Christopher F. Virgulak

/s/Robert J. Siverd                      Director, Executive Vice President and Secretary         February 12, 2004
------------------------------------
Robert J. Siverd

                                 EXHIBIT INDEX

1.1 Purchase Agreement dated November 18, 2003, among the Company, certain Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the Initial Purchasers named therein

3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-22961) of the Company filed with the Securities and Exchange Commission on March 7, 1997, as amended (the "Initial S-1"))

3.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Initial S-1)

3.3      Certificate of Incorporation, as amended, of Diversified Contractors,
         Inc.

3.4      Bylaws of Diversified Contractors, Inc.

3.5      Certificate of Incorporation of Genca Corporation

3.6      Bylaws of Genca Corporation

3.7 Certificate of Incorporation and Memorandum of Association, as amended, of General Cable Canada, Ltd.

3.8      Articles of Incorporation, as amended, of General Cable Company

3.9      Bylaws of General Cable Company

3.10 Restated and Amended Certificate of Incorporation of General Cable Industries, Inc.

3.11     Bylaws of General Cable Industries, Inc.

3.12     Certificate of Formation, as amended, of General Cable Industries LLC

3.13     Operating Agreement of General Cable Industries LLC

3.14     Bylaws of General Cable de Latinoamerica S.A. de C.V.

3.15     Certificate of Formation of General Cable Management LLC

3.16     Operating Agreement, as amended, of General Cable Management LLC

3.17     General Cable de Mexico del Norte, S.A. de C.V.

3.18     Certificate of Incorporation of General Cable Overseas Holdings, Inc.

3.19     Bylaws of General Cable Overseas Holdings, Inc.

3.20 Certificate of Incorporation, as amended, of General Cable Technologies Corporation

3.21     Bylaws of General Cable Technologies Corporation

3.22     Certificate of Limited Partnership of General Cable Texas Operations,
         L.P.

3.23 Amendment No. 2 to Limited Partnership Agreement of General Cable Texas Operations, L.P.

3.24     Restated Certificate of Incorporation of GK Technologies, Incorporated

3.25     Bylaws of GK Technologies, Incorporated

3.26 Certificate of Incorporation, as amended, of Marathon Manufacturing Holdings, Inc.

3.27     Bylaws of Marathon Manufacturing Holdings, Inc.

3.28     Certificate of Incorporation, as amended, of Marathon Steel Company

3.29     Bylaws of Marathon Steel Company

3.30     Certificate of Incorporation, as amended, of MLTC Company

3.31     Bylaws of MLTC Company

4.1 Certificate of Designations filed with the Secretary of State of Delaware on November 21, 2003, setting forth the powers, preferences and rights, and the qualifications, limitations and restrictions of the Company's 5.75% Series A redeemable convertible preferred stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated December 12, 2003)

4.2 Indenture among the Company, certain Guarantors named therein and U.S. Bank National Association as Trustee (incorporated by reference to
         Exhibit 4.2 to the Current Report on Form 8-K dated December 12, 2003)

4.3 Registration Rights Agreement dated November 24, 2003, among the Company, certain Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K dated December 12, 2003)

5.1*     Opinion of Blank Rome LLP regarding the validity of the new notes

12.1     Computation of Ratio of Earnings to Fixed Charges

23.1     Independent Auditors' Consent

23.2*    Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1     Powers of Attorney (included on signature pages)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture

99.1     Form of Letter of Transmittal

99.2     Form of Notice of Guaranteed Delivery

99.3     Form of Letter to Clients

99.4     Form of Letter to Broker, Dealers and Other Nominees

--------------

* To be filed by amendment